As filed with the Securities and Exchange Commission on January 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globis NV Merger Corp.

(Exact name of registrant as specified in its charter)

Nevada*	6770	85-2703418
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7100 W. Camino Real, Suite 302-48

Boca Raton, Florida 33433

212-847-3248

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Packer

Chief Executive Officer

7100 W. Camino Real, Suite 302-48

Boca Raton, Florida 33433

212-847-3248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark S. Selinger, Esq. Daniel L. Woodard, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York 10017 Tel: (212) 547-5400 Fax: (212) 547-5444	Laurence S. Tauber Cohen Tauber Spievack & Wagner P.C. 420 Lexington Ave., Suite 2400 New York NY 10170-2499 Tel: (212) 586-5800 Fax: (212) 586-5095

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(6)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, $0.001 nominal value(1)	15,050,833	$10.14	(7)	$152,615,446.62	$14,147.45
Ordinary shares issuable upon exercise of warrants (2)	15,789,722	$11.50	(8)	$181,581,803.00	$16,832.63
Warrants to purchase ordinary shares (3)	15,789,722	$0.72	(9)	$11,368,599.84	—	(10)
Ordinary shares, $0.001 nominal value(4)	17,004,762	$10.14	(7)	$172,428,286.68	$15,984.10
Ordinary shares, $0.001 nominal value(5)	2,000,000	$10.14	(7)	$20,280,000.00	$1,879.96
Total					$48,844.14

(1)	The number of ordinary shares of New Forafric (as defined below) being registered represents (i) 11,500,000 shares (the “Public Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of Globis Acquisition Corp., a Delaware corporation (“Globis”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) (the “IPO registration statement”) and offered by Globis in its initial public offering and (ii) 3,550,833 shares of Common Stock. The Common Stock will automatically be converted by operation of law into Ordinary Shares of New Forafric as a result of the Redomiciliation (as defined below).
(2)	Represents ordinary shares of New Forafric to be issued upon the exercise of (i) 11,500,000 redeemable warrants (the “Public Warrants”) to purchase Common Stock of Globis that were registered pursuant to the IPO registration statement and offered by Globis in its initial public offering and (ii) 4,289,722 warrants to purchase Common Stock of Globis that were issued in private placements concurrently with the initial public offering (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The Warrants will automatically be converted by operation of law into warrants to acquire Ordinary Shares of New Forafric as a result of the Redomiciliation.
(3)	The number of warrants to acquire ordinary shares of New Forafric being registered represents (i) 11,500,000 Public Warrants and (ii) 4,289,722 Private Placement Warrants.
(4)	The number of ordinary shares of New Forafric being registered represents the maximum number of Ordinary Shares of New Forafric to be issued to Seller in connection with the Closing of the Business Combination described herein.
(5)	The number of ordinary shares of New Forafric being registered represents the maximum number of Ordinary Shares of New Forafric to be issued to Seller as Earnout Shares (as defined below).
(6)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock of Globis (the entity to which New Forafric will succeed following the Redomiciliation) on The Nasdaq Stock Market (“Nasdaq”) on January 7, 2022 ($10.14 per share of Common Stock). January 7, 2022 was a recent date for which the reported high and low prices of the shares of Common Stock of Globis were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(8)	Represents the exercise price of the Warrants.
(9)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Public Warrants of Globis (the entity to which New Forafric will succeed following the Redomiciliation) on Nasdaq on January 7, 2022 ($0.72 per Public Warrant). January 7, 2022 was a recent date for which the reported high and low prices of the Public Warrants of Globis were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(10)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

*	Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus, Globis NV Merger Corp. intends to effect a Redomiciliation in accordance with the applicable provisions of Nevada law and the Companies Act 2014 of the Laws of Gibraltar (the “Companies Act”) and the Companies (Re-domiciliation) Regulations 1996 of the Laws of Gibraltar (the “Re-domiciliation Regulations”), pursuant to which the jurisdiction of incorporation for Globis NV Merger Corp. will be changed from the State of Nevada to Gibraltar (the “Redomiciliation”). All securities being registered will be issued by the continuing entity following the Redomiciliation, which will be renamed “Forafric Global PLC” in connection with the Business Combination, as further described in the proxy statement/prospectus. As used in this proxy statement/prospectus, the term “registrant” refers to Globis Acquisition Corp. (a Delaware corporation) prior to the Merger and Redomiciliation and to New Forafric (a Gibraltar public company limited by shares) following the Merger and Redomiciliation. As used herein, “New Forafric” refers to Globis Acquisition Corp. as a Gibraltar public company limited by shares by way of continuation following the Merger and Redomiciliation and the Business Combination, which in connection with the Merger and Redomiciliation and simultaneously with the Business Combination, will change its corporate name to “Forafric Global PLC.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

PRELIMINARY PROXY STATEMENT AND PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 12, 2022

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

GLOBIS ACQUISITION CORP.

PROSPECTUS FOR

49,845,317 ORDINARY SHARES AND

15,789,722 WARRANTS OF Globis NV Merger Corp.

(AFTER ITS REDOMICILIATION AS A PUBLIC COMPANY LIMITED BY SHARES INCORPORATED IN GIBRALTAR, WHICH WILL BE RENAMED “Forafric Global PLC” IN CONNECTION WITH THE BUSINESS COMBINATION DESCRIBED HEREIN)

The board of directors of Globis Acquisition Corp., a Delaware corporation (“Globis”), has unanimously approved, and Globis has entered into, a securities purchase agreement, dated December 19, 2021 (as it may be further amended or supplemented from time to time, the “Business Combination Agreement”) which provides for the proposed Business Combination (as defined below) between Globis and Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”). As described in this proxy statement/prospectus, Globis’ stockholders are being asked to consider and vote upon (among other things) the Business Combination.

The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (i) Globis will merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”); (ii) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares (the “Redomiciliation”) and change its name to “Forafric Global PLC” (referred to herein as “New Forafric”); and (iii) immediately following the effectiveness of the Redomiciliation, New Forafric will acquire 100% of the equity interests in FAHL from the Lighthouse Capital Limited (“Seller”) and FAHL will become a direct subsidiary of New Forafric.

As a result of the Merger and the Redomiciliation and prior to the consummation of the Business Combination, (i) the issued and outstanding shares of Common Stock, par value $0.0001 per share (the “ Common Stock”), of Globis will convert automatically by operation of law, on a one-for-one basis, into ordinary shares, nominal value $0.001 per share, of New Forafric (the “Ordinary Shares”); (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) of Globis (the “IPO registration statement”) will automatically become redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding public warrants as a result of the Redomiciliation); (iii) each issued and outstanding warrant of Globis issued in a private placement will automatically become warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding private placement warrants as a result of the Redomiciliation); and (iv) each issued and outstanding unit of Globis that has not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement.

Accordingly, this prospectus covers 34,055,595 Ordinary Shares, 15,789,722 Ordinary Shares issuable upon exercise of warrants and 15,789,722 warrants to acquire Ordinary Shares. It is anticipated that, upon completion of the Business Combination, (1) Globis’ Public Stockholders will own approximately 33.5% of the outstanding Ordinary Shares of New Forafric, (2) the Seller will own 44.0% of the outstanding Ordinary Shares of New Forafric, (3) the Sponsors and Globis’ independent directors (excluding Ordinary Shares purchased by officers and directors of Globis participating in the FAHL Bonds) are expected to own approximately 9.2% of the outstanding Ordinary Shares of New Forafric, (4) the PIPE Investors will own 5.0% of the Ordinary Shares of New Forafric, which includes Ordinary Shares to be purchased by certain officers and directors of Globis, (5) the FAHL Bond Holders will own 2.9% of the Ordinary Shares of New Forafric and (6) FAHL Related Party Loan Holders will own 4.2% of the Ordinary Shares of New Forafric. These percentages (i) assume no Public Stockholders exercise their Redemption Rights in connection with the Business Combination and (ii) do not take into account Public Warrants or Private Placement Warrants to purchase Ordinary Shares of New Forafric that will be outstanding immediately following the completion of the Business Combination. If the actual facts are different than these assumptions, the percentage ownership retained by New Forafric’s existing stockholders in New Forafric will be different.

The following summarizes the pro forma ownership of Ordinary Shares of New Forafric following the Business Combination, including for the Seller those Ordinary Shares issuable upon the exchange of the Seller’s FAHL Equity Securities for Ordinary Shares, under two scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions(1)
	Shares	%	Shares	%
Globis’ Public Stockholders(1)	11,500,000	33.5%	0	0.0%
Sponsors and Independent Directors(2)(3)	3,148,333	9.2%	3,148,333	13.4%
Underwriter	402,500	1.2%	402,500	1.7%
Seller(4)	15,100,000	44.0%	16,248,307	69.4%
PIPE Investors(5)	1,712,245	5.0%	1,168,566	5.0%
FAHL Bond Holders(6)	1,005,291	2.9%	1,005,291	4.3%
FAHL Related Party Loan Holders(7)	1,445,164	4.2%	1,445,164	6.2%

(1)	Assumes that 11,500,000 Public Shares (the estimated maximum number of Public Shares that could be redeemed in connection with the Business Combination based on a per share redemption price of $10.20) are redeemed in connection with the Business Combination.
(2)	Includes 3,148,333 Ordinary Shares issued upon conversion of the existing Common Stock in connection with the Redomiciliation. The Ordinary Shares are issued upon the automatic conversion of Common Stock concurrently with the consummation of the Business Combination.
(3)	Excludes 1,005,291 Ordinary Shares issuable upon the conversion of the FAHL Bonds (as defined in the accompanying proxy statement/prospectus) purchased by certain affiliates of the Sponsors.
(4)	Assumes an amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing based on Remaining Cash as of September 30, 2021.
(5)

Pursuant to the terms of the PIPE Subscription Agreement, calculated as 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and related transactions.

(6)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Bonds.
(7)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Related Party Loans (as defined in the accompanying proxy statement/prospectus).

Globis’ units, Common Stock and warrants are currently listed on Nasdaq under the symbols “GLAQU,” “GLAQ” and “GLAQW,” respectively. Globis will apply for listing, to be effective at the time of the Business Combination, of New Forafric’s Ordinary Shares and warrants on Nasdaq under the proposed symbols “AFRI” and “AFRIW,” respectively.

This proxy statement/prospectus provides stockholders of Globis with detailed information about the Business Combination and other matters to be considered at the special meeting of stockholders of Globis. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 34 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated              , 2022 and

is first being mailed to Globis’ stockholders on or about                  , 2022.

GLOBIS ACQUISITION CORP.

7100 W. Camino Real, Suite 302-48,

Boca Raton, Florida 33433

To the Stockholders of Globis:

You are cordially invited to attend the special meeting of stockholders (the “Stockholders Meeting”) of Globis Acquisition Corp., a Delaware corporation (“Globis” and, after the Redomiciliation as described below, “New Forafric”), at 9 a.m., Eastern Time, on                , 2022, at the offices of McDermott Will & Emery LLP located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017, or via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned.

As all stockholders will no doubt be aware, due to the current novel coronavirus (“COVID-19”) global pandemic, there are restrictions in place in many jurisdictions relating to the ability to conduct in-person meetings. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet, but the physical location of the meeting will remain at the location specified above. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material.

At the Stockholders Meeting, stockholders of Globis will be asked to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal,” to approve and adopt the Business Combination Agreement, entered into as of December 19, 2021 (as may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among Globis, Lighthouse Capital Limited (“Seller”) and Forafric Agro Holdings Limited (“FAHL”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Business Combination Agreement, among other things, following the Merger and the Redomiciliation of Globis Nevada (as defined below) to Gibraltar as described below, New Forafric (as defined below) will acquire 100% of the equity interests of FAHL from Seller, its sole shareholder, with FAHL becoming a direct subsidiary of New Forafric as a result thereof (the “Business Combination”). As a condition to closing the Business Combination, the board of directors of Globis has unanimously approved, and stockholders of Globis are being asked to consider and vote upon (i) a proposal to approve and adopt (the “Merger Proposal”) the merger of Globis with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”), and (ii) a proposal to approve and adopt (the “Redomiciliation Proposal”) a change of Globis Nevada’s jurisdiction of incorporation by deregistering as a corporation in the State of Nevada and transferring by way of continuation and redomiciliation as a public company limited by shares incorporated under the laws of Gibraltar (the “Redomiciliation”) and, in connection with the Redomiciliation and simultaneously with the consummation of the Business Combination, a change of its corporate name to “Forafric Global PLC” (referred to herein as “New Forafric”).

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing. In addition, the Seller is also entitled to receive up to 2,000,000 Ordinary Shares (the “Earnout Shares”), subject to New Forafric achieving certain performance and share price thresholds prior to certain future dates, in each case as described in the Business Combination Agreement. The Seller will also be entitled to receive, as additional consideration, 20% of any cash proceeds received by New Forafric from the exercise of outstanding warrants.

As a result of the Merger and the Redomiciliation and prior to the consummation of the Business Combination, (i) the issued and outstanding shares of Common Stock, par value $0.0001 per share (the “ Common Stock”), of Globis will convert automatically by operation of law, on a one-for-one basis, into ordinary shares, nominal value $0.001 per share, of New Forafric (the “Ordinary Shares”); (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) of Globis (the “IPO registration statement”) will automatically become redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding public warrants as a result of the Redomiciliation); (iii) each issued and outstanding warrant of Globis issued in a private placement will automatically become warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding private placement warrants as a result of the Redomiciliation); and (iv) each issued and outstanding unit of Globis that has not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement. For further details, see “Proposal 1: The Merger Proposal” and “Proposal 2: The Redomiciliation Proposal.”

As conditions to closing the Business Combination and effecting the Merger and the Redomiciliation, you will also be asked to consider and vote upon, assuming the Business Combination Proposal, the Merger Proposal and the Redomiciliation Proposal are approved and adopted, (i) a proposal to approve and adopt the Forafric 2022 Long Term Employee Share Incentive Plan, or the Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex H (the “Equity Incentive Plan Proposal”); (ii) a proposal to elect six directors who, upon consummation of the Business Combination, will be the directors of New Forafric (the “Director Election Proposal”); (iii) a proposal to approve and adopt the proposed Memorandum and Articles of Association (as defined below) upon the Redomiciliation (the “Charter Proposal”); and (iv) a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination, and the Ordinary Shares issued in connection with the closing of the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans (the “Nasdaq Proposal”). The Business Combination will be consummated only if the Business Combination Proposal, the Merger Proposal, the Redomiciliation Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal and the Charter Proposal and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Stockholders Meeting, or otherwise waived by the party for whose benefit such condition exists. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other.

In addition, you will be asked to consider and vote upon (i) on a non-binding advisory basis, certain material differences between Globis’ existing Amended and Restated Certificate of Incorporation (the “Existing Organizational Documents”) and the proposed new Memorandum and Articles of Association (the “Memorandum and Articles of Association”) of New Forafric upon the Redomiciliation (the “Organizational Documents Proposals”); and (ii) a proposal to approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Stockholders Meeting, which is referred to herein as the “Adjournment Proposal.” The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each stockholder is encouraged to read carefully in its entirety.

In accordance with the terms and subject to the conditions of the Business Combination Agreement and assuming No Redemptions, at the Effective Time, (i) the Seller will receive (a) up to 17,004,762 Ordinary Shares in New Forafric, and (b) the Closing Payment, (ii) existing stockholders of Globis will retain 15,050,833 Ordinary Shares in New Forafric (iii) PIPE Investors will receive 1,712,245 Ordinary Shares sold through the PIPE Investment, (iv) holders of the FAHL Bonds will receive 1,005,291 Ordinary Shares in New Forafric upon the conversion of the FAHL Bonds, (v) holders of the FAHL Related Party Loans will receive 1,445,164 Ordinary Shares in New Forafric upon the conversion of the FAHL Convertible Debt and (vi) New Forafric will hold 100% of FAHL’s equity securities. For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

In connection with the Business Combination, on December 31, 2021, Globis entered into a subscription agreement (the “PIPE Subscription Agreement”) with an “accredited investor” (as such term is defined in Rule 501 of Regulation D) (the “PIPE Investor”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investor will purchase Ordinary Shares of New Forafric in a private placement following the Redomiciliation and prior to the closing of the Business Combination. Pursuant to the PIPE Subscription Agreement, the PIPE Investor will purchase, at a purchase price of $10.50 per share, a number of Ordinary Shares (the “PIPE Shares”) that will be equal to the lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”); accordingly, the maximum aggregate amount to be paid by the PIPE Investor for the PIPE Shares is approximately $20 million. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination. The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The PIPE Subscription Agreement provide that Globis will grant the investors in the PIPE Investment certain customary registration rights and indemnification.

In connection with the proposed Business Combination, between December 31, 2021 and January 3, 2022, affiliates (each a “Bond Investor”) of Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $9.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. The FAHL Bonds are unsecured obligations of FAHL and are not transferable without the consent of FAHL (such consent not to be unreasonably withheld). Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds will mature and be redeemed on June 15, 2026. Interest shall accrue on the FAHL Bonds at a rate of 6% per annum and the Bond Investors are entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds will automatically convert into ordinary shares of New Forafric at a price per share that is a 10% discount to the PIPE Investment, subject to certain adjustments. The number of ordinary shares will be equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond by $9.45, subject to certain adjustments.

In connection with the proposed Business Combination, certain loans issued by parties affiliated with the Seller (the “FAHL Related Party Loans”) will be repaid at the Closing of the Business Combination; provided that up to $20 million of the FAHL Related Party Loans may be converted into Ordinary Shares of FAHL at a price of $10.50 per share at the option of the lender. As of September 30, 2021, the FAHL Related Party Loans had a balance of $15.2 million and thus were convertible into up to 1,445,164 Ordinary Shares. For further details, see “Certain Relationships and Related Person Transactions — FAHL Related Person Transactions — Related Party Loans.”

Concurrently with the IPO, on December 15, 2020, Globis and the Sponsor Parties entered into the Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor Parties agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to his, her or its shares in Globis prior to the closing of the Business Combination (the date on which such closing occurs, the “Closing Date”), or the earlier termination of the Business Combination Agreement. For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

Concurrently with the consummation of the Business Combination, Seller and the Sponsors will execute and deliver to New Forafric the Lock-Up Agreement, substantially in the forms attached to this proxy statement/prospectus as Annexes D and E, pursuant to which, among other things, the Seller and Sponsors will agree not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the date that is 180 days from the date of the Closing (the “Lock-Up Period”): (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of New Forafric’s Ordinary Shares, or (ii) enter into any swap or other contract that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other equity securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Any waiver by New Forafric of the provisions of the Lock-Up Agreement requires the approval of a committee consisting of (a) Paul Packer and another individual designated by Paul Packer, and (b) two “independent” directors of Globis as of after the Closing, who shall be agreed to by each of Globis and FAHL before the Closing.

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the closing of the Business Combination (the date on which such closing occurs, the “Closing Date”), including the Memorandum and Articles of Association (as defined in the accompanying proxy statement/prospectus). See “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination” in the accompanying proxy statement/prospectus for more information.

Pursuant to the Existing Organizational Documents, a holder of Public Shares (“Public Stockholder”) may request that Globis redeem all or a portion of such stockholder’s Public Shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares and Public Warrants, or if a holder holds units registered in its own name, the holder must contact VStock Transfer, LLC (the “Transfer Agent”), Globis’ transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. Public Stockholders may elect to redeem their Public Shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Stockholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its shares to the Transfer Agent, New Forafric will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Globis’ trust account established at the consummation of its initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of                 , 2022, this would have amounted to approximately $               per issued and outstanding Public Share. If a Public Stockholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. The redemption takes place following the Redomiciliation and accordingly it is Ordinary Shares of New Forafric that will be redeemed immediately after consummation of the Business Combination. See “Stockholders Meeting — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 20% of the Public Shares. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the Public Shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement. In addition, the Business Combination Agreement provides that the obligations of FAHL, the Seller and Globis to consummate the Business Combination are conditioned on, among other things, Globis having, after giving effect to the Business Combination and the transactions contemplated thereby, net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001.

Globis is providing the accompanying proxy statement/prospectus and accompanying proxy card to Globis’ stockholders in connection with the solicitation of proxies to be voted at the Stockholders Meeting and at any adjournments of the special meeting. Information about the Stockholders Meeting, the Business Combination and other related business to be considered by Globis’ stockholders at the Stockholders Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Stockholders Meeting, all of Globis’ stockholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 34 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of Globis has unanimously approved the Business Combination and unanimously recommends that stockholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to Globis’ stockholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of Globis, you should keep in mind that Globis’ directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal 3: The Business Combination Proposal — Interests of Globis’ Directors and Officers and Others in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The approval of the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. The Organizational Documents Proposals are voted upon on a non-binding advisory basis. Notwithstanding the foregoing, the Business Combination is conditioned upon the approval of the Condition Precedent Proposals. The approval of the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class. Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected. If any of the Condition Precedent Proposals fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Your vote is very important. Whether or not you plan to attend the Stockholders Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Stockholders Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Stockholders Meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the Stockholders Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Stockholders Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Stockholders Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Stockholders Meeting. If you are a stockholder of record and you attend the Stockholders Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHT, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO GLOBIS’ TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE STOCKHOLDERS MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT.

On behalf of the board of directors of Globis, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Paul Packer
Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated              , 2022 and is first being mailed to stockholders on or about                , 2022.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement of Globis for the Stockholders Meeting and the prospectus for the securities of New Forafric, the continuing Gibraltar public company limited by shares following the Redomiciliation. This registration statement and the accompanying proxy statement/prospectus is available without charge to stockholders of Globis upon written or oral request. This document and other filings by Globis with the Securities and Exchange Commission may be obtained by either written or oral request to Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433 or by telephone at (212) 847-3248.

The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. You may obtain copies of the materials described above at the commission’s internet site at www.sec.gov.

In addition, if you have questions about the Proposals or the accompanying proxy statement/ prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact                (“             ”), our proxy solicitor, by calling (       )        -        , or banks and brokers can call collect at (        )        -       , or by emailing                . You will not be charged for any of the documents that you request.

See the section entitled “Where You Can Find More Information” of the accompanying proxy statement/ prospectus for further information.

Information contained on the Globis website, or any other website, is expressly not incorporated by reference into the accompanying proxy statement/prospectus.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Stockholders Meeting, or no later than                , 2022.

GLOBIS ACQUISITION CORP.

7100 W. Camino Real, Suite 302-48

Boca Raton, FL 33433

NOTICE OF special meeting of stockholders

TO BE HELD ON            , 2022

TO THE STOCKHOLDERS OF GLOBIS ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Stockholders Meeting”) of Globis Acquisition Corp., a Delaware corporation (“Globis” and, after the Redomiciliation as described below, “New Forafric”), will be held at 9 a.m., Eastern Time, on             , 2022, at the offices of McDermott Will & Emery located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017, or via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned.

As all stockholders will no doubt be aware, due to the current novel coronavirus (“COVID-19”) global pandemic, there are restrictions in place in many jurisdictions relating to the ability to conduct in-person meetings. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet, but the physical location of the meeting will remain at the location specified above for the purposes of our Amended and Restated Certificate of Incorporation. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. You are cordially invited to attend the Stockholders Meeting, which will be held for the following purposes:

(1)	Proposal No. 1 — The Merger Proposal — To consider and vote upon a proposal to approve and adopt the merger of Globis with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”).

(2)	Proposal No. 2 — The Redomiciliation Proposal — To consider and vote upon a proposal to change the corporate structure and jurisdiction of incorporation of Globis Nevada by way of continuation from a corporation incorporated under the laws of the State of Nevada to a public company limited by shares incorporated under the laws of Gibraltar (the “Redomiciliation”). The Redomiciliation will be effected immediately prior to the consummation of the Business Combination (as defined below) by Globis Nevada filing an application for establishing domicile in Gibraltar, along with all applicable notices, undertakings and other documents required to be filed, and filing an application to de-register with the Nevada Secretary of State. As used herein, “New Forafric” refers to Globis as a Gibraltar public company limited by shares by way of continuation following the Redomiciliation, which, in connection with the Redomiciliation and simultaneously with the consummation of the Business Combination, will change its corporate name to “Forafric Global PLC.” We refer to this proposal as the “Redomiciliation Proposal.” The form of the proposed Memorandum and Articles of Association of New Forafric to become effective upon the Redomiciliation, is attached to the accompanying proxy statement/ prospectus as Annex C.

(3)	Proposal No.3 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Business Combination Agreement, entered into as of December 19, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among Globis, Lighthouse Capital Limited (“Seller”) and Forafric Agro Holdings Limited (“FAHL”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Pursuant to the Business Combination Agreement, among other things, Globis will acquire 100% of the equity interests of FAHL from Seller, its sole shareholder, with FAHL becoming a direct subsidiary of New Forafric as a result thereof, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(4)	Proposal No. 4 — The Equity Incentive Plan Proposal — To consider and vote upon the approval of the Equity Incentive Plan. We refer to this as the “Equity Incentive Plan Proposal.” A copy of the Equity Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex H.

(5)	Proposal No. 5 — The Director Election Proposal — To consider and vote upon a proposal to elect six directors to serve on the board of directors of New Forafric (the “New Forafric Board”) until the 2025 annual general meeting and until their respective successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(6)	Proposal No. 6 — The Charter Proposal — To consider and vote upon the approval of the amendment and restatement of the Existing Organizational Documents (as defined herein) in their entirety by the proposed new memorandum and articles of association (the “Memorandum and Articles of Association”) of New Forafric (a public company limited by shares domiciled in Gibraltar), assuming the Merger Proposal and the Redomiciliation Proposal is approved and adopted, and the filing with and acceptance by the Registrar of Companies in Gibraltar of the filing of the application for establishing domicile in Gibraltar in accordance with the Companies Act 2014 of the Laws of Gibraltar (the “Companies Act”) and the Companies (Re-domiciliation) Regulations 1996 of the Laws of Gibraltar (the “Re-domiciliation Regulations”), including authorization of the change in authorized share capital as indicated therein and the change of name of Globis to “Forafric Global PLC” in connection with the Business Combination. We refer to this as the “Charter Proposal.” A copy of the Memorandum and Articles of Association is attached to the accompanying proxy statement/prospectus as Annex C.

(7)	Proposal No. 7 — The Organizational Documents Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Memorandum and Articles of Association (collectively, the “Organizational Documents Proposals”), to approve the following material differences between the current Amended and Restated Certificate of Incorporation of Globis (the “Existing Organizational Documents”) and the Memorandum and Articles of Association (the “Proposed Organizational Documents”) of New Forafric:

(A)	Organizational Documents Proposal 7A — An amendment to change the authorized capital stock of Globis from (i) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) 100,000,000 ordinary shares, nominal value $0.001 per share, of New Forafric (the “Ordinary Shares”), and 1,000,000 preferred shares, nominal value $0.001 per share, of New Forafric (the “Preferred Shares”) (this proposal is referred to herein as “Organizational Documents Proposal 7A”);

(B)	Organizational Documents Proposal 7B — Certain other changes in connection with the replacement of Existing Organizational Documents with the Proposed Organizational Documents to be adopted as part of the Merger and the Redomiciliation, including (1) changing the post-Business Combination corporate name from “Globis Acquisition Corp.” to “Forafric Global PLC,” which is expected to occur after the Redomiciliation in connection with the Business Combination, (2) making New Forafric’s corporate existence perpetual and (3) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of Globis believes are necessary to adequately address the needs of New Forafric after the Business Combination (this proposal is referred to herein as “Organizational Documents Proposal 7B”).

(8)	Proposal No. 8 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for the purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination and the Ordinary Shares issued in connection with the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans (this proposal is referred to herein as the “Nasdaq Proposal”).

(9)	Proposal No. 9 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting of stockholders (this proposal is referred to herein as the “Adjournment Proposal”).

These Proposals are described in the accompanying proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of ordinary shares of Globis at the close of business on            , 2022 (the “Record Date”) are entitled to notice of the Stockholders Meeting and to vote and have their votes counted at the Stockholders Meeting and any adjournments of the Stockholders Meeting.

After careful consideration, the board of directors of Globis has determined that the Proposals are fair to and in the best interests of Globis and its stockholders and unanimously recommends that the holders of Globis’ common stock entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” the Merger Proposal, “FOR” the Redomiciliation Proposal, “FOR” the Business Combination Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Director Election Proposal, “FOR” the Charter Proposal, “FOR” each of the Organizational Documents Proposals, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal.

The existence of any financial and personal interests of one or more of Globis’ directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Globis and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. See the section entitled “Proposal 3: The Business Combination Proposal — Interests of Globis’ Directors and Officers and Others in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to the Existing Organizational Documents, a holder of Globis common stock (“Public Shares”) that were registered pursuant to the initial public offering registration statement of Globis (“Public Stockholder”) may request that Globis redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(a) hold Public Shares, or (b) hold Public Shares through units, you elect to separate your units into the underlying Public Shares and warrants prior to exercising your redemption rights with respect to the Public Shares;

(ii)	submit a written request to VStock Transfer, LLC, Globis’ transfer agent (the “Transfer Agent”), in which you (a) request that Globis redeem all or a portion of your Public Shares for cash, and (b) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(iii)	deliver your Public Shares to VStock Transfer, LLC, Globis’ transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Public Stockholders may seek to have their Public Shares redeemed by Globis, regardless of whether they vote for or against the Business Combination Proposal or any other Proposal and whether they held Globis common stock as of the Record Date or acquired them after the Record Date (“Redemption”). Any Public Stockholder who holds common stock of Globis on or before              , 2022 (two (2) business days before the Stockholders Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $            million on             , 2022 and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $              .. A Public Stockholder who has properly tendered his, her or its Public Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Stockholders as appropriate.

Globis stockholders who seek to redeem their Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on            , 2022 (two (2) business days before the Stockholders Meeting) by (a) submitting a written request to the Transfer Agent that Globis redeem such holder’s Public Shares for cash, (b) affirmatively certifying in such request to the Transfer Agent for Redemption if such holder is acting in concert or as a “group” (as defined in Section 13 d-3 of the Exchange Act) with any other stockholder with respect to common stock of Globis and (c) delivering their common stock, either physically or electronically using DTC’s deposit/withdrawal at custodian system (“DWAC”), at the holder’s option, to the Transfer Agent prior to the Stockholders Meeting. If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the Business Combination is not completed, this may result in an additional cost to stockholders for the return of their shares.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 20% or more of Globis’ Public Shares. Accordingly, any shares held by a Public Stockholder or “group” in excess of such 20% cap will not be redeemed by Globis.

Concurrently with the initial public offering of Globis, on December 15, 2020, Globis entered into the Sponsor Letter Agreement, pursuant to which , the Sponsor, officers and directors of Globis have waived all of their Redemption Rights and will not have Redemption Rights with respect to any Globis common stock owned by them, directly or indirectly. Holders of the warrants will not have redemption rights with respect to the warrants.

Each of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal and the Nasdaq Proposal is interdependent upon the others and must be approved in order for Globis to complete the Business Combination contemplated by the Business Combination Agreement. If any of the Merger Proposal, the Redomiciliation Proposal, Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fails to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed. The approval of the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. The Organizational Documents Proposals are voted upon on a non-binding advisory basis. Notwithstanding the foregoing, the Business Combination is conditioned upon the approval of the Business Combination Proposal, the Merger Proposal, the Redomiciliation Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”). Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The approval of the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class. Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected. If any of the Condition Precedent Proposals fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Unless we are required to meet virtually to take necessary precautions due to COVID-19, all stockholders of Globis are cordially invited to attend the Stockholders Meeting in person. To ensure your representation at the Stockholders Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a stockholder of record of Globis common stock, you may also cast your vote in person at the Stockholders Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Stockholders Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Whether or not you plan to attend the Stockholders Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/ prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Stockholders Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Paul Packer, Chairman

                      , 2022

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT GLOBIS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO GLOBIS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE STOCKHOLDERS MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE stockholder. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “STOCKHOLDERS MEETING — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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FREQUENTLY USED TERMS

Definitions

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Globis” refer to Globis Acquisition Corp. (which prior to the Merger and the Redomiciliation is a corporation incorporated under the laws of the Delaware and thereafter a public company limited by shares incorporated under the laws of Gibraltar).

In this document:

“Adjournment Proposal” means the proposal to be considered at the Stockholders Meeting to adjourn the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Stockholders Meeting.

“Aggregate Transaction Proceeds” means an amount equal to the aggregate proceeds from the PIPE Investment and the aggregate cash proceeds available for release to Globis from the Trust Account in connection with the Business Combination, less the aggregate amount of fees and expense payable by Globis in connection with the Business Combination which remain unpaid as of immediately prior to the Closing and the aggregate accrued liabilities of Globis as of the Closing.

“Amended and Restated Certificate of Incorporation” means Globis’ Amended and Restated Certificate of Incorporation, dated December 10, 2020, as may hereafter be amended.

“ASC” means the Accounting Standards Codification.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, entered into as of December 19, 2021, by and among Globis, FAHL and Seller, as it may be amended and supplemented from time to time. A copy of the Business Combination Agreement is attached to this proxy statement/ prospectus as Annex A.

“Business Combination Proposal” means the proposal to be considered at the Stockholders Meeting to approve the Business Combination.

“Charter Proposal” means Proposal No. 6 to approve the Memorandum and Articles of Association of New Forafric.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date on which the closing of the Business Combination occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Period” means the 12 months from the closing of the IPO, or such period as extended by a resolution of the Globis board of directors, within which Globis is required to complete an initial business combination under its Amended and Restated Certificate of Incorporation.

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“Common Stock” means the common stock of Globis, par value $0.0001 per share.

“Companies Act” means the Companies Act 2014 of the Laws of Gibraltar.

“Condition Precedent Proposals” means the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal and the Nasdaq Proposal.

“FAHL Bonds” means the convertible bonds in an amount of $9.5 million issued by FAHL to third-party holders, pursuant to which the outstanding principal of the convertible bonds and accrued interest, concurrently with the consummation of the PIPE Investment and the Business Combination, convert to Ordinary Shares of New Forafric at the rate of $9.45 per share.

“FAHL Bond Holders” means the holders who have been issued the FAHL Bonds.

“FAHL Related Party Loans” means the loans issued by certain parties affiliated with the Seller in an aggregate amount of approximately $15.2 million which will be repaid at the Closing of the Business Combination; provided that up to $20 million of such loans may be convertible into Ordinary Shares of FAHL at a price of $10.50 per share at the option of the lender.

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Election Proposal” means Proposal No. 5 to elect six directors to serve on the board of directors of New Forafric until the 2025 annual general meeting and until their respective successors are duly elected and qualified.

“DTC” means the Depository Trust Company.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Equity Incentive Plan” means the Forafric 2022 Long Term Employee Share Incentive Plan, which will become effective on the Closing Date. A copy of the Equity Incentive Plan is attached to this proxy statement/ prospectus as Annex H.

“Equity Incentive Plan Proposal” means the proposal to be considered at the Stockholders Meeting to approve the Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Organizational Documents” means the current Amended and Restated Certificate of Incorporation adopted as of December 10, 2020 of Globis.

“FAHL” means Forafric Agro Holdings Limited, a Gibraltar private company limited by shares with incorporation number 114436 and registered office at 57/67 Line Wall Road, Gibraltar.

“FAHL 2021 Plan” means the Forafric 2021 Long Term Employee Share Incentive Plan adopted on June 22, 2021.

“FATCA” means the Foreign Account Tax Compliance Act.

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“foreign action” has the meaning provided in the Organizational Documents Proposals.

“GAAP” means U.S. generally accepted accounting principles.

“Globis” means Globis Acquisition Corp. (which, prior to the Merger and Redomiciliation, is a corporation incorporated under the laws of the State of Delaware and after the Merger and Redomiciliation will be a public company limited by shares incorporated under the laws of Gibraltar and will be referred to as “New Forafric”).

“Globis Board” means the board of directors of Globis.

“Globis Shares” means, shares of Globis Common Stock.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means Globis’ initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement and completed on December 15, 2020.

“IPO registration statement” means the registration statement filed for Globis’ IPO on Form S-1 declared effective by the SEC on December 8, 2020 (SEC File Nos. 333-250939).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-up Agreement” means each of the Lock-Up Agreements to be entered into between New Forafric and certain equityholders of New Forafric upon the consummation of the Business Combination. The forms of Seller Lock-Up Agreement and Sponsor Lock-Up Agreement are attached to this proxy statement/ prospectus as Annexes D and E.

“Maximum Redemptions” means the maximum number of Globis Common Stock that may be redeemed in connection with the proposed Business Combination.

“Memorandum and Articles of Association” means the proposed Memorandum and Articles of Association of New Forafric to be in effect following the Redomiciliation and the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex C.

“Merger” means the merger of Globis with and into Globis Nevada, a wholly-owned subsidiary of Globis, with Globis Nevada surviving the merger.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 19, 2021, by and between Globis and Globis Nevada.

“Merger Proposal” means the proposal to be considered at the Stockholders Meeting to approve and adopt the Merger.

“New Forafric” means Globis Nevada as a Gibraltar public company by way of continuation following the Redomiciliation and the Business Combination. Simultaneously with the Redomiciliation and in connection with the Business Combination, Globis Nevada will change its corporate name to “Forafric Global PLC.”

“New Forafric Board” means the board of directors of New Forafric subsequent to the completion of the Business Combination.

“Globis Nevada” means Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis.

“        ” means           , as proxy solicitor.

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“Nasdaq” means The Nasdaq Stock Market.

“No Redemptions” means no Common Stock of Globis being redeemed in connection with the proposed Business Combination.

“Ordinary Shares” means the Ordinary Shares of New Forafric, nominal value $0.001 per share.

“Organizational Documents Proposals” means, collectively, Organizational Documents Proposal 7A and Organizational Documents Proposal 7B.

“PFIC” means passive foreign investment company under the Code.

“PIPE Investment” means the private placement pursuant to which PIPE Investors have committed to make a private investment in the aggregate amount up to $20,000,000 in the form of Ordinary Shares on the terms and conditions set forth in the Subscription Agreements.

“PIPE Investors” means the investors that have signed Subscription Agreements.

“Preferred Shares” means the preferred shares of USD 0.001 (one thousandth United States Dollars) each, to be authorized for future issuance by New Forafric.

“Preferred Stock” means the preferred stock of Globis, par value $0.0001 per share.

“Private Placement” means the private placement by Globis of (i) 4,188,889 Private Placement Warrants to the Sponsors and (ii) 100,833 Private Placement Units to the Sponsors simultaneously with the closing of the IPO.

“Private Placement Warrants” means Globis’ 4,289,722 warrants, including 100,833 warrants included in the Private Placement Units, sold to the Sponsors simultaneously with the closing of the IPO in Private Placements. Each Private Placement Warrant is exercisable for one share of common stock of Globis at a price of $11.50 per share.

“Private Placement Units” means Globis’ 100,833 Units sold to the Sponsors simultaneously with the closing of the IPO in a private placement at a price of $10.00 per Unit. Each Private Placement Unit is identical to the Public Units sold in the IPO.

“Proposals” means, collectively, (i) the Merger Proposal, (ii) the Redomiciliation Proposal, (iii) the Business Combination Proposal, (iv) the Equity Incentive Plan Proposal, (v) Director Election Proposal, (vi) the Charter Proposal, (vii) the Organizational Documents Proposals, (viii) the Nasdaq Proposal and (ix) the Adjournment Proposal.

“Proposed Organizational Documents” means the proposed Memorandum and Articles of Association.

“proxy statement/prospectus” means the proxy statement/prospectus forming a part of this registration statement.

“Public Shares” means Globis’ Common Stock sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Stockholder” means a holder of Public Shares.

“Public Units” means a unit sold in the IPO (including pursuant to the overallotment option) consisting of one Public Share and one Public Warrant.

“Public Warrant Holder” means a holder of Public Warrants.

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“Public Warrants” means Globis’ warrants sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Record Date” means                  , 2022.

“Redemption” means the redemption of Public Shares for the Redemption Price.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account in accordance with the Amended and Restated Certificate of Incorporation (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing). The Redemption Price will be calculated two business days prior to the completion of the Business Combination in accordance with Globis’ Amended and Restated Certificate of Incorporation.

“Redemption Right” means the right of each Public Stockholder (as determined in accordance with the Existing Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s Common Stock, at the Redemption Price in connection with the Stockholders Meeting.

“Redomiciliation” means the continuation of Globis Nevada by way of Redomiciliation of Globis Nevada into a Gibraltar public company limited by shares, with the common stock of Globis Nevada becoming ordinary shares of the Gibraltar public company limited by shares under the applicable provisions of Nevada law, the Companies Act and the Re-domiciliation Regulations; the term includes all matters and necessary or ancillary changes in order to effect such Redomiciliation, including the adoption of the Memorandum and Articles of Association consistent with the Companies Act and the Re-domiciliation Regulations and changing the name and registered office of Globis Nevada.

“Redomiciliation Proposal” means the proposal to be considered at the Stockholders Meeting to approve the Redomiciliation.

“Re-domiciliation Regulations” means the Companies (Re-domiciliation) Regulations of 1996 of the Laws of Gibraltar.

“Related Agreements” means certain additional agreements to be entered into in connection with the Business Combination Agreement as further described in this proxy statement/prospectus.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 10, 2020, by and between Globis and the Sponsors.

“Rule 144” means Rule 144 under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Lighthouse Capital Limited, a Gibraltar private company limited by shares, as the sole shareholder of FAHL immediately prior to the Business Combination.

“Stockholders Meeting” means the special meeting of Globis’ stockholders, to be held at 9 a.m., Eastern Time, on            , 2022, at the offices of McDermott Will & Emery LLP located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017, or via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned. As part of our precautions regarding the novel coronavirus or COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material.

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“Sponsors” means, collectively, Globis SPAC LLC, a Delaware limited liability company, and Up and Up Capital, LLC, a Delaware limited liability company.

“Sponsor Letter Agreement” means the Letter Agreement, dated as of December 15, 2020, entered into by Globis and the Sponsor Parties concurrently with the IPO. A copy of the Sponsor Letter Agreement is attached to this proxy statement/prospectus as Annex E.

“Sponsor Parties” means the Sponsor and Globis’ independent directors.

“Transfer Agent” means VStock Transfer, LLC.

“Treasury Regulations” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.

“Trust Account” means the trust account of Globis, which holds the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placements, together with interest earned thereon, less amounts released to pay taxes.

“Unit” means either a Public Unit or a Private Placement Unit.

“Warrants” means the Public Warrants and the Private Placement Warrants of Globis.

“Working Capital Loans” means certain loans that may be made by the Sponsors or an affiliate of the Sponsors, or certain of Globis’ officers and directors in connection with the financing of a business combination.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to New Forafric’s shareholders following the Business Combination are for illustrative purposes only and assume the following:

1.	No Public Stockholders exercise their Redemption Rights in connection with the Closing, and the balance of the Trust Account as of the Closing is the same as its balance on , 2022 of $ . Please see the section entitled “Stockholders Meeting — Redemption Rights”;

2.	All FAHL equity securities are exchanged for Ordinary Shares. Please see the section entitled “Proposal 3: The Business Combination Proposal”;

3.	The per share redemption price is $10.20; the actual per share redemption price will be equal to the pro rata portion of the Trust Account calculated as of two business days prior to the consummation of the Business Combination;

4.	The PIPE Investors acquire at the Closing, in accordance with the Subscription Agreements, (A) assuming No Redemptions, an aggregate of 1,712,245 Ordinary Shares and (B) assuming Maximum Redemptions, an aggregate of 1,168,566 Ordinary Shares

5.	The FAHL Bond Holders acquire at the Closing, in accordance with the FAHL Bonds, 1,005,291 Ordinary Shares;

6.	The FAHL Related Party Loan Holders acquire at the Closing, in accordance with the FAHL Related Party Loans, 1,445,164 Ordinary Shares;

7.	None of the Ordinary Shares reserved for issuance under the Equity Incentive Plan has been issued; and

8.	None of the warrants to purchase Ordinary Shares have been exercised for Ordinary Shares.

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MARKET AND INDUSTRY DATA

Information contained in this proxy statement/prospectus concerning the market and the industry in which FAHL competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by FAHL based on such sources and FAHL’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which FAHL operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to FAHL’s Business and New Forafric Following the Business Combination” and elsewhere in this proxy statement/ prospectus.

TRADEMARKS AND SERVICE MARKS

FAHL and its subsidiaries own or license numerous domestic and foreign trademarks and other proprietary rights that are important to their businesses. FAHL and its subsidiaries own or have rights to use the trademarks, service marks and trade names that they use in conjunction with the operation of our business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for Globis and FAHL to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future performance of, and anticipated financial impact on, New Forafric following the Business Combination;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and Globis and FAHL managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of Globis, FAHL and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing Globis’ views as of any subsequent date. Globis does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your ordinary shares on the Proposals. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against FAHL or Globis following announcement of the proposed Business Combination and transactions contemplated thereby;

●	the inability to complete the Business Combination, including due to the failure to obtain approval of the Globis stockholders, the failure of Globis to retain sufficient cash in the Trust Account or find replacement cash to meet the requirements of the Business Combination Agreement or the failure to meet other conditions to closing in the Business Combination Agreement;

●	the amount of redemption requirements made by Public Stockholders;

●	the inability to maintain the listing of the Ordinary Shares of New Forafric on Nasdaq following the Business Combination;

●	the risk that the proposed Business Combination disrupts current plans and operations;

●

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of New Forafric to grow and manage growth profitably and retain its key employees;

●	costs related to the Business Combination;

●	the inability to develop and maintain effective internal controls;

●	New Forafric’s ability to enter into new markets and success of acquisitions; and

●	other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under the section entitled “Risk Factors.”

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the Proposals to be considered at the Stockholders Meeting, including the Business Combination Proposal, and whether or not you plan to attend such meeting, we urge you to read this proxy statement/prospectus (including the annexes) carefully, including the section entitled “Risk Factors.” See also the section entitled “Where You Can Find More Information.”

References in this section to “FAHL,” “we,” “us,” “our” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and to New Forafric and its consolidated subsidiaries after giving effect to the Business Combination.

Overview of FAHL

Forafric Agro Holdings Limited is a private company limited by shares incorporated on May 16, 2016 under the laws of Gibraltar. We are registered with the Registrar of Companies in Gibraltar under registration number 114436. We are a holding company, and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters are located at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA. Our registered office is located at 57/63 Line Wall Road, Gibraltar GX11 1AA.

FAHL is an integrated, global business involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products while managing risk across various product lines. The principal agricultural commodities that we handle are flour and semolina, and secondary processing products such as pasta and couscous.

Our subsidiary Forafric Maroc is the combination of two former family owned businesses, Forafric (Maymouna) and Tria Group. Forafric (Maymouna) was acquired by FAHL in April 2015 and Tria Group was acquired by FAHL in January 2016.

Tria Group was established in 1923 in Morocco under the name Minoterie Biscuiterie d’Anfa. The brand Tria was created in 1949. Tria Group was purchased by Mr. Mohmmed Jamaleddine (father of Mustapha Jamaleddine, CEO of the group) in 1974. At that time Tria Group had only one mill with a total capacity of 70T per day. In 1981, a first investment was made to increase the capacity to 150T/day. The production of pasta and couscous was launched in 1989. In 1995, a second investment to increase the capacity was made. In 2004, Tria formed the Ceraelis trading company, and in 2008, Finalog, a logistics company, with storage facilities in Casablanca. Tria Group was managed by the Jamaleddine family until 2016 and its acquisition by Forafric.

Forafric (Maymouna) was created in 1943. It initially specialized in the import-export of cereals and various products of the land (legumes, sugar, tea, aromatic plants, etc.) which in 1997 evolved into an industrial flour milling company by buying and then building its own mills. In 2003, Forafric decided to market its own brand, MayMouna.

Today, we sell processed commodity products to customers in approximately forty-five countries in Europe, Asia, Africa and the Middle East. The principal purchasers of our products are wholesale foods manufacturers and distributors.

We have developed an extensive global logistics network including storage facilities with direct access to ports by rail. We contract with third parties for transport services. To better serve our customer base and develop our global distribution and logistics capabilities, we have agreements with third parties in storage and in transportation.

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FAHL has established itself as a leading wheat milling player in Morocco. It owns six milling plants across Morocco (four dedicated to common wheat and two to durum wheat) with total processing capacity of 2,200 tons per day and a total milling capacity of 700,000 tons per year. FAHL also has 1 secondary processing unit, 2 logistics platforms, and 250,000 tons of grain storage facilities in Morocco. It is also the owner of PRODELA, an animal feed processing company in Morocco, which was established in 1991 to commercialize the bran created by the mills.

Our products are exported to 45 countries. Our primary activities include the production and sale of a variety of wheat flours, Semolina and Pasta and Couscous in Morocco and in more than 45 countries. Our two main brands in Morocco are MAYMOUNA and TRIA (see Our Brands and Products).

Our Strengths

Leader in the Moroccan market

We are a leader in the Moroccan market in respect of the wheat milling business, with a milling capacity of 2,200T per day. This position enables FAHL to have better access to raw materials, to improve its productivity and to benefit from the power of its two main brands, Maymouna and Tria (See Our Brands and Products).

Raw material is the key to profitability in our industry. Raw material accounts for up to 80% of total revenues. With a total volume of 500,000T per year, the group has great bargaining power, ahead of many international providers of wheat, and has, accordingly, had access to excellent conditions of purchasing.

As with every industrial business, productivity is key to performance. With 7 milling units in Morocco, we improved our productivity over the past 3 years and reduced our industrial cost. We are now among the most best performing industrial units in our industry.

Maymouna and Tria are our two main brands in the Moroccan market. Maymouna is our most popular brand for Moroccan households and Tria is our most popular brand for industrial clients in Morocco.

Stable Product Demand

Our products are basic food staples in Morocco and Africa. Accordingly, demand for our products has been stable in Morocco and fast-growing in Sub-Saharan Africa and Angola, even in periods of economic uncertainty. Our business did not suffer any crisis of decrease of demand during the economic disruptions that impacted Africa and Asia in 2020-2021. During the recent pandemic crisis of COVID-19, demand for our products continued to remain high.

Sourcing and Processing

We are dedicated to providing our customers with high quality, nutritious and healthy products and our production process is designed to achieve these goals:

Supply: In addition to the choice of excellent raw materials, at harvest time, we measure the quality and quantity of protein in the samples and ensure the absence of heavy metals, pesticide residues, and other harmful chemicals.

Reception: On delivery of the wheat, a representative sample undergoes a battery of analyzes ensuring compliance. From the pit, the wheat then undergoes a pre-cleaning to eliminate any large waste.

Cleaning: At this stage, the wheat undergoes a second cleaning which consists in eliminating the impurities (foreign seeds, straw, dust, etc.). The stone remover makes it possible to remove the stones by density difference.

The wheat is then wet in order to facilitate its grinding and the damaged grains or those whose color does not conform are removed using a machine equipped with a camera.

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Grinding: The wheat thus prepared goes to the milling. This operation dissociates the bran and the floury part thanks to a succession of grinding and sieving. The various finished products are evaluated according to their grain size, protein level, humidity, color, etc. These analyzes are supplemented by use tests in the bakery, in particular to test the breadmaking. A series of sanitary analyzes is added to ensure the wholesomeness of each product in compliance with the required standards.

Conditioning: The various flours and semolina obtained are packaged in food packaging suitable for their good conservation. Each batch is strictly controlled to ensure compliance with specifications and standards in force.

Trading and Storage

FORAFRIC has a unique storage infrastructure in Morocco. The group has 2 units dedicated to storage and more than 250,000 tons of grain storage capacity in Morocco. This organization allows it to optimize and best meet the needs of all of its mills and to effectively manage the costs of its supply chain.

Two of our trading companies, Forafric and Cerelis aim to import and sell wheat. Cerelis is based in Morocco and dedicated to meeting the needs of the group for raw materials.

With the group’s main logistics infrastructure, our Finalog subsidiary, which is based in Casablanca, manages transport, handling and storage activities, with a capacity of 79,000 metric tons. The first multimodal platform (Road / Rail) is devoted 100% to cereals and is linked to the port of Casablanca by rail, Finalog has a daily reception capacity of 7,000 tons and 3,000 tons per day for delivery. Though most of its revenues are generated by the group, Finalog also rents part of its facilities to other companies.

Sustainable Growth

FAHL considers sustainable growth to be the pillar of its business management strategy, through which it consolidates its position as a benchmark business group in its areas of activity and as a sound, innovative, sustainable, responsible enterprise, committed to: (i) social well-being, diversity, environmental balance and social and economic progress; and (ii) tax responsibility, respect of human rights and prevention of corruption and other illegal conduct.

This entails developing a business model focusing on the generation of value, taking into consideration the interests of its human team, shareholders and investors, customers, suppliers, the media, the communities in which FAHL operates and the environment.

In this regard, FAHL looks beyond the exclusive goal of achieving financial yield and includes environmental, social and ethical criteria alongside economic variables in its decision-making processes.

FAHL thus undertakes, as an essential principle in its actions, the creation of a business model that is respectful of and sustainable for the environment and society overall and, while ensuring value, profitability and competitiveness, it promotes diversity, respect for human rights, tax responsibility and the prevention of corruption, thus contributing towards the progress of society and generating trust among our stakeholders.

Competition

The markets for our products are highly price competitive. Competition is based on a number of factors, including delivered price, product offering and quality, location, raw material procurement, production efficiency, brand recognition, nutritional profile, dietary trends, logistics and distribution capabilities, and customer service, including, in some cases, customer financing terms. FAHL faces competition in each of its businesses and has numerous competitors. Competition is based on a variety of factors, including price, raw material procurement, brand recognition, nutritional profile, dietary trends and distribution capabilities. Our major competitors in Morocco include: Moulins du Maghreb, Zine Cereales, Rica Maroc, Casagrains and Dari Couspate. In addition, other regional or international Agribusinesses may expand into our marketplaces increasing competition. We also face competition from changing technologies and industrial practices. We must continuously improve our production, storage and distribution efficiencies to remain competitive.

Impact of COVID-19

As we produce a staple food product, we did not suffer any severe negative impact on our sales due to COVID-19. The only change was on the seasonality of our sales and on the access to foreign currency in 2020.

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The Parties to the Business Combination

Globis

Globis is a blank check company incorporated on August 21, 2020 (inception) as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On December 15, 2020, Globis consummated the IPO of 11,500,000 Units, including the issuance of 1,500,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $115 million. Each Unit consists of one share of Common Stock and one Warrant. Each Public Warrant entitles the holder to purchase one Public Share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the IPO, Globis consummated the Private Placement of (i) 4,188,889 Private Placement Warrants at a price of $0.75 per Private Placement Warrant to the Sponsors and (ii) 100,833 Private Placement Units at a price of $10.00 per Unit to a Sponsor, generating gross proceeds of $4,150,000. Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share.

Globis incurred $2,516,841 in transaction costs, including $2,300,000 of underwriting fees and $216,841 of other offering costs in connection with the IPO and the sale of the Private Placements. The underwriters in the IPO also received 402,500 equity participation shares. The underwriters agreed not to transfer, assign or sell any equity participation shares until the completion of Globis’ initial business combination.

Upon the closing of the IPO and the Private Placements, $116,150,000 ($10.10 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placements was placed in a trust account and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by Globis meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act, as determined by Globis, until the earlier of: (i) the completion of an initial business combination; and (ii) the distribution of the Trust Account. As of                   , 2022, there was approximately $ million held in the Trust Account.

Globis’ Units, Public Shares and Public Warrants are listed on Nasdaq under the symbols “GLAQU,” “GLAQ” and “GLAQW,” respectively. Globis’ principal executive offices are located at Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433.

As of September 30, 2021, Globis has issued promissory notes in the aggregate amount of $700,000 to Globis SPAC LLC and its designees. In addition, $1,150,000 of indebtedness was incurred on December 10, 2021 in connection with the extension of the time that Globis needs to complete its initial business combination to March 15, 2022. Such date may be further extended to June 15, 2022, if Globis’ Board of Directors extends the period of time to consummate a business combination. The remainder of the indebtedness was incurred in connection with Working Capital Loans.

Upon the effectiveness of the Redomiciliation, Globis will become a Gibraltar public company limited by shares and will change its corporate name to “Forafric Global PLC” and all outstanding securities of Globis will convert to outstanding securities of New Forafric. Globis will apply for listing, to be effective at the time of the Business Combination, of New Forafric’s Ordinary Shares and warrants on Nasdaq under the proposed symbols “AFRI” and “AFRIW,” respectively.

FAHL

Forafric Agro Holdings Limited, a Gibraltar private company limited by shares, is a fully integrated agricultural processing company located in Morocco. See “— Overview.” FAHL is wholly-owned by the Seller.

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The Seller

Lighthouse Capital Limited, a Gibraltar private company limited by shares, is the sole shareholder of FAHL. In addition to the equity securities in FAHL and, the Seller owns Millcorp Geneve SA,, a commodities trading business based in Switzerland which does not form part of the Business Combination. The Seller has its main office in Gibraltar, and much of its administrative functions are carried out in Gibraltar.

The Seller has a wide range of activities in the food and agriculture and soft commodities industry all over the world and mainly in Africa. The Seller is active in all stages from wheat import to finished product distribution.

The sole shareholder and ultimate beneficial owner of Lighthouse Capital Limited is Lighthouse Corporation PTC, as trustee of the Lighthouse Settlement. The Lighthouse Settlement is a discretionary trust of which Yariv Elbaz and his family are the named potential beneficiaries. The trustee, Lighthouse Corporation PTC Limited, controls the affairs of the trust.

The Proposals to be Submitted at the Stockholders Meeting

References in this section to “we,” “us,” “our” and other similar terms refer to Globis prior to the Redomiciliation and to New Forafric and its consolidated subsidiaries after giving effect to the Redomiciliation.

The following is a summary of the proposals to be submitted at the Stockholders Meeting of Globis. None of the Organization Documents Proposals, which will be voted upon on a non-binding advisory basis only, or the Adjournment Proposal is conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the Stockholders Meeting.

Proposal 1: The Merger Proposal

As discussed in this proxy statement/prospectus, Globis will ask its stockholders to approve the Merger Proposal. As a condition to closing the Business Combination pursuant to the terms of the Business Combination Agreement, the Globis Board has unanimously approved the Merger Proposal. If approved and adopted, the Merger will become effective prior to the consummation of the Business Combination and will be effected by the filing of a certificate of merger with the Delaware Secretary of State and articles of merger with the Nevada Secretary of State. The Merger Proposal, if approved and adopted, will authorize Globis to merge with and into Globis Nevada, a wholly-owned subsidiary of Globis, with Globis Nevada surviving.

Upon the effectiveness of the Merger, Globis will continue its existence in the form of a Nevada corporation. Please read the section entitled “Proposal 1: The Merger Proposal” for further details.

Proposal 2: The Redomiciliation Proposal

As discussed in this proxy statement/prospectus, Globis will ask its stockholders to approve the Redomiciliation Proposal. As a condition to closing the Business Combination pursuant to the terms of the Business Combination Agreement, the Globis Board has unanimously approved the Redomiciliation Proposal. If approved, the Redomiciliation will become effective prior to the consummation of the Business Combination and will be effected by the filing of an application for establishing domicile in Gibraltar, along with all applicable notices, undertakings and other documents required to be filed, and filing an application to de-register with the Nevada Secretary of State. The Redomiciliation Proposal, if approved, will authorize a change of Globis Nevada’s jurisdiction of incorporation from the State of Nevada to Gibraltar. Accordingly, while Globis Nevada is currently governed by Nevada law, upon Redomiciliation, New Forafric will be governed by the Companies Act and the Re-domiciliation Regulations. There are differences between Nevada corporate law and Gibraltar corporate law as well as the Existing Organizational Documents and the Proposed Organizational Documents. Accordingly, we encourage stockholders to carefully consult the information set out below under the section entitled “Proposal 2: The Redomiciliation Proposal — Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Redomiciliation.”

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On the effective date of the Redomiciliation and immediately prior to the consummation of the Business Combination, (i) the issued and outstanding Common Stock will convert automatically by operation of law, on a one-for-one basis, into Ordinary Shares; (ii) the issued and outstanding redeemable warrants that were registered pursuant to the IPO will automatically become redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions of the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding Public Warrants as a result of the Redomiciliation); (iii) each issued and outstanding Unit of Globis not otherwise separated into the underlying Ordinary Shares of New Forafric and the corresponding Public Warrant will be cancelled and will entitle the holder thereof to one share of New Forafric’s Ordinary Shares and one redeemable warrant to acquire Ordinary Shares of New Forafric at an exercise price of $11.50 per share on the terms and subject to the conditions of the applicable warrant agreement; and (iv) the issued and outstanding warrants of Globis issued in the Private Placement will automatically become warrants to acquire Ordinary Shares of New Forafric at an exercise price of $11.50 per share on the terms and subject to the conditions of the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding Private Placement Warrants as a result of the Redomiciliation).

Upon the effectiveness of the Redomiciliation, Globis will continue its existence in the form of a Gibraltar public company limited by shares, herein referred as “New Forafric”, and will change its corporate name to “Forafric Global PLC” Please read the section entitled “Proposal 2: The Redomiciliation Proposal” for further details.

Proposal 3: The Business Combination Proposal

As discussed in this proxy statement/prospectus, Globis is asking its shareholders to approve the Business Combination Agreement, pursuant to which, at the Effective Time (as defined in the Business Combination Agreement) after completion of the Redomiciliation, New Forafric will acquire 100% of the equity interests of FAHL from Seller, its sole shareholder, with FAHL becoming a direct subsidiary of New Forafric as a result thereof. After consideration of the factors identified and discussed in the section entitled “Proposal 3: The Business Combination Proposal — Globis Board’s Reasons for the Approval of the Business Combination,” the Globis Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for Globis’ IPO, including that the businesses of FAHL had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Business Combination Agreement. For more information about the transactions contemplated by the Business Combination Agreement, see “Proposal 3: The Business Combination Proposal.”

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, Globis will effect the Business Combination with the Seller in exchange for the Seller receiving a combination of cash consideration and Ordinary Shares of New Forafric, which collectively, constitute the consideration for the Business Combination.

For further details, see “Proposal 3: The Business Combination Proposal — Business Combination Consideration.”

Closing Conditions

The consummation of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, the approval and adoption by Globis’ stockholders of the Business Combination Agreement and transactions contemplated thereby and the absence of a Company Material Adverse Effect (as defined in the Business Combination Agreement) that is continuing as of the Closing.

See the section entitled “Proposal 3: The Business Combination Proposal” for a summary of the terms of the Business Combination Agreement and additional information regarding the terms of the Business Combination Proposal.

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Proposal 4: The Equity Incentive Plan Proposal

Globis is proposing that its stockholders approve the Equity Incentive Plan which will become effective upon the Closing and will be used by New Forafric on a going-forward basis following the Closing. The Equity Incentive Plan Proposal is cross-conditioned on the approval of the other Condition Precedent Proposals. A summary of the Equity Incentive Plan is set forth in the section entitled “Proposal 3: The Equity Incentive Plan Proposal” of this proxy statement/prospectus and a complete copy of the Equity Incentive Plan is attached hereto as Annex H.

Proposal 5: The Director Election Proposal

Globis is proposing that its stockholders elect six directors to serve on the New Forafric Board until the 2025 annual general meeting and until their respective successors are duly elected and qualified.

Proposal 6: The Charter Proposal

Globis is proposing that its stockholders approve the amendment and restatement of the Existing Organizational Documents in their entirety by the Proposed Organizational Documents of New Forafric, including authorization of the change in authorized share capital as indicated therein and the change of name of Globis to “Forafric Global PLC.” We encourage stockholders to carefully consult the information set out below under the section entitled “Proposal 6: The Charter Proposal” of this proxy statement/prospectus and a complete copy of the Memorandum and Articles of Association is attached hereto as Annex C.

Proposal 7: The Organizational Documents Proposals

Globis is proposing that its stockholders approve, on a non-binding advisory basis, three separate proposals (collectively, the “Organizational Documents Proposals”) in connection with the replacement of the Existing Organizational Documents, under Delaware law, with the Proposed Organizational Documents, under the Companies Act and Re-domiciliation Regulations. The Globis Board has unanimously approved each of the Organizational Documents Proposals and believes such proposals are necessary to adequately address the needs of New Forafric after the Business Combination. A brief summary of each of the Organizational Documents Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents.

A.	Organizational Documents Proposal 7A — An amendment to authorize the change in the authorized capital stock of Globis from (i) 100,000,000 Common Stock, and 1,000,000 Preferred Stock, par value $0.0001 per share, to (ii) 100,000,000 Ordinary Shares and 1,000,000 Preferred Shares of New Forafric; and

B.	Organizational Documents Proposal 7B — An amendment to authorize all other changes in connection with the replacement of Existing Organizational Documents with the Memorandum and Articles of Association to be adopted as part of the Redomiciliation (a copy of which is attached to this proxy statement/prospectus as Annex C), including (i) changing the post-Business Combination corporate name to “Forafric Global PLC” (which is expected to occur after the Redomiciliation in connection with the Business Combination), (ii) making New Forafric’s corporate existence perpetual and (iii) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the Globis Board believes are necessary to adequately address the needs of New Forafric after the Business Combination.

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The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents and we encourage stockholders to carefully consult the information set forth in the section entitled “Proposal 7: The Organizational Documents Proposals” and the full text of the Memorandum and Articles of Association of New Forafric, attached hereto as Annex C.

Proposal 8: The Nasdaq Proposal

Globis is proposing that its stockholders approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination, and the Ordinary Shares issued in connection with the PIPE Investment, the conversion of the FAHL Bonds or the conversion of the FAHL Related Party Loans. For additional information, see “Proposal 8: The Nasdaq Proposal.”

Proposal 9: The Adjournment Proposal

Globis is proposing that if, based on the tabulated vote, there are not sufficient votes at the time of the Stockholders Meeting to authorize Globis to consummate the Business Combination (because any of the Condition Precedent Proposals have not been approved), the Globis Board may submit a proposal to adjourn the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. For additional information, see “Proposal 9: The Adjournment Proposal.”

Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Neither the Organizational Documents Proposals, which will be voted upon a non-binding advisory basis only, nor the Adjournment Proposal is conditioned upon the approval of any other proposal.

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Globis Board’s Reasons for the Approval of the Business Combination

In evaluating the transaction with FAHL, the Globis Board consulted with our management and legal counsel as well as financial and other advisors, and the Globis Board considered and evaluated several factors. In particular, the Globis Board considered, among other things, the following factors, although not weighted or in any order of significance:

●	FAHL’s leadership position in the production and sale of a variety of wheat flours in Morocco,

●	the FAHL strong leadership team, which will remain in place after the Business Combination;

●	FAHL’s attractive valuation;

●	FAHL’s strong financial performance;

●	FAHL’s multi-pronged growth strategy

●	the terms of the Business Combination Agreement and the Related Agreements; and.

●	the results of the due diligence investigation conducted by Globis’ Board:

The Globis Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	the risk that future financial performance of FAHL may not meet the Globis Board’s expectations;

●	uncertainties regarding the potential impacts of the COVID-19 pandemic and related economic disruptions on FAHL’s operations and demand for its services;

●	Competitors in the food, agriculture and soft commodities industry;

●	the risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

●	the risks and costs to Globis’ business if the Business Combination is not completed;

●	inability to pursue other potential transactions;

●	the risk that Globis’ stockholders may fail to provide the respective votes necessary to effect the Business Combination.

●	the risk that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Globis’ control.

●	various other risks associated with the Business Combination, the business of Globis, and the business of FAHL described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the Globis Board also considered that:

For a more complete description of the Globis Board’s reasons for approving the Business Combination and the factors and risks considered by the Globis Board, see the section entitled “Proposal 3: The Business Combination Proposal — Globis Board’s Reasons for the Approval of the Business Combination.”

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Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. For additional information, see “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination.”

Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Globis and FAHL, respectively.

Globis (Current Structure)

FAHL (Current Structure)

Lighthouse Capital Limited
114436
Entity: Gibraltar limited company
Directors: Michael Elbaz, Mesod Bengio and Joseph Levy Cazes
Forafric Agro Holdings Limited
114436
Entity: Gibraltar limited company
Directors: : Ariel Bellio, Michael Elbaz, Franco Cassar, Saad Bendidi
Forafric PT
Entity: Portuguese company
Directors: Oury Marciano, [Michael Elbaz]
Forafric Agro Industries Limited
Entity: Mauritius company
Directors: Michael Elbaz, Julien Benitah, [Saad Bendidi]
75%
Trigola
5000032190
Entity: Angola
Directors: Jorge Barros
78.21%
70.35%
37.9%
Forafric Maroc SA
15239503
Entity: Moroccan company
Directors: Saad Bendidi, Michael Elbaz , Jamal Eddine Mustapha, Yariv Elbaz, Johann Elbaz
MDS Burkina
00417131
Entity: Burkina Faso
Directors: Mustapha Jamal Eddine, Julien Benitah, Anass Lagrane
MDS Mali
025002162E
Entity: Mali
Directors: Mustapha Jamal Eddine, Julien Benitah, Anass Lagrane
MDS Niger
Entity: Niger
Directors: Mustapha Jamal Eddine, Julien Benitah

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Redomiciliation and the Business Combination.

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Forafric Global PLC
[TBC]
Entity: Gibraltar public limited company
Directors: Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, Ira Greenstein
Forafric Agro Holdings Limited
114436
Entity: Gibraltar limited company
Directors: : Ariel Bellio, Michael Elbaz, Franco Cassar, Saad Bendidi
Forafric PT
Entity: Portuguese company
Directors: Oury Marciano, [Michael Elbaz]
Forafric Agro Industries Limited
Entity: Mauritius company
Directors: Michael Elbaz, Julien Benitah, [Saad Bendidi]
75%
Trigola
5000032190
Entity: Angola
Directors: Jorge Barros
78.21%
70.35%
37.9%
Forafric Maroc SA
15239503
Entity: Moroccan company
Directors: Saad Bendidi, Michael Elbaz , Jamal Eddine Mustapha, Yariv Elbaz, Johann Elbaz
MDS Burkina
00417131
Entity: Burkina Faso
Directors: Mustapha Jamal Eddine, Julien Benitah, Anass Lagrane
MDS Mali
025002162E
Entity: Mali
Directors: Mustapha Jamal Eddine, Julien Benitah, Anass Lagrane
MDS Niger
Entity: Niger
Directors: Mustapha Jamal Eddine, Julien Benitah

Following the completion of the Business Combination, New Forafric Board will consist of six members: Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, and Ira Greenstein. Please see the section entitled “Management of New Forafric Following the Business Combination.”

Ownership of Globis and New Forafric

As of the date of this proxy statement/prospectus, Globis has an aggregate of 15,050,833 shares of Common Stock issued and outstanding, and an aggregate of 15,789,722 Warrants issued and outstanding, which comprise the 4,289,722 Private Placement Warrants held by the Sponsors and the 11,500,000 Public Warrants. Each whole Warrant entitles the holder thereof to purchase one share of common stock and, following the Merger and the Redomiciliation, will entitle the holder thereof to purchase one Ordinary Share of New Forafric. Upon the consummation of the Merger and the Redomiciliation, Globis’ Common Stock will convert into Ordinary Shares of New Forafric, as further described herein.

It is anticipated that, upon completion of the Business Combination, (1) Globis’ Public Stockholders will own approximately 33.5% of the outstanding Ordinary Shares of New Forafric, (2) the Sponsor and Globis’ independent directors (excluding affiliates of the Sponsors and officers and directors of Globis participating in the FAHL Bonds) are expected to own approximately 9.2% of the outstanding Ordinary Shares of New Forafric, (4) the PIPE Investors will own 5.0% of the Ordinary Shares of New Forafric, (5) the FAHL Bond Holders will own 2.9% of the Ordinary Shares of New Forafric and (6) FAHL Related Party Loan Holders will own 4.2% of the Ordinary Shares of New Forafric. These percentages (i) assume no Public Stockholders exercise their Redemption Rights in connection with the Business Combination and (ii) do not take into account Public Warrants or Warrants issued in Private Placements to purchase Ordinary Shares of New Forafric that will be outstanding immediately following the Closing. If the actual facts are different than these assumptions, the percentage ownership retained by Globis’ existing stockholders in New Forafric will be different.

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The following summarizes the pro forma ownership of Ordinary Shares of New Forafric following the Business Combination, including for the Seller those Ordinary Shares issuable upon the exchange of the Seller’s FAHL equity securities for Ordinary Shares of New Forafric, under two scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions(1)
	Shares	%	Shares	%
Globis’ Public Stockholders(1)	11,500,000	33.5%	0	0.0%
Sponsors and Independent Directors(2)(3)	3,148,333	9.2%	3,148,333	13.4%
Underwriter	402,500	1.2%	402,500	1.7%
Seller(4)	15,100,000	44.0%	16,248,307	69.4%
PIPE Investors(5)	1,712,245	5.0%	1,168,566	5.0%
FAHL Bond Holders(6)	1,005,291	2.9%	1,005,291	4.3%
FAHL Related Party Loan Holders(7)	1,445,164	4.2%	1,445,164	6.2%

(1)	Assumes that 11,500,000 Public Shares (the estimated maximum number of Public Shares that could be redeemed in connection with the Business Combination based on a per share redemption price of $10.20) are redeemed in connection with the Business Combination.
(2)	Includes 3,148,333 Ordinary Shares issued upon conversion of the existing Common Stock in connection with the Redomiciliation. The Ordinary Shares are issued upon the automatic conversion of Common Stock concurrently with the consummation of the Business Combination.
(3)	Excludes 1,005,291 Ordinary Shares issuable upon the conversion of the FAHL Bonds purchased by certain affiliates of the Sponsors.
(4)	Assumes an amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing based on Remaining Cash as of September 30, 2021.
(5)

Pursuant to the terms of the PIPE Subscription Agreement, calculated as 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and related transactions.

(6)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Bonds.
(7)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Related Party Loans.

The consideration paid to Seller in connection with the Business Combination is subject to adjustment to appropriately reflect the effect of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event that shall have occurred (including any of the foregoing in connection with the Redomiciliation) prior to the Closing. For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

The Stockholders Meeting

Date, Time and Place of Stockholders Meeting

The Stockholders Meeting will be held at 9 a.m., Eastern Time, on               , 2022, at the offices of McDermott Will & Emery LLP located at One Vanderbilt Avenue, 45th Floor, New York, New York, 10017, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned, to consider and vote upon the Proposals, including, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholders Meeting, each of the Condition Precedent Proposals have not been approved. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

Globis has fixed the close of business on                 , 2022, as the Record Date for determining the Globis stockholders entitled to notice of and to attend and vote at the Stockholders Meeting.

As of the close of business on such date, there were 15,050,833 shares of Common Stock outstanding and entitled to vote. The Sponsors and Globis’ independent directors own 3,148,333 shares of Common Stock of Globis. Pursuant to the Sponsor Letter Agreement among Globis, the Sponsor and Globis’ directors and officers, (i) all shares of common stock owned by the Sponsors and Globis’ independent directors and (ii) any other common stock of Globis owned by the Sponsor or Globis’ officers and directors will be voted in favor of the Business Combination Proposal at the Stockholders Meeting.

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Proxy Solicitation

Proxies with respect to the Stockholders Meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person. Globis has engaged to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Stockholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Stockholders Meeting — Revoking Your Proxy; Changing Your Vote.”

Quorum and Vote Required for Approval

A quorum of Globis stockholders is necessary to hold the Stockholders Meeting. The presence, in person or by proxy, at a Stockholders Meeting of the holders of shares of outstanding capital stock of Globis representing a majority of the voting power of all outstanding shares of capital stock of Globis entitled to vote at such meeting shall constitute a quorum for the Stockholders Meeting.

Each of the Condition Precedent Proposals must be approved in order for Globis to complete the Business Combination. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. None of the Organizational Documents Proposals, which will be voted upon a non-binding advisory basis only, or the Adjournment Proposal is conditioned upon the approval of any other proposal. The approval of the Business Combination Proposal, the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. The approval of the Merger Proposal, the Redomiciliation Proposal and the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Globis Common Stock, voting together as a single class. Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected. If any of Condition Precedent Proposals fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Redemption Rights

Pursuant to the Existing Organizational Documents, a Public Stockholder may request of Globis that Globis redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(a) hold Public Shares, or (b) if you hold Public Shares through Units, you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your Redemption Rights with respect to the Public Shares;

(ii)	submit a written request to the Transfer Agent, in which you (a) request that Globis redeem all or a portion of your Public Shares for cash, and (b) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(iii)	deliver your Public Shares to the Transfer Agent, physically or electronically through DTC.

Public Stockholders may seek to have their Public Shares redeemed by Globis, regardless of whether they vote for or against the Business Combination or any other Proposals and whether they held Public Shares as of the Record Date or acquired them after the Record Date. Any Public Stockholder who holds Public Shares of Globis on or before               , 2022 (two (2) business days before the Stockholders Meeting) will have the right to demand that his or her Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $               million on               , 2022 and including anticipated additional interest through the Closing (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $               .. A Public Stockholder that has properly tendered his, her or its Public Shares for Redemption will be entitled to receive his, her or its pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such Public Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered Public Shares will be returned to the relevant Public Stockholders as appropriate.

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Globis Public Stockholders who seek to redeem their Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on               , 2022 (two (2) business days before the Stockholders Meeting) by (a) submitting a written request to the Transfer Agent that Globis redeem such Public Stockholder’s Public Shares for cash, (b) affirmatively certifying in such request to the Transfer Agent for Redemption if such Public Stockholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to Common Stock of Globis and (c) delivering their Public Shares, either physically or electronically using DTC’s DWAC System, at the Public Stockholder’s option, to the Transfer Agent prior to the Stockholders Meeting. If a Public Stockholder holds the Public Shares in “street name”, such Public Stockholder will have to coordinate with his, her or its broker to have such Public Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming Public Stockholder. In the event the Business Combination is not completed, this may result in an additional cost to Public Stockholders for the return of their shares.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 20% or more of Globis’ Public Shares. Accordingly, any shares held by a Public Stockholder or “group” in excess of such 20% cap will not be redeemed by Globis.

Pursuant to the Sponsor Letter Agreement, the Sponsor and officers and directors of Globis have waived all of their Redemption Rights and will not have Redemption Rights with respect to any Globis Shares owned by them, directly or indirectly.

Holders of the Public Warrants will not have Redemption Rights with respect to the Public Warrants.

For more information, see “Stockholders Meeting — Redemption Rights.”

Appraisal Rights

Neither holders of shares of Globis Common Stock nor holders of Globis’ warrants are entitled to appraisal rights in connection with the Merger, the Redomiciliation or the Business Combination.

Interests of Globis’ Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Globis Board in favor of approval of the Business Combination Proposal, you should keep in mind that Globis’ directors and officers may have interests in such proposal that are different from, or in addition to, those of Globis stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

●	If Globis does not complete an initial business combination transaction by March 15, 2022 (or June 15, 2022, if Globis’ Board of Directors extends the period of time to consummate a business combination), Globis will cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of the Globis Board and Globis’ remaining shareholders, dissolving and liquidating, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable laws. In such event, the 3,047,500 shares of Common Stock owned by the Sponsors and Globis’ independent directors would be worthless because, following the Redemption of the Public Shares, Globis would likely have few, if any, net assets and because the Sponsors and Globis’ independent directors have agreed, in the Sponsor Letter Agreement, to waive their rights to liquidating distributions from the Trust Account with respect to the shares of common stock if Globis fails to complete a Business Combination within the required period. The Sponsors purchased the shares of Common Stock prior to Globis’ IPO for an aggregate purchase price of $26,500, or approximately $0.001 per share. Such shares of Common Stock had an aggregate market value of $ million based upon the closing price of $ per share on Nasdaq on , 2022, the most recent closing price.

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●	The Sponsors paid $3.14 million for its Private Placement of 4,188,889 Private Placement Warrants to purchase Common Stock and such Private Placement Warrants will expire worthless if an initial business combination is not consummated by March 15, 2022 (or June 15, 2022, if Globis Board extends the period of time to consummate a business combination).

●	Up and Up Capital, LLC purchased an aggregate of 100,833 units (the “Placement Units”) at a purchase price of $10.00 per Private Placement Unit, or $1,008,333 in the aggregate, which each Private Placement Unit consists of one share of Common Stock and one redeemable warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Common Stock will be worthless and the warrants will expire worthless if an initial business combination is not consummated by March 15, 2022 (or June 15, 2022, if Globis Board extends the period of time to consummate a business combination).

●	Affiliates of the Sponsors, in aggregate, have purchased $9.5 million in FAHL Bonds and will acquire at the Closing, in accordance with the FAHL Bonds, 1,005,291 Ordinary Shares.

●	The Sponsors and Globis’ officers, directors or their affiliates have made Working Capital Loans prior to the Closing of the Business Combination in the amount of $5 million as of December 30, 2021, which may not be repaid if the Business Combination is not completed.

●	Paul Packer, Chief Executive Officer, Chief Financial Officer and director of Globis, is expected to be a director of New Forafric after the consummation of the Business Combination. As such, in the future, he may receive cash fees, stock options, stock awards or other remuneration that New Forafric Board determines to pay to its directors.

●	Globis’ existing directors and officers will be eligible for continued indemnification and continued coverage under Globis’ directors’ and officers’ liability insurance after the Business Combination.

●	In order to protect the amounts held in the Trust Account, the Sponsors have agreed to be liable to Globis if and to the extent any claims by a vendor for services rendered or products sold to Globis, or a prospective target business with which Globis has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay Globis’ tax obligation and up to $100,000 for liquidation excepts, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under Globis’ indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

●	Following completion of the Business Combination, the Sponsors, Globis’ officers and directors and their respective affiliates will be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination (which will be the Business Combination should it occur), and repayment of any other loans, if any, and on such terms as to be determined by Globis from time to time, made by the Sponsor or certain of Globis’ officers and directors to finance transaction costs in connection with an intended initial business combination (which will be the Business Combination should it occur). If Globis fails to complete a Business Combination within the required period, the Sponsor and Globis’ officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

●	Pursuant to the Registration Rights Agreement, the Sponsors will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Ordinary Shares and warrants of New Forafric held by such parties.

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Globis’ directors and executive officers have agreed to vote all of their Common Stock in favor of the proposals being presented at the Stockholders Meeting and waive their redemption rights with respect to such Common Stock in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, Globis’ directors and executive officers beneficially own approximately 20% of the issued and outstanding Common Stock.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Sponsor Parties or their respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that the Sponsors or their respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (1) a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting, are voted in favor of the Business Combination Proposal, the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal, (2) holders of a majority of the outstanding shares of Globis Common Stock vote in favor of the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal, (3) the six directors named in the Director Election Proposal are elected to serve on the Board of Directors of New Forafric, (4) otherwise limit the number of Public Shares electing to redeem and (5) Globis’ net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001.

Entering into any such arrangements may have a depressive effect on the price of the ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Stockholders Meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be submitted at the Stockholders Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of Globis’ directors may result in a conflict of interest on the part of such director(s) between what he/she or they may believe is in the best interests of Globis and its stockholders and what he/she or they may believe is best for himself/ herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Globis’ officers have interests in the Business Combination that may conflict with your interests as a stockholder.

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Recommendation to Stockholders of Globis

The Globis Board has unanimously approved the Proposals.

The Globis Board unanimously recommends that stockholders:

●	Vote “FOR” the Merger Proposal;

●	Vote “FOR” the Redomiciliation Proposal;

●	Vote “FOR” the Business Combination Proposal;

●	Vote “FOR” the Equity Incentive Plan Proposal;

●	Vote “FOR” the Director Election Proposal;

●	Vote “FOR” the Charter Proposal;

●	Vote “FOR” each of the Organizational Documents Proposals;

●	Vote “FOR” the Nasdaq Proposal; and

●	Vote “FOR” the Adjournment Proposal.

The existence of any financial and personal interests of one or more of Globis’ directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Globis and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. See the section entitled “Proposal 3: The Business Combination Proposal — Interests of Globis’ Directors and Officers and Others in the Business Combination” in this proxy statement/prospectus for a further discussion of such interests and potential conflicts of interest.

Sources and Uses of Funds for the Business Combination

The following tables summarize the estimated sources and uses for funding the Business Combination assuming (i) that none of Globis’ outstanding shares of Common Stock are redeemed in connection with the Business Combination (“No Redemptions”) and (ii) that 11,500,000 of Globis’ outstanding shares of Common Stock are redeemed in connection with the Business Combination (representing the maximum amount of public shares that can be redeemed (“Maximum Redemptions”). The number of shares of Common Stock redeemable assuming Maximum Redemptions assumes that the per share Redemption Price is $10.20; the actual per share Redemption Price will be equal to the pro rata portion of the Trust Account calculated as of two business days prior to the consummation of the Business Combination.

Estimated Sources and Uses (No Redemptions, in millions)

Sources		Uses
Globis Cash Held in Trust(1)	$117.3	Cash Consideration to Balance Sheet	$126.9
PIPE Investment	18.0	Cash Consideration to Seller	12.1
FAHL Bonds	9.5	Transaction Fees(2)	5.8

Total Sources	$144.8	Total Uses	$144.8

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Estimated Sources and Uses (Maximum Redemptions, in millions)

Sources		Uses
Globis Cash Held in Trust(1)	$117.3	Cash Consideration to Balance Sheet	$16.0
PIPE Investment	12.3	Cash Consideration to Seller	-
FAHL Bonds	9.5	Transaction Fees(2)	5.8
		Shareholder Redemptions(3)	117.3

Total Sources	$139.1	Total Uses	$139.1

(1)	Represents the expected amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.

(2)	Represents the total estimated transaction fees and expenses incurred by Globis and FAHL as part of the Business Combination.

(3)	Assumes that the maximum number of shares of Common Stock that can be redeemed are redeemed.

Material U.S. Federal Income Tax Consequences

For a description of the tax consequences for Public Stockholders exercising Redemption Rights in connection with the Business Combination, see the sections entitled “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Business Combination to Globis stockholders — U.S. Holders — Tax Consequences to U.S. Holders That Elect to Exercise Redemption Rights” and “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Business Combination to Globis stockholders — Non-U.S. Holders — Tax Consequences to Non-U.S. Holders That Elect to Exercise Redemption Rights.”

The tax consequences of the Redomiciliation are complex and will depend on a holder’s particular circumstances. All holders are urged to consult their tax advisors on the tax consequences to them of the Redomiciliation, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Redomiciliation, including with respect to Public Warrants, see “Proposal 3: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Business Combination to Globis stockholders.”

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Regulatory Approvals

The Merger, the Redomiciliation, the Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with the Registrar of Companies of Gibraltar, Secretary of State of the State of Delaware and Secretary of State of the State of Nevada necessary to effectuate the Merger and the Redomiciliation and (ii) filings required with the SEC pursuant to the reporting requirements applicable to Globis, and the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to Globis’ stockholders. Based on the anticipated pro-forma voting power of New Forafric, no filings are required under the HSR Act in connection with the Business Combination; however, such a filing may be required to the extent the anticipated pro forma ownership changes. Globis must comply with applicable U.S. federal and state securities laws in connection with the Redomiciliation, including the filing with Nasdaq of a press release disclosing the Redomiciliation, among other things.

Emerging Growth Company

Globis is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Globis’ periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Globis has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Globis, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Globis’ financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Globis’ IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

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Summary of Risk Factors

In evaluating the Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Relating to FAHL’s Business and New Forafric Following the Business Combination

●	Severe adverse weather conditions may also result in crop failures or significantly reduced harvests, and increase the cost of raw materials, extensive property damage, extended business interruption, personal injuries and other loss and damage to FAHL’s business.

●	FAHL’s business may be adversely affected by fluctuations in agricultural commodity and other raw material prices, transportation costs, energy prices, interest rates and foreign currency exchange rates.

●	FAHL’s business may be adversely affected if it is unable to obtain sufficient quality raw materials.

●	FAHL’s business is currently dependent upon a single supplier, which is an affiliate of the Seller, to obtain substantially all of its raw materials.

●	The COVID-19 pandemic could have a material adverse impact on FAHL’s business, results of operations and financial condition.

●	FAHL’s business may be adversely affected by disruptions in its distribution and logistical systems.

●	FAHL’s business is vulnerable to the effects of supply and demand imbalances in the flour milling industry.

●	FAHL’s business is subject to global and regional economic downturns and related risks.

●	FAHL’s business is subject to economic, political and other risks of doing business globally and in emerging markets.

●	FAHL’s business is subject to industry and other risks that could adversely affect our reputation and financial results, including, without limitation, spoilage, contamination, tampering or other adulteration of products, product liability claims and recalls and government regulation regarding matters such as food and feed safety, nutritional standards and genetically modified organism, and shifts in customer and consumer preferences.

●	FAHL may be subject to significant liability that is not covered by insurance.

●	A natural disaster, economic depression or other adverse events affecting Morocco where most of FAHL’s facilities and customers are located could adversely affect FAHL’s business.

●	Legal claims, government investigations or other regulatory enforcement actions could subject FAHL to civil and criminal penalties.

●	Litigation or legal proceedings could expose FAHL to significant liabilities and have a negative impact on FAHL’s reputation or business.

●	FAHL’s business is subject to risks related to our ability to retain existing customers, attract new customers, expand product offerings, and increase processed volumes and revenue from both new and existing customers.

●	FAHL’s business is subject to risks related to growth, including, without limitation, its ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives.

●	FAHL’s business is subject to risks related government regulation, including, without limitation, taxes, tariffs, duties, subsidies, import and export restrictions on agricultural commodities and commodity products and energy policies (including biofuels mandates), and obtaining necessary government permits and certifications.

●	FAHL’s business face significant competition in each of FAHL’s businesses and FAHL has numerous competitors, some of which are larger and have greater financial resources than New Forafric will have after the Business Combination is effected.

●	FAHL’s business is subject to risks related to data security and its ability to protect its intellectual property.

●	FAHL’s business requires significant amounts of capital to operate our business and fund capital expenditures and if New Forafric in unable to generate sufficient cash flows or raise sufficient external financing to fund these activities and working capital after the Business Combination, New Forafric’s operations and growth may be adversely affected.

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●	New Forafric’s ability to be successful following the Business Combination will depend upon the efforts of the New Forafric Board and FAHL’s key personnel and the loss of such persons could negatively impact the operations and profitability of New Forafric’s business following the Business Combination.

Risks Relating to the Business Combination and Globis

●	Globis’ stockholders will experience dilution due to the issuance to the Seller of securities entitling it to a significant voting stake in New Forafric.

●	A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if New Forafric’s business is doing well.

●	The ability of Globis’ stockholders to exercise Redemption Rights with respect to Globis’ Public Shares may prevent Globis from completing the Business Combination or optimizing its capital structure.

●	Subsequent to the completion of the Business Combination, New Forafric may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

●	New Forafric’s ability to be successful following the Business Combination will depend upon the efforts of New Forafric Board and FAHL’s key personnel and the loss of such persons could negatively impact the operations and profitability of New Forafric’s business following the Business Combination.

●	New Forafric will be a holding company and its only material asset after completion of the Business Combination will be its interest in FAHL, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

●	FAHL may become a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, and may rely on, exemptions from certain corporate governance requirements.

●	New Forafric may become a “foreign private issuer” and may choose to take advantage of the reduced reporting requirements applicable to foreign private issuers.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF GLOBIS1

Globis is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. Globis’ condensed balance sheet data as of December 31, 2020 and the statement of operations data for the period from August 21, 2020 (inception) through December 31, 2020 are derived from Globis’ audited financial statements included elsewhere in this proxy statement/prospectus. Globis’ condensed balance sheet data as of September 30, 2021 and the statement of operations data for the nine months ended September 30, 2021 and for the period from August 21, 2020 (inception) through September 30, 2020 has been derived from Globis’ unaudited condensed financial statements, which is included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with Globis’ financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Globis” contained elsewhere in this proxy statement/prospectus. Globis’ historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

(in thousands, except share and per share data)

Income Statement Data:	Nine Months Ended September 30, 2021	For the Period from August 21, 2020 (Inception) Through September 30, 2020	For the Period from August 21, 2020 (Inception) Through December 31, 2020
Revenue	$—	$—	$—
Loss from operations	(1,607)	(1)	(90)
Interest income	5	—	—
Net loss	(1,602)	(1)	(90)
Basic and diluted net loss per share, redeemable common stock	(0.11)	—	—
Weighted average shares outstanding, basic and diluted, redeemable common stock	11,500,000	—	—
Basic and diluted net loss per share, non-redeemable common stock	(0.11)	(0.00)	(0.02)
Weighted average shares outstanding – basic and diluted, non-redeemable common stock	3,550,833	2,500,000	4,179,573

Balance Sheet Data:	As of September 30, 2021	As of December 31, 2020
Total current assets	$159	$485
Trust account	116,156	116,150
Total assets	116,315	116,635
Total liabilities	1,347	66
Value of common stock subject to redemption	116,150	116,150
Stockholders’ (deficit) equity	(1,182)	420

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SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA OF FAHL

The following tables summarize FAHL’s consolidated financial data. The summary consolidated statement of operations data for the years ended December 31, 2020 and 2019 and the summary consolidated balance sheet data as of December 31, 2020 and 2019 are derived from FAHL’s audited consolidated financial statements that are included elsewhere in this proxy statement/prospectus. The data for the nine months ended September 30, 2021 and 2020 has been derived from FAHL’s unaudited condensed consolidated financial statements, which is included elsewhere in this proxy statement/prospectus.

The summary historical financial data below also includes references to EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. FAHL defines EBITDA as net income (loss) adjusted for (i) net interest expense, (ii) tax expense, and (iii) depreciation and amortization; and defines Adjusted EBITDA as EBITDA adjusted for (i) non-recurring income (expenses), including tax penalties, bad debt resulting from customers who ceased operations during the COVID-19 pandemic, and a decrease of governmental subsidies during 2021, and (ii) foreign currency exchange gains or losses. Other companies may define non-GAAP financial measures differently and, as a result, FAHL’s non-GAAP financial measures may not be directly comparable to those of other companies. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of financial performance or liquidity under GAAP. The presentation of non-GAAP financial measures provides additional information to investors regarding FAHL’s results of operations that management believes is useful for trending, analyzing and benchmarking the performance and value of FAHL’s business.

Our historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. You should read the summary historical financial data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FAHL” and the financial statements and related notes included elsewhere in this proxy statement/prospectus.

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	Nine months ended		Year ended
	September 30,	September 30,	December 31	December 31
In thousands of USD	2021	2020	2020	2019

Revenues	$185,517	$145,938	$196,596	$183,209
Cost of sales	157,202	119,130	156,188	147,498
Gross profit	28,315	26,808	40,408	35,711
Operating expenses:
Selling, general and administrative expenses	24,415	19,735	30,517	31,733
Total operating expenses	24,415	19,735	30,517	31,733
Operating income	3,900	7,073	9,891	3,978
Other expense (income):
Interest income	(282)	(2)	(3)	(5)
Interest expense	7,387	5,399	6,847	9,432
Foreign Exchange loss	1,004	1,734	3,043	141
Total other expense	8,109	7,131	9,887	9,568
(Loss) Income before income taxes	(4,209)	(58)	4	(5,590)
Income tax (benefit) expense	(831)	1,407	143	2,509
Net loss	(3,378)	(1,465)	(139)	(8,099)
Net income (loss) attributable to non-controlling interest	158	-	(29)	-
Net loss attributable to the Company	$(3,536)	$(1,465)	$(110)	$(8,099)

Loss per common share - basic and diluted	$(0.03)	$(396.98)	$(0.03)	$(2,194.85)

Weighted average number of shares outstanding - basic and diluted	120,000,000	3,690	3,620,017	3,690

Net loss	(3,378)	(1,465)	(139)	(8,099)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(1,373)	(2,660)	5,774	535
Total other comprehensive (loss) income	(1,373)	(2,660)	5,774	535
Comprehensive (loss) income	(4,751)	(4,125)	5,635	(7,564)
less: Comprehensive income (loss) attributable to non-controlling interest	55	-	(29)	-
Comprehensive (loss) income attributable to the Company	$(4,806)	$(4,125)	$5,664	$(7,564)

EBITDA Calculation
Net loss	(3,378)	(1,465)	(139)	(8,099)
Interest expense, net	7,105	5,397	6,844	9,427
Income tax (benefit) expense	(831)	1,407	143	2,509
Depreciation and amortization	3,633	3,632	4,971	5,045
EBITDA	6,529	8,971	11,819	8,882
Other non-recurring expense (income)
Restructuring expenses	1,940	1,071	1,772	1,784
Foreign exchange loss	1,004	1,734	3,043	141
Transactions fees	1,153	-	-	-
Others	2,610	522	2,044	(1,798)
Adjusted EBITDA	13,236	12,298	18,678	9,009

% revenues	7.1%	8.4%	10%	5%

	September 30,	September 30,	December 31	December 31
Balance sheet	2021	2020	2020	2019
Assets	$300,763	$268,104	$234,578	$212,577
Liabilities	$247,769	$346,312	$182,584	$286,660
Equity (Deficit)	$52,994	$(78,208)	$51,994	$(74,083)

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the historical comparative per share information of Globis, on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, assuming no redemptions and maximum redemptions.

The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2020.

The information in the following table should be read in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Globis and FAHL and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Globis and FAHL would have been had the companies been combined during the periods presented.

The following table sets forth:

●	unaudited pro forma per share information of the combined company assuming two redemption scenarios as follows:

●	The No Redemptions scenario assumes that no Globis stockholders elect to redeem their shares of common stock for a pro rata portion of cash in the Trust Account in connection with the Business Combination, and thus the full amount held in the Trust Account as of the Closing is available for the Business Combination.

●	The Maximum Redemptions scenario assumes that Globis’ stockholders redeem 11.5 million shares at $10.20 per share, for an aggregate payment of approximately $117.3 million of their shares of common stock for a pro rata portion of cash in the Trust Account in connection with the Business Combination.

			Pro Forma Combined
	Globis	FAHL	No Redemptions	Maximum Redemptions
Nine Months Ended September 30, 2021
Net loss	(1,602)	(3,378)	(4,985)	(4,985)
Stockholders’ (deficit) equity	(1,182)	52,994	193,405	82,447
Weighted average shares outstanding – basic and diluted	15,050,833	—	34,313,533	23,418,161
Net loss per share – Basic and diluted	(0.11)	N/A	(0.15)	(0.21)
Book value per share (1)	(0.08)	N/A	5.64	3.52
Cash dividends per share – basic and diluted	—	—	—	—

Year Ended December 31, 2020
Net loss	(90)	(139)	(5,382)	(5,382)
Weighted average shares outstanding – basic and diluted	4,179,573	—	34,313,533	23,418,161
Net loss per share – Basic and diluted	(0.02)	N/A	(0.16)	(0.23)
Cash dividends per share – basic and diluted	—	—	—	—

(1)	Book value per share = (Total shareholders’ equity / shares outstanding)

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QUESTIONS AND ANSWERS

Q.	Why am I receiving this proxy statement/prospectus?

A.	You are receiving this proxy statement/prospectus in connection with the Stockholders Meeting of Globis’ stockholders. Globis is holding the Stockholders Meeting to consider and vote upon the Proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	What is being voted on at the Stockholders Meeting?

A.

Globis’ stockholders are being asked to consider and vote upon the Merger Proposal to approve and adopt the Merger. If approved and adopted, the Merger will become effective prior to the consummation of the Business Combination and will be effected by the filing of a certificate of merger with the Delaware Secretary of State and articles of merger with the Nevada Secretary of State. The Merger Proposal, if approved and adopted, will authorize Globis to merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis, with Globis NV Merger Corp. surviving. See the section entitled “Proposal 1: The Merger Proposal.”

Globis’ stockholders are being asked to consider and vote upon the Merger Proposal and the Redomiciliation Proposal to change the corporate structure and domicile of Globis by way of a merger whereby the corporation will merge with and into a corporation incorporated under the laws of Nevada. Immediately after the Merger, Globis will seek to effect a continuation from such corporation to a public company limited by shares incorporated under the laws of Gibraltar. The Redomiciliation will be effected by Globis filing an application for establishing domicile in Gibraltar, along with all applicable notices, undertakings and other documents required to be filed, and filing an application to de-register with the Nevada Secretary of State and all outstanding securities of Globis will convert to outstanding securities of New Forafric, as described in more detail in this proxy statement/prospectus. In connection with the Redomiciliation, and simultaneously with the Business Combination, Globis Nevada will change its corporate name to “Forafric Global PLC.” The Redomiciliation will become effective immediately prior to the completion of the Business Combination. The form of the proposed Memorandum and Articles of Association of New Forafric is attached to this proxy statement/prospectus as Annex C. See the sections entitled “Proposal 1: The Merger Proposal.” and “Proposal 2: The Redomiciliation Proposal.”

Globis’ stockholders are also being asked to consider and vote upon the Business Combination Proposal to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Agreement provides that, among other things, Globis will acquire 100% of the equity interests of FAHL from Seller, its sole shareholder, with FAHL becoming a direct subsidiary of New Forafric as a result thereof. Shareholder approval of the Business Combination Agreement and the transactions contemplated thereby is required by the Business Combination Agreement and the Amended and Restated Certificate of Incorporation. A copy of the Business Combination Agreement is attached to this proxy statement/ prospectus as Annex A and Globis encourages its shareholders to read it in its entirety. See the section entitled “Proposal 3: The Business Combination Proposal.”

Globis’ stockholders are also being asked to consider and vote upon the Equity Incentive Plan Proposal to adopt the Equity Incentive Plan. Among other things, the Equity Incentive Plan, which would become effective upon the completion of the Business Combination, is intended to maintain and strengthen New Forafric’s ability to attract and retain key employees, directors, consultants and certain other individuals providing services to New Forafric and to motivate them to remain focused on long-term shareholder value. See the section entitled “Proposal 4: The Equity Incentive Plan Proposal.” A copy of the Equity Incentive Plan is attached to this proxy statement/ prospectus as Annex H, and Globis encourages its shareholders to read the plan in its entirety.

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Globis’ stockholders are also being asked to consider and vote upon the amendment and restatement of the Existing Organizational Documents in their entirety by the new Memorandum and Articles of Association, assuming the Merger Proposal and the Redomiciliation Proposal are approved and adopted, and the filing with and acceptance by the Gibraltar Companies Registrar in accordance with the Companies Act and Re-domiciliation Regulations, including the authorization of the change in authorized share capital as indicated therein and the change of name of Globis to “Forafric Global PLC” in connection with the Business Combination. The new Memorandum and Articles of Association of New Forafric is attached hereto as Annex C and Globis encourages its shareholders to read it in its entirety. See the section entitled “Proposal 6: The Charter Proposal.”

Globis’ stockholders are also being asked to consider and vote upon a non-binding advisory basis] the Organizational Documents Proposals to approve certain material differences between the Existing Organizational Documents and the Proposed Organizational Documents of New Forafric (a public company limited by shares incorporated in Gibraltar), assuming the Charter Proposal is approved and adopted. See the section entitled “Proposal 7: The Organizational Documents Proposals.”

Globis’ stockholders are also being asked to consider and vote upon the Nasdaq Proposal. Our Units, Public Shares, and Public Warrants are listed on Nasdaq and, as such, we are seeking shareholder approval for the purposes of complying with the applicable provisions of the Nasdaq Listing Rule 5635 of the issuance of ordinary shares and securities convertible into or exchangeable for ordinary shares in connection with the Business Combination, and the ordinary shares issued in connection with the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans. See the section entitled “Proposal 8: The Nasdaq Proposal.”

Globis’ stockholders are also being asked to consider and vote upon the Adjournment Proposal to adjourn the Stockholders Meeting to a later date or dates, including, if necessary, to permit further solicitation and vote of proxies if it is determined by Globis that more time is necessary or appropriate to approve one or more Proposals at the Stockholders Meeting. See the section entitled “Proposal 9: The Adjournment Proposal.”

The presence, in person or by proxy, of Globis stockholders representing a majority of the issued and outstanding Common Stock on the Record Date and entitled to vote on the Proposals to be considered at the Stockholders Meeting will constitute a quorum for the Stockholders Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q.	Are the Proposals conditioned on one another?

A.	Each of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal and the Nasdaq Proposal is interdependent upon the others and must be approved in order for Globis to complete the Business Combination. None of the Organizational Documents Proposals, which will be voted upon a non-binding advisory basis only, or the Adjournment Proposal is conditioned upon the approval of any other proposal. The approval of the Business Combination Proposal, the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. The Organizational Documents Proposals are voted upon on a non-binding advisory basis. Notwithstanding the foregoing, the Business Combination is conditioned upon the approval of the Condition Precedent Proposals The approval of the Merger Proposal, the Redomiciliation Proposal and the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Globis Common Stock, voting together as a single class. Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected. If any of the Condition Precedent Proposals fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

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Q.	Why is Globis proposing the Redomiciliation?

A.	Our Board believes that there are significant advantages to New Forafric that will arise as a result of being domiciled in Gibraltar, including (i) being redomiciled in Gibraltar will create operational efficiencies for the combined company due to the fact that FAHL is a Gibraltar private company limited by shares and its subsidiaries are all located outside the United States and (ii) the elimination of our obligation to pay the annual Delaware franchise tax and the expected savings as a result of not having a franchise tax. FAHL required that Globis redomicile in the state of Gibraltar in order to enter into the Business Combination Agreement. See “The Redomiciliation Proposal” for a further discussion of these factors.

Q.	What is involved with the Redomiciliation?

A.	The Redomiciliation will require Globis Nevada to file certain documents in both the State of Nevada and Gibraltar. At the effective time of the Redomiciliation, which will be the Closing Date, Globis Nevada will cease to be a corporation incorporated under the laws of the State of Nevada and in connection with the Business Combination, Globis Nevada will continue as a Gibraltar public company limited by shares and, simultaneously with the Business Combination, will change its corporate name to “Forafric Global PLC.” The Certificate of Incorporation will be replaced by the proposed Memorandum and Articles of Association and your rights as a shareholder will cease to be governed by Nevada law and will be governed by the laws of Gibraltar.

Q.	When do you expect that the Redomiciliation will be effective?

A.	The Redomiciliation is expected to become effective immediately prior to the completion of the Business Combination.

Q.	How will the Redomiciliation affect my securities of Globis?

A.	Pursuant to the Redomiciliation and the Business Combination and without further action on the part of Globis’ stockholders, each outstanding share of Common Stock will convert to one outstanding Ordinary Share of New Forafric. Although it will not be necessary for you to exchange your certificates representing Common Stock after the Redomiciliation, New Forafric will, upon request, exchange your Globis share certificates for the applicable number of New Forafric’s Ordinary Shares, and all certificates for securities issued after the Redomiciliation will be certificates representing securities of New Forafric.

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Q.	What are the material U.S. federal income tax consequences of the Business Combination to Holders of Globis Shares and Warrants?

A.

As described more fully under the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Business Combination,” the parties have structured the Merger to meet the relevant requirements provided in U.S. tax law to qualify the Merger as a tax-free reorganization (a “reorganization”) within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) to U.S. Holders (as defined below) of Globis Shares and/or Warrants. However, since there is currently insufficient authority from the Internal Revenue Service that is factually on point with the Merger regarding satisfaction of all of the requirements under U.S. tax law allowing such tax-free treatment, the parties to the Merger can provide no assurance that treatment as a tax-free reorganization will result for the exchanging stockholders. Accordingly, there are significant factual and legal uncertainties as to whether the Merger will qualify as a reorganization within the meaning of Code Section 368.

In addition, Section 367(a) of the Code and the Treasury regulations promulgated thereunder, in certain circumstances, may impose additional requirements for certain U.S. Holders to qualify for tax-deferred treatment with respect to the exchange of Globis Common Stock and/or Globis Warrants in the Merger.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders of Globis Shares and/or Warrants, including the application of Section 367(a) of the Code, see the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Business Combination.” If you are a U.S. Holder whose Globis Shares and/or Warrants are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “Certain Material U.S. Federal Income Tax Considerations.”

Q.	What are the material U.S. federal income tax consequences to Holders of Globis Shares that exercise their Redemption Rights?

A.	Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock” or “Certain Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Non-U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q.	Why is Globis proposing the Business Combination?

A.	Globis was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. Since Globis’ organization, the Globis Board has sought to identify suitable candidates in order to effect such a transaction. In its review of FAHL, the Globis Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Globis Board has determined that the Business Combination presents a highly-attractive business combination opportunity and is in the best interests of Globis stockholders. The Globis Board believes that, based on its review and consideration, the Business Combination with FAHL presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Business Combination Agreement and the Amended and Restated Certificate of Incorporation, as well as to comply with Nasdaq Listing Rule 5635.

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Q.	What will happen in the Business Combination?

A.	The Business Combination consists of a series of transactions pursuant to which (i) Globis will complete the Redomiciliation and (ii) Globis will acquire 100% of the equity interests of FAHL from Seller, with Globis continuing to operate as New Forafric. Upon the completion of the Redomiciliation and the Business Combination, each issued and outstanding share of Common Stock of Globis will become an Ordinary Share, and each issued and outstanding Warrant to purchase shares of Common Stock of Globis will become a warrant to purchase an equal number of Ordinary Share of New Forafric.

Q.	What consideration will the Seller receive in connection with the Business Combination?

A.	In accordance with the terms and subject to the conditions of the Business Combination Agreement, Globis will effect the Business Combination with the Seller in exchange for a combination of cash consideration and newly-issued Ordinary Shares of New Forafric. For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Consideration to be Received in the Business Combination.”

Q.	What equity stake will current Globis stockholders and the Seller hold in New Forafric immediately after the completion of the Business Combination?

A.	Upon the completion of the Business Combination (assuming, among other things, that no Globis stockholders exercise Redemption Rights with respect to their ordinary shares upon completion of the Business Combination and the other assumptions described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), the current holders of Globis Common Stock are expected to own Ordinary Shares of New Forafric representing approximately % of the voting power of New Forafric.

If any of Globis’ stockholders exercise their Redemption Rights, the percentage of New Forafric’s outstanding voting stock held by the current holders of Globis Common Stock will decrease and the percentage of New Forafric’s outstanding voting stock held by the Seller will increase, in each case relative to the percentage held if none of the Globis Common Stock are redeemed.

The relative percentage above is for illustrative purposes only and is based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.”

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q.	Did the Globis Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.	No. The Globis Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Globis’ officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Globis’ advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the Globis Board in valuing FAHL’s business and assuming the risk that the Globis Board may not have properly valued such business.

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Q.	What will the Seller and Globis receive in connection with the Business Combination?

A.	In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) the Seller will receive (a) up to 17,004,762 Ordinary Shares in New Forafric, and (b) the Closing Payment,, and (ii) New Forafric will receive equity interests in FAHL For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

Q.	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A.	Following the closing of our IPO, an amount equal to $116,150,000 ($10.10 per unit) of the net proceeds from our IPO and certain of the proceeds from the sale of the Private Placements was placed in the Trust Account. At , $ was held in the Trust Account for the purposes of consummating an initial business combination (which will be the Business Combination should it occur). These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the closing of the Business Combination) or (2) the redemption of all of the public shares if we are unable to complete a business combination by March 15, 2022 (or June 15, 2022 if such date is extended), subject to applicable law.

If our initial business combination (which will be the Business Combination should it occur) is paid for using equity or debt securities or not all of the funds released from the Trust Account are used for payment of the consideration in connection with our initial business combination (which will be the Business Combination should it occur) or used for redemptions or purchases of the public shares, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for maintenance or expansion of operations of New Forafric, the payment of principal or interest due on indebtedness incurred in completing our Business Combination, to fund the purchase of other companies or for working capital. See “Summary of the Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination.”

Q.	What happens if a substantial number of the Public Stockholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A.	Our Public Stockholders are not required to vote “AGAINST” the Business Combination in order to exercise their Redemption Rights, although redemption is only available if the Business Combination is consummated. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement. In addition, the Business Combination Agreement provides that the obligations of FAHL, the Seller and Globis to consummate the Business Combination are conditioned on, among other things, Globis having, after giving effect to the Business Combination and the transactions contemplated thereby, net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001.

Additionally, as a result of redemptions, the trading market for the Ordinary Shares of New Forafric may be less liquid than the market for the Public Shares was prior to consummation of the Business Combination and we may not be able to meet the listing standards for Nasdaq or another national securities exchange.

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Q.	What conditions must be satisfied to complete the Business Combination?

A.	The consummation of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others: (a) the approval of each of the Condition Precedent Proposals by Globis stockholders; (b) there shall not be any applicable law in effect that makes the consummation of the transactions contemplated by the Business Combination Agreement illegal or any order in effect preventing the consummation of the transactions contemplated thereby; (c) this Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and no proceeding seeking such stop order has been threatened or initiated by the SEC that remains pending; (d) after giving effect to the transactions contemplated by the Business Combination Agreement, New Forafric has at least $5,000,001 of net tangible assets immediately after the Effective Time; and (e) no Company Material Adverse Effect (as defined in the Business Combination Agreement) has occurred that is then continuing.

For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled, “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Closing Conditions.”

Q.	When do you expect the Business Combination to be completed?

A.	It is currently expected that the Business Combination will be completed in the first quarter of 2022. This timing depends, among other things, on the approval of the Proposals to be presented at the Stockholders Meeting. However, the Stockholders Meeting could be adjourned if the Adjournment Proposal is adopted at the Stockholders Meeting and Globis elects to adjourn the Stockholders Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by Globis.

Q.	What happens if the Business Combination is not completed?

A.	If a Public Stockholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Stockholders as appropriate. The current deadline set forth in the Amended and Restated Certificate of Incorporation for Globis to complete its initial business combination (which will be the Business Combination should it occur) is March 15, 2022, subject to Globis Board’s election to extend the period of time for completing an initial business combination to June 15, 2022.

Q.	Why is Globis proposing the Equity Incentive Plan Proposal?

A.	The purpose of the Equity Incentive Plan is to enable New Forafric to offer eligible employees, directors and consultants cash and other stock-based and other performance-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and New Forafric’s shareholders. For more information, see the section entitled “Proposal 4: The Equity Incentive Plan Proposal.”

Q.	What amendments will be made to the current constitutional documents of Globis?

A.	The consummation of the Business Combination is conditioned, among other things, on the Redomiciliation. Accordingly, in addition to voting on the Business Combination, Globis’ stockholders also are being asked to consider and vote upon a proposal to approve the Redomiciliation, and replace our Existing Organizational Documents, in each case, under Nevada law with the Proposed Organizational Documents, in each case, under Gibraltar law, which differ materially from the Existing Organizational Documents in the following respects:

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	Existing Organizational Documents	Proposed Organizational Documents

Authorized Shares (Organizational Documents Proposal 7A)	The Existing Organizational Documents authorize 101,000,000 shares, consisting of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.	The Proposed Organizational Documents authorize 101,000,000 shares, consisting of 100,000,000 Ordinary Shares and 1,000,000 Preferred Shares.

	See Article 5 of our Existing Organizational Documents.	See Memorandum of Association of Forafric Global PLC

Require New Forafric to Seek Shareholder Consent Prior to Issuances of Preferred Shares	The Existing Organizational Documents authorize the issuance of 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, Globis Board is empowered under the Existing Organizational Documents, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares.

The Proposed Organizational Documents provide that New Forafric may issue shares with such rights or restrictions as may be determined by ordinary resolution of the shareholders of New Forafric.

New Forafric may issue shares which are to be redeemed, or are liable to be redeemed at the option of New Forafric or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

	See Article 5 of our Existing Organizational Documents	See article 160 of the Articles of Association.

Exclusive Forum	The Existing Organizational Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The Proposed Organizational Documents do not contain a provision adopting an exclusive forum for shareholder litigation.

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	Existing Organizational Documents	Proposed Organizational Documents

Corporate Name (Organizational Documents Proposal 7B	The Existing Organizational Documents provide the name of New Forafric is “Globis Acquisition Corp.”	The Proposed Organizational Documents will provide that the name of the company will be “Forafric Global PLC”

See paragraph 1 of our Existing Organizational Documents.

Perpetual Existence (Organizational Documents Proposal 7B	The Existing Organizational Documents provide that if we do not consummate a business combination (as defined in the Existing Organizational Documents) by March 15, 2022 (or June 15, 2022 if such date is extended), Globis shall cease all operations except for the purposes of winding up and shall redeem the shares issued in our IPO and liquidate the Trust Account.	The Proposed Organizational Documents do not contain a provision for the mandatory winding up of New Forafric in any circumstances.

See Article 6.F of our Existing Organizational Documents.

Takeovers by Interested Stockholders	The Existing Organizational Documents do not provide restrictions on takeovers of Globis by a related shareholder following a business combination.	The Proposed Organizational Documents do not provide restrictions on takeovers of New Forafric by a related shareholder following a business combination.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal 7B)	The Existing Organizational Documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.	The Proposed Organizational Documents do not include such provisions related to our status as a blank check company, which no longer will apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time.

See Article 6 of our Existing Organizational Documents.

For more information, see the section entitled “Proposal 7: The Organizational Documents Proposals.”

Q.	Why is Globis proposing the Adjournment Proposal?

A.	Globis is proposing the Adjournment Proposal to allow the adjournment of the Stockholders Meeting to a later date or dates, including if necessary to permit further solicitation and vote of proxies if it is determined by Globis that more time is necessary or appropriate to approve one or more Proposals at the Stockholders Meeting. Please see the section entitled “Proposal 9: The Adjournment Proposal” for additional information.

Q.	When and where will the Stockholders Meeting be held?

A.	The Stockholders Meeting will be held at 9 a.m., Eastern Time, on , 2022, at the offices of McDermott Will & Emery LLP located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. Only shareholders who held common stock of Globis at the close of business on the Record Date will be entitled to vote at the Stockholders Meeting.

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Q.	Who is entitled to vote at the Stockholders Meeting?

A.	Globis has fixed , 2022 as the Record Date. If you were a shareholder of Globis at the close of business on the Record Date, you are entitled to vote on matters that come before the Stockholders Meeting.

Q.	How do I vote?

A.	If you are a record owner of your shares, there are two ways to vote your Globis Shares at the Stockholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Globis Board “FOR” the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, the Charter Proposal, each of the Organizational Documents Proposals and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Stockholders Meeting will not be counted.

You Can Attend the Stockholders Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Stockholders Meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Globis can be sure that the broker, bank or nominee has not already voted your shares.

Q.	If my shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Globis or by voting in person (which would include presence at a virtual meeting) at the Stockholder Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of the Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Stockholder Meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are a Globis stockholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal, the Organizational Documents Proposals, the Nasdaq Proposal or the Adjournment Proposal. Such broker non-votes will be the equivalent of a vote “AGAINST” the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal, but will have no effect on the vote count for such other proposals.

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Q.	What if I attend the Stockholder Meeting but I do not vote my Globis Shares or if I abstain from voting?

.

The approval of the Business Combination Proposal, the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. The Organizational Documents Proposals are voted upon on a non-binding advisory basis. Notwithstanding the foregoing, the Business Combination is conditioned upon the approval of the Condition Precedent Proposals. The approval of the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Globis Common Stock, voting together as a single class. Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected.

Abstentions will be considered present for the purposes of establishing a quorum. With respect to the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal, abstentions will not count as votes cast at the Stockholders Meeting and, therefore, will have no effect on the outcome of such proposals. With respect to the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal, abstentions will count as a vote “AGAINST” those proposals.

Q.	What Proposals must be passed in order for the Business Combination to be completed?

A.	The Business Combination will not be completed unless the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Charter Proposal, the Equity Incentive Proposal and the Nasdaq Proposal are approved. If Globis does not complete an initial business combination (which will be the Business Combination should it occur) by May 18, 2022, Globis will be required to dissolve and liquidate itself and return the monies held within its Trust Account to its Public Stockholders unless Globis submits and its stockholders approve an extension.

Q.	How does the Globis Board recommend that I vote on the Proposals?

A.	The Globis Board unanimously recommends that the holders of Globis’ Common Stock entitled to vote on the Proposals, vote as follows:

“FOR” approval of the Merger Proposal;

“FOR” approval of the Redomiciliation Proposal;

“FOR” approval of the Business Combination Proposal;

“FOR” approval of the Equity Incentive Plan Proposal;

“FOR” approval of the Director Election Proposal;

“FOR” approval of the Charter Proposal;

“FOR” approval of each of the Organizational Documents Proposals;

“FOR” approval of the Nasdaq Proposal; and

“FOR” approval of the Adjournment Proposal, if presented.

Q.	How many votes do I have?

A.	Globis stockholders have one vote per each ordinary share of Globis held by them on the Record Date for each of the Proposals to be voted upon.

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Q.	Why is Globis proposing the Organizational Documents Proposals?

A.	Globis is requesting that its shareholders vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Certificate of Incorporation that materially affect shareholder rights. This separate vote is not required by Delaware law separate and apart from the Charter Proposal, but pursuant to SEC guidance, Globis is required to submit these provisions to its shareholders separately for approval. However, the shareholder vote regarding this proposal is an advisory vote, and is not binding on Globis and the Globis Board (separate and apart from the approval of the Charter Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Organizational Documents Proposals (separate and apart from approval of the Charter Proposal). Please see the section entitled “Proposal No. 7 — The Organizational Documents Proposals” for additional information.

Q.	How will the Sponsor and Globis’ officers and directors vote in connection with the Proposals?

A.	As of the Record Date, the Sponsors and Globis’ independent directors owned of record an aggregate of 3,148,333 shares of Common Stock, representing approximately 21% of the issued and outstanding Globis Shares. Pursuant to the Sponsor Letter Agreement, the Sponsor and Globis’ directors and officers have agreed to vote the Common Stock owned by them in favor of the Proposals. The Sponsor and Globis’ officers and directors, as of the Record Date, have not acquired any Common Stock during or after our IPO in the open market. However, any subsequent purchases of Common Stock prior to the Record Date by the Sponsors or Globis’ officers and directors in the aftermarket will make it more likely that the Proposals will be approved as such shares would be voted in favor of the Proposals. As of the Record Date, there were 15,050,833 shares of common stock of Globis outstanding.

Q.	Do I have Redemption Rights with respect to my Globis Shares?

A.	Under Section 6.A of the Amended and Restated Certificate of Incorporation, prior to the completion of the Business Combination, Globis will provide all of the Public Stockholders with the opportunity to have their shares redeemed upon the completion of the Business Combination, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that Globis may not redeem such shares to the extent that such Redemption would result in Globis having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

Public Stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination, whether or not they were holders of Globis common stock as of the Record Date or acquired their shares after the Record Date. The Redemptions will be effectuated in accordance with the Amended and Restated Certificate of Incorporation, DGCL, and other applicable laws and regulations. Any Public Stockholder who holds common stock of Globis on or before , 2022 (two business days before the Stockholders Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the completion of the Business Combination; provided that such Public Stockholders follow the procedures provided for exercising such Redemption as set forth in the Amended and Restated Certificate of Incorporation, as described below, by such date. However, the proceeds held in the Trust Account could be subject to claims that could take priority over those of Public Stockholders exercising Redemption Rights, regardless of whether such holders vote for or against the Business Combination Proposal and whether such holders are holders of Common Stock as of the Record Date. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. A Public Stockholder will be entitled to receive cash for these shares only if the Business Combination is completed. For more information, see “Stockholders Meeting — Redemption Rights.”

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Q.	May the Sponsors, Globis’ directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A.	The Sponsors and Globis’ directors, officers, advisors or their affiliates may purchase Globis Shares in privately negotiated transactions or in the open market either prior to or after the Closing, including from Globis stockholders who would have otherwise exercised their Redemption Rights. However, the Sponsor, directors, officers and their affiliates have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions at the date of this proxy statement/prospectus, other than certain affiliates of the Sponsors, directors and officers of Globis in connection with the FAHL Bonds. If Globis engages in such transactions, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. Any such purchase after the Record Date would include a contractual acknowledgement that the selling shareholder, although still the record holder of Globis Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event the Sponsor or Globis’ directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the aggregate amount then on deposit in the Trust Account.

Q.	Is there a limit on the number of shares I may redeem?

A.	Each Public Stockholder, together with any affiliate or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking Redemption Rights with respect to 20% or more of the Public Shares. Accordingly, any shares held by a Public Stockholder or “group” in excess of such 20% cap will not be redeemed by Globis. Any Public Stockholder who holds less than 20% of the Public Shares may have all of the Public Shares held by him or her redeemed for cash.

Q.	How do I exercise my Redemption Rights?

A.	Globis Public Stockholders who seek to redeem their Public Shares must demand Redemption no later than 5:00 p.m., Eastern Time, on , 2022 (two (2) business days before the Stockholders Meeting) by (a) submitting a written request to the Transfer Agent that Globis redeem such Public Stockholder’s Public Shares for cash, (b) affirmatively certifying in such request to the Transfer Agent for Redemption if such Public Stockholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to common stock of Globis and (c) delivering their Public Shares, either physically or electronically using DTC’s DWAC System, at the Public Stockholder’s option, to the Transfer Agent prior to the Stockholders Meeting.

Any request for Redemption, once made by a Public Stockholder, may not be withdrawn once submitted to Globis unless the Globis Board determines (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). In addition, if you deliver your share certificates (if any) and other redemption forms for Redemption to the Transfer Agent and later decide prior to the Stockholders Meeting not to elect Redemption, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of Redemption Rights must be received by Globis’ secretary two business days prior to the vote taken on the Business Combination Proposal at the Stockholders Meeting. No demand for Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Stockholders Meeting.

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Public Stockholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Globis’ understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Globis does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in “street name” will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a Public Stockholder properly demands Redemption as described above, then, if the Business Combination is completed, Globis will redeem the shares subject to the Redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your Redemption Rights, then you will be exchanging your Globis Shares for cash and will no longer own these shares following the Business Combination.

If you are a Public Stockholder and you exercise your Redemption Rights, it will not result in either the exercise or loss of any Warrants that you may hold. Your Warrants will continue to be outstanding following a Redemption of your Globis Shares and will become exercisable in connection with the completion of the Business Combination.

If you intend to seek Redemption of your Public Shares, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent prior to the meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your share certificates (if any) and other redemption forms, please contact:

VStock Transfer, LLC
One State Street, 30th Floor
New York, New York 10004
Attention: __
E-mail: __

Q.	If I am a holder of Units, can I exercise Redemption Rights with respect to my Units?

A.	No. Holders of issued and outstanding Units must elect to separate the Units into the underlying Public Shares and Public Warrants prior to exercising Redemption Rights with respect to the Public Shares. If you hold your Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Units into the underlying Public Shares and Public Warrants, or if you hold Units registered in your own name, you must contact the Transfer Agent directly and instruct them to do so. The Redemption Rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. You are requested to cause your Public Shares to be separated and delivered to the Transfer Agent by 5:00 p.m., Eastern Time, on , 2022 (two business days before the Stockholders Meeting) in order to exercise your Redemption Rights with respect to your Public Shares.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, New Forafric’s business, financial condition and results of operations. If any of the events described below occur, New Forafric’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of New Forafric’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Globis and FAHL.

Risks Related to FAHL’s Business and New Forafric Following the Business Combination.

Throughout this section, unless otherwise indicated or the context otherwise requires, references in this section to “FAHL,” “we,” “us,” “our” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and to New Forafric and its consolidated subsidiaries after giving effect to the Business Combination.

Our business, financial condition or results of operations could be materially adversely affected by any of the risks and uncertainties described below. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our financial condition and business operations. Thus, New Forafric will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control.

Risks Related to Our Business

Severe adverse weather conditions, such as hurricanes or severe storms, or the effects of global warming, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us.

The international price of wheat is the main risk in our operations. Fluctuation of wheat cost depends on weather and strategies of the main producers of wheat based in North America, Central Europe and around the Black Sea. Adverse weather conditions have historically caused volatility in the agricultural commodity industry by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, negatively affect the creditworthiness of agricultural producers who do business with us or impact our ability to obtain sufficient unprocessed grains to meet demand. The variation in the acquisition price of the wheat cannot be directly impacted on our average selling price of flour, semolina, pasta and couscous.

Severe adverse weather conditions, such as hurricanes or severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location and costs of global agricultural commodity production and the supply and demand for agricultural commodities. Climate change could also lead to stronger production variability than today which could result in price volatility. Climate change could cause temperature increases and rainfall changes that could lead to lower yields in Morocco and other semi-arid Mediterranean countries in the future, which could impact raw material costs, availability and quality. These effects could be material to our results of operations, liquidity or capital resources.

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Our business is subject to fluctuations in agricultural commodity and other raw material prices, transportation costs, energy prices, interest rates and foreign currency exchange rates, in each case caused by factors outside of our control that could adversely affect our operating results.

As we cannot control the average selling price of our finished products, any increase in the cost of raw materials has a direct impact on our margins.

Our business is subject to fluctuations in agricultural commodity and other raw material prices caused by other factors outside of our control such as currency exchange rate fluctuations, local and international changes in supply and demand caused by factors outside of our control, including farmer planting and selling decisions, government agriculture programs and policies, global inventory levels, demand for biofuels, weather and crop conditions and demand for and supply of, competing commodities and substitutes, that could adversely affect our operating results.

Our business is dependent upon our ability to obtain quality raw materials.

The quality of our products depends upon the quality of raw materials. If we do not have access to high quality of wheat, we have to use enhancers such as enzymes, ascorbic acid and gluten, to reach a higher level of quality. Such additional costs will negatively impact our results.

We are dependent on a related party supplier from which we obtain substantially all of our raw material.

In 2018, we entered into a five-year supply agreement with Millcorp Geneve SA (“Millcorp”) a wholly owned subsidiary of the Seller, pursuant to which we are obligated to obtain at least 80% of our annual requirements of common wheat, durum wheat, or any other cereal, from Millcorp until March 31, 2023. Millcorp is currently providing 100% of FAHL’s imported grain needs. Any disruption of Millcorp’s operations or its inability to perform its supply obligations could adversely affect our operating results.

Although we believe our transactions with Millcorp, contain fair market value terms, such transactions with an entity in which related parties hold ownership interests present potential for conflicts of interest, as the interests of Millcorp and its shareholders may not align with the interests of New Forafric and its shareholders. Since after the consummation of the Business Combination, Seller will still be a shareholder of New Forafric, conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

Our Business may be adversely affected by disruptions in its distribution and logistical systems.

The cost of wheat is affected not only by the wheat market but also upon freight cost. Supply and distribution disruptions have occurred since the onset of the COVID-19 pandemic. Such disruptions may continue and may significantly impact shipping and freight costs. Significant increases in shipping and freight cost could adversely affect our operating costs and results.

Our Business is vulnerable to the effects of supply and demand imbalances in our industries.

Historically, the market of flour mills in Morocco is imbalanced, with periods of high demand and period of low demand and with a supply capacity exceeding the demand. To maintain our market shares, we must compete on price and reduce margin.

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We are subject to global and regional economic downturns and related risks.

The level of demand for our products is affected by global and regional demographic and macroeconomic conditions, including population growth rates and changes in standards of living. A significant downturn in global economic growth, or recessionary conditions in major geographic regions, may lead to reduced demand for agricultural commodities, which could adversely affect our business and results of operations.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition.

As a result of the COVID-19 pandemic, governments have implemented significant measures, including closures, quarantines, travel restrictions and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect our supply chain as well as our ability to operate efficiently. While we have not to date experienced severe disruptions to our supply chain, we have experienced increases in both raw material and logistics costs and some of our customers have ceased operations. Continued uncertainty regarding the COVID-19 pandemic, further sustained measures to reduce the spread of the virus and an increase in the severity, length or contagiousness of the Covid-19, including, the discovery of new variants, and any resulting negative impact on our primary supplier and its sources, co-manufacturers, distributors or transportation or logistics providers, could further negatively affect the price of raw materials, their availability and our ability to process our products and deliver them to our customers to meet their demands, all of which could have a material adverse impact on our business, results of operations and financial condition.

Although our products are staple foods generally not subject to volatility of consumer demand, consumer demand for our products could be affected by travel restrictions or social distancing directives, as well as the temporary inability of consumers to purchase our products due to illness, quarantine or financial hardship, decreased consumer confidence and spending or pantry-loading activity, any of which may negatively impact our results

We are subject to currency exchange rate fluctuations which may have an adverse effect on our business.

Due to the international nature of our business, we are exposed to currency exchange rate fluctuations. Changes in exchange rates between the U.S. dollar and other currencies, particularly the Angolan Kwanza and the Euro affect our revenues and expenses that are denominated in local currencies and may also have a negative impact on the value of our assets.

We engage in hedging transactions to manage or reduce the risks to our business caused by fluctuations in agricultural commodity prices, transportation costs, energy prices, interest rates and foreign currency exchange rates. However, our exposures may not always be fully hedged and our hedging strategies may not be successful in minimizing our exposure to these fluctuations. While we have implemented a broad range of control procedures and policies to mitigate potential losses, they may not in all cases successfully protect us from losses that have the potential to impair our financial position.

We are subject to economic, political and other risks of doing business globally and in emerging markets.

We are a global business with all of our assets and operations located outside the United States. In addition, part of our strategy involves expanding our business in several emerging market regions, including Eastern Europe, Asia-Pacific, the Middle East and Africa. Volatile international economic, political and market conditions may have a negative impact on our operating results and our ability to achieve our business strategies.

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We are also exposed to other risks of international operations, including:

●	changes in laws and regulations or their interpretation or enforcement in the countries where we operate, such as tax laws,

●	sovereign risk;

●	exchange controls or other currency restrictions and limitations on the movement of funds, such as on the remittance of dividends by subsidiaries;

●	challenges in maintaining an effective internal control environment with operations in multiple international locations, including language differences, varying levels of U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) expertise in international locations; and

●	labor disruptions, civil unrest, significant political instability, wars or other armed conflict or acts of terrorism.

●	adverse trade policies or trade barriers on agricultural commodities and commodity products

●	inflation and hyperinflationary economic conditions and adverse economic effects resulting from governmental attempts to control inflation, such as imposition of wage and price controls and higher interest rates;

●	difficulties in enforcing agreements or judgments and collecting receivables in foreign jurisdictions;

●	government intervention, including through expropriation, or regulation of the economy or natural resources, including restrictions on foreign ownership of land or other assets;

These risks could adversely affect our operations, business strategies and operating results.

A natural disaster, economic depression or other adverse events affecting Morocco where most our facilities and customers are located facilities could adversely affect our business.

Though we have been expanding our reach in recent years into new markets, FAHL’s operations and most of its sales are in Morocco. A natural disaster, economic downturn or depression, civil unrest, significant political instability, wars or other armed conflict or acts of terrorism affecting the country could have a negative adverse impact on our operations and business.

We are dependent upon a small group of key executives and employees - If we fail to retain and motivate members of our management team and other key employees or fail to attract, train and retain additional employees to support our operations, our business and future growth prospects would be harmed.

Our success and future growth depend largely upon the continued services of our executive officers as well as our other key employees. These executives and certain key employees members have been primarily responsible for the success and growth of our Company and development of our brands, reputation and relationships with our customers. None of such persons is subject to long term written employment arrangements. The loss of any such persons could adversely affect our business and ability to grow. In addition, our success depends in part upon our ability to attract, train and retain a sufficient number of employees and managers who understand and appreciate our culture and can represent our brand effectively and establish credibility with our business partners and consumers. An inability to either replace departing personnel or attract and retain new qualified personnel could adversely affect our business.

We are subject to industry and other risks that could adversely affect our reputation and financial results.

We are subject to food and feed industry risks which include, but are not limited to, crop disease, spoilage, contamination, tampering or other adulteration of products, product liability claims and recalls and government regulation regarding matters such as food and feed safety, nutritional standards and genetically modified organisms. We are also subject to shifts in customer and consumer preferences. These risks could not only adversely affect our business and operating results but also our corporate reputation.

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As a company whose products comprise staple food and feed products sold globally, maintaining a good corporate reputation is critical to our continued success. Reputational value is based in large part on perceptions, which can shift rapidly in response to negative incidents. The failure or alleged failure to maintain high standards for quality, safety, integrity, environmental sustainability and social responsibility, including with respect to raw materials, even if untrue, may result in adverse tangible effects, such as reduced demand for our products.

We may be subject to significant liability that is not covered by insurance.

We believe that FAHL’s insurance coverage is consistent with industry practice, and is sufficient for its needs. However, claims under our insurance policies may be subject to certain exceptions, may not be honored fully, in a timely manner, or at all, or we may incur severe, unexpected losses that are not fully covered by our insurance. If we were to incur substantial liabilities or if our business operations were interrupted for a substantial period of time, our business and operating results could be adversely affected.

Risks Related to Our Ability To Retain Existing Customers, Attract New Customers, Expand Product Offerings, and Increase Processed Volumes and Revenue from Both New and Existing Customers.

The future growth of our business depends on our ability to retain existing customers, attract new customers as well as getting existing customers and new customers to increase the volumes of purchases and therefore grow revenue.

A customer’s purchase of our products may decrease for a variety of reasons, including the customer’s level of satisfaction with our products and services, the expansion of business to offer new products and services, the effectiveness of our support services, the pricing of our products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory or financial institution limitations, trust, and our ability to deliver quality products at competitive prices in a timely fashion.

Any failure by us to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect our business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations.

Risks Related to Our Growth

Our risk management strategies may not be effective.

We may not be able to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives.

We are continually implementing programs to reduce costs, increase efficiencies and enhance our business. Initiatives implemented in the past years have included the outsourcing of certain activities in several regions and the rationalization of manufacturing operations globally, including the implementation of an operational improvement program. Unexpected delays, increased costs, adverse effects on our internal control environment, inability to retain and motivate employees or other challenges arising from these initiatives could adversely affect our ability to realize the anticipated savings or other intended benefits of these activities.

We may not realize the anticipated benefits of acquisitions or joint ventures.

We are an active acquirer of other companies, and we have joint ventures partners. Part of our strategy involves acquisitions, alliances and joint ventures designed to expand and enhance our business. Our ability to benefit from acquisitions, joint ventures and alliances depends on many factors, including our ability to identify suitable prospects, negotiate favorable transaction terms and successfully consummate and integrate any businesses we acquire.

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Our acquisition activities may involve unanticipated delays, costs and other problems. If we encounter unexpected problems with one of our acquisitions, our senior management may be required to divert attention away from other aspects of our businesses to address these problems. Additionally, we may fail to consummate proposed acquisitions, after incurring expenses and devoting substantial resources, including management time, to such transactions.

Acquisitions also pose the risk that we may be exposed to successor liability relating to actions by an acquired company and its management before the acquisition. The due diligence we conduct in connection with an acquisition, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. A material liability associated with an acquisition could adversely affect our reputation and results of operations and reduce the benefits of the acquisition. Additionally, acquisitions involve other risks, such as differing levels of management and internal control effectiveness at the acquired entities, systems integration risks, the risk of impairment charges relating to goodwill and intangible assets recorded in connection with acquisitions, the risk of significant accounting charges resulting from the completion and integration of a sizeable acquisition, the need to fund increased capital expenditures and working capital requirements, our ability to retain and motivate employees of acquired entities and other unanticipated problems and liabilities.

Risks Related to Government Regulation

Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, import and export restrictions on agricultural commodities and commodity products and energy policies (including biofuels mandates), can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

The Moroccan market where the bulk of our business originates and where we operate four flour mills, is highly regulated by the Moroccan government. In particular:

1.	Soft wheat cannot be freely imported during the calendar year. All our soft wheat must be imported before end of April and from beginning of September or October depending on the harvests of local wheat in Morocco. This is designed to protect local Moroccan producers of wheat by enabling them to sell their production on the local market. For an industrial producer such as FAHL, the quality of local wheat is not high enough to ensure a good quality of finished products.

2.	Part of the flour on the Moroccan market is subsidized by the government. This mechanism is to disappear in the next few months which may change the competition on the market.

3.	All soft wheat imported to Morocco must be certificated for import by the National Office for Food Safety in Morocco (Office National de Securité Sanitaire des Produits Alimentaires or “ONSSA”). Our subsidiaries have generally been successful in obtaining ONSSA certification of the export of wheat to Morocco. Any failure or delay in our ability to obtain ONSSA certification in the future cold have a material adverse effect on our business.

Legal claims, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties.

Since we operate in a highly regulated environment with constantly evolving legal and regulatory frameworks, we are subject to the risk of legal claims, government investigations or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that FAHL, or its suppliers, and distributors will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could adversely affect our financial condition and operating results.

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Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.

From time to time, we may be party to various claims and litigation proceedings. We evaluate these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates. Although we carry insurance for certain potential liabilities, such coverage may be insufficient or may not cover the potential liabilities with which we may be faced. We are not currently party to any material litigation.

Risks Related to Competition

We face significant competition in each of our businesses and we have numerous competitors, some of which are larger and have greater financial resources than we have. As many of the products we sell are global commodities, the markets for our products are highly price competitive and in many cases sensitive to product substitution. In addition, to compete effectively, we must continuously focus on improving efficiency in our production and distribution operations, as well as developing and maintaining appropriate market share and customer relationships. Competition could cause us to lose market share or reduce pricing, which could have an adverse effect on our business and profitability.

Risks Related to Data Security and Intellectual Property

Our information technology systems and processes may suffer a significant breach or disruption that may adversely affect our ability to conduct our business.

Our information technology systems, some of which are dependent on services provided by third parties, provide critical data and services for internal and external users, including procurement and inventory management, transaction processing, financial, commercial and operational data, human resources management, and other information and processes necessary to operate and manage our business. Our information technology and infrastructure may experience attacks by hackers, breaches or other failures or disruptions that could compromise our systems and the information stored there. While we have implemented security measures and disaster recovery plans designed to protect the security and continuity of our networks and critical systems, these measures may not adequately prevent adverse events such as breaches or failures from occurring or mitigate their severity if they do occur. If our information technology systems are breached, damaged or fail to function properly due to any number of based attacks, systems implementation difficulties, catastrophic events or power outages, and our security, contingency or disaster recovery plans do not effectively mitigate these occurrences on a timely basis, we may experience a material disruption in our ability to manage our business operations. We may also be subject to legal claims or proceedings, liability under laws that protect the privacy of personal information, potential regulatory penalties and damage to our reputation. Such events may adversely impact our business, results of operations and financial condition, as well as our competitive position.

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Risks Related to Our Capital Requirements

We are a capital intensive business and depend on cash provided by our operations as well as access to external financing to operate and expand our business.

We require significant amounts of capital to operate our business and fund capital expenditures. In addition, our working capital needs are directly affected by the prices of agricultural commodities, with increases in commodity prices generally causing increases in our borrowing levels. Furthermore, the expansion of our business and pursuit of acquisitions or other business opportunities may require us to have access to significant amounts of capital and working capital. If we are unable to generate sufficient cash flows or raise sufficient external financing to fund these activities and their working capital, we may be forced to limit our operations and growth plans, which may adversely impact our competitiveness and, therefore, our results of operations.

Risks Related to Our Ordinary Shares and Being a Private Company

New Forafric will be the sole shareholder of FAHL, and it will therefore be accordingly dependent upon distributions made by FAHL (and in turn from its subsidiaries) to pay taxes and pay dividends. The directors of FAHL will make any such decisions, although it should be noted that New Forafric, in its capacity as sole shareholder, will have the power to remove and appoint directors of FAHL and its subsidiaries.

Risks Related to the Business Combination and Globis

New Forafric’s ability to be successful following the Business Combination will depend upon the efforts of New Forafric’s Board and FAHL’s key personnel and the loss of any of such persons could negatively impact the operations and profitability of New Forafric’s business following the Business Combination.

We may become a “controlled company” within the meaning of the rules of Nasdaq and, as a result, may qualify for, and may rely on, exemptions from certain corporate governance requirements. To the extent that we elect to rely on these exemptions, shareholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon completion of the Business Combination, Seller may control a majority of the voting power of the outstanding Ordinary Shares of New Forafric. As a result, we may be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that our compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

To the extent that Seller controls a majority of the voting power of New Forafric’s outstanding Ordinary Shares, we may rely on these exemptions and, to the extent that we choose to do so, New Forafric may not have a majority of independent directors on its board of directors or corporate governance and compensation committees consisting entirely of independent directors, and we will not have written charters addressing these committees’ purposes and responsibilities. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Risks Related to Incorporation in Gibraltar

We may become a “foreign private issuer” and we cannot be certain if the reduced reporting requirements applicable to foreign private issuers will make owning our Ordinary Shares less attractive to investors.

As a Delaware corporation, Globis is currently required to file periodic reports and registration statements on U.S. domestic reporting company forms with the SEC. After the Redomicliation, we will continue as a Gibraltar public company limited by shares. We may qualify as a foreign private issuer if less than fifty percent of our outstanding voting securities are directly or indirectly owned of record by residents of the United States or none of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the U.S.; or (iii) our business is administered principally in the U.S. Under FAHL’s current business structure, we expect to qualify as a foreign private issuer within a year after the consummation of the Business Combination.

As a foreign private issuer, we would not be subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we would be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we would not be required to issue proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. We would also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors, and principal shareholders would be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies, along with other corporate governance exemptions resulting from our ability to rely on home country rules, will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic reporting companies.

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STOCKHOLDERS MEETING

Date, Time and Place of Stockholders Meeting

Globis’ Stockholders Meeting is to be held at 9 a.m., Eastern Time, on                      , 2022, at the offices of McDermott Will & Emery LLP located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material.

Purpose of the Stockholders Meeting

At the Stockholders Meeting, Globis is asking holders of its ordinary shares:

●	to consider and vote upon the Merger Proposal;

●	to consider and vote upon the Redomiciliation Proposal. The form of the proposed Memorandum and Articles of Association of New Forafric to become effective upon the Redomiciliation is attached to this proxy statement/prospectus as Annex C;

●	to consider and vote upon a proposal to adopt and approve the Business Combination. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

●	to consider and vote upon the approval of the Equity Incentive Plan. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex H;

●	to consider and vote upon the approval of the Director Election Proposal.

●	to consider and vote upon the approval of the Charter Proposal. A copy of the Memorandum and Articles of Association is attached to this proxy statement/prospectus as Annex C;

●	to consider and vote upon, on a non-binding advisory basis, each of the Organizational Documents Proposals and thereby (i) authorize change to authorized capital stock, and (ii) approve other changes to be made in connection with the adoption of organizational documents;

●	to consider and vote upon the Nasdaq Proposal regarding the issuance of Ordinary Shares in connection with the Business Combination, the PIPE Investment and the conversion of the Convertible Bonds, to the extent such issuance would require a shareholder vote under Nasdaq Listing Rule 5635(a); and

●	to consider and vote upon the Adjournment Proposal, if presented.

Recommendation of the Globis Board with Respect to the Proposals

The Globis Board unanimously recommends that stockholders:

●	Vote “FOR” the Merger Proposal;

●	Vote “FOR” the Redomiciliation Proposal;

●	Vote “FOR” the Business Combination Proposal;

●	Vote “FOR” the Equity Incentive Plan Proposal;

●	Vote “FOR” the Director Election Proposal;

●	Vote “FOR” the Charter Proposal;

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●	Vote “FOR” each of the Organizational Documents Proposals;

●	Vote “FOR” the Nasdaq Proposal; and

●	Vote “FOR” the Adjournment Proposal.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

Globis has fixed the close of business on                  , 2022, as the Record Date for determining the Globis stockholders entitled to notice of and to attend and vote at the Stockholders Meeting. As of the close of business on such date, there were 15,050,833 shares Common Stock outstanding and entitled to vote. The shares Common Stock vote together as a single class and each share is entitled to one vote per share at the Stockholders Meeting.

The Sponsors and Globis’ independent directors own 3,148,333 shares Common Stock. Pursuant to the Sponsor Letter Agreement among Globis, the Sponsors and Globis’ directors and officers, (i) the 3,148,333 shares Common Stock owned by the Sponsor and (ii) any other common stock of Globis owned by the Sponsor or Globis’ officers and directors will be voted in favor of the Business Combination Proposal at the Stockholders Meeting.

Quorum and Vote Required for Approval

Voting Your Shares

Each Globis Share that you own in your name entitles you to one vote. If you are a record owner of your shares and/or warrants, there are two ways to vote your Globis Shares at the Stockholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Globis Board “FOR” the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal, each of the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal.

You Can Attend the Stockholders Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Stockholders Meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Globis can be sure that the broker, bank or nominee has not already voted your shares.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be considered present for the purposes of establishing a quorum. With respect to the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal, abstentions and broker non-votes will not count as votes cast at the Stockholders Meeting and, therefore, will have no effect on the outcome of such proposals. With respect to the Merger Proposal, the Redomiciliation Proposal, and the Charter Proposal, abstentions and broker non-votes will count as a vote “AGAINST” those proposals.

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

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●	you may notify Globis’ secretary in writing before the Stockholders Meeting that you have revoked your proxy; or

●	You may attend the Stockholders Meeting, revoke your proxy and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Redemption Rights

Pursuant to the Existing Organizational Documents, a Public Stockholder may request of Globis that New Forafric redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(a) hold Public Shares, or (b) if you hold Public Shares through Units, you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your Redemption Rights with respect to the Public Shares;

(ii)	submit a written request to the Transfer Agent, in which you (a) request that New Forafric redeem all or a portion of your Public Shares for cash, and (b) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(iii)	deliver your Public Shares to the Transfer Agent, physically or electronically through DTC.

Public Stockholders may seek to have their Public Shares redeemed by Globis, regardless of whether they vote for or against the Business Combination Proposal or any other Proposals and whether they held Public Shares as of the Record Date or acquired them after the Record Date. Any Public Stockholder who holds Public Shares of Globis on or before , 2022 (two (2) business days before the Stockholders Meeting) will have the right to demand that his or her Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. For illustrative purposes, based on funds in the Trust Account of approximately $              million on                             , 2022 and including anticipated additional interest through the closing of the Business Combination (assuming interest accrues at recent rates and no additional tax payments are made out of the Trust Account), the estimated per share redemption price is expected to be approximately $              . A Public Stockholder that has properly tendered his or her Public Shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the Trust Account in cash for such Public Shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered Public Shares will be returned to the relevant Public Stockholders as appropriate.

Globis Public Stockholders who seek to redeem their Public Shares must demand Redemption no later than                , Eastern Time, on                         , 2022 (two (2) business days before the Stockholders Meeting) by (i) submitting a written request to the Transfer Agent that Globis redeem such Public Stockholder’s Public Shares for cash, (ii) affirmatively certifying in such request to the Transfer Agent for Redemption if such Public Stockholder is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to Public Shares of Globis and (iii) delivering their ordinary shares, either physically or electronically using DTC’s DWAC System, at the Public Stockholder’s option, to the Transfer Agent prior to the Stockholders Meeting. If a Public Stockholder holds the Public Shares in “street name”, such Public Stockholder will have to coordinate with his or her broker to have such Public Shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming Public Stockholder. In the event the Business Combination is not completed, this may result in an additional cost to Public Stockholders for the return of their shares.

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Any request for redemption, once made by a holder of public ordinary shares, may not be withdrawn once submitted to New Forafric unless the Board of Directors of New Forafric determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). Furthermore, if a Public Stockholder demands Redemption of such shares and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of Redemption Rights must be received by Globis’ secretary two business days prior to the vote taken on the Business Combination Proposal at the Stockholders Meeting. No demand for Redemption will be honored unless the Public Stockholder’s Share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Stockholders Meeting.

Public Stockholders seeking to exercise their Redemption Rights and opting to deliver share certificates (if any) and other redemption forms should allow sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Globis’ understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Globis does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in “street name” will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

A Public Stockholder will be entitled to receive cash for these shares only if the shareholder properly demands Redemption as described above and the Business Combination is completed. If a Public Stockholder properly seeks Redemption and the Business Combination is completed, Globis will redeem these shares for cash and the holder will no longer own these shares following the Business Combination. If the Business Combination is not completed for any reason, then the Public Stockholders who exercised their Redemption Rights will not be entitled to receive cash for their shares. In such case, Globis will promptly return any shares delivered by the Public Stockholders. Globis and FAHL will not complete the Business Combination if, immediately prior to the Closing and after payment of all transaction and other expenses payable by Globis and payments for Redemptions, Globis does not have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001 . For more information, see the section entitled “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Closing Conditions.”

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as described in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 20% or more of Globis’ Public Shares. Accordingly, any shares held by a Public Stockholder or “group” in excess of such 20% cap will not be redeemed by Globis.

Pursuant to the Sponsor Letter Agreement, the Sponsor, officers and directors of Globis have waived all of their Redemption Rights and will not have Redemption Rights with respect to any Globis Shares owned by them, directly or indirectly.

Holders of the warrants will not have redemption rights with respect to the warrants.

The closing price of Globis Common Stock on                       , 2022 was $               . The cash held in the Trust Account as of                        , 2022 was approximately $             per Public Share. Prior to exercising Redemption Rights, shareholders should verify the market price of Globis Shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their Redemption Rights if the market price per share is higher than the Redemption price. Globis cannot assure its shareholders that they will be able to sell their Globis Shares in the open market, even if the market price per share is higher than the Redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A Public Stockholder who properly exercises its Redemption Rights pursuant to the procedures set forth herein will be entitled to receive a pro rata portion of the aggregate amount then on deposit in the Trust Account, less amount required to pay Globis’ income and franchise taxes.

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Appraisal Rights

Neither holders of shares of Globis Common Stock nor holders of Globis’ warrants are entitled to appraisal rights in connection with the Merger, the Redomiciliation or the Business Combination.

Proxy Solicitation

Globis is soliciting proxies on behalf of the Globis Board. This solicitation is being made by mail but also may be made by telephone or in person. Globis and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Globis will bear all of the costs of the solicitation, which Globis estimates will be approximately $           in the aggregate. Globis has engaged                as proxy solicitor to assist in the solicitation of proxies.

Globis will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Globis will reimburse them for their reasonable expenses.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Stockholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “— Revoking Your Proxy.”

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits Globis, with your permission, to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more Globis stockholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding common stock of Globis, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of Globis’ Common Stock and have any questions about how to vote or direct a vote in respect of your securities, you may call          , our proxy solicitor, by calling (   )          -         , or banks and brokers can call collect at (  )       -          , or by emailing              .

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PROPOSAL 1: THE MERGER PROPOSAL

Overview

In connection with the Business Combination, Globis is asking its stockholders to approve the Merger Proposal. Under the Business Combination Agreement, the approval of the Merger Proposal is also a condition to the Closing. If the Merger Proposal is approved, but the Redomiciliation Proposal, Business Combination Proposal or the Charter Proposal are not approved, then none of the Merger, the Redomiciliation or the Business Combination will be consummated.

As a condition to the Closing under the terms of the Business Combination Agreement, Globis has agreed to change its jurisdiction of incorporation from Delaware to Nevada to effect the reincorporation, pursuant to the terms of the Merger Agreement. Globis will merge with and into Globis Nevada, with Globis Nevada surviving the merger. Immediately upon effectiveness of the reincorporation, the currently issued and outstanding shares of Globis Common Stock will be exchanged, on a one-for-one basis, for shares of Globis Nevada common stock. Similarly, the outstanding Warrants will become warrants to acquire the corresponding number of shares of Globis Nevada common stock on the same terms as the current outstanding Warrants.

The Merger Proposal, if approved, will approve of the merger of Globis with and into Globis Nevada, with Globis Nevada surviving the merger. As a result, Globis’ jurisdiction of incorporation will change from Delaware to Nevada. Accordingly, while Globis is currently governed by the DGCL, upon reincorporation, Globis Nevada will be governed by Nevada law. We urge stockholders to carefully consult the information set out below under “Comparison of Stockholder’s Rights.”

A copy of the Merger Agreement is attached as Annex I hereto.

Vote Required for Approval With Respect to the Merger Proposal

The approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Globis Common Stock, voting together as a single class. Thus, with respect to the Merger Proposal, abstentions and broker non-votes will count as a vote “AGAINST” this proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Merger Agreement in the form attached as Annex I to the proxy statement/prospectus in respect of the Stockholders Meeting of New Forafric to be approved and adopted in all respects”

Recommendation of the Globis Board

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

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PROPOSAL 2: THE REDOMICILIATION PROPOSAL

Overview

After effecting the Pre-Globis is proposing to change its corporate structure and domicile from a corporation incorporated under the laws of the State of Delaware to a public company limited by shares incorporated under the laws of Gibraltar. This change will be implemented as a legal continuation of Globis under the applicable laws of the State of Delaware and Gibraltar as described under the section entitled “— Manner of Effecting the Merger and the Redomiciliation and the Legal Effect of the Merger and the Redomiciliation.”

The Redomiciliation will be effected by filing an application for re-domiciliation to the Registrar of Companies at Companies House Gibraltar accompanied by all required documentation and filing an application to de-register Globis Nevada with Nevada Secretary of State. In connection with the Redomiciliation, all outstanding securities of Globis Nevada will convert to outstanding securities of the continuing Gibraltar public company limited by shares. The Redomiciliation will become effective immediately prior to the completion of the Business Combination. The proposed Memorandum and Articles of Association, which will become effective upon the Redomiciliation, is attached to this proxy statement/prospectus as Annex C.

At the effective time of the Redomiciliation, which will be the Closing Date, the separate existence of Globis Nevada will cease as a Nevada corporation and will become and continue as a Gibraltar public company limited by shares, which is herein referred as “New Forafric”. The Certificate of Incorporation will be replaced by the Memorandum and Articles of Association and your rights as a shareholder will cease to be governed by the laws of the State of Nevada and you will become a stockholder of New Forafric with all rights as such governed by Gibraltar law.

In connection with the Redomiciliation and simultaneously with the Business Combination, the corporate name of Globis will change to “Forafric Global PLC”

Reasons for the Redomiciliation

Our Board believes that there are significant advantages to New Forafric that will arise as a result of being domiciled in Gibraltar, including (i) being redomiciled in Gibraltar will create operational efficiencies for the combined company due to the fact that FAHL is a Gibraltar private company limited by shares and its subsidiaries are all located outside the United States and (ii) the elimination of our obligation to pay the annual Delaware franchise tax and the expected savings as a result of not having a franchise tax. FAHL required that Globis redomicile in the state of Gibraltar in order to enter into the Business Combination Agreement.

Reasons for the Name Change

The Globis Board believes that it would be in the best interests of Globis Nevada to, in connection with the Redomiciliation and simultaneously with the Business Combination, change its corporate name to “Forafric Global PLC” in order to more accurately reflect its business purpose and activities.

Regulatory Approvals; Third Party Consents

Globis is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Redomiciliation; however, because the Redomiciliation must occur immediately prior to the Business Combination, it will not occur unless the Business Combination can be completed, which will require the approvals as described below under the section entitled “Proposal 3: The Business Combination Proposal.” Globis must comply with applicable United States federal and state securities laws in connection with the Redomiciliation, including the filing with Nasdaq of a press release disclosing the Redomiciliation, among other things.

The Redomiciliation will not breach any covenants or agreements binding upon Globis and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of Nevada and Gibraltar necessary to effect the Redomiciliation.

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Memorandum and Articles of Association

Commencing with the effective time of the Redomiciliation, which will be the Closing Date, the Memorandum and Articles of Association will govern the rights of stockholders in New Forafric.

A chart comparing your rights as a holder of shares of Common Stock of Globis as a Delaware corporation with your rights as a holder of New Forafric’s ordinary shares as a Gibraltar public company limited by shares can be found below in “— Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Redomiciliation.”

Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Redomiciliation

When the Redomiciliation is completed, the rights of stockholders will be governed by Gibraltar law, rather than by the laws of the State of Delaware. Certain differences exist between the Gibraltar Companies Act and DGCL that will alter certain of the rights of shareholders and affect the powers of New Forafric Board and management following the Redomiciliation.

Stockholders should consider the following summary comparison of the laws of the DGCL, on the one hand, and Gibraltar laws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the DGCL and the Gibraltar Companies Act and Companies Regulations.

The owners of a Delaware corporation’s shares are referred to as “stockholders.” For purposes of language consistency, in certain sections of this proxy statement/prospectus, we may continue to refer to the share owners of New Forafric as “stockholders.”

63

Provision	Delaware	Gibraltar
Applicable legislation	General Corporation Law of the State of Delaware.	The Companies Act (As Revised).

General Vote Required for Combinations with Interested Stockholders/Shareholders	Generally a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the statutory provision.	No Similar Provision.

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. Stockholders of a publicly traded corporation do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a Business Combination Agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.	No Similar Provision.

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Requirements for Stockholder/Shareholder Approval	Subject to the certificate of incorporation, stockholder approval of mergers, a sale of all or substantially all the assets of the corporation, dissolution and amendments of constitutional documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.

Certain instances require the shareholders to pass a special resolution (75% majority). The following resolutions will therefore only be passed if, on a show of hands, at least 75% of the shareholders present vote in its favor or, on a poll vote, if more than 75% of the votes cast are in favor:

●	alteration of the Articles of New Forafric (s25);

●	change of name of New Forafric (s29)

●	re-registration of New Forafric from a public company to a private company (s45);

●	whitewash procedure to ensure that any financial assistance provided by New Forafric in connection with the purchase of its own shares is permissible (s. 103)

●	approval of the contract in respect of redemption or buy back of shares of New Forafric (s109);

●	reduction of share capital of New Forafric (s136);

●	redenomination of share capital of New Forafric (s139);

●	New Forafric making the liability of the directors unlimited (s225);

●	reduction of share capital below the authorized minimum (s. 142)

●	reserving the liability of New Forafric i.e. determine that any portion of its share capital which has not been already called up shall not be capable of being called up, except in the event and for the purposes of New Forafric being wound up (s129);

●	authorising New Forafric to pay interest out of capital in certain cases (s134);

●	appointing an inspector to investigate New Forafric’s affairs (s213);

●	authorising the assignment by a director of his office to another person (s230);

●	approving the voluntary winding up of New Forafric (s364);

●	authorising a liquidator to accept shares as consideration for sale of the property of New Forafric (s384). ); and

●	removal of director from office (article 74A of the articles of association).

Other shareholder approvals require an ordinary resolution, being a simple majority.

65

Provision	Delaware	Gibraltar

Requirement for Quorum	Quorum is a majority of shares entitled to vote at the meeting unless otherwise set in the constitutional documents, but cannot be less than one-third of shares entitled to vote at the meeting.

No Similar Provision, however note that under the Articles of Association the holders of 33 1/3% of New Forafric’s issued and outstanding share capital present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum.

Stockholder/Shareholder Consent to Action Without Meeting	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent.	Shareholders may not act by written consent.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	The Companies Act affords certain rights of inspection to shareholders, and contains provisions which entitle a shareholder to be furnished with particular information in respect of New Forafric. A shareholder is entitled during normal business hours to inspect the following at the registered office of New Forafric, free of charge:

		●	Register of Directors (section 222)

		●	Register of Secretaries (section 223)

		●	Register of Charges (section 176)

		●	Minutes of Shareholders Meetings (copies must be provided for the prescribed sum) (section 210)

		●	Register of Members (copies must be provided within 10 days, for the prescribed sum) (section 183)

		●	Register of debenture holders (copies must be provided for the prescribed sum) (section 164)

		●	Documents relating to a merger (section 312)

		●	Documents relating to a division (section 333)

		●	Statement as to pending liquidation (section 406)

		●	Contract for the purchase of own shares (section 114)

Moreover, a shareholder is required to be furnished with the following on payment of the prescribed sum:

		●	an up-to-date copy of New Forafric’s memorandum and articles;

		●	a copy of any resolution or agreement relating to New Forafric to which Chapter 1 of Part III applies (resolutions and agreements affecting a company’s constitution) and that is for the time being in force;

		●	a copy of any document required to be sent to the Registrar under section 36 (alterations in the articles);

		●	a copy of any court order under either or both of sections 299 and 300 (order sanctioning compromise or arrangement, reconstruction or amalgamation);

		●	a copy of New Forafric’s current certificate of incorporation, and of any past certificates of incorporation;

		●	in the case of a company with a share capital, a current statement of capital

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.		A shareholder may bring a derivative action subject to procedural requirements.

Removal of Directors	Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the charter otherwise provides, in the case of a corporation with a classified board, stockholders may effect		No Similar Provision, however note that under the Articles of Association New Forafric may, by ordinary resolution of which special notice has been given, or by special resolution, remove any director from office

66

Provision	Delaware	Gibraltar
such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board. Because the corporation board will be classified after the closing of the Business Combination, a director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

Number of Directors	The number of directors is fixed by the Bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The Bylaws may provide that the board may increase the size of the board and fill any vacancies.	Every public limited company shall have at least two directors (s215)

Classified or Staggered Boards	Classified boards are permitted.	No Similar Provision

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to New Forafric and its stockholders.

Fiduciary duties are common law duties and are not codified in the Companies Act:

A director is required to act and exercise his or her powers in good faith in what he or she considers (not what a court may consider) is in the best interests of the company as a whole (i.e., the company itself and all of its shareholders as a group), and not for an unrelated purpose, even if there is no question of personal gain

A director is required to exercise the degree of skill and care that may reasonably be expected from someone in their position as director, but a higher standard may be imposed depending on their own ability and experience.

A director must not put himself or herself in a position where personal interests conflict with those of New Forafric

A director has an obligation to protect and use the property of New Forafric as if he or she were a trustee of it.

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Provision	Delaware	Gibraltar

Indemnification of Directors and Officers	A corporation shall have the power to indemnify any person who was or is a party to any proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. If the action was brought by or on behalf of the corporation, no indemnification is made when a person is adjudged liable to the corporation unless a court determines such person is fairly and reasonably entitled to indemnity for expenses the court deems proper.

Under section 231 of the Companies Act, any provision (whether in the articles or in a contract with a company) exempting or indemnifying any officer of New Forafric for negligence, default or breach of duty is void. However, New Forafric may, if permitted by its articles or a contract:

(a) indemnify a director as to the costs of successful court proceedings; and/or

(b) purchase and maintain for any director insurance for any liability referred to in section 231.

Any person not being New Forafric may indemnify a director against any liability referred to in section 231.

Limited Liability of Directors	Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends, or improper personal benefit.	In a limited company the liability of the directors, if so provided by the memorandum, may be unlimited.

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Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Redomiciliation

When the Redomiciliation is completed, the rights of shareholders will be governed by the Memorandum and Articles of Association, rather than the Amended and Restated Certificate of Incorporation and Bylaws (which will cease to be effective) and the rights of shareholders and the scope of the powers of New Forafric’s Board and management will be altered as a result.

Stockholders should consider the following summary comparison of the Amended and Restated Certificate of Incorporation and Bylaws, on the one hand, and the Memorandum and Articles of Association, on the other hand. This comparison assumes that the changes to be made to the proposed Certificate of Incorporation and proposed Bylaws in connection with the Organizational Documents Proposals are approved. This comparison is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and the proposed Memorandum and Articles of Association of New Forafric. You should read the form of Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex C, carefully in its entirety.

Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

Corporate Purpose

The purpose shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.	New Forafric’s Memorandum and Articles of Association do not specifically restrict the objects of New Forafric, and as such its objects are unrestricted

Capital Stock

The total number of shares of all classes of capital stock which New Forafric shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be common stock, par value $0.0001 per share and 1,000,000 shares shall be preferred stock, par value $0.0001 per share.	The authorised share capital of New Forafric is USD 101,000 (one hundred and one thousand United States Dollars) divided into: (i) 100,000,000 ordinary shares, nominal value $0.001 per share, and (ii) 1,000,000 preferred shares, nominal value $0.001 per share, each conferring those rights, entitlements, obligations and restrictions as more particularly set out in the articles of association of New Forafric.

Preferred Stock

The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series the number of shares constituting such series and the designation, the voting powers (if any), and the powers, preferences and relative, participating, optional, or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of New Forafric entitled to vote thereon, without a separate vote of the holders of the common stock or Preferred Stock, unless a vote of any such holders is required pursuant to the Certificate of Incorporation or any Preferred Stock Designation.

Preferred Shares New Forafric may issue shares with such rights and/or restrictions as may be determined by ordinary resolution.

Common Stock Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote.	Ordinary Shares On a show of hands every shareholder present in person shall have one vote. On a poll every shareholder shall have one vote for each share of which he is the holder

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Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

Directors; Classes

Subject to the Certificate of Incorporation, the Board of Directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the Board of Directors. The Board of Directors will be divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors shall initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a term expiring at the third succeeding annual meeting of stockholders. There will be no limit on the number of terms a director may serve on the Board of Directors.	The board of directors of New Forafric shall be fixed for a period of (i) three years from the date of the adoption of the Articles, and (ii) for subsequent periods of three years.

Board Vacancies; Removal

Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office.	New Forafric may by ordinary resolution appoint a person who is willing to act to be a director to fill a vacancy.

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Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

Stockholder/Shareholder Voting

Election of directors need not be by ballot unless the Bylaws so provide.

Subject to the rights of holders of any series of Preferred Stock, special meetings of the stockholders of the company may be called only by or at the direction of the board, the chairman of the board or the chief executive officer of the company.

Stockholders must comply with certain advance notice procedures to nominate candidates to the company Board or to propose matters to be acted upon at a stockholders’ meeting.

Except pursuant to a certificate of designation by the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, any action required or permitted to be taken by the holders of stock of the company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director–

(a) by ordinary resolution, or

(b) by a decision of the directors.

New Forafric may, by ordinary resolution of which special notice has been given, or by special resolution, remove any director from office

Amendments to the Governing Documents

The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws.

The affirmative vote of the holders of at least 66 2⁄3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeat or rescind, in whole or in part, any provision of Article I, Article II or Article IV of the Bylaws of the company, or to adopt any provision inconsistent therewith and, with respect to any other provision of the Bylaws, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the company entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws of the company, or to adopt any provision inconsistent therewith.

Certain provisions of the Certificate of Incorporation may only be amended, altered, repealed, or rescinded by the affirmative vote of the holders of at least 66-2/3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote generally in the election of directors, voting together as a single class.

No provision in the Articles of Association. The Companies Act requires that an alteration to New Forafric’s articles is made by special resolution (75% majority)

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Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

Authority of the Directors

The directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the company; subject, nevertheless, to the provisions of the statutes of Delaware, of the Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.	The directors are responsible for the management of the company’s business subject to and in accordance with the provisions of the memorandum and articles of association of New Forafric and also subject to the laws of Gibraltar, for which purpose they may exercise all the powers of the company

Liability of Directors

A director of the company shall not be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision by the stockholders of the company shall not adversely affect any right or protection of a director of the company with respect to events occurring prior to the time of such repeal or modification.

Subject to article 297 of the articles of association of New Forafric, a relevant director of the company or an associated company may be indemnified out of New Forafric’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. New Forafric is able to procure and pay insurance premiums for Directors & Officers insurance in favor of the directors of New Forafric.

Article 297 provides that the above does not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

Under section 231 of the Companies Act, any provision (whether in the articles or in a contract with a company) exempting or indemnifying any officer of New Forafric for negligence, default or breach of duty is void. However, New Forafric may, if permitted by its articles or a contract:

(a) indemnify a director as to the costs of successful court proceedings; and/or

(b) purchase and maintain for any director insurance for any liability referred to in section 231.

Any person not being New Forafric may indemnify a director against any liability referred to in section 231.

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Indemnification of Directors, Officers, Employees and Others

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever, by reason of the fact that he or she is or was a director or an officer of New Forafric or, while a director or officer of New Forafric, is or was serving at the request of the company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the company to the fullest extent permitted by Delaware law against all	See “Liability of Directors” above

Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association
expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith, provided, however, that, except in certain circumstances, the company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the company’s board of directors. An indemnitee shall also have the right to be paid by the company the expenses(including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the Bylaws.

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Exclusive Forum

(a) Unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings: (A) any derivative action or proceeding brought on behalf of New Forafric; (B) any action asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer or other employee of New Forafric to New Forafric or New Forafric’s shareholders; (C) any action asserting a claim against the company or any current or former director or officer or other employee of the company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (D) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (F) any action asserting a claim that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over any indispensable parties named as defendants. The foregoing shall not apply to any claims arising under the Exchange Act or the Securities Act; and (b) unless the company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive	The Articles of Association do not contain a provision adopting an exclusive forum for shareholder litigation

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Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

Business Opportunities

forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action that is the subject matter of which is within the scope of the foregoing is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the foregoing (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any provision of the Bylaws becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from the Bylaws, and the court will replace such illegal, void or unenforceable provision of the Bylaws with a valid and enforceable provision that most accurately reflects the company’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of the Bylaws shall be enforceable in accordance with its terms. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of the foregoing.

The company renounces any interest or expectancy that it has in, or right to be offered an opportunity to participate in, any business opportunities that may be a corporate opportunity for its directors or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our employees. Non-employee directors or his or her affiliates have no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the company or its affiliates now engage or propose to engage or (ii) otherwise competing with the company or its affiliates. In the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the company or its affiliates, such	No similar provision

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Delaware Amended and Restated Certificate of Incorporation and Bylaws	Gibraltar Memorandum and Articles of Association

person will have no duty to communicate or offer such transaction or business opportunity to New Forafric or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The company does not renounce its interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the company. A business opportunity will not be deemed to be a potential corporate opportunity for the company if it is a business opportunity that (i) the company is neither financially or legally, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the company’s business or is of no practical advantage to New Forafric, (iii) is one in which the company has no interest or expectancy or (iv) is presented to any account for the benefit of a member of the Board or such member’s affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

Transactions with Certain Stockholders/Shareholders

The company has elected not to be subject to provisions Section 203 of the DGCL, which generally prohibits “interested stockholders” (stockholders holding 15% or more of the outstanding stock) from engaging in business combinations with the company for a period of time unless certain conditions are met.	No similar provision

Accounting Treatment of the Redomiciliation

The Redomiciliation is being proposed solely for the purpose of changing the legal domicile of Globis. There will be no accounting effect or change in the carrying amount of the assets and liabilities of Globis as a result of the Redomiciliation. The business, capitalization, assets and liabilities and financial statements of Globis immediately following the Redomiciliation will be the same as those immediately prior to the Redomiciliation.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the application by Globis Nevada to the Office of the Secretary of State in the State of Nevada and in Gibraltar  for the de-registration of Globis Nevada as a company registered in the State of Nevada and for registration of Globis Nevada in Gibraltar and the continuance as a public company limited by shares established under the laws of Gibraltar be and is hereby approved.

In order to effect the desired registration of Globis Nevada in Gibraltar and for the continuance of Globis Nevada under the laws of Gibraltar in accordance with the Companies (Re-domiciliation) Regulations 1996 of Gibraltar as amended, the directors of Globis (or any of them) and/or Hassans International Law Firm Limited, the legal and the other professional advisers of Globis in the name of and on behalf of Globis Nevada, be and are hereby authorized to:

(a)       apply for the consent of the Registrar of Companies in Gibraltar for registration in Gibraltar and for the continuance of Globis Nevada under the laws of Gibraltar;

(b)       file with the Registrar of Companies in Gibraltar the appropriate Form 442A;

(c)        file with the Gibraltar authorities any and all documents required to be filed pursuant to the Companies (Re-domiciliation) Regulations 1996 and pursuant to the Companies Act 2014 (as amended from time to time);

(d)       obtain from the Registrar of Companies in Gibraltar a certificate of continuance for Globis Nevada;

(e)        forward a copy of such certificate of continuance to the Secretary of State of Nevada and to obtain from the Secretary of State of Nevada a certificate of continuance of a company overseas and thereafter a certificate (or other evidence) of discontinuance as a company registered in the State of Nevada; and

(f)        do all other acts as may be necessary or desirable in connection with the foregoing and the Re-domiciliation generally.

Subject to the receipt by Globis Nevada of the certificate of continuance of Globis Nevada evidencing the registration of Globis Nevada in Gibraltar and the continuance of Globis Nevada in Gibraltar under the laws of Gibraltar, the registered office of Globis Nevada shall be Madison Building, Midtown, Queensway, Gibraltar GX11 1AA, Gibraltar.

That the name of Globis Nevada upon and following the Re-domiciliation of Globis Nevada to Gibraltar will be “Forafric Global PLC.”

That the shareholders upon and following the re-domiciliation of Globis Nevada to Gibraltar will remain shareholders at the time of the Re-domiciliation.

That the company secretary of Globis Nevada upon and following its Re-domiciliation to Gibraltar, will be Line Secretaries Limited of 57/63 Line Wall Road, Gibraltar GX11 1AA and that the existing registered agent shall therefore be removed as registered agent upon and following the conclusion of the Re-domiciliation.”

That the Memorandum and Articles of Association be adopted upon the registration of Globis Nevada in Gibraltar and the continuance of Globis Nevada in Gibraltar under the laws of Gibraltar as Memorandum and Articles of Association of Globis Nevada in substitution for and to the entire exclusion of the existing Articles of Incorporation, bylaws and/or all other constitutional documents of Globis Nevada.”

Vote Required for Approval with Respect to the Redomiciliation Proposal

The approval of the Redomiciliation Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Globis Common Stock, voting together as a single class. Thus, with respect to the Redomiciliation Proposal, abstentions and broker non-votes will count as a vote “AGAINST” this proposal.

Recommendation of the Globis Board with Respect to the Redomiciliation Proposal

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT stockholderS VOTE “FOR” THE REDOMICILIATION PROPOSAL.

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PROPOSAL 3: THE BUSINESS COMBINATION PROPOSAL

Overview

Globis is asking its stockholders to adopt and approve the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). Globis stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “ — The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

We may complete the Business Combination only if it is approved by holders of a majority, as of the Record Date, of the Globis Shares that are present and vote at the Stockholders Meeting. If any of the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

The Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 3: The Business Combination Proposal — The Business Combination Agreement” not defined herein are defined in the Business Combination Agreement.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other dates specified therein. The assertions embodied in or by those representations, warranties and covenants were made for purposes of the contract among the respective parties thereto and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating, and as set forth in, the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from the standard generally applicable to stockholders and were used for the purpose of allocating risk among the parties to the Business Combination Agreement rather than establishing matters as facts. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Globis, the Sponsor, the Seller, FAHL, any of their respective affiliates or subsidiaries or any other matter.

On December 19, 2021, Globis, the Seller and FAHL entered into the Business Combination Agreement, which provides for, among other things, the following transactions: (a) Globis will form under the laws of the State of Nevada a wholly-owned subsidiary of Globis, or Globis Nevada, change its jurisdiction of incorporation to Nevada by merging with and into Globis Nevada such that Globis Nevada will survive the merger, and Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares, referred to herein as the “Redomiciliation” and change its name to “Forafric Global PLC,” referred to herein as New Forafric; and (b) immediately following the effectiveness of the Redomiciliation, New Forafric will acquire 100% of the equity interests in FAHL from the Seller.

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In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the closing of the Business Combination, including the Subscription Agreements, the Lock-Up Agreements and the Sponsor Letter Agreement (each as defined in the accompanying proxy statement/prospectus). See “— Related Agreements” for more information.

Existing Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Globis and FAHL, respectively.

Organizational Structure Following the Business Combination

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Redomiciliation and the Business Combination.

Effect of the Redomiciliation on Existing Globis Equity in the Business Combination

The Redomiciliation will result in, among other things, the following, each of which will occur prior to the Effective Time on the Closing Date:

●	each share of Common Stock of Globis that is issued and outstanding immediately prior to the Redomiciliation shall become one ordinary share of New Forafric;

●	each Warrant that is outstanding immediately prior to the Redomiciliation will, from and after the Redomiciliation, represent the right to purchase one Ordinary Share of New Forafric, at the exercise price of $11.50 per share, on the terms and subject to the conditions set forth in the Warrant Agreement; and

●	the existing governing documents of Globis will be amended and restated and become the Memorandum and Articles of Association as described in this proxy statement/prospectus and Globis’ name will change to “Forafric Global PLC”

Business Combination Consideration

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of Globis or Globis’ Stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of New Forafric is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of New Forafric is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days. The Seller will also be entitled to receive, as additional consideration, and without any action on behalf of New Forafric or New Forafric’s stockholders, 20% of any cash proceeds received by New Forafric from the exercise of New Forafric’s outstanding warrants.

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Aggregate Transaction Proceeds

The Aggregate Transaction Proceeds will be used to pay off existing debt of FAHL and its subsidiaries as of the Effective Time, and for general corporate purposes after the Business Combination.

Closing and Effective Time of the Business Combination

The Closing of the transactions contemplated by the Business Combination Agreement is required to take place electronically by exchange of the closing deliverables on the third (3rd) business day following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described below under the section entitled “— Conditions to Closing of the Business Combination” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as Globis and FAHL may agree in writing.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by the party for whose benefit such condition exists of the following conditions:

●	no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination Agreement being in effect;

●	this registration statement of which this proxy statement/prospectus forms a part becoming effective in accordance with the provisions of the Securities Act, no stop order being issued by the SEC and remaining in effect with respect to this registration statement of which this proxy statement/prospectus forms a part, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

●	the approval of each Condition Precedent Proposal by the affirmative vote of the holders of the requisite number of common stock of Globis entitled to vote thereon being obtained in accordance with Globis’ governing documents and applicable law; and

●	after giving effect to the transactions contemplated by the Business Combination Agreement (including the PIPE Investment), Globis having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time of the Business Combination.

Other Conditions to the Obligations of Globis

The obligations of Globis to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Globis of the following further conditions:

Other Conditions to the Obligations of FAHL and Seller

The obligations of FAHL and Seller to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Seller of the following further conditions:

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Representations and Warranties

Under the Business Combination Agreement, each of FAHL and Seller made customary representations and warranties to Globis relating to, among other things: organization and qualification; capitalization; authorization; financial statements and absence of undisclosed liabilities, consents and approvals; permits; material contracts; absence of certain changes; litigation; compliance with law; employee plans; environmental matters; intellectual property; labor matters; insurance; tax matters; brokers; real and personal property; transactions with affiliates; data privacy and security; compliance with international trade and anti-corruption laws; information supplied; regulatory compliance; affiliated provider practices; and investigation.

Under the Business Combination Agreement, Globis made customary representations and warranties to FAHL relating to, among other things: organization and qualification; authorization; consent and approvals; brokers; information supplied; capitalization; SEC filings; the Trust Account; transactions with affiliates; litigation; compliance with law; business activities; internal controls, listing and financial statements; absence of undisclosed liabilities; compliance with international trade and anti-corruption laws; and investigation.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of FAHL, Seller and Globis are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of FAHL, Seller and Globis are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a “ Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that was, is, or would reasonably be expected to be materially adverse to the results of operations, condition (financial or otherwise), Business, or assets or liabilities of the Acquired Companies (as defined therein), taken as a whole; provided that any adverse change, effect, event, occurrence, state of facts or development attributable to the following will not constitute, and will not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) changes in conditions generally affecting the economy as a whole or the capital, credit or financial markets in general or the markets in which the Acquired Companies operate, including changes in interest rates; (b) any change in accounting requirements or principles or any change in applicable Laws (including IFRS or GAAP) or the interpretation thereof by a Governmental Authority; (c) actions required to be taken under applicable Laws; (d) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism; (e) changes in political or social conditions, including, any natural disaster, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, political instability, epidemic or pandemic (including, before the Signing Date, the COVID-19 pandemic), or any worsening of any of the foregoing, whether or not occurring or commenced before or after the Signing Date; (f) changes in the markets in which the Acquired Companies operate, including changes in the cost of raw materials or other inputs or in the generally available selling prices for products produced by them; or (g) the failure by the Acquired Companies to meet any projections, estimates or budgets (but not the underlying cause or event of such failure to meet any internal projection or forecast if the same would otherwise constitute a Material Adverse Effect); provided, further, that any change, effect, event, occurrence, state of facts or development described in clauses (a) through (f) above will not be precluded from being or having, or taken into account in determining whether there has been or will be, a “Material Adverse Effect” if it disproportionately adversely impacts the Acquired Companies when compared to other similarly situated businesses.

Under the Business Combination Agreement, certain representations and warranties of Globis are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a “Buyer Material Adverse Effect” means a material adverse effect on the ability of Globis to consummate the transactions contemplated by this Agreement and perform all of its obligations hereunder.

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Covenants of the Parties

Covenants of Seller

Seller made certain covenants under the Business Combination Agreement, including, among others, the following:

Covenants of Globis

Globis made certain covenants under the Business Combination Agreement, including, among others, the following:

Mutual Covenants of the Parties

The parties to the Business Combination Agreement made certain covenants under the Business Combination Agreement, including, among others, the following:

In addition, the parties agreed that Globis and FAHL will prepare and mutually agree upon and Globis will file with the SEC, this registration statement of which this proxy statement/prospectus forms a part on Form S-4 relating to the Business Combination.

Board of Directors

Pursuant to the Business Combination Agreement, the parties agreed, upon Closing, that the New Forafric Board (and committees of the New Forafric Board) and officers shall consist of two persons to be appointed by the Sponsors and the remaining members nominated by the Seller. All directors will have a three-year term on the New Forafric Board.

Survival of Representations, Warranties and Covenants

The representations and warranties of the parties pursuant to the Business Combination Agreement will survive the Closing until 11:59 p.m. Eastern Time on the date that is 12 months after the Closing Date, except that Buyer Fundamental Representations and the Seller Fundamental Representations (as defined therein) will survive the Closing until 11:59 p.m. Eastern Time on the date that is 48 months after the Closing Date. The covenants, obligations, and agreements to be performed under the Business Combination Agreement (a) at or before the Closing will survive the Closing until 11:59 p.m. Eastern Time on the date that is 12 months after the Closing Date and (b) in whole or in part after the Closing Date will survive the Closing until the end of the period of applicable performance or until otherwise fully performed or waived by the Party with the authority to make such waiver.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing under certain circumstances, including, among others, (i) by mutual written consent of Globis and the Seller, or (ii) by either Globis or the Seller if the Closing has not occurred on or before March 15, 2022 (or until June 15, 2022, if Globis’ Board of Directors (in its sole discretion) has extended the period of time to consummate a business combination in accordance with its organizational documents, or such later date as Globis and the Seller may mutually agree), provided that such right to terminate is not available to Globis or the Seller if such party’s breach of the Business Combination Agreement has directly caused the failure of, or has prevented, the consummation of the transactions contemplated by the Business Combination Agreement to occur by such date.

Expenses

The fees and expenses incurred in connection with the Business Combination Agreement and the applicable ancillary documents, and, in each case, the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that, (i) if the Business Combination Agreement is terminated in accordance with its terms, Seller or FAHL shall pay, or cause to be paid, all unpaid fees and expenses incurred by or on behalf of Seller and any Group Company in connection with the transactions contemplated by the Business Combination Agreement (the “Company Expenses”) and Globis shall pay, or cause to be paid, all unpaid fees and expenses incurred by or on behalf of Globis in connection with the transactions contemplated by the Business Combination Agreement (the “Globis Expenses”) and (ii) if the Closing occurs, then New Forafric shall pay, or cause to be paid, all Company Expenses and all Globis Expenses.

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Governing Law

All matters relating to the interpretation, construction, validity and enforcement of the Business Combination Agreement will be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York (except that the Laws of Gibraltar and the Laws of the State of Nevada shall also apply to the Redomiciliation).

Amendments

The Business Combination Agreement not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by each of the Seller and Globis. No failure to exercise, and no delay in exercising, any right, power, or privilege under the Business Combination Agreement will operate as a waiver, nor will any single or partial exercise of any right, power, or privilege hereunder preclude the exercise of any other right, power, or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the parties to the Business Combination Agreement. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts. No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver.

Ownership of New Forafric

As of the date of this proxy statement/prospectus, there are 15,050,833 shares of common stock issued and outstanding. As of the date of this proxy statement/prospectus, there is outstanding an aggregate of 15,789,722 warrants, comprised of 4,289,722 private placement warrants held by Sponsors and 11,500,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Common Stock and, following the Merger and Redomiciliation, will entitle the holder thereof to purchase one ordinary share of New Forafric. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination and assuming that none of Globis’ outstanding Common Stock are redeemed in connection with the Business Combination), Globis’ fully-diluted share capital would be 30,900,555 shares of Common Stock.

The following table illustrates varying ownership levels in New Forafric’ Ordinary Shares immediately following the consummation of the Business Combination, assuming varying levels of redemptions by the Public Stockholders and that the Business Combination and the transactions contemplated by the Business Combination Agreement are consummated in accordance with the terms of the Business Combination Agreement.

	Assuming No Redemptions		Assuming Maximum Redemptions(1)
	Shares	%	Shares	%
Globis’ Public Stockholders(1)	11,500,000	33.5%	0	0.0%
Sponsors and Independent Directors(2)(3)	3,148,333	9.2%	3,148,333	13.4%
Underwriter	402,500	1.2%	402,500	1.7%
Seller(4)	15,100,000	44.0%	16,248,307	69.4%
PIPE Investors(5)	1,712,245	5.0%	1,168,566	5.0%
FAHL Bond Holders(6)	1,005,291	2.9%	1,005,291	4.3%
FAHL Related Party Loan Holders(7)	1,445,164	4.2%	1,445,164	6.2%

(1)	Assumes that 11,500,000 Public Shares (the estimated maximum number of Public Shares that could be redeemed in connection with the Business Combination based on a per share redemption price of $10.20) are redeemed in connection with the Business Combination.
(2)	Includes 3,148,333 Ordinary Shares issued upon conversion of the existing Common Stock in connection with the Redomiciliation. The Ordinary Shares are issued upon the automatic conversion of Common Stock concurrently with the consummation of the Business Combination.
(3)	Excludes 1,005,291 Ordinary Shares issuable upon the conversion of the FAHL Bonds (as defined in the accompanying proxy statement/prospectus) purchased by certain affiliates of the Sponsors.
(4)	Assumes an amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing based on Remaining Cash as of September 30, 2021.
(5)	Pursuant to the terms of the PIPE Subscription Agreement, calculated as 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and related transactions.
(6)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Bonds.
(7)	Represents the number of Ordinary Shares issuable upon the conversion of the FAHL Related Party Loans (as defined in the accompanying proxy statement/prospectus).

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Certain Agreements Related to the Business Combination

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Registration Rights Agreement

Globis and certain equityholders of Globis (Sponsor and each of the directors and executive officers of Globis) have entered into the Registration Rights Agreement, a copy of which is attached as Annex G to this proxy statement/prospectus, pursuant to which, among other things, the Sponsors hold certain registration rights and certain preemptive rights with respect to its respective shares of Globis’ common stock.

In particular, the Registration Rights Agreement provides for the following:

●	Demand registration rights. At any time after the period commencing from the Closing and through the date that is thirty (30) days from the date of the Closing (the “Registration Rights Agreement Lock-Up Period”), Globis will be required, upon the written request of the requisite number of holders of such rights, to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities, including, under certain circumstances, the offering of such registrable securities in the form of an underwritten offering. Globis is not obligated to effect (i) more than one demand registration during any six-month period or (ii) any demand registration if an effective registration statement on Form S-3 or its successor form, or, if Globis is ineligible to use Form S-3, a registration statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time of all of the registrable securities then held by participating Stockholders that are not covered by an effective resale registration statement (a “Resale Shelf Registration Statement”) already on file with the SEC.

●	Piggy-back registration rights. At any time after the Closing Date, if Globis proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the holders of registrable securities are entitled to include their registrable securities in such registration statement.

●	Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by Globis and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which Globis is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the applicable registration statement attributable to Globis, and holders of registrable securities are obligated to indemnify Globis for material misstatements or omissions attributable to them.

●	Registrable securities. Securities of Globis shall cease to be registrable securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been otherwise transferred, new certificates or book-entry positions for them not bearing a legend restricting further transfer shall have been delivered by Globis and subsequent public distribution of them shall not require registration under the Securities Act or (iii) such securities shall have ceased to be outstanding.

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Lock-Up Agreement

At the Closing, Seller and the Sponsors will execute and deliver to New Forafric the Lock-Up Agreement, substantially in the forms attached to this proxy statement/prospectus as Annexes D and E, pursuant to which, among other things, the Seller and Sponsors will agree not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the date that is 180 days from the date of the Closing (the “Lock-Up Period”): (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of New Forafric’s Ordinary Shares, or (ii) enter into any swap or other contract that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other equity securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Any waiver by New Forafric of the provisions of the Lock-Up Agreement requires the approval of a committee consisting of (a) Paul Packer and another individual designated by Paul Packer, and (b) two “independent” directors of Globis as of after the Closing, who shall be agreed to by each of Globis and FAHL before the Closing.

Sponsor Letter Agreement

In connection with the IPO, the Sponsors, certain other holders of Common Stock and Globis entered into the Sponsor Letter Agreement. Under the Sponsor Letter Agreement, the Sponsors agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to his, her or its shares in Globis prior to the Closing Date, or the earlier termination of the Business Combination Agreement.

The Sponsor Letter Agreement is attached to this proxy statement/prospectus as Annex F and is incorporated by reference as an exhibit to the registration statement of which this proxy statement/ prospectus forms a part.

Interests of Globis’ Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Globis Board in favor of approval of the Business Combination Proposal, you should keep in mind that Globis’ directors and officers may have interests in such proposal that are different from, or in addition to, those of Globis stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

●	If Globis does not complete an initial business combination transaction by March 15, 2022 (or June 15, 2022, if Globis Board extends the period of time to consummate a business combination), Globis will cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of the Globis Board and Globis’ remaining shareholders, dissolving and liquidating, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable laws. In such event, the 3,047,500 shares of Common Stock (Founder Shares) owned by the Sponsors and Globis’ independent directors would be worthless because, following the Redemption of the Public Shares, Globis would likely have few, if any, net assets and because the Sponsors and Globis’ independent directors have agreed, in the Sponsor Letter Agreement, to waive their rights to liquidating distributions from the Trust Account with respect to the shares of common stock if Globis fails to complete a Business Combination within the required period. The Sponsors purchased the shares of Common Stock prior to Globis’ IPO for an aggregate purchase price of $26,500, or approximately $0.001 per share. Such shares of Common Stock had an aggregate market value of $ million based upon the closing price of $ per share on Nasdaq on , 2022, the most recent closing price.

●	The Sponsors paid $3.14 million for its Private Placement of 4,188,889 Private Placement Warrants to purchase Common Stock and such Private Placement Warrants will expire worthless if an initial business combination is not consummated by March 15, 2022 (or June 15, 2022, if Globis Board extends the period of time to consummate a business combination).

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●	Up and Up Capital, LLC purchased an aggregate of 100,833 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, or $1,008,333 in the aggregate, which each Private Placement Unit consists of one share of Common Stock and one redeemable warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Common Stock will be worthless and the warrants will expire worthless if an initial business combination is not consummated by March 15, 2022 (or June 15, 2022, if Globis’ Board of Directors extends the period of time to consummate a business combination).

●	Affiliates of the Sponsors, in aggregate, have purchased $9.5 million in FAHL Bonds and will acquire at the Closing, in accordance with the FAHL Bonds, 1,005,291 Ordinary Shares.

●	Paul Packer, Chief Executive Officer, Chief Financial Officer and director of Globis, is expected to be a director of New Forafric after the consummation of the Business Combination. As such, in the future, he may receive cash fees, stock options, stock awards or other remuneration that New Forafric Board determines to pay to its directors.

●	The Sponsors and Globis’ officers, directors or their affiliates have made Working Capital Loans prior to the Closing of the Business Combination, which may not be repaid if the Business Combination is not completed. As of September 30, 2021, Globis has issued promissory notes in the aggregate amount of $700,000 to Globis SPAC LLC and its designees. In addition, $1,150,000 of indebtedness was incurred on December 10, 2021 in connection with the extension of the time that Globis needs to complete its initial business combination to March 15, 2022.

●	Globis’ existing directors and officers will be eligible for continued indemnification and continued coverage under Globis’ directors’ and officers’ liability insurance after the Business Combination.

●	In order to protect the amounts held in the Trust Account, the Sponsors have agreed to be liable to Globis if and to the extent any claims by a vendor for services rendered or products sold to Globis, or a prospective target business with which Globis has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay Globis’ tax obligation and up to $100,000 for liquidation excepts, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under Globis’ indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

●	Following completion of the Business Combination, the Sponsor, Globis’ officers and directors and their respective affiliates will be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination (which will be the Business Combination should it occur), and repayment of any other loans, if any, and on such terms as to be determined by Globis from time to time, made by the Sponsor or certain of Globis’ officers and directors to finance transaction costs in connection with an intended initial business combination (which will be the Business Combination should it occur). If Globis fails to complete a Business Combination within the required period, the Sponsors and Globis’ officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

●	Pursuant to the Registration Rights Agreement, the Sponsors and certain of Globis’ directors and officers will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Ordinary Shares and warrants of New Forafric held by such parties.

Globis’ directors and executive officers have agreed to vote all of their Common Stock in favor of the proposals being presented at the Stockholders Meeting and waive their redemption rights with respect to such ordinary shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, Globis’ directors and executive officers beneficially own approximately 20% of the issued and outstanding Common Stock.

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At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Sponsors or their respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that the Sponsors or their respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (1) a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting, are voted in favor of the Business Combination Proposal, the Equity Incentive Plan Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the Adjournment Proposal, (2) holders of a majority of the outstanding shares of Globis Common Stock vote in favor of the Merger Proposal, the Redomiciliation Proposal and the Charter Proposal, (3) the six directors named in the Director Election Proposal are elected to serve on the Board of Directors of New Forafric, (4) otherwise limit the number of Public Shares electing to redeem and (5) Globis’ net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001.

Entering into any such arrangements may have a depressive effect on the price of the Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Stockholders Meeting and would likely increase the chances that such proposals would be approved. We will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of Globis’ directors may result in a conflict of interest on the part of such director(s) between what he/she or they may believe is in the best interests of Globis and its stockholders and what he/she or they may believe is best for himself/ herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Globis’ officers have interests in the Business Combination that may conflict with your interests as a stockholder.

Exchange Listing

Globis’ Units (each consisting of one share of Common Stock and one redeemable warrant), Common Stock and Warrants (each to purchase one share of Common Stock) are currently traded on Nasdaq under the symbols “GLAQU” “GLAQ” and “GLAQW.” At the closing of the Business Combination, Globis’ Units will separate into their component Ordinary Shares of New Forafric and warrants so that the units will no longer trade separately under “GLAQU.” Globis has applied for the continued listing of New Forafric’s Ordinary Shares and warrants on Nasdaq under the ticker symbols “AFRI” and “AFRIW,” respectively.

Background of the Business Combination

Globis is a blank check company incorporated under the laws of the State of Delaware on August 21, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. The terms of the Business Combination Agreement are the result of extensive arm’s-length negotiations between Globis and the Seller and their respective representatives. The following is a brief description of the background of these negotiations and summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation among the parties to the Business Combination Agreement or their representatives.

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On December 15, 2020, Globis consummated its IPO of 11,500,000 Units, including 1,500,000 Units as a result of the full exercise of the underwriters’ over-allotment option. Each Unit consists of one share of common stock of Globis, $0.0001 par value per share, and one Public Warrant, with each Public Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment.

The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000 (before underwriting discounts and commissions and offering expenses). Simultaneously with the consummation of the IPO and the sale of the Units, Globis consummated a private placement of 4,188,889 Private Placement Warrants at a price of $0.75 per Private Placement Warrant, issued to the Sponsors, generating gross proceeds of $3,141,667. In addition, Up and Up Capital, LLC purchased an aggregate of 100,833 Placement Units at a purchase price of $10.00 per Placement Unit, or $1,008,333 in the aggregate. Each Placement Unit consists of one share of Common Stock and one Private Placement Warrant. Each Private Placement Warrant entitles the holders to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.

$116,150,000 of the net proceeds from the IPO and certain of the proceeds from the private placements with the Sponsors was deposited in the Trust Account established for the benefit of Globis’ public stockholders.

Prior to the consummation of its IPO, neither Globis, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a potential business combination with Globis.

After the IPO, Globis engaged Valyans Consulting (“Valyans”) to identify companies in the North African region that would be potential targets of a business combination. Valyans prepared a presentation on 10 companies. Of the potential targets, Globis expressed interest in 5 of the companies, one of which was FAHL, and asked Valyans to prepare additional information on them and continued further due diligence on them. Following receipt and review of this additional information, Globis determined that FAHL was the best candidate for a potential business combination. Valyans subsequently made introductions between Globis and FAHL management.

On February 12, 2021, Globis and FAHL executed a confidentiality agreement and subsequently FAHL provided representatives of Globis with access to a data room and began to share confidential information regarding its business with Globis.

Thereafter, and on various occasions through May 2021, the management teams of FAHL and Globis met, during which FAHL shared presentation materials with Globis, and provided Globis with detailed company information regarding FAHL that included financial information and metrics about FAHL and an overview of FAHL’s business and the markets in which it operates. Between February 15, 2021 and May 2021, Mr. Packer engaged in discussions with representatives of FAHL regarding a potential business combination. During this time, Globis conducted further financial and business due diligence on FAHL while at the same time reviewing other potential targets.

On May 20, 2021, Globis’ legal advisor, McDermott Will & Emery LLP (“MWE”) sent FAHL’s legal advisor, Hassans International Law Firm Limited (“FAHL Counsel”) a draft letter of intent regarding a potential business combination between Globis and FAHL. The May 20, 2021 proposal included consideration to the Seller of 15,000,000 shares of Globis’ common stock, $20,000,000 in cash, additional cash or stock consideration of $20,000,000 based on the amount of cash retained at closing of the proposed business combination, as well as contingent consideration based on the exercise of Globis’ warrants and certain to-be-determined financial and per-share targets after closing of the business combination. The proposal also contained provisions regarding governance, lock-up periods, indemnification obligations (including an escrow of shares), and exclusivity, among other terms.

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On June 3, 2021, following discussions between representatives of Globis and FAHL, FAHL’s legal counsel sent a revised letter of intent to Globis’ legal counsel, including an increase in the share consideration to be paid to the Seller at closing of the proposed business combination to 15,100,000 shares of Globis’ common stock.

Prior to the submission of a revised proposal, Mr. Packer updated the members of the Globis Board on the discussions with FAHL regarding a potential business combination, including the status of Globis’ due diligence and the terms of the potential transaction.

On June 6, 2021, following further discussions and negotiations between the parties, Globis’ legal counsel sent a revised letter of intent to FAHL’s legal counsel. Globis’ June 6, 2021 proposal agreed to FAHL’s prior proposal as to the consideration framework.

Between June 7, 2021 and June 16, 2021, the parties further negotiated the letter of intent, and FAHL Counsel and MWE, exchanged drafts reflecting the progressing discussions of the parties, including with respect to the indemnification construct and related matters. The parties also continued due diligence activities and ongoing discussions regarding future value creation as well as began preparation of certain investor materials.

On June 16, 2021, the parties executed the letter of intent (the “Letter of Intent”), which included the financial terms of the transaction. The Letter of Intent also set out the parties’ agreed framework with respect to post-closing governance of the combined public company.

In connection with the entry into the Letter of Intent, the Seller and FAHL agreed not to continue or engage in any discussions or negotiations, or enter into any agreements, with respect to a competing transaction (including other M&A transactions), subject to certain exceptions, including for preexisting competing buyers, until 45 days after the execution of the Letter of Intent.

Following the execution of the Letter of Intent, Globis and its advisors continued their due diligence review of FAHL, including business, legal, accounting, and tax due diligence, as well as due diligence calls with FAHL management.

On July 1, 2021, MWE delivered an initial draft of the Business Combination Agreement to FAHL Counsel and FAHL’s US legal advisor Cohen Tauber Spievack & Wagner P.C. (“CTSW”).

Between July and December 2021, Globis and the Seller exchanged drafts of the Business Combination Agreement and drafts and/or summaries of the ancillary documents, including New Forafric’s Memorandum and Articles of Association. The various drafts exchanged reflected the parties’ negotiations on, among other things, the consideration structure, interim operating covenants, allocation of tax risk and responsibility, treatment of tax benefits, post-closing governance matters, scope of registration rights and other matters.

On December 10, 2021, Sponsor extended the time available to Globis to complete the Business Combination to March 15, 2022 by depositing $1,150,000 into our trust account. In conjunction with the extension, Globis drew down $1,150,000 under an unsecured promissory note that was previously issued to Globis SPAC LLC in exchange for depositing such amount into the trust account. The note is non-interest bearing and due upon the consummation of a Business Combination.

On December 16, the Globis Board met to review the terms of the proposed Business Combination with FAHL and the proposed final definitive documentation. The Globis Board also reviewed proposed resolutions which would be adopted by the Globis Board in order to approve the entry into the Business Combination Agreement and related transactions. During the meeting, Globis’ management provided the Globis Board reiterated its prior overview of FAHL’s business, strategy, and future operating plans and prospects, the results and findings of Globis’ due diligence process and financial analyses, The Globis Board unanimously determined that it was in the best interests of Globis to proceed with executing a transaction on the terms discussed and based on the documents reviewed, and authorized Globis’ officers to finalize the transaction.

On December 19, 2021, the parties executed the Business Combination Agreement.

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On December 20, 2021, a press release was issued announcing the Business Combination. Shortly thereafter, Globis filed a current report on Form 8-K attaching the press release and the Business Combination Agreement.

Globis Board’s Reasons for the Approval of the Business Combination

In evaluating the transaction with FAHL, the Globis Board consulted with Globis’ management and its legal counsel as well as other advisors. The Globis Board considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Globis Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Globis Board viewed its decision as being based on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Globis Board discussed the material results of its management’s due diligence activities, which included:

● extensive meetings and calls with FAHL’s management team regarding FAHL’s operations and projections, including interviews of top executives;

● research on the food, agriculture and soft commodities industry, including historical and projected growth trends;

● financial and valuation analyses prepared by Globis management;

● the financial projections provided by FAHL discussed below;

● research on the public trading values of comparable peer companies as well as private transaction precedents;

● multiple site visits and tours of various FAHL facilities;

● financial, accounting, tax, IT and public-market readiness due diligence;

● engagement of MWE for legal due diligence; and

The Globis Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, and the transactions contemplated thereby, including but not limited to, the following material factors and viewpoints:

● Leader in Wheat Milling. FAHL is a leader in the production and sale of a variety of wheat flours in Morocco, Semolina in Morocco and Africa and Pasta & Couscous in Morocco and in several countries in Africa, Europe and the US. FAHL owns six milling plants across Morocco (four dedicated to common wheat and two to durum wheat) with total processing capacity of 2,200 tons per day and a total milling capacity of 700,000 tons per year.

● Management. FAHL’s Chairman is Saad Bendidi who has turned around the profitability of FAHL over the last few years. The Globis Board believes that he has assembled a strong leadership team to lead FAHL toward future growth and expansion.

● Attractive valuation. The Globis Board reviewed the market capitalization, implied enterprise value and revenue and Adjusted EBITDA multiples and other metrics of certain companies which Globis’ management believed had operational, business and/or financial characteristics that, for purposes of its analyses, were similar to FAHL, based on its professional judgment and expertise, and compared the same to the implied enterprise value and other metrics of FAHL determined in accordance with the internal valuation analysis of Globis’ management.

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● Globis considered a basket of (i) agribusiness companies including Archer-Daniels Midland Co., The Mosaic Company, Bunge Ltd., Darling Ingredients Inc., Adecoagro SA, The Andersons Inc., and S&W Seed Co. (together, “the Agri Comps”), (ii) diversified food companies including General Mills Inc., Herc Holdings Inc., McCormick & Co.. Inc., Kellogg Co., Conagra Brands Inc., Campbell Soup Co., The JM Smucker Co., Post Holdings Inc., Lancaster Colony Corp., TreeHouse Foods Inc., and B&G Foods Inc. (together “the Diversified Food Comps”), and (iii) snacks/confectionary companies including Mondelez International Inc., Hershey Co., Flowers Foods Inc., Simply Good Foods Co., J&J Snack Foods Corp., Utz Brands Inc., Hostess Brands Inc., and John B Sanfilippo & Son Inc. (together “the Snack Comps”).

● Globis reviewed FAHL against these companies using a number of metrics, including estimated compounded annual growth rates, enterprise value, , estimated revenue and estimated Adjusted EBITDA.

● Globis’ management estimated that FAHL’s implied post-transaction enterprise value of $300 million equaled 0.9 x estimated 2022 revenue. In comparison, the median of Agri Comps, the Diversified Food Comps and the Snack Comps was 1.2x, 2.3x and 2.7x respectively or a total median of 2.1x. In addition, the implied post-transaction enterprise value of $300 million equaled 9.1x estimated 2022 adjusted EBITDA. In comparison, the median of the Agri Comps, the Diversified Food Comps and the Snack Comps was 7.1x, 11.9x, 16.7x respectively or a total median of 12.3x. The estimated revenue compound annual growth rate (“CAGR”) from 2020-2024 for FAHL is 30.9% versus 6.9%, 1.7% and 5.0% for the Agri Comps, the Diversified Food Comps and the Snack Comps, respectively or a total median of 4.3%. The estimated adjusted EBITDA CAGR from 2020-2024 for FAHL is 41.0% versus 19.2%, 1.8% and 7.9% for the Agri Comps, the Diversified Food Comps and the Snack Comps, respectively or a total median of 6.4%. Based on the foregoing, Globis believed that the valuation of FAHL was attractive relative to its peers.

● Strong financial performance. The Globis Board considered FAHL’s strong financial position, including historical financial results, outlook and financial plan, as well as valuations of future growth initiatives and acquisitions.

● Multi-pronged growth strategy. The Globis Board noted FAHL’s growth strategy through developing new markets, cultivating organic growth and acquisitions.

● Terms of transaction. The Globis Board reviewed and considered the terms of the Business Combination Agreement and related agreements, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate the agreement. See “—The Business Combination Agreement” and “—Certain Agreements Related to the Business Combination” for detailed discussions of the terms and conditions of these agreements.

● Results of due diligence process. The Globis Board considered the scope of the due diligence investigation conducted by Globis’ management and outside advisors and evaluated the results thereof and information available to it related to FAHL, including:

● multiple meetings and calls with the FAHL management team regarding its operations, financial metrics, historical performance and financial projections and the proposed transaction;

● review of materials related to FAHL made available by FAHL, including strategic plans, key metrics and performance indicators, benefit plans, insurance policies, litigation information, financial statements, compliance plans, risk mitigation materials and other financial and legal diligence;

● review of the due diligence reports of all third-party advisors;

● interviews with FAHL’s management as well as interviews of industry experts;

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● analysis of industry competitors and publicly traded comparable companies; and

● research regarding the food, agriculture and soft commodities markets.

The Globis Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

● Future financial performance. The risk that future financial performance of FAHL may not meet the Globis Board’s expectations due to factors in New Forafric’s control or out of its control, including due to economic cycles or other macroeconomic factors.

● COVID-19. Uncertainties regarding the potential impacts of the COVID-19 pandemic and related economic disruptions on FAHL’s operations and demand for its services.

● Competition for acquisitions. Food, agriculture and soft commodities companies that compete with FAHL may pursue acquisitions that FAHL may otherwise have an interest in pursuing. Major competitors include Moulins du Maghreb, Zine Cereales, Rica Maroc, Casagrains and Dari Couspate.

● Potential benefits may not be achieved. The risk that the potential benefits of the Business Combination, including FAHL’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe.

● Liquidation of Globis. The risks and costs to Globis’ business if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in our inability to effect a business combination by March 15, 2022 (or June 15, 2022 if the Globis Board decides to extend the period of time to consummate a business combination) and force Globis to liquidate and the warrants to expire worthless.

● Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits Globis from soliciting other business combination proposals.

● Stockholder vote. The risk that Globis’ stockholders may fail to provide the respective votes necessary to effect the Business Combination.

● Closing conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Globis’ control.

● Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

● Fees and expenses. The fees and expenses associated with completing the Business Combination.

● Other risks. Various other risks associated with the Business Combination, the business of Globis, and the business of FAHL described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the Globis Board also considered that:

● Interests of Certain Persons. Some officers and directors of Globis may have interests in the Business Combination that are in addition to, and that may be different from, the interests of New Forafric’s stockholders (see — “Interests of Globis’ Directors and Officers and Others in the Business Combination”). Globis’ independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Globis Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

The Globis Board concluded that the potential benefits that it expects New Forafric and its stockholders to achieve as a result of the Business Combination outweigh the risks associated with the Business Combination. Accordingly, the Globis Board unanimously determined that the Business Combination Agreement, and the transactions contemplated thereby, including the Business Combination, are advisable, fair to, and in the best interests of, Globis and its shareholders.

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Cautionary Note Regarding Unaudited Prospective Financial Information of FAHL

FAHL does not as a matter of course make public projections as to future sales, earnings or other results. However, management prepared and provided to members of the FAHL board of directors, FAHL financial advisors, members of the Globis board of directors and Globis’ financial advisors certain internal, unaudited prospective financial information in connection with the evaluation of the Business Combination. FAHL management prepared such financial information based on their judgment and assumptions regarding the future financial performance of FAHL. The inclusion of such information in this proxy statement/prospectus should not be regarded as an indication that FAHL or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this proxy statement/prospectus with numeric specificity, the information was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of FAHL management, including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements; “Market and Industry Data” and “Risk Factors.” FAHL believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information FAHL had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to FAHL business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. However, in the view of FAHL management, such unaudited prospective financial information was prepared on a reasonable basis, reflects the best available estimates and judgments at the time given, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of FAHL. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/consent solicitation statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither FAHL independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/consent solicitation statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, FAHL DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF GLOBIS, FAHL NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY FAHL STOCKHOLDER, GLOBIS STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

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Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by FAHL may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

Satisfaction of 80% Test

It is a requirement under the Existing Organizational Documents that any business acquired by Globis have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of FAHL generally used to approve the transaction, the Globis Board determined that this requirement was met. The Globis Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of Globis and its stockholders and appropriately reflected FAHL’s value. In reaching this determination, the Globis Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as FAHL’s historical growth rate and its potential for future growth in revenue and profits. The Globis Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of FAHL met this requirement and make the other determinations regarding the transaction.

Material U.S. Federal Income Tax Consequences of the Redomiciliation to Globis Stockholders.

The following discussion is a summary of the material U.S. federal income tax considerations of the Business Combination to U.S. Holders (as defined below) of Globis Common Stock and Globis Warrants (collectively “Globis securities”). The following discussion also summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Globis Common Stock that elect to have their Common Stock redeemed for cash and the material U.S. federal income tax consequences of the ownership and disposition of New Forafric Ordinary Shares and New Forafric Warrants following the Business Combination. This discussion applies only to Globis securities, New Forafric Ordinary Shares, and New Forafric Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the closing of the Business Combination, the redemption of Globis Common Stock, or the ownership and disposition of New Forafric Ordinary Shares and New Forafric Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Globis and FAHL have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take, or a court will not sustain, a contrary position regarding the tax consequences discussed below.

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This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers, or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons holding Globis securities or New Forafric Ordinary Shares and/or New Forafric Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Globis securities or New Forafric Ordinary Shares and/or New Forafric Warrants, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Globis Common Stock or, after the Business Combination, the issued New Forafric Ordinary Shares;

●	founders, sponsors, officers or directors of Globis or holders of private placement warrants;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received Globis securities or New Forafric Ordinary Shares and/or New Forafric Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Forafric Agro prior to the Business Combination, including holders of Globis securities that also hold, directly or indirectly, equity interests in Forafric Agro. With respect to the consequences of holding New Forafric Ordinary Shares, this discussion is limited to holders who acquire such New Forafric Ordinary Shares in connection with the Business Combination or as a result of the exercise of an Forafric Global Warrant. With respect to the consequences of holding New Forafric Warrants, this discussion is limited to holders who held Globis Warrants prior to and through the Business Combination.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Globis securities, New Forafric Ordinary Shares and/or New Forafric Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

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For purposes of this discussion, because any Globis Unit consisting of one share of Globis Common Stock and one Globis Warrant is separable at the option of the holder, Globis is treating any share of Globis Common Stock and Globis Warrant held by a holder in the form of a single Globis Unit as separate instruments and is assuming that the Globis Unit itself will not be treated as an integrated instrument. Under this treatment the separation of an Globis Unit prior to or in connection with the consummation of the Business Combination generally would not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of Globis Units and Globis securities are urged to consult their tax advisors concerning the U.S. federal, state, local, and foreign tax consequences of the transactions contemplated by the Business Combination (including any redemption of Globis Common Stock for cash) with respect to any Globis securities held through an Globis Unit (including alternative characterizations of an Globis Unit).

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of Globis securities, New Forafric Ordinary Shares and/or New Forafric Warrants, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF Globis UNITS OR Globis SECURITIES DEPEND IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF NEW FORAFRIC ORDINARY SHARES AND/OR NEW FORAFRIC WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE BUSINESS COMBINATION, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF NEW FORAFRIC ORDINARY SHARES AND/OR NEW FORAFRIC WARRANTS.

U.S. Federal Income Tax Treatment of Forafric Global

Tax Residence of Forafric Global for U.S. Federal Income Tax Purposes.

Although Forafric Global is incorporated and tax resident in Gibraltar, following the closing of the Business Combination the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Forafric Global is not so created or organized (but is instead incorporated only in Gibraltar), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

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Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

Forafric Global will acquire substantially all of the assets of Globis through the Business Combination. As a result, Section 7874 of the Code may apply to cause Forafric Global to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, Globis and Forafric Global currently expect that the Section 7874 Percentage of Globis stockholders in Forafric Global should be less than 80% after the Business Combination. Accordingly, Forafric Global is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 80% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former holders of Globis Common Stock may be deemed to own an amount of New Forafric Ordinary Shares in respect to certain redemptions by former holders of Globis Common Stock prior to the Business Combination for purposes of determining the ownership percentage of former holders of Globis Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of Forafric Global as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 Forafric Global’s status as a foreign corporation for U.S. federal income tax purposes, Forafric Global and certain Forafric Global shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Forafric Global and future withholding taxes on certain Forafric Global shareholders. In particular, holders of New Forafric Ordinary Shares and/or New Forafric Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage was such that Forafric Global were still respected as a foreign corporation under Code Section 7874, Forafric Global may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Forafric Global were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Forafric Global attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that Forafric Global will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of Globis’ Tax Attributes and Certain Other Adverse Tax Consequences to Forafric Global and Forafric Global’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

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Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Globis and Forafric Global currently expect that the Section 7874 Percentage should be less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to Forafric Global or Globis after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80%, Forafric

Global and certain of Forafric Global’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Forafric Global include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that Globis will have a significant amount of inversion gain as a result of the Business Combination.

The determination that the Section 7874 Percentage should be less than 60% after the Business Combination is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether Forafric Global is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Forafric Global, significant adverse tax consequences could result for Forafric Global and for certain Forafric Global shareholders, including a higher effective corporate tax rate on Forafric Global U.S. Holders.

U.S. Federal Income Tax Considerations of the Business Combination.

Tax Consequences of the Business Combination Under Section 368(a) of the Code

The parties to the Business Combination intend that the Business Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”), and subject to the balance of this discussion, the parties expect the Business Combination to so qualify. If the Business Combination qualifies as a reorganization, then the Business Combination will have the material tax consequences described in the remainder of this paragraph. The Business Combination is not expected to result in gain being recognized by U.S. Holders of Globis Common Stock and/or Globis Warrants immediately prior to the Effective Time (other than possibly with respect to any such holder that would own, actually or constructively, 5% or more (by vote or value) of the outstanding Ordinary Shares of New Forafric immediately after the Business Combination) (together, the “Intended Tax Treatment”), as discussed below under “Tax Consequences of the Business Combination Under Section 367(a) of the Code”. Subject to the discussion of Code Section 367, below, a U.S. Holder’s initial tax basis in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination will equal the tax basis of the Globis securities exchanged therefor. Subject to the discussion of Code Section 367, below, a U.S. Holder’s holding period in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination will include the holding period for the Globis securities surrendered in exchange therefor. The parties intend to report the Business Combination in a manner consistent with the Intended Tax Treatment.

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To qualify as a reorganization, a transaction must satisfy certain requirements, including, among others, that the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Business Combination, its corporate parent) continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as Globis, the qualification of the Business Combination as a reorganization is not free from doubt, since the Department of Treasury and Internal Revenue Service have never issue guidance or other authority that is factually on point with the present transaction. As a result, neither Globis’ nor Forafric Global’s counsel is able to opine as to whether the Business Combination will qualify as a reorganization. Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization, and neither Globis nor Forafric Global intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Business Combination’s qualification as a reorganization or that a court will not sustain such a challenge by the IRS. U.S. Holders of Globis securities are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Business Combination, including with respect to its qualification as a “reorganization.”

If, at the Effective Time, any requirement for the application of Code Section 368(a) is not met, a U.S. Holder of Globis securities generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the closing date of the Business Combination of New Forafric Ordinary Shares and/or New Forafric Warrants received by such holder in the Business Combination over such holder’s adjusted tax basis in the Globis securities surrendered by such holder in the Business Combination. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the Globis securities for more than one year (or short-term capital gain otherwise). Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s initial tax basis in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination, if any, will begin on the day following the closing date of the Business Combination and would not include the holding period for the Globis securities surrendered in exchange therefor.

Tax Consequences of the Business Combination Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Business Combination to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. Conditions (i), (ii), and (iii) are expected to be met, and, as a result, the Business Combination is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions. Accordingly, it is intended that the Business Combination does not result in gain recognition by a U.S. Holder exchanging Globis Common Stock for New Forafric Ordinary Shares so long as either (A) the U.S. Holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation (by total voting power or by total value) or (B) the U.S. Holder is a “five-percent transferee shareholder” of the transferee foreign corporation and enters into an agreement with the IRS to recognize gain under certain circumstances. All U.S. Holders of Globis Securities that will own 5% or more of either the total voting power or the total value of the outstanding shares of Forafric Global after the Business Combination (taking into account, for this purpose, ownership of New Forafric Ordinary Shares acquired in connection with the Business Combination and any New Forafric Ordinary Shares not acquired in connection with the Business Combination) may want to enter into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Business Combination.

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Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Business Combination will not result in gain being recognized by U.S. Holders of Globis securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Business Combination or that a court would not sustain such a challenge.

If the Business Combination does meet the requirements of Section 368(a) of the Code but, at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder is not satisfied, then a U.S. Holder of Globis securities generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Business Combination of New Forafric Ordinary Shares and/or New Forafric Warrants received by such holder in the Business Combination over such U.S. Holder’s tax basis in the Globis securities surrendered by such U.S. Holder in the Business Combination. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the Globis securities for more than one year at the Effective Time (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s initial tax basis in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in New Forafric Ordinary Shares and/or New Forafric Warrants received in the Business Combination may not include the holding period for the Globis securities surrendered in exchange therefor. In such case, the holding period will begin on the day following the closing date of the Business Combination.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of Globis securities under your particular circumstances, including whether you will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

U.S. Holders exchanging Globis Securities for New Forafric Ordinary Shares and/or New Forafric Warrants

If the Business Combination qualifies as a reorganization under Section 368(a) of the Code and is not taxable under Section 367(a) of the Code, as is intended by the parties, a U.S. Holder generally would not recognize gain or loss if, pursuant to the Business Combination, the U.S. Holder either (i) exchanges only Globis Common Stock (but not Globis Warrants) for New Forafric Ordinary Shares, (ii) exchanges Globis Warrants for New Forafric Warrants, or (iii) both exchanges Globis Common Stock for New Forafric Ordinary Shares and exchanges its Globis Warrants for New Forafric Warrants.

In such a case, the aggregate tax basis of New Forafric Ordinary Shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of Globis Common Stock surrendered in exchange therefor. The tax basis in an Forafric Global Warrant received by a U.S. Holder in the Business Combination should be equal to the adjusted tax basis of the Globis Warrant exchanged therefor. The holding period of New Forafric Ordinary Shares and/or New Forafric Warrants received by a U.S. Holder in the Business Combination should include the period during which the Globis Common Stock and/or Globis Warrants exchanged therefor were held by such U.S. Holder. It is unclear whether the redemption rights with respect to the Globis Common Stock may suspend the running of the applicable holding period for this purpose.

U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock.

In the event that a U.S. Holder’s shares of Globis Common Stock are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Globis Common Stock treated as held by the U.S. Holder relative to all of the shares of Globis Common Stock outstanding both before and after the redemption.

The redemption of Globis Common Stock generally will be treated as a sale of stock (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in Globis, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only Globis Common Stock actually owned by such U.S. Holder but also Globis Common Stock constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Globis Common Stock or New Forafric Ordinary Shares which could be directly or constructively acquired pursuant to the exercise of Globis Warrants or New Forafric Warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of Globis Common Stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of Globis Common Stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than (a) 80% of the percentage of outstanding voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption and (b) 50% of the total combined voting power of Globis Common Stock. The redemption of Globis Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Globis. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Globis will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Globis Common Stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such holder’s Globis Common Stock generally will equal the cost of such shares.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Globis Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Globis Common Stock.

Amounts treated as dividends that Globis pays to a U.S. Holder that is treated a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, amounts treated as dividends that Globis pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights described herein with respect to the Globis Common Stock may have suspended the running of the applicable holding period for these purposes. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to “qualified dividend income.”

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Globis Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining Globis Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Globis Warrants or possibly in other shares of Globis Common Stock constructively owned by it.

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U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to U.S. Holders.

Distributions on New Forafric Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” if Forafric Global makes distributions of cash or property on New Forafric Ordinary Shares, such distributions will be treated first as a dividend to the extent of Forafric Global’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by Forafric Global (or another applicable withholding agent). If Forafric Global does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of Globis’ Tax Attributes and Certain Other Adverse Tax Consequences to Forafric Global and Forafric Global’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the U.S. or (b) Forafric Global is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

●	Forafric Global is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Forafric Global’s taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements;

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

●	the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There is no comprehensive income tax treaty between the U.S. and Gibraltar, thus Forafric Global will not be eligible for benefits of an applicable comprehensive income tax treaty. In addition, there can be no assurance that New Forafric Ordinary Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, Forafric Global will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to New Forafric Ordinary Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on New Forafric Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Forafric Global with respect to New Forafric Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

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Sale, Exchange, Redemption or Other Taxable Disposition of New Forafric Ordinary Shares and New Forafric Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of New Forafric Ordinary Shares or New Forafric Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of New Forafric Ordinary Shares or New Forafric Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held New Forafric Ordinary Shares and/or New Forafric Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Gibraltar tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit.

Exercise, Lapse, or Redemption of an Forafric Global Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Forafric Global ordinary share on the exercise of an Forafric Global Warrant for cash. A U.S. Holder’s tax basis in an New Forafric Ordinary Shares received upon exercise of the Forafric Global Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Globis Warrant exchanged therefor (assuming the Business Combination is not a taxable transaction, as discussed above) and the exercise price. The U.S. Holder’s holding period for an Forafric Global Ordinary Share received upon exercise of the Forafric Global Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Forafric Global Warrant and will not include the period during which the U.S. Holder held the Forafric Global Warrant. If an Forafric Global Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Forafric Global Warrant.

The tax consequences of a cashless exercise of an Forafric Global Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in New Forafric Ordinary Shares received generally would equal the U.S. Holder’s basis in New Forafric Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in New Forafric Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of New Forafric Warrants and will not include the period during which the U.S. Holder held New Forafric Warrants. If the cashless exercise were treated as a recapitalization, the holding period of New Forafric Ordinary Shares would include the holding period of New Forafric Warrants exercised therefor.

It is also possible that a cashless exercise of an Forafric Global Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of New Forafric Ordinary Shares and New Forafric Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of New Forafric Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to New Forafric Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of New Forafric Ordinary Shares that would have been received in a regular exercise of New Forafric Warrants deemed surrendered, net of the aggregate exercise price of such New Forafric Warrants and (ii) the U.S. Holder’s tax basis in such New Forafric Warrants. In this case, a U.S. Holder’s aggregate tax basis in New Forafric Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in New Forafric Warrants deemed exercised and (ii) the aggregate exercise price of such New Forafric Warrants. A U.S. Holder’s holding period for New Forafric Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of New Forafric Warrants and will not include the period during which the U.S. Holder held New Forafric Warrants.

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Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Forafric Global Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of New Forafric Warrants.

Subject to the PFIC rules described below, if Forafric Global redeems New Forafric Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “— Description of New Forafric Warrants “ or if Forafric Global purchases New Forafric Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of New Forafric Ordinary Shares and New Forafric Warrants.”

Possible Constructive Distributions

The terms of each Forafric Global Warrant provide for an adjustment to the number of New Forafric Ordinary Shares for which the Forafric Global Warrant may be exercised or to the exercise price of the Forafric Global Warrant in certain events, as discussed in the section of this registration statement captioned “Description of New Forafric Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of an Forafric Global Warrant would, however, be treated as receiving a constructive distribution from Forafric Global if, for example, the adjustment increases the holder’s proportionate interest in Forafric Global’s assets or earnings and profits (for instance, through an increase in the number of New Forafric Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of New Forafric Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on New Forafric Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Forafric Global Warrant received a cash distribution from Forafric Global equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of New Forafric Ordinary Shares and New Forafric Warrants could be materially different from that described above, if Forafric Global is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Forafric Global will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Forafric Global own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of Forafric Global and its subsidiaries, Forafric Global does not believe it will be treated as a PFIC for U.S. federal income tax purposes for its current taxable year, which includes the Business Combination, and does not expect to become one for U.S. federal income tax purposes in the near future.

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Nevertheless, whether Forafric Global is treated as a PFIC is determined on an annual basis. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of Forafric Global’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Forafric Global will be a PFIC in 2021 or for any future taxable year. In addition, neither Globis’ nor Forafric Global’s respective U.S. counsel expresses any opinion with respect to Forafric Global’s PFIC status for 2021 or future taxable years.

Under the PFIC rules, if Forafric Global were considered a PFIC at any time that a U.S. Holder owns New Forafric Ordinary Shares or New Forafric Warrants, Forafric Global would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) Forafric Global has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s New Forafric Ordinary Shares in which Forafric Global was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its New Forafric Ordinary Shares at their fair market value on the last day of the last taxable year in which Forafric Global is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, New Forafric Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Forafric Global subsequently becomes a PFIC.

For each taxable year that Forafric Global is treated as a PFIC with respect to a U.S. Holder’s New Forafric Ordinary Shares or New Forafric Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of New Forafric Ordinary Shares and under proposed regulations transfers of New Forafric Warrants and certain transfers of New Forafric Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its New Forafric Ordinary Shares or New Forafric Warrants (collectively the “excess distribution rules”), unless, with respect to New Forafric Ordinary Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for New Forafric Ordinary Shares or New Forafric Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for New Forafric Ordinary Shares or New Forafric Warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of Forafric Global’s first taxable year in which Forafric Global is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of New Forafric Ordinary Shares or New Forafric Warrants cannot be treated as capital gains, even though the U.S. Holder holds New Forafric Ordinary Shares or New Forafric Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Forafric Global may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Forafric Global does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Forafric Global’s subsidiaries.

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If Forafric Global is a PFIC, a U.S. Holder of shares in Forafric Global may avoid taxation under the excess distribution rules described above in respect to New Forafric Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its New Forafric Ordinary Shares only if Forafric Global provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that Forafric Global will have timely knowledge of its status as a PFIC in the future or that Forafric Global will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its New Forafric Ordinary Shares would generally be required to include in income for each year that Forafric Global is treated as a PFIC the U.S. Holder’s pro rata share of Forafric Global’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of New Forafric Ordinary Shares. Any net deficits or net capital losses of Forafric Global for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in New Forafric Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on New Forafric Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in New Forafric Ordinary Shares by a corresponding amount. If Forafric Global owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Forafric Global’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Forafric Global will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, Forafric Global may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Forafric Global will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for New Forafric Ordinary Shares in which Forafric Global is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its New Forafric Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold New Forafric Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in New Forafric Ordinary Shares.

It is not entirely clear how various aspects of the PFIC rules apply to New Forafric Warrants. However, a U.S. Holder may not be eligible to make a QEF election with respect to its New Forafric Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and Forafric Global was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired New Forafric Ordinary Shares (or has previously made a QEF election with respect to New Forafric Ordinary Shares), the QEF election will apply to the newly acquired New Forafric Ordinary Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired New Forafric Ordinary Shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held New Forafric Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

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The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its New Forafric Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if Forafric Global is a PFIC and New Forafric Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s New Forafric Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) New Forafric Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its New Forafric Ordinary Shares, such U.S. Holder generally will include in income for each year that Forafric Global is treated as a PFIC with respect to such New Forafric Ordinary Shares an amount equal to the excess, if any, of the fair market value of New Forafric Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in New Forafric Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of New Forafric Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on New Forafric Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of New Forafric Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on New Forafric Ordinary Shares, as well as to any loss realized on the actual sale or disposition of New Forafric Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such New Forafric Ordinary Shares previously included in income. A U.S. Holder’s basis in New Forafric Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions Forafric Global makes would generally be subject to the rules discussed above under “— Distributions on New Forafric Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of New Forafric Warrants may not be able to make a mark-to-market election with respect to their New Forafric Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. New Forafric Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that New Forafric Ordinary Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless New Forafric Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for New Forafric Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for New Forafric Ordinary Shares in which Forafric Global is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to New Forafric Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s New Forafric Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Forafric Global is a PFIC.

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The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of New Forafric Ordinary Shares and New Forafric Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of New Forafric Ordinary Shares or New Forafric Warrants that is for U.S. federal income tax purposes not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of New Forafric Ordinary Shares or New Forafric Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to Globis Common Stock or the ownership and disposition of New Forafric Ordinary Shares or New Forafric Warrants.

Non-U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Globis Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Globis Common Stock, as described above under “— U.S. Holders Exercising Redemption Rights with Respect to Globis Common Stock.”

Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of the Globis Common Stock, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing U.S. federal income tax liability unless one of the exceptions described below under “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of Globis Common Stock. Moreover, redeeming Non-U.S. Holders may be subject to U.S. federal income tax on any gain recognized as a result of the redemption if Globis Common Stock constitutes a U.S. real property interest by reason of Globis’ status as a U.S. real property holding corporation for U.S. federal income tax purposes. Globis believes that it is not and has not been at any time since its formation a U.S. real property holding corporation.

If a Non-U.S. Holder receives cash for Globis Common Stock, and the redemption is treated as a corporate distribution (rather than a sale of stock under Section 302 of the Code), the Non-U.S. Holder will be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty and the Non-U.S. Holder provides a proper certificate of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable)) on the gross amount of the distribution to the extent the distribution is paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and treated as dividends, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Globis Common Stock and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Globis Common Stock, which will be treated as described in the paragraph immediately above. A redemption treated as a dividend by Globis to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same corporate or graduated individual rates applicable to U.S. Holders (together with branch profits tax, at a 30% rate, or such lower rate specified by an applicable tax treaty, as adjusted for certain items, if such Non-U.S. Holder is a corporation).

IF YOU ARE A NON-U.S. HOLDER OF Globis COMMON STOCK CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to U.S. Holders — Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of New Forafric Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of New Forafric Ordinary Shares and/or New Forafric Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

●	the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Forafric Global Warrant, or the lapse of an Forafric Global Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of an Forafric Global Warrant by a U.S. Holder, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to U.S. Holders — Exercise, Lapse or Redemption of an Forafric Global Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of New Forafric Ordinary Shares and New Forafric Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s New Forafric Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to U.S. Holders — Exercise, Lapse or Redemption of an Forafric Global Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of New Forafric Ordinary Shares and New Forafric Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Globis Common Stock, dividends received by U.S. Holders of New Forafric Ordinary Shares, and the proceeds received on the disposition of New Forafric Ordinary Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Globis Common Stock or New Forafric Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of New Forafric Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of Globis securities or their New Forafric Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to New Forafric Ordinary Shares and proceeds from the sale of other disposition of New Forafric Ordinary Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE BUSINESS COMBINATION, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO Globis COMMON STOCK, AND OF THE OWNERSHIP AND DISPOSITION OF NEW FORAFRIC ORDINARY SHARES AND NEW FORAFRIC WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, (i) except for filings with the Gibraltar and Delaware necessary to effectuate the Redomiciliation and (ii) the Business Combination and filings required of solicitation materials pursuant to Rule 14a-12 of the Exchange Act.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the entry of Globis into the Business Combination Agreement, entered into as of December 19, 2021 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Business Combination Agreement”), by and among Globis, FAHL and the Seller, the consummation of the transactions contemplated by the Business Combination Agreement, including the issuance of the acquisition consideration thereunder, and the performance by Globis of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

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Vote Required for Approval with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. Accordingly, a Globis stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Recommendation of the Globis Board with Respect to the Business Combination Proposal

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT THE GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL 4: THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

Globis is asking its shareholders to approve the Forafric 2022 Long Term Employee Share Incentive Plan, referred to herein as the “Equity Incentive Plan.” The Globis Board intends to adopt the Equity Incentive Plan, subject to the approval from the holders of Globis Shares. If approved, the Equity Incentive Plan will become effective upon the Closing and will be used by New Forafric following the Closing. Where the interests of FAHL (before the Closing) and the interests of New Forafric (following the Closing) are the same with respect to the Equity Incentive Plan, the term “New Forafric” will be used.

The Globis Board believes that New Forafric must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within New Forafric. The Globis Board expects that the Equity Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to New Forafric’s success and providing incentives to these individuals to promote the success of New Forafric.

The following is a summary description of the Equity Incentive Plan, or the Equity Incentive Plan, as proposed to be adopted by Globis in connection with the Business Combination. This summary is not a complete statement of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached hereto as Annex H to the proxy statement/prospectus. Globis stockholders should refer to the Equity Incentive Plan for more complete and detailed information about the terms and conditions of the Equity Incentive Plan.

The purpose of the Equity Incentive Plan is to provide a means whereby New Forafric can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. In addition, the Globis Board believes that the ability to grant options and other equity-based awards will help New Forafric to attract, retain and motivate employees, consultants, and directors and encourages them to devote their best efforts to New Forafric’s business and financial success.

Approval of the Equity Incentive Plan by Globis stockholders is required, among other things, in order to: (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans and (ii) allow the grant of incentive stock options to participants in the Equity Incentive Plan.

If this Equity Incentive Plan Proposal is approved by Globis stockholders, the Equity Incentive Plan will become effective as of the date immediately preceding the date of the Closing. Approval of the Equity Incentive Plan by Globis stockholders will allow New Forafric to grant nominal cost options or phantom options at levels determined appropriate by its board of directors or Compensation Committee of New Forafric following the closing of the Business Combination. The Equity Incentive Plan will also allow New Forafric to utilize a broad array of equity incentives and performance-based cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

New Forafric’s employee equity compensation program, as implemented under the Equity Incentive Plan, will allow New Forafric to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. Approval of the Equity Incentive Plan will provide New Forafric with the flexibility it needs to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and consultants who are important to New Forafric’s long-term growth and success.

The Globis Board has approved the award of restricted stock units and stock options to      executive officers and             members of senior management under the Equity Incentive Plan, subject to stockholder approval of the Equity Incentive Plan. These awards are shown in the table entitled “New Plan Benefits” below.

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Summary of Material Features of the Equity Incentive Plan

The Equity Incentive Plan allows for the grant of awards, consisting of nominal cost options or phantom options to employees, directors and consultants of New Forafric or any of its subsidiaries.

The New Forafric Board is responsible for the administration of the Equity Incentive Plan and may, from time to time, make or amend regulations for the administration of the Equity Incentive Plan. The decision of the New Forafric Board on all matters relating to the administration of the Equity Incentive Plan, including the resolution of any ambiguity of the rules in the Equity Incentive Plan, is final and binding. The New Forafric Board may also terminate or, from time to time, suspend the grant of awards. The New Forafric Board may also make, subject to certain restrictions, amendments to the rules of the Equity Incentive Plan or any subplans.

Generally, an award is granted by the execution by New Forafric of an award certificate, which provides information regarding the award’s date of grant, the number of Ordinary Shares in respect of which an option is granted pursuant to the award, vesting schedule, and exercisability. The exercise price for nominal cost options is 50% of the nominal value of the shares, and in the case of phantom options is the market value of the shares less 50% of their nominal value.

With the exception of an individual’s death or in the event of a corporate transaction, awards are not capable of being transferred, charged or otherwise alienated. Any time an award holder purports to make one of these transfers, the award shall lapse immediately.

The maximum number of Shares which may be the subject of awards under the Equity Incentive Plan may not exceed 10% of the issued share capital of New Forafric from time to time.

Subject to certain provisions of the Equity Incentive Plan, no award can be exercised after the tenth anniversary of the date of grant. With the exception of certain special circumstances, an award can only be exercised while the award holder is employed or engaged by New Forafric or any of its subsidiaries. Subject to certain provisions, a vested award may be exercised in whole or in part at any time after its date of grant.

When there are certain corporate transactions related to New Forafric, such as a compulsory acquisition, a general offer, a reconstruction, a merger or division of New Forafric, the winding up of New Forafric, or the sale of New Forafric’s business or subsidiary, the New Forafric Board has discretion (subject to certain requirements) to allow all awards (vested or unvested) to be exercised in whole or in part. In certain circumstances, if the New Forafric Board exercises such discretion and the awards are not exercised, they will instead lapse. If New Forafric is acquired, all award holders are required to release their awards in consideration of the grant of a new award.

An award can lapse when it has not been exercised after the tenth anniversary of the date of grant. It can also lapse when the award holder ceases to be a director, an employee, or a consultant with New Forafric or any of its subsidiaries. An award will lapse when an order is made by a court (or when a resolution is passed) for the compulsory winding up of New Forafric. Finally, an award lapses when the award holder becomes bankrupt, enters into a compromise with their creditors generally except as permitted under certain circumstances. Prior to the exercise of an award, an award holder has no rights in respect of any shares.

In the event of a reorganization, vesting conditions may be adjusted by the New Forafric Board, subject to an auditors’ confirmation that the adjustment is fair and reasonable and notice to the award holder.

An award may not vest or be exercised until the New Forafric Board is satisfied that the award holder will be able to pay for any tax or social security liability that is owed by the holder.

Following the consummation of the Business Combination the FAHL 2021 Plan shall be replaced by the Equity Incentive Plan.

New Plan Benefits

Grants of awards under the Equity Incentive Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the Long-Term Incentive Plan.

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Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the Ordinary Shares issuable under the Equity Incentive Plan.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Forafric 2022 Long Term Employee Share Incentive Plan in the form attached as Annex H to the proxy statement/prospectus in respect of the Stockholders Meeting of New Forafric to be approved and adopted in all respects with effect from the closing of the Business Combination and transactions contemplated by the Business Combination Agreement.”

Vote Required for Approval With Respect to the Equity Incentive Plan Proposal

The approval of the Equity Incentive Plan Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. Accordingly, a Globis stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the Equity Incentive Plan Proposal will have no effect on the Equity Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Equity Incentive Plan Proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Recommendation of the Globis Board with Respect to the Equity Incentive Plan Proposal

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT THE GLOBIS STOCKHOLDERS VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL.

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PROPOSAL 5: DIRECTOR ELECTION PROPOSAL

Overview

Globis stockholders are also being asked to elect six directors to serve on the Board of Directors of New Forafric (the “Board”) until the 2025 annual general meeting and, in each case until their respective successors are duly elected and qualified.

Under Section 1.11 of the Business Combination Agreement, as a condition to the closing of the Business Combination, the board of directors of New Forafric will consist of six directors, four of whom will be designated by Seller and two of whom will be designated by Global SPAC LLC. Our Board has nominated Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, and Ira Greenstein to serve on New Forafric’s board of directors effective as of the closing of the Business Combination.

At the Stockholders Meeting, Globis’ stockholders are being asked to appoint Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, and Ira Greenstein until the 2025 annual general meeting and, in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. See “Management of New Forafric Following the Business Combination” of this proxy statement/prospectus for more information.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer and Ira Greenstein be appointed as directors serving until New Forafric’s 2025 annual general meeting; and in each case, effective as of the closing of the Business Combination in accordance with the Business Combination Agreement.”

Vote Required for Approval With Respect to the Director Election Proposal

Directors are elected by a plurality of all of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholder Meeting. This means that the six director nominees who receive the most affirmative votes will be elected. With respect to the Director Election Proposal, abstentions and broker non-votes will not count as votes cast at the Stockholders Meeting and, therefore, will have no effect on the outcome of this proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Recommendation of the Globis Board with Respect to the Equity Incentive Plan Proposal

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT THE GLOBIS STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.

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PROPOSAL 6: THE CHARTER PROPOSAL

Overview

Globis stockholders are also being asked to adopt the new Memorandum and Articles of Association in the form attached hereto as Annex C, which, in the judgment of the Globis Board, is necessary to adequately address the needs of Globis following the Redomiciliation and the consummation of the Business Combination.

For a summary of the key differences between the Amended and Restated Certificate of Incorporation of Globis under the DGCL and the new Memorandum and Articles of Association of New Forafric under Gibraltar law, please see “Proposal 7: The Organizational Documents Proposals.” The summary is qualified in its entirety by reference to the full text of the Memorandum and Articles of Association, a copy of which is included as Annex C to this proxy statement/prospectus.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Amended and Restated Certificate of Incorporation of Globis Acquisition Corp. currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Memorandum and Articles of Association (copy of which is attached to the proxy statement/prospectus in respect of the Stockholders Meeting as Annex C) including the authorization of the change in authorized share capital as indicated therein and the change of name to “Forafric Global PLC’”

Vote Required for Approval With Respect to the Charter Proposal

The approval of the Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class. Thus, with respect to the Charter Proposal, abstentions and broker non-votes will count as a vote “AGAINST” this proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Recommendation of the Globis Board with Respect to the Charter Proposal

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT THE GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

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PROPOSAL 7: THE ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

Globis’ stockholders are asked to consider and vote upon, on a non-binding advisory basis, three separate proposals (collectively, the “Organizational Documents Proposals”) in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The Organizational Documents Proposals are not conditioned on the approval of any other proposal.

In the judgment of the Globis Board, these provisions are necessary to adequately address the needs of Globis and its stockholders following the consummation of the Business Combination and the Redomiciliation. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Globis intends that the Memorandum and Articles of Association in the form set forth on Annex C will take effect at consummation of the Business Combination and Redomiciliation, assuming adoption of the Charter Proposal.

The Proposed Organizational Documents differ materially from the Existing Organizational Documents. The following table sets forth a summary of the principal changes proposed to be made between our Amended and Restated Certificate of Incorporation and the proposed Memorandum and Articles of Association for New Forafric. This summary is qualified by reference to the complete text of the Existing Organizational Documents of Globis, attached to this proxy statement/prospectus as Annex B, the complete text of the proposed Memorandum and Articles of Association, a copy of which is attached to this proxy statement/prospectus as Annex C. All shareholders are encouraged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Existing Organizational Documents are governed by the DGCL and the Proposed Organizational Documents will be governed by the laws of Gibraltar , we encourage stockholders to carefully consult the information set out under the section entitled “Proposal 2: The Redomiciliation Proposal — Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Redomiciliation,” “Proposal 2: The Redomiciliation Proposal — Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Redomiciliation” and “Proposal 6: The Charter Proposal.”

	Existing Organizational Documents	Proposed Organizational Documents
Authorized Shares (Organizational Documents Proposal 7A)	The Existing Organizational Documents authorize 101,000,000 shares, consisting of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.	The Proposed Organizational Documents authorize 101,000,000 shares, consisting of 100,000,000 Ordinary Shares and 1,000,000 Preferred Shares.

	See Article 5 of our Existing Organizational Documents.	See Memorandum of Association of Forafric Global PLC

Require New Forafric to Seek Shareholder Consent Prior to Issuances of Preferred Shares	The Existing Organizational Documents authorize the issuance of 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, Globis Board is empowered under the Existing Organizational Documents, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares.

The Proposed Organizational Documents provide that New Forafric may issue shares with such rights or restrictions as may be determined by ordinary resolution of the shareholders of New Forafric.

New Forafric may issue shares which are to be redeemed, or are liable to be redeemed at the option of New Forafric or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

	See Article 5 of our Existing Organizational Documents	See article 160 of the Articles of Association.

Exclusive Forum	The Existing Organizational Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The Proposed Organizational Documents do not contain a provision adopting an exclusive forum for shareholder litigation.

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	Existing Organizational Documents	Proposed Organizational Documents

Corporate Name (Organizational Documents Proposal 7B)	The Existing Organizational Documents provide the name of New Forafric is “Globis Acquisition Corp.”	The Proposed Organizational Documents will provide that the name of the company will be “Forafric Global PLC”

See paragraph 1 of our Existing Organizational Documents.

Perpetual Existence (Organizational Documents Proposal 7B)	The Existing Organizational Documents provide that if we do not consummate a business combination (as defined in the Existing Organizational Documents) by March 15, 2022 (or June 15, 2022 if such date is extended), Globis shall cease all operations except for the purposes of winding up and shall redeem the shares issued in our IPO and liquidate the Trust Account.	The Proposed Organizational Documents do not contain a provision for the mandatory winding up of New Forafric in any circumstances.

See Article 6.F of our Existing Organizational Documents.

Takeovers by Interested Stockholders	The Existing Organizational Documents do not provide restrictions on takeovers of Globis by a related shareholder following a business combination.	The Proposed Organizational Documents do not provide restrictions on takeovers of New Forafric by a related shareholder following a business combination.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal 7B)	The Existing Organizational Documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.	The Proposed Organizational Documents do not include such provisions related to our status as a blank check company, which no longer will apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time.

See Article 6 of our Existing Organizational Documents.

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Resolution to be Voted Upon

The full text of the resolution to be passed in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents is as follows:

“RESOLVED, as a non-binding advisory resolution, that the proposed Memorandum and Articles of Association (a copy of which is attached to the proxy statement/prospectus in respect of the Stockholders Meeting as Annex C), will be approved and adopted with such principal changes as described in Organizational Documents Proposals 7C.”

Vote Required for Approval With Respect to the Organizational Documents Proposals

The approval of the Organizational Documents proposals will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. Accordingly, a Globis stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the Organizational Documents Proposals will have no effect on the Organizational Documents Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Organizational Documents Proposal.

As discussed above, a vote to approve the Organizational Documents Proposals is an advisory vote, and therefore, is not binding on Globis or its Board. Accordingly, regardless of the outcome of the non-binding advisory vote, Globis intends that each of the proposed Memorandum and Articles of Association of New Forafric, in the form set forth on Annex C of the proxy statement and prospectus, and containing the provisions noted above, will take effect at consummation of the Business Combination and Redomiciliation, assuming adoption of the Charter Proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Recommendation of the Globis Board with Respect to the Organizational Documents Proposals

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT THE GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSALS.

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ORGANIZATIONAL DOCUMENTS PROPOSAL 7A — APPROVAL OF AUTHORIZATION OF CHANGE TO AUTHORIZED CAPITAL STOCK, AS SET FORTH IN THE PROPOSED ORGANIZATIONAL DOCUMENTS

Overview

Organizational Documents Proposal 7A — An amendment to change the authorized capital stock of Globis from (i) 100,000,000 shares of Common Stock and 1,000,000 shares of preference stock of Globis to (ii) 100,000,000 ordinary shares and 1,000,000 preferred shares.

As of the date of this proxy statement/prospectus, there are 15,050,833 shares of Common Stock issued and outstanding, which includes an aggregate of 3,148,333 shares of Common Stock held by the Sponsors and Globis’ independent directors. In addition, as of the date of this proxy statement/prospectus, there is outstanding an aggregate of 15,789,722 Warrants to acquire ordinary shares, which comprise the 4,289,722 Private Placement Warrants held by Sponsor and the 11,500,000 Public Warrants.

In connection with the Business Combination, at the Closing, New Forafric will issue up to 17,004,762 Ordinary Shares to the Seller for all FAHL Equity Securities held by the Seller. For further details, see “Proposal 3: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

In order to ensure that New Forafric has sufficient authorized capital for future issuances our board of directors has approved, subject to stockholder approval, that the Proposed Organizational Documents of New Forafric change the authorized capital stock of Globis from (i) 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock of Globis to (ii) 100,000,000 Ordinary shares of New Forafric and 1,000,000 preferred shares of New Forafric.

This summary is qualified by reference to the complete text of the proposed Memorandum and Articles of Association of New Forafric, copies of which is attached to this proxy statement/prospectus as Annex C. All stockholders are encouraged to read the proposed Memorandum and Articles of Association in its entirety for a more complete description of their terms.

Reasons for the Amendments

The principal purpose of this proposal is to provide for an authorized capital structure of New Forafric that will enable it to continue as an operating company governed by the laws of Gibraltar. Our board of directors believes that it is important for us to have available for issuance a number of authorized ordinary shares and preferred shares sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Recommendation of the Globis Board

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT GLOBIS STOCKHOLDERS VOTE

“FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL 7A.

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ORGANIZATIONAL DOCUMENTS PROPOSAL 7B — APPROVAL OF OTHER CHANGES

IN CONNECTION WITH ADOPTION OF THE PROPOSED ORGANIZATIONAL DOCUMENTS

Overview

Organizational Documents Proposal 7B — An amendment to authorize all other changes in connection with the replacement of the Existing Organizational Documents with the Memorandum and Articles of Association as part of the Redomiciliation (a copy of which is attached to this proxy statement/prospectus as Annex C), including (1) changing the corporate name from “Globis Acquisition Corp.” to “Forafric Global PLC” (which will occur as part of the Redomiciliation in connection with the Business Combination), (2) making New Forafric’s corporate existence perpetual, and (3) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the Globis Board believes are necessary to adequately address the needs of New Forafric after the Business Combination.

Our shareholders are also being asked to approve, on a non-binding advisory basis, Organizational Documents Proposal 7B which is, in the judgment of the Globis Board, necessary to adequately address the needs of New Forafric after the Business Combination.

The Proposed Organizational Documents will provide that the name of the corporation will be “Forafric Global PLC” However, this name change will occur in connection with the Business Combination and as part of the Redomiciliation and associated adoption of the Proposed Organizational Documents. In addition, the Proposed Organizational Documents will make New Forafric’s corporate existence perpetual.

The Proposed Organizational Documents will not contain provisions related to a blank check company (including those related to operation of the Trust Account, winding up of our operations should we not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Existing Organizational Documents) because following the consummation of the Business Combination, New Forafric will not be a blank check company.

Adoption of each of the Organizational Documents Proposals, assuming approval of each of the Condition Precedent Proposals, will result, upon the Redomiciliation, in the wholesale replacement of Globis’ Existing Organizational Documents with New Forafric’s Proposed Organizational Documents. While certain material changes between the Existing Organizational Documents and the Proposed Organizational Documents have been unbundled into distinct Organizational Documents Proposals or otherwise identified in this Organizational Documents Proposal 7B there are other differences between the Existing and Proposed Organizational Documents (arising from, among other things, differences between the DGCL and the laws of Gibraltar and the typical form of organizational documents under each such body of law) that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if we adopt this Organizational Documents Proposal 7B Accordingly, we encourage stockholders to carefully review the terms of the proposed Memorandum and Articles of Association of New Forafric, attached hereto as Annex C, as well as the information set under the section entitled “Proposal 2: The Redomiciliation Proposal — Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Redomiciliation.”

Reasons for the Amendments

Corporate Name

The Globis Board believes that changing the post-business combination corporate name from “Globis Acquisition Corp.” to “Forafric Global PLC” is desirable to reflect the Business Combination with FAHL and to clearly identify Forafric Global PLC as the publicly traded entity.

Perpetual Existence

The Globis Board believes that making New Forafric’s corporate existence perpetual is desirable to reflect the Business Combination. Additionally, perpetual existence is the usual period of existence for public corporations, and the Globis Board believes that it is the most appropriate period for New Forafric following the Business Combination.

Provisions Related to Status as Blank Check Company

The elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Organizational Documents do not include the requirement to dissolve New Forafric and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for public corporations, and the Globis Board believes it is the most appropriate period for New Forafric following the Business Combination. In addition, certain other provisions in our current certificate require that proceeds from the Globis’ initial public offering be held in the Trust Account until a business combination or liquidation of Globis has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Organizational Documents.

Recommendation of the Globis Board

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL 7B

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PROPOSAL 8: THE NASDAQ PROPOSAL

Overview

The Nasdaq Proposal — to consider and vote upon a proposal to approve, for the purposes of complying with the applicable provisions of the Nasdaq Listing Rule 5635(a), the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination, and the Ordinary Shares issued in connection with the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans.

Reasons for the Approval for Purposes of NASDAQ Listing Rule 5635(a)

Under Nasdaq Listing Rule 5635(a), a company is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. In the Business Combination, the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans, Globis currently expects to issue an estimated 1,445,164 Ordinary Shares (including Ordinary Shares to be issued upon the exchange or conversion of securities to be outstanding upon consummation of the Business Combination).

Additionally, pursuant to Nasdaq Listing Rule 5635(a), when a Nasdaq-listed company proposes to issue securities in connection with the Business Combination of the stock or assets of another company, stockholder approval is required if a substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq -listed company. Because the Sponsors currently own greater than 5% of Globis’ Common Stock, the Sponsor is considered a substantial shareholder of Globis under Nasdaq Listing Rule 5635(a)(2).

In the event that this proposal is not approved by Globis stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by Globis stockholders, but the Business Combination Agreement is not consummated, New Forafric will not issue such Ordinary Shares.

Vote Required for Approval With Respect to the NASDAQ Proposal

The approval of the NASDAQ Proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting. Accordingly, a Globis stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the NASDAQ Proposal will have no effect on the NASDAQ Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the NASDAQ Proposal.

If any of the Merger Proposal, the Redomiciliation Proposal, the Business Combination Proposal, the Equity Incentive Plan Proposal, the Director Election Proposal, the Charter Proposal or the Nasdaq Proposal fail to receive the required approval by the stockholders of Globis at the Stockholders Meeting, the Business Combination will not be completed.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination, and the Ordinary Shares issued with the PIPE Investment be approved.”

Recommendation of the Globis Board

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

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PROPOSAL 9: THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal allows the Globis Board to submit a proposal to approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Stockholders Meeting to approve the Condition Precedent Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for Sponsor and Globis and the Globis stockholders to make purchases of ordinary shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be submitted at the Stockholders Meeting. See “Proposal 3: The Business Combination Proposal — Interests of Globis’ Directors and Officers and Others in the Business Combination.”

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Stockholders Meeting and is not approved by the shareholders, the Globis Board may not be able to adjourn the Stockholders Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Stockholders Meeting to approve the Condition Precedent Proposals. In such event, the Business Combination would not be completed.

Vote Required for Approval

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Stockholders Meeting be approved.”

Recommendation of the Globis Board

THE GLOBIS BOARD UNANIMOUSLY RECOMMENDS THAT GLOBIS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Globis’ directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Globis and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Globis’ officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled See “Proposal 3: The Business Combination Proposal — Interests of Globis’ Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 19, 2021, Globis entered into the Business Combination Agreement, which provides for a business combination between Globis and FAHL (the “Business Combination”). The Business Combination Agreement provides for the consummation of the following transactions: (a) Globis will form under the laws of the State of Nevada a wholly-owned subsidiary of Globis, or Globis Nevada, change its jurisdiction of incorporation to Nevada by merging with and into Globis Nevada such that Globis Nevada will survive the merger, and Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares, referred to herein as the “Redomiciliation” and change its name to “Forafric Global PLC,” referred to herein as “New Forafric”; and (b) immediately following the effectiveness of the Redomiciliation, New Forafric will acquire 100% of the equity interests in FAHL from the Seller.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Globis and FAHL adjusted to give effect to the Business Combination, the PIPE Investment and the purchase of the Convertible Bonds.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited historical balance sheet of Globis as of September 30, 2021 with the unaudited historical condensed balance sheet of FAHL as of September 30, 2021, giving effect to the Business Combination, the PIPE Investment and the purchase of the Convertible Bonds, as if each had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combines the unaudited historical condensed statement of operations of Globis for the nine months ended September 30, 2021 and the audited historical statement of operations of Globis for the period from August 21, 2020 (inception) through December 31, 2020 with the unaudited historical condensed consolidated statement of operations of FAHL for the nine months ended September 30, 2021 and the audited historical consolidated statement of operations of FAHL for the year ended December 31, 2020, respectively, giving effect to the Business Combination, the PIPE Investment and the purchase of the Convertible Bonds, as if each had been consummated as of January 1, 2020.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2021 and pro forma adjustments that are directly attributable to the Business Combination, the PIPE Investment and the purchase of the Convertible Bonds, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination, the PIPE Investment and the purchase of the Convertible Bonds.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Globis and FAHL have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. This information should be read together with the following:

●	the (a) historical audited financial statements of Globis as of December 31, 2020 and for the period August 21, 2020 (inception) through December 31, 2020 and (b) historical unaudited condensed financial statements of Globis as of and for the nine months ended September 30, 2021;

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●	the (a) historical audited consolidated financial statements of FAHL as of and for the years ended December 31, 2020 and December 31, 2019 and (b) historical unaudited condensed consolidated financial statements of FAHL as of and for the nine months ended September 30, 2021;

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Globis,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FAHL” and other financial information included elsewhere in this proxy statement/prospectus; and

●	other information relating to Globis and FAHL included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

Description of the Business Combination

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of New Forafric is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

We also entered into a subscription agreement (the “PIPE Subscription Agreement”) with an accredited investor (the “PIPE Investor”), pursuant to which the PIPE Investor will purchase Ordinary Shares of New Forafric in a private placement following the Redomiciliation and prior to the closing of the Business Combination. Pursuant to the PIPE Subscription Agreement, the PIPE Investor will purchase, at a purchase price of $10.50 per share, a number of ordinary shares of New Forafric (the “PIPE Shares”) that will be equal to the lesser of (i) 4.99% of all issued and outstanding ordinary shares, after taking into account the completion of the Business Combination and all ordinary shares issued pursuant to the FAHL Bonds (defined below) and other related subscription agreements, if any, and (ii) 1,904,761 ordinary shares (the “PIPE Investment”); accordingly, the maximum aggregate amount to be paid by the PIPE Investor for the PIPE Shares is approximately $20 million. The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

In connection with the proposed Business Combination, between December 31, 2021 and January 3, 2022, affiliates (each a “Bond Investor”) of Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $9.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds will mature and be redeemed on June 15, 2026. Interest shall accrue on the FAHL Bonds at a rate of 6% per annum and the Bond Investors are entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds will automatically convert into ordinary shares of New Forafric at a price per share that is a 10% discount to the PIPE Investment, subject to certain adjustments. The number of ordinary shares will be equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond by $9.45, subject to certain adjustments

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Globis, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and FAHL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of FAHL issuing shares at the closing of the Business Combination for the net assets of Globis as of the closing date, accompanied by a recapitalization. The net assets of Globis will be stated at historical cost, with no goodwill or other intangible assets recorded.

FAHL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	FAHL’s stockholders will have the largest voting interest in New Forafric under both the no redemption and maximum redemption scenarios;

●	The board of directors of the post-combination company has six members, and FAHL stockholders have the ability to nominate at least the majority of the members of the board of directors;

●	FAHL’s senior management is the senior management of the post-combination company;

●	The business of FAHL will comprise the ongoing operations of New Forafric; and

●	FAHL is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios as follows:

●	Assuming No Redemptions: This scenario assumes that no shares of Globis Common Stock are redeemed; and

●	Assuming Maximum Redemptions: This scenario assumes that 11,500,000 shares of Globis Common Stock, the maximum redemption of the outstanding Globis Common Stock, are redeemed for their pro rata share of the cash in the Trust Account. This presentation assumes that Globis stockholders exercise their redemption rights with respect to a maximum of 11,500,000 shares of common stock upon consummation of the Business Combination at a redemption price of approximately $10.20 per share. The maximum redemption amount reflects the maximum number of Globis public shares that can be redeemed without violating the conditions of the Business Combination Agreement or the requirement of Globis’ current Amended and Restated Certificate of Incorporation that Globis cannot redeem public shares if it would result in Globis having a minimum net tangible asset value of less than $5,000,001, after giving effect to the payments to redeeming stockholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are the following:

●	Assuming No Redemptions: an aggregate of 15,100,000 combined company shares to be issued to the Seller; the PIPE Investment of $18.0 million in proceeds for the sale of 1,712,245 PIPE Shares to PIPE Investor and 1,005,291 shares issued upon the conversion of the FAHL Bonds upon the consummation of the Business Combination.

●	Assuming Maximum Redemptions: an aggregate of 16,248,307 combined company shares to be issued to FAHL stockholders; the PIPE Investment of $12.3 million in proceeds for the sale of 1,168,566 PIPE Shares to PIPE Investor and 1,005,291 shares issued upon the conversion of the FAHL Bonds upon the consummation of the Business Combination.

●	The Earnout Shares have not been included, as these have been deemed financial instruments to be issued upon the occurrence of contingent earn out provisions.

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After the Business Combination, assuming no redemptions of Globis shares for cash, Globis current stockholders will own approximately 42.7% of the outstanding combined company shares, the former stockholders of FAHL will own approximately 44.0% of the outstanding combined company shares, the underwriters will own approximately 1.2% of the outstanding combined company shares, the PIPE Investor will own approximately 5.0% of the outstanding combined company shares, certain related parties of FAHL will own approximately 4.2% of the outstanding company shares” and the Bond Investors will own approximately 2.9% of the outstanding combined company shares. Assuming redemption by holders of 11,500,000 Globis shares, Globis stockholders will own approximately 13.4% of the outstanding combined company shares, the former stockholders of FAHL will own approximately 69.4% of the outstanding combined company shares, the underwriters will approximately 1.7% of the outstanding combined company shares, the PIPE investors will own approximately 5.0% of the outstanding combined company shares, certain related parties of FAHL will own approximately 6.2% of the outstanding company shares and the Bond Investors will own approximately 4.3% of the outstanding combined company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Globis’ public stockholders is unknowable prior to the Globis shareholder vote with respect to the Business Combination.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 15,789,722 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Globis public shares	11,500,000	—
Globis Sponsor and director shares	3,148,333	3,148,333
Globis underwriter shares	402,500	402,500
PIPE Investor	1,712,245	1,168,566
Bond Investors	1,005,291	1,005,291
Conversion of Related Party Loans	1,445,164	1,445,164
Combined company shares issued in Business Combination	15,100,000	16,248,307
Weighted average shares outstanding	34,313,533	23,418,161
Percent of shares owned by FAHL holders	44.0%	69.4%
Percent of shares owned by Globis public holders	33.5%	0.0%
Percent of shares owned by Globis Sponsor and directors	9.2%	13.4%
Percent of shares owned by underwriters	1.2%	1.7%
Percent of shares owned by PIPE Investor	5.0%	5.0%
Percent of shares owned by Bond Investors	2.9%	4.3%
Percent of shares issued for Related Party Loans	4.2%	6.2%

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(in thousands)

	(A) FAHL (Historical)	(B) Globis (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets:
Cash and cash equivalents	$20,040	$8	$117,306	(2)	$117,640	$(117,306)	(3)	$6,682
			17,979	(4)		(5,709)	(4)
			9,500	(5)		12,057	(7)
			(5,800)	(6)
			(39,543)	(7)
			(1,850)	(10)
Accounts receivable, net	31,030	-	-		31,030	-		31,030
Amounts due from related party	5,565	-	-		5,565	-		5,565
Other receivables	17,603	-	-		17,603	-		17,603
Inventories	44,298	-	-		44,298	-		44,298
Prepaid expenses and other current assets	166	151	-		317	-		317
Total Current Assets	118,702	159	97,592		216,453	(110,958)		105,495

Property, plant and equipment	101,885	-	-		101,885	-		101,885
Right-of-use assets	16,190	-	-		16,190	-		16,190
Goodwill	61,946	-	-		61,946	-		61,946
Intangible assets, net	349	-	-		349	-		349
Other assets, noncurrent	1,691	-	-		1,691	-		1,691
Marketable securities held in Trust Account	-	116,156	1,150	(1)	-	-		-
			(117,306)	(2)
Total Assets	$300,763	$116,315	$(18,564)		$398,514	$(110,958)		$287,556

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$30,591	$647	$(647)	(6)	$30,591	$-		$30,591
Lines of credit - working capital	58,750	-	-		58,750	-		58,750
Lines of credit - wheat inventories	90,497	-	-		90,497	-		90,497
Contract liabilities	1,600	-	-		1,600	-		1,600
Current portion of long-term debt	13,658	-	(13,658)	(7)	-	-		-
Promissory note - related party	-	700	1,150	(1)	-	-		-
			(1,850)	(10)
Other liabilities	4,323	-	-		4,323	-		4,323
Total current liabilities	199,419	1,347	(15,005)		185,761	-		185,761

Long-term debt	13,603	-	(13,603)	(7)	-	-		-
Stockholder loan	15,399	-	(225)	(7)	-	-		-
			(15,174)	(9)
Convertible bonds	-	-	9,500	(5)	-	-		-
			(9,500)	(8)
Deferred tax liabilities	19,348	-	-		19,348	-		19,348
Total Liabilities	247,769	1,347	(44,007)		205,109	-		205,109

Common stock subject to possible redemption	-	116,150	(116,150)	(3)	-	-		-

Stockholders’ Equity (Deficit)
Common stock	120,000	-	1	(3)	3	(1)	(3)	2
			(120,000)	(7)
			2	(7)
Additional paid in capital	-	509	116,149	(3)	265,561	(117,305)	(3)	154,604
			17,979	(4)		(5,709)	(4)
			106,250	(7)		12,057	(7)
			9,500	(8)
			15,174	(9)
Accumulated other comprehensive income	5,039	-	-		5,039	-		5,039
Accumulated deficit	(77,933)	(1,691)	(5,153)	(6)	(83,086)	-		(83,086)
			1,691	(7)
Non-controlling interest	5,888	-	-		5,888	-		5,888
Total Stockholders’ Equity (Deficit)	52,994	(1,182)	141,593		193,405	(110,958)		82,447
Total Liabilities and Stockholders’ Equity (Deficit)	$300,763	$116,315	$(18,564)		$398,514	$(110,958)		$287,556

126

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2021

(in thousands, except share and per share data)

	(A) FAHL (Historical)	(B) Globis (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$185,517	$-	$-		$185,517	$-		$185,517
Cost of sales	157,202	-	-		157,202	-		157,202
Gross profit	28,315	-	-		28,315	-		28,315

Selling, general and administrative expenses	24,415	1,607	-	(1)	26,022	-		26,022
Total operating expenses	24,415	1,607	-		26,022	-		26,022
Operating income (loss)	3,900	(1,607)	-		2,293	-		2,293

Interest income	282	-	-		282	-		282
Interest expense	(7,387)		-		(7,387)	-		(7,387)
Foreign exchange loss	(1,004)	-	-		(1,004)	-		(1,004)
Interest earned on marketable securities held in Trust Account	-	5	(5)	(2)	-	-		-
Loss before taxes	(4,209)	(1,602)	(5)		(5,816)	-		(5,816)
Income tax benefit	831	-	-	(3)	831	-		831
Net loss	$(3,378)	$(1,602)	$(5)		$(4,985)	$-		$(4,985)

Weighted average shares outstanding, basic and diluted	-	15,050,833	19,262,700	(4)	34,313,533	(10,895,372)	(4)	23,418,161
Basic and diluted net loss per share	$-	$(0.11)			$(0.15)			$(0.21)

127

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2020

(in thousands, except share and per share data)

	(C) FAHL (Historical)	(D) Globis (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$196,596	$-	$-		$196,596	$-		$196,596
Cost of sales	156,188	-	-		156,188	-		156,188
Gross profit	40,408	-	-		40,408	-		40,408

Selling, general and administrative expenses	30,517	90	5,153	(1)	35,760	-		35,760
Total operating expenses	30,517	90	5,153		35,760	-		35,760
Operating income (loss)	9,891	(90)	(5,153)		4,648	-		4,648

Interest income	3	-	-		3	-		3
Interest expense	(6,847)	-	-		(6,847)	-		(6,847)
Foreign exchange loss	(3,043)	-	-		(3,043)	-		(3,043)
Income (loss) before taxes	4	(90)	(5,153)		(5,239)	-		(5,239)
Income tax benefit	(143)	-	-	(3)	(143)	-		(143)
Net loss	$(139)	$(90)	$(5,153)		$(5,382)	$-		$(5,382)

Weighted average shares outstanding, basic and diluted	-	4,179,573	30,133,960	(4)	34,313,533	(10,895,372)	(4)	23,418,161
Basic and diluted net loss per share	$-	$(0.02)			$(0.16)			$(0.23)

128

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Globis has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios. Under the reverse recapitalization model, the Business Combination will be treated as FAHL issuing equity for the net assets of Globis, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2020, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of September 30, 2021 has been prepared using the following:

●	FAHL’s historical condensed consolidated balance sheet as of September 30, 2021, as included elsewhere in this prospectus.
●	Globis’ historical condensed balance sheet as of September 30, 2021, as included elsewhere in this prospectus.

The pro forma combined statement of operations for the nine months ended September 30, 2021 has been prepared using the following:

●	FAHL’s historical condensed consolidated statement of operations for the nine months ended September 30, 2021, as included elsewhere in this prospectus.
●	Globis’ condensed statement of operations for the nine months ended September 30, 2021, as included elsewhere in this prospectus.

The pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

●	FAHL’s historical consolidated statement of operations for the year ended December 31, 2020, as included elsewhere in this prospectus.
●	Globis’ condensed statements of operations for the period from August 21, 2020 (inception) through December 31, 2020.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of New Forafric after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

129

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FAHL and Globis.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Derived from the unaudited condensed consolidated balance sheet of FAHL as of September 30, 2021.
(B)	Derived from the unaudited condensed balance sheet of Globis as of September 30, 2021.

(1)	To reflect the additional contribution of $1.15 million to the Trust Account by related parties to extend the date by which Globis has to consummate a Business Combination to March 15, 2022.

(2)	To reflect the release of cash from marketable securities held in the Trust Account.

(3)	In Scenario 1, which assumes no Globis shareholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $116.1 million would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Item 1 and 2 above, but also assumes the maximum number of shares are redeemed for cash by the Globis shareholders, $117.3 million would be paid out in cash. The $117.3 million, or 11,500,000 shares, represents the maximum redemption amount, after giving effect to payments to redeeming stockholders based on a consummation of the Business Combination on September 30, 2021.

(4)	In Scenario 1, reflects proceeds received of $18.0 million from the PIPE Investor in exchange for the issuance of 1,712,245 PIPE Shares at a price of $10.50 per share. In Scenario 2, reflects proceeds received of $12.3 million from the PIPE Investor in exchange for the issuance of 1,168,566 PIPE Shares at a price of $10.50 per share. Under both scenarios, the PIPE Shares represent 5% of all issued and outstanding ordinary shares.

(5)	Reflects proceeds received of $9.5 million from the Bond Investors.

(6)	To reflect the payment of an aggregate of $5.8 million of estimated legal, financial advisory and other professional fees related to the Business Combination and the payment of $0.6 million of accounts payable and accrued expenses. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $5.2 million is reflected as an adjustment to accumulated deficit.

(7)	To reflect the recapitalization of FAHL through (a) the contribution of all the share capital in FAHL to New Forafric ordinary shares (b) the issuance of 15,100,000 New Forafric shares in Scenario 1 and 16,248,307 New Forafric shares in Scenario 2, (c) the elimination of the historical accumulated deficit of Globis of $1.7 million, the legal acquiree, (d) the repayment of FAHL’s debt and stockholder loan in the aggregate amount of $27.5 million, and (e) in Scenario 1, the cash payment of $12.1 million to the Seller, at the consummation of the Business Combination.

(8)	Reflects the conversion of the $9.5 million in FAHL Bonds into 1,005,291 ordinary shares of New Forafric at $9.45 per share.

(9)	Reflects the conversion of the $15.2 million in FAHL stockholder loans into 1,445,164 ordinary shares of New Forafric at $10.50 per share.

(10)	Reflects the repayment of the promissory note due to related parties.

130

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

(in thousands, except share and per share data)

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2021 and the Year Ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the nine and twelve months ended September 30, 2021 and December 30, 2020 are as follows:

(A)	Derived from the unaudited condensed consolidated statement of operations of FAHL for the nine months ended September 30, 2021.

(B)	Derived from the unaudited condensed statement of operations of Globis for the nine months ended September 30, 2021.

(C)	Derived from the consolidated statement of operations of FAHL for the year ended December 31, 2020.

(D)	Derived from the statement of operations of Globis for the period from August 21, 2020 (inception) through December 31, 2020.

(1)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(6) above in the aggregate amount of $5.2 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	Although the blended statutory rate for the redomesticated entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Globis’ initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

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The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Globis’ public shares:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Nine Months Ended September 30, 2021
Net loss	$(4,985)	$(4,985)
Weighted average shares outstanding – basic and diluted	34,313,533	23,418,161
Basic and diluted net loss per share	$(0.15)	$(0.21)

Weighted average shares calculations, basic and diluted	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash

Globis public shares	11,500,000	—
Globis initial stockholders’	3,148,333	3,148,333
Globis underwriters	402,500	402,500
PIPE Investor	1,712,245	1,168,566
Bond Investors	1,005,291	1,005,291
Conversion of Related Party Loans	1,445,164	1,445,164
FAHL stockholders	15,100,000	16,248,307
Weighted average shares outstanding – basic and diluted	34,313,533	23,418,161

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2020 (FAHL) and for the period from August 21, 2020 (inception) through December 31,2020 (Globis)
Net loss	$(5,382)	$(5,382)
Weighted average shares outstanding – basic and diluted	34,313,533	23,418,161
Basic and diluted net loss per share	(0.16)	(0.23)

Weighted average shares calculations, basic and diluted	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash

Globis public shares	11,500,000	—
Globis initial stockholders’	3,148,333	3,148,333
Globis underwriters	402,500	402,500
PIPE Investor	1,712,245	1,168,566
Bond Investors	1,005,291	1,005,291
Conversion of Related Party Loans	1,445,164	1,445,164
FAHL stockholders	15,100,000	16,248,307
Weighted average shares outstanding – basic and diluted	34,313,533	23,418,161

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the historical comparative per share information of Globis, on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, assuming no redemptions and maximum redemptions.

The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2020.

The information in the following table should be read in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Globis and FAHL and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Globis and FAHL would have been had the companies been combined during the periods presented.

The following table sets forth:

●	unaudited pro forma per share information of the combined company assuming two redemption scenarios as follows:

●	The No Redemptions scenario assumes that no Globis stockholders elect to redeem their shares of common stock for a pro rata portion of cash in the Trust Account in connection with the Business Combination, and thus the full amount held in the Trust Account as of the Closing is available for the Business Combination.

●	The Maximum Redemptions scenario assumes that Globis’ stockholders redeem 11.5 million shares at $10.20 per share, for an aggregate payment of approximately $117.3 million of their shares of common stock for a pro rata portion of cash in the Trust Account in connection with the Business Combination.

			Pro Forma Combined
	Globis	FAHL	No Redemptions	Maximum Redemptions
Nine Months Ended September 30, 2021
Net loss	(1,602)	(3,378)	(4,985)	(4,985)
Stockholders’ (deficit) equity	(1,182)	52,994	193,405	82,447
Weighted average shares outstanding – basic and diluted	15,050,833	—	34,313,533	23,418,161
Net loss per share – Basic and diluted	(0.11)	N/A	(0.15)	(0.21)
Book value per share (1)	(0.08)	N/A	5.64	3.52
Cash dividends per share – basic and diluted	—	—	—	—

For the Period from August 21, 2020 Inception) Through December 31, 2020
Net loss	(90)	(139)	(5,382)	(5,382)
Weighted average shares outstanding – basic and diluted	4,179,573	—	34,313,533	23,418,161
Net loss per share – Basic and diluted	(0.02)	N/A	(0.16)	(0.23)
Cash dividends per share – basic and diluted	—	—	—	—

(1)	Book value per share = (Total shareholders’ equity / shares outstanding)

133

INFORMATION ABOUT GLOBIS

Overview

Globis is a blank check company incorporated on August 21, 2020 (inception) as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Globis is an early stage and emerging growth company and, as such, Globis is subject to all of the risks associated with early stage and emerging growth companies.

Significant Activities Since Inception

On December 15, 2020, Globis consummated the IPO of 11,500,000 Units, including the issuance of 1,500,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per unit, generating gross proceeds of $115 million. Each Unit consists of one share of Common Stock and one Warrant. Each whole Public Warrant entitles the holder to purchase one Public Share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the IPO, Globis consummated the Private Placements of (i) 4,188,889 Private Placement Warrants at a price of $0.75 per Private Placement Warrant and (ii) 100,833 Private Placement Units at a price of $10.00 per Private Placement Unit to the Sponsors, generating gross proceeds of $4,150,000. Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share.

Globis incurred $2,516,841 in transaction costs, including $2,300,000 of underwriting fees and $216,841 of other offering costs in connection with the IPO and the sale of the Private Placements. The underwriters in the IPO also received 402,500 equity participation shares. The underwriters agreed not to transfer, assign or sell any equity participation shares until the completion of our initial business combination. Each Private Placement Unit is identical to the Unit, except as described in the IPO registration statement.

Following the closing of the IPO, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placements was placed in a Trust Account which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by Globis meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by Globis, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Globis’ management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placements, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. So long as Globis’ securities are then listed on the Nasdaq, Globis’ initial business combination must be with one or more target businesses that together have a fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts and taxes payable on the income earned) at the time of the signing of the agreement to enter into a business combination. Globis will only complete a business combination if the post business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that Globis will be able to complete the Business Combination successfully.

Globis will provide the holders of its issued and outstanding Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether Globis will seek shareholder approval of a Business Combination or conduct a tender offer will be made by Globis, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Globis to pay income taxes). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions Globis will pay to the underwriters. There will be no redemption rights upon the completion of the Business Combination with respect to Globis’ Warrants.

134

Globis’ units began trading on December 11, 2020 on the Nasdaq under the symbol “GLAQU.” Commencing on February 5, 2021, the securities comprising the units began separate trading. The ordinary shares and warrants are trading on the Nasdaq under the symbols “GLAQ” and “GLAQU,” respectively.

As of September 30, 2021, Globis has issued promissory notes in the aggregate amount of $700,000 to Globis SPAC LLC and its designees. In addition, $1,150,000 of indebtedness was incurred on December 10, 2021 in connection with the extension of the time that Globis needs to complete its initial business combination to March 15, 2022. Such date may be further extended to June 15, 2022, if Globis Board extends the period of time to consummate a business combination. The remainder of the indebtedness was incurred in connection with Working Capital Loans.

Effecting a Business Combination

General

Globis is not presently engaged in and Globis will not engage in, any substantive commercial business until it completes the Business Combination with FAHL or another target business.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that Globis acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for Globis’ initial business combination. The fair market value of the target or targets will be determined by the Globis Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of the Globis Board, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. As discussed in the Section entitled “Proposal 3: The Business Combination Proposal — Satisfaction of 80% Test,” the Globis Board determined that this test was met in connection with the Business Combination.

Stockholder Approval of the Business Combination

Globis is seeking shareholder approval of the Business Combination at the Stockholders Meeting to which this proxy statement/prospectus relates and, in connection with such meeting, holders of Public Shares may redeem their shares for cash in accordance with the procedures described in this proxy statement/prospectus. Such Redemption Rights will be effected under the Amended and Restated Certificate of Incorporation and the DGCL. Unlike other blank check companies in which the initial shareholders agree to vote their common stock in accordance with the majority of the votes cast by the Public Stockholders in connection with an initial business combination, the Sponsor and Globis’ directors and officers have agreed in the Sponsor Letter Agreement (i) to vote the all of the Common Stock held by the Sponsors and Globis’ independent directors and (b) any other Common Stock owned by the Sponsor or Globis’ directors and officers, in favor of the Business Combination; and (ii) to not redeem any Globis Shares in connection with a shareholder vote to approve a proposed initial business combination, including the Business Combination, or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to shareholders’ rights or pre-business combination activity. If the Business Combination is not completed, then Public Stockholders electing to exercise their Redemption Rights will not receive such payments and their shares will not be redeemed.

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Globis will proceed with a business combination if Globis has net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001 upon such consummation of a business combination and, only if a majority of the Common Stock, represented in person or by proxy and entitled to vote thereon and who vote at a stockholder meeting, are voted in favor of the business combination. If a shareholder vote is not required by law and Globis does not decide to hold a shareholder vote for business or other reasons, Globis will, pursuant to its Amended and Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a business combination. If, however, shareholder approval of the transactions is required by law, or Globis decides to obtain shareholder approval for business or reasons, Globis will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If Globis seeks shareholder approval in connection with a business combination, the Sponsor, executive officers and directors (the “initial shareholders”) have agreed to vote their shares of Common Stock and any Public Shares purchased during or after the IPO in favor of approving a business combination.

Notwithstanding the above, if Globis seeks shareholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of Globis.

Despite the net tangible asset condition, Globis may be able to complete the Business Combination even if a majority of Globis’ Public Stockholders do not agree with the Business Combination and have redeemed their shares or if Globis has entered into privately negotiated agreements for investors to sell their shares to Globis’ Sponsor, directors and officers, advisors or their affiliates.

The initial shareholders have agreed to waive their redemption rights with respect to any shares of Common Stock , including Public Shares held by them, in connection with (i) the completion of New Forafric’s initial Business Combination and (ii) a shareholder vote to approve an amendment to New Forafric’s Amended and Restated Certificate of Incorporation (A) that would modify the substance or timing of New Forafric’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with New Forafric’s initial Business Combination or to redeem 100% of the Public Shares if New Forafric does not complete its initial Business Combination within the Combination Period (defined below) or (B) with respect to any other provision relating to the rights of holders of the Public Shares.

Please refer to the section entitled “Risk Factors — Risks Related to the Business Combination and Globis” for more information.

Liquidation if No Business Combination

Globis will have until March 15, 2022 (or June 15, 2022, if Globis’ Board of Directors extends the period of time to consummate a business combination) to complete a business combination. If Globis has not completed a business combination within the Combination Period, Globis will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Globis to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Globis’ remaining shareholders and Globis’ board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to Globis’ obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Globis’ warrants, which will expire worthless if Globis fails to complete a Business Combination within the Combination Period.

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The amount in the Trust Account under the DGCL will be treated as share premium which is distributable under the DGCL provided that immediately following the date on which the proposed distribution is proposed to be made, Globis is able to pay its debts as they fall due in the ordinary course of business. If Globis is forced to liquidate the Trust Account, Globis anticipates that it would distribute to its Public Stockholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, Globis would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the Public Stockholders with respect to amounts that are owed to them. Globis cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event Globis enters an insolvent liquidation. Furthermore, while Globis will seek to have vendors, service providers (other than its independent auditors), prospective target businesses or other entities with which it does business execute agreements with Globis waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with Globis, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

The initial shareholders have agreed to waive their liquidation rights with respect to the Common Stock if Globis fails to complete a Business Combination within the Combination Period. However, if the initial shareholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if Globis fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event Globis does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per-share value of the assets remaining available for distribution will be less than the IPO price per unit ($10.10).

Pursuant to the Business Combination Agreement, FAHL has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Globis’ Trust Account held for its Public Stockholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any certain distributions therefrom) except, in each case with respect to claims that FAHL or its affiliates may have in the future against Globis’ assets or funds that are not held in the Trust Account (other than distributions to Public Stockholders) and claims against any other person (or any affiliate thereof) that is party to an alternative business combination consummated by Globis.

If Globis is unable to complete the Business Combination and expends all of the net proceeds of Globis’ IPO, other than the proceeds deposited in the Trust Account and without taking into account interest, if any, earned on the Trust Account, the per-share distribution from the Trust Account would be approximately $          based on the value of the Trust Account as of                , 2022.

The proceeds deposited in the Trust Account could, however, become subject to the claims of Globis’ creditors which would be prior to the claims of the Public Stockholders. Although Globis has obtained and will continue to seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities Globis engages execute agreements with Globis waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Globis’ assets, including the funds held in the Trust Account.

In order to protect the amounts held in the Trust Account, the Sponsors have agreed to be liable to Globis if and to the extent any claims by a third party for services rendered or products sold to Globis, or a prospective target business with which Globis has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account if less than $10.10 per Public Share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor to any claims under Globis’ indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Globis will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for Globis’ independent registered public auditors), prospective target businesses or other entities with which Globis does business, execute agreements with Globis waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

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Employees

We have one executive officer, Paul Packer, who serves as our chief executive officer and chief financial officer. Mr. Packer is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Facilities

Globis maintains its executive offices at Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433. The cost for use of this space is included in the $10,000 per month fee Globis pays to an affiliate of the Sponsor for office space, administrative and support services which will be paid through the earlier of the consummation of a business combination or Globis’ liquidation. Globis considers its current office space adequate for its current operations. Upon completion of the Business Combination, the principal executive offices of New Forafric will be located at Casablanca, Morocco.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Globis or any members of its management team in their capacity as such.

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DIRECTORS, OFFICERS, EXECUTIVE

COMPENSATION AND CORPORATE GOVERNANCE OF GLOBIS

PRIOR TO THE BUSINESS COMBINATION

Directors and Executive Officers

Globis’ current directors and executive officers are as follows:

Name	Age	Title
Paul Packer	50	Chief Executive Officer, Chief Financial Officer and Director
Claude Benitah	72	Director
Michael A. Ferguson	51	Director
John M. Horne	54	Director

Paul Packer

Mr. Packer, age 50, has been Globis’ Chief Executive Officer, Chief Financial Officer and a Director since inception. Mr. Packer has served as the Managing Member of Globis Capital Advisors LLC, an investment advisory firm, since founding the firm in 2001. Since October 2017, Mr. Packer has served as Chairman of The United States Commission for the Preservation of America’s Heritage Abroad, when he was first appointed by President Donald J. Trump. He has served on the board of directors of Zedge, Inc. (NYSE AMERICAN: ZDGE), a provider of content distribution platforms, since April 2020. Mr. Packer also serves as a director on the board of Elementor Ltd., a privately held company that offers an intuitive, front-end site builder for WordPress. Previously, he served on the boards of directors of Wakingapp Ltd., an augmented reality technology company, from October 2014 until its sale to Scope AR in October 2019 and Penguin Digital, Inc., a mobile application developer, before it was acquired by Shutterfly Inc. in 2012. Mr. Packer received a B.A. from Yeshiva University. We believe Mr. Packer’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant board experience at companies in the technology sector, makes him well-qualified to serve on the Globis board of directors.

Claude Benitah

Mr. Benitah, age 72, has been a Director since the completion of Globis’ initial public offering. Mr. Benitah has more than 35 years’ duty free and travel retail experience, including extensive experience in African markets. He currently serves as a consultant to public and private companies advising on, among other things, optimization of production, procurement, budgeting, and strategy formation. He has served as a Senior Advisor to Africa Projects Corporation since January 2017, a Management Advisor to TAXFRY AFRICA since 2012 and Manager at Duty Free Africa since 2010. Previously, he served as a Manager of Worldwide Development at Flemingo Duty Free, an operator of duty free stores across the world in airports and seaports of various sizes. Prior to that, from 2001 to 2009, Mr. Benitah served as the Chief Executive Officer of Saresco Afrique, an owner and operator of Duty Free shops in Western and Central Africa. He also previously held several senior positions at SAGA Group, a provider of global transportation and logistics services. We believe Mr. Benitah’s more than three decades of experience in international duty free and travel retail, including his extensive experience developing multimodal transportation logistic strategies and overseeing and advising on supply chain organization and management makes him well-qualified to serve on the Globis board of directors.

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The Honorable Michael A. Ferguson

Mr. Ferguson, age 51, has been a Director since the completion of Globis’ initial public offering. He is currently a senior advisor at BakerHostetler, where he serves as the leader of their Federal Policy team since joining the firm in June 2016. Prior to this, Mr. Ferguson founded and served as the chief executive officer and chairman of Ferguson Strategies, LLC, a government affairs and strategic business consulting firm, from January 2009 until June 2016. From 2001 to January 2009, he served in the U.S. House of Representatives, representing New Jersey’s 7th congressional district. While in Congress, he was a member of the House Energy and Commerce Committee, which has wide jurisdiction over the healthcare, telecommunications and energy industries. He served as vice chairman of the panel’s Health Subcommittee, where he became a key member on health care issues and helped to ensure passage of the Medicare Part D prescription drug benefit in 2003. In addition, he served as a member of the Telecommunications and Internet Subcommittee as well as the Oversight and Investigations Subcommittee. Mr. Ferguson was also a member of the House Financial Services Committee, where he cosponsored the Sarbanes-Oxley Act of 2002 and helped enact the initial terrorism risk insurance law. Mr. Ferguson was the former chairman of the Board of Commissioners of the New Jersey Sports and Exhibition Authority and also serves as a senior fellow of the Center for Medicine in the Public Interest’s Odyssey Initiative for Biomedical Innovation and Human Health. Since April 2015, he has served on the Board of Directors of NanoVibronix, Inc. (Nasdaq: NAOV Previously, he served as the Chairman of the Board of Ohr Pharmaceutical Inc. (n/k/a Neubase Therapeutics Inc. (Nasdaq: NBSE)) from May 2017 until its merger with Neubase Therapeutics Inc. in July 2019. He has also served on various corporate advisory boards and committees, including for Pfizer, Inc., the National Italian American Foundation and the United States Golf Association. Mr. Ferguson received a B.A. in government from the University of Notre Dame and a Master of Public Policy degree with a specialization in education policy from Georgetown University. We believe Mr. Ferguson’s extensive experience in government affairs, including regulatory and policymaking initiatives across a wide range of sectors and industries, acquired through his service as a U.S. Congressman, together with his expertise in business strategy and development, makes him well-qualified to serve on the Globis board of directors.

John M. Horne

Mr. Horne, age 54, has been a Director since the completion of Globis’ initial public offering. He is an entrepreneur and venture capitalist. Over the past twenty-five years, Mr. Horne has had a diverse career in both the private and public sectors, including recently serving as both Deputy Assistant to President Donald J. Trump and Deputy Chief of Staff to Vice President Michael R. Pence from May 2018 to October 2019. In addition, in September 2019, President Trump nominated Mr. Horne to become a member of The United States Commission for the Preservation of America’s Heritage Aboard, where he continues to serve. Mr. Horne is also the founder and President of multiple successful private companies, and has served as President of Zurmos, Inc., a consulting company which focuses on providing U.S. and International companies with strategic international market sector analyzes, strategic expansion plans, risk and political stability assessments and international government affairs plans, since founding New Forafric in December 2006. Mr. Horne has significant political experience, including serving as a Member of the Executive Roundtable of the Republican Governors Association since its inception in 2009, serving as a Senior Advisor to Governor Mike Huckabee during the 2008 Presidential campaign and working with the Trump Presidential Finance and Transition and Inaugural Committees. He has also served as a Senior Advisor to Secretary of Commerce Don Evans and was appointed by President George W. Bush to serve as the Executive Director of Export Assistance and Business Outreach for the International Trade Administration. Mr. Horne holds an MBA degree from the University of Arkansas, a Finance degree from the University of Tulsa, and studied International Business at the University of Salzburg, Austria. We believe Mr. Horne’s experience as a successful entrepreneur and his expertise in international strategic market analysis and risk assessment, coupled with his significant experience in public service, including serving in senior advisory capacities to elected officials, makes him well-qualified to serve on the Globis board of directors.

Number and Terms of Office of Officers and Directors

The Globis Board has four members, three of whom are deemed “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the Globis Board and serve at the discretion of the board of directors, rather than for specific terms of office. The Globis Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officers may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

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Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the Globis board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of the Globis Board must be composed of “independent directors.” Currently, Messrs. Benitah, Ferguson and Horne are each considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of New Forafric or its subsidiaries or any other individual having a relationship, which, in the opinion of New Forafric’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Committees of the Board of Directors

The Globis board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

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Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. We have established an audit committee of the board of directors consisting of Messrs. Benitah, Ferguson and Horne, each of whom is an independent director under Nasdaq’s listing standards. Mr. Ferguson is the Chairperson of the audit committee. Each member of the audit committee is financially literate and the Globis board of directors has determined that Mr. Ferguson qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The audit committee’s duties, which are specified in the Globis Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in Globis’ Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Globis’ financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management Globis’ compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by Globis’ independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding Globis’ financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by Globis’ management team in identifying potential target businesses.

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Globis’ financial statements;

The audit committee is governed by a charter that complies with the rules of the Nasdaq.

Compensation Committee

The Globis Board has established a compensation committee. The members of Globis’ compensation committee consist of Messrs. Benitah, Ferguson and Horne, each of whom is an independent director under Nasdaq’s listing standards. Mr. Benitah is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in Globis’ Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving the compensation (if any) of all of Globis’ executive officers;

●	reviewing Globis’ executive compensation policies and plans;

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●	implementing and administering Globis’ incentive compensation equity-based remuneration plans;

●	assisting management in complying with Globis’ proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Globis’ executive officers and employees;

●	producing a report on executive compensation to be included in Globis’ annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Benitah, Ferguson and Horne. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by Globis’ stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Globis’ stockholders that wish to nominate a director for election to the Globis board of directors should follow the procedures set forth in Globis’ bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of Globis’ business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of Globis’ stockholders.

Code of Ethics

Globis has adopted a Code of Ethics applicable to all of Globis’ executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of Globis’ business.

How to Obtain the Code of Ethics and Committee Charters

Globis has filed a copy of Globis’ Code of Ethics as an exhibit to the registration statement relating to Globis’ IPO. Globis’ Code of Ethics and the charters of the committees of the Globis Board may be reviewed by accessing Globis’ public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Globis.

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Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of Globis’ officers and directors is required to commit their full time to Globis’ affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, Globis’ officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to Globis as well as the other entities with which they are affiliated. Globis’ officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Globis’ officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by Globis.

●	Unless Globis consummates its initial business combination, Globis’ officers, directors and insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital.

●	The founder shares beneficially owned by Globis’ officers and directors will be released from escrow only if Globis’ initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, Globis’ officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or shares issued in connection with Private Placement. For the foregoing reasons, Globis’ board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect Globis’ initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, Globis’ officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, Globis’ Amended and Restated Certificate of Incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of Globis’ officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, Globis’ officers and directors (other than Globis’ independent directors) have agreed to present to us for Globis’ consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) Globis’ consummation of an initial business combination and (2) 24 months from the date of its IPO. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of Globis’ officers and directors will materially undermine Globis’ ability to complete Globis’ business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

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The following table summarizes the current pre-existing fiduciary or contractual obligations of Globis’ officers and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Paul Packer	Globis Capital Advisors LLC (and affiliated entities)	Investment advisory firm	Founder and Managing Member
	Elementor, Ltd.	Software company	Director
	Zedge, Inc.	Operates as a content distribution platform	Director

Claude Benitah	N/A	N/A	N/A

Michael A. Ferguson	BakerHostetler	Law firm	Senior Advisor
	NanoVibronix, Inc.	A medical device company	Director

John M. Horne	Zurmos, Inc.	Provides strategic international market sector analysis, strategic expansion plans, risk and political stability assessments and international government affairs plans	Founder and President

Globis’ insiders have agreed, pursuant to a letter agreement, to offer all suitable business combination opportunities to us before any other person or company until the consummation by us of a business combination, subject to any pre-existing contractual or fiduciary obligations they may have; provided, that Globis’ insiders shall not be limited with respect to their individual activity as a sponsor or independent director of a separate special purpose acquisition vehicle that does not conflict or compete with us.

Globis’ insiders have agreed to vote any shares of common stock held by them in favor of Globis’ initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the Trust Account with respect to their founder shares and shares issued in connection with the Private Placement if we are unable to complete Globis’ initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete Globis’ initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of Globis’ initial business combination.

All ongoing and future transactions between us and any of Globis’ officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by Globis’ audit committee and a majority of Globis’ uninterested “independent” directors, or the members of Globis’ board who do not have an interest in the transaction, in either case who had access, at Globis’ expense, to Globis’ attorneys or independent legal counsel. We will not enter into any such transaction unless Globis’ audit committee and a majority of Globis’ disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate Globis’ initial business combination with an entity that is affiliated with any of Globis’ officers, directors or insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to Globis’ unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of Globis’ disinterested and independent directors (if we have any at that time). Furthermore, in no event will Globis’ insiders or any of the members of Globis’ management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of Globis’ initial business combination (regardless of the type of transaction that it is).

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Limitation on Liability and Indemnification of Directors and Officers

Globis’ certificate of incorporation provides that Globis’ directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, Globis’ certificate of incorporation provides that Globis’ directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or Globis’ stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in Globis’ certificate of incorporation, such indemnification will not extend to any claims Globis’ insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or third parties or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Globis’ bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures Globis’ directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against Globis’ obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against Globis’ directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and Globis’ stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Globis’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF GLOBIS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Globis prior to the consummation of the Business Combination. The following discussion and analysis of Globis’ financial condition and results of operations should be read in conjunction with Globis’ consolidated financial statements and notes to those statements included in this proxy statement/ prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

Overview

We are a blank check company formed under the laws of the State of Delaware on August 21, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (a “Business Combination”). We intend to effectuate our Business Combination using cash from the proceeds of our initial public offering (the “Initial Public Offering”) of 11,500,000 units (the “Units,” which included the full exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit) and the sale of 4,188,889 warrants (the “Private Warrants”) at a price of $0.75 per Private Warrant and 100,833 units (the “Placement Units” and, together with the Private Warrants, the “Private Securities”), our capital stock, debt or a combination of cash, stock and debt. Each Unit consists of one share of Common Stock and one Public Warrant. Each whole Public Warrant and each whole Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment.

Globis incurred $2,516,841 in transaction costs, including $2,300,000 of underwriting fees and $216,841 of other offering costs in connection with the Initial Public Offering and the sale of the Private Placements. The underwriters in the Initial Public Offering also received 402,500 equity participation shares. The underwriters agreed not to transfer, assign or sell any equity participation shares until the completion of our initial business combination.

Upon the closing of the Initial Public Offering and the Private Placement, $116,150,000 ($10.10 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in a trust account and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by Globis meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act, as determined by Globis, until the earlier of: (i) the completion of an initial business combination; and (ii) the distribution of the Trust Account. As of                    , 2022, there was approximately $                     million held in the Trust Account.

Proposed Business Combination

On December 19, 2021 (the “Effective Date”), Globis, entered in the Business Combination Agreement, by and among Globis, FAHL, and Seller. The Business Combination Agreement provides for the consummation of the following transactions for completion of the Business Combination: (a) Globis will form under the laws of the State of Nevada a wholly-owned subsidiary of Globis, change its jurisdiction of incorporation to Nevada by merging with and into the new subsidiary such that the new subsidiary will survive the merger, and change its jurisdiction of incorporation again by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares, with the resulting entity referred herein as “New Forafric”; and (b) immediately following the effectiveness of the redomiciliation, New Forafric will acquire 100% of the equity interests in FAHL from the Seller.

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Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through September 30, 2021 were organizational activities and those necessary to prepare for the Initial Public Offering, described below, and search for a Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended September 30, 2021, we had a net loss of $890,359, which consisted of general and administrative expenses of $892,144 offset by interest earned on marketable securities held in the Trust Account of $1,785.

For the nine months ended September 30, 2021, we had a net loss of $1,601,809, which consisted of general and administrative expenses of $1,607,436 offset by interest earned on marketable securities held in the Trust Account of $5,627.

For the period from August 21, 2020 (inception) through September 30, 2020, we had a net loss of $1,000, which consisted of formation and operating costs.

Liquidity and Capital Resources

On December 15, 2020, we consummated the Initial Public Offering of 11,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 4,188,889 Private Warrants to the Sponsors at a price of $0.75 per Private Warrant and 100,833 Placement Units to the Sponsors at a price of $10.00 per Placement Units, generating gross proceeds of $4,150,000.

Following the Initial Public Offering, the full exercise of the over-allotment option, and the sale of the Private Securities, a total of $116,150,000 was placed in a trust account (the “Trust Account”), and we had $209,439 of cash held outside of the Trust Account, after payment of costs related to the Initial Public Offering, and available for working capital purposes. We incurred $6,541,841 in transaction costs, including $2,300,000 of underwriting fees, $4,025,000 representing 402,500 shares of common stock issued, which the underwriters are entitled to receive upon the consummation of a Business Combination (the “equity participation shares”) and $216,841 of other offering costs.

For the nine months ended September 30, 2021, cash used in operating activities was $893,655. Net loss of $1,601,809 was impacted by interest earned on marketable securities held in the Trust Account of $5,627. Changes in operating assets and liabilities provided $713,781 of cash from operating activities.

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As of September 30, 2021, we had marketable securities held in the Trust Account of $116,155,627. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, which interest shall be net of taxes payable, to complete our Business Combination. We may withdraw interest from the Trust Account to pay taxes and up to $150,000 of dissolution expenses, if any. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2021, we had cash of $8,413. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsors or an affiliate of our Sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. If we complete a Business Combination, we may repay the notes out of the proceeds of the Trust Account released to us. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay the notes, but no proceeds from our Trust Account would be used for such repayment. On January 11, 2021, we issued an unsecured promissory note (the “Note”) to Globis SPAC LLC that permits us to borrow from time to time up to $1,000,000 from Globis SPAC LLC or its assignees or successors. The Note is non-interest bearing and payable upon the consummation of a Business Combination. On various dates during the nine months ended September 30, 2021, Globis drew a total of $700,000 under the Note in accordance with the Working Capital Loans. On April 28, 2021, the Note was amended to terminate the option for a holder to convert the amount outstanding under the Note into Private Warrants. On July 19, 2021, the Note was amended to increase the principal amount of the Note from $1,000,000 to $2,000,000. On October 13, 2021, the Note was amended to increase the principal amount of the Note from $2,000,000 to $3,000,000. On December 29, 2021, 2021, the Note was amended to increase the principal amount of the Note from $3,000,000 to $5,000,000.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business following our issuance of the Note. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

Related Party Transactions

Private Placement

Simultaneously with the closing of the Initial Public Offering, Globis consummated (i) the private placement of 4,188,889 Private Placement Warrants at a price of $0.75 per Private Placement Warrant to the Sponsors and (ii) the private placement of 100,833 Private Placement Units at a price of $10.00 per Private Placement Unit , generating gross proceeds of $4.15 million. Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants were added to the proceeds from the Initial Public Offering to be held in the trust account. If we do not complete a business combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsors or its permitted transferees.

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Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes- Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

We intend to assess the internal controls of our target business or businesses prior to the completion of the Business Combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

As of September 30, 2021, we were not subject to any market or interest rate risk. Following the consummation of our Initial Public Offering, the net proceeds of our Initial Public Offering, including amounts in the Trust Account, have been invested in certain U.S. government obligations with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Net Income (Loss) Per Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. We apply the two-class method in calculating earnings per share of common stock. Accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates fair value.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Globis’ condensed financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

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DESCRIPTION OF NEW FORAFRIC’S SECURITIES

The following summary of certain provisions of New Forafric’s securities does not purport to be complete and is subject to the proposed Memorandum and Articles of Association and the provisions of applicable law. Copies of the proposed Memorandum and Articles of Association are attached to this proxy statement/prospectus as Annexes C.

Authorized and Outstanding Share Capital

The authorized share capital of New Forafric is USD 101,000 (one hundred and one thousand United States Dollars) divided into: (i) 100,000,000 ordinary shares of USD 0.001 (one thousandth United States Dollars) each; and (ii) 1,000,000 preferred shares of USD 0.001 (one thousandth United States Dollars) each, each conferring those rights, entitlements, obligations and restrictions as more particularly set out in the Memorandum and Articles of Association.

Ordinary Shares

Upon completion of the Business Combination, we expect that there will be Ordinary Shares of New Forafric outstanding, assuming that no Public Shares are redeemed in connection with the Business Combination. All Ordinary Shares are fully paid and non-assessable.

Voting rights. Each holder of Ordinary Shares is entitled to one vote for each Ordinary Share held of record by such holder on all matters on which shareholders generally are entitled to vote. Holders of Ordinary Shares will vote together as a single class on all matters presented to New Forafric’s shareholders for their vote or approval. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shareholders present in person or represented by proxy, voting together as a single class.

Dividend Rights. New Forafric may declare an interim or final dividend to be paid to the holders of its ordinary shares in proportion to their respective shareholdings. Under the Companies Act and the Memorandum and Articles of Association, final dividend distributions are recommended by the Board and approved by an ordinary resolution of the shareholders. The amount of such final dividend may not exceed the amount recommended by the directors. Dividends may not be paid otherwise than out of New Forafric’s distributable reserves.

Rights upon liquidation. In the event of the liquidation of New Forafric, after satisfaction of liabilities to creditors, the assets of New Forafric will be distributed to the holders of the Ordinary Shares in New Forafric in proportion to their respective shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of Preferred Shares with preferential rights that may be authorized by ordinary resolution in the future.

Other rights. The holders of Ordinary Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Ordinary Shares. The rights, preferences and privileges of holders of the Ordinary Shares may be subject to those of the holders of any Preferred Shares New Forafric may issue in the future.

Preferred Shares

No Preferred Shares will be issued or outstanding immediately after the completion of the Business Combination. The Memorandum and Articles of Association of New Forafric allow the board of directors of New Forafric (the “Board”) to issue Preferred Shares following the passing of an ordinary resolution. Unless required by law or any stock exchange, the authorized Preferred Shares will be available for issuance by the Board upon the passing of an ordinary resolution of the holders of the Ordinary Shares. The ordinary resolutions of the shareholders of New Forafric would stipulate the powers, preferences and relative, participating, optional and other rights or special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as well as any restrictions, of the class of Preferred Shares as a whole.

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The issuance of Preferred Shares may have the effect of delaying, deferring or preventing a change in control of New Forafric without further action by the shareholders. Additionally, the issuance of Preferred Shares may adversely affect the holders of Ordinary Shares by restricting dividends on the Ordinary Shares, diluting the voting power of the Ordinary Shares or subordinating the liquidation rights of the Ordinary Shares. As a result of these or other factors, the issuance of Preferred Shares could have an adverse impact on the market price of the Ordinary Shares. At present, Globis has no plans to issue any Preferred Shares.

Redeemable Warrants

Public Warrants

Each redeemable warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the closing of this offering. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Ordinary Share. Notwithstanding the foregoing, if a registration statement covering the Ordinary Share issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Share equal to the quotient obtained by dividing (x) the product of the number of Ordinary Share underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Share for the 10 trading days ending on the third trading day prior to the date of exercise. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a business combination at 5:00 p.m., Eastern Standard Time.

We may call the outstanding warrants for redemption (excluding the private warrants and warrants underlying the units that may be issued upon conversion of working capital loans), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Ordinary Share equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Share underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

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The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Share equal to the quotient obtained by dividing (x) the product of the number of Ordinary Share underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Ordinary Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per Ordinary Share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The warrants will be issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Share issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Ordinary Share at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue Ordinary Share unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Ordinary Share issuable upon exercise of the warrants is current and the Ordinary Share have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Ordinary Share issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Ordinary Share issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Ordinary Share issuable upon the exercise of the warrants is not current or if the Ordinary Share is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

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Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the Ordinary Share outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Share and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Ordinary Share to be issued to the warrant holder.

An exchange offer made to both the publicly traded warrants and the warrants held by our sponsors on the same terms will not constitute an amendment requiring consent of any warrant holder.

Private Warrants and Placement Warrants

We have agreed that we will not redeem the private warrants or placement warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). Additionally, the representative of the underwriters has agreed that it will not be permitted to exercise any private warrants to be issued to it and/or its designees upon consummation of this offering after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. Furthermore, because the private warrants and placement warrants will be issued in private transactions, the holders and their transferees will be allowed to exercise the private warrants and placement warrants on a cashless basis or for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. In the event that a holder of private warrants or placement warrants elects to exercise such warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. With respect to the private warrants or placement warrants, the “fair market value” shall mean, at the discretion of the holder, either (x) the last reported sale price of the shares of common stock for the trading day prior to the date of exercise or (y) the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.

Dividends

Globis did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the Ordinary Shares will depend on the financial condition of New Forafric after the completion of the Business Combination subject to the discretion of the New Forafric Board.

Exchange Controls

There are currently no currency control restrictions on remittances of dividends on Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Gibraltar.

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Shareholder Meetings

New Forafric will call annual general meetings pursuant to the provisions of the Memorandum and Articles of Association in accordance with the Companies Act. The New Forafric Board may call extraordinary general meetings whenever they see fit in accordance with the provisions of the Companies Act and the Memorandum and Articles of Association. A general meeting of New Forafric, other than a meeting for the passing of a special resolution, may be called by 7 days’ prior written notice. A general meeting of New Forafric for the passing of a special resolution may be called by giving at least 21 days’ prior written notice and specifying in the notice the resolution that will be proposed as a special resolution.

Subject to the provisions of the Companies Act and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting.

Appointment of Directors, Election of Directors and Vacancies

Any person who is willing to act as a director, is permitted by law to do so may be appointed to be a director of New Forafric by ordinary resolution, or by a decision of the New Forafric Board.

Directors of New Forafric are generally appointed for periods of three calendar years, save as provided below. At every annual general meeting of New Forafric, any director who has at the start of the annual general meeting been in office for three calendar years or more since his last appointment or re-appointment shall retire at that annual general meeting but he may offer himself for reappointment by the shareholders. If New Forafric does not fill the vacancy in the New Forafric Board at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost. The appointment of any person proposed as a director shall be effected by a separate resolution.

No person other than a director retiring by rotation shall be appointed a director at any general meeting unless he is recommended by the New Forafric Board or, not less than three nor more than forty-two days before the date appointed for the general meeting, a notice executed by any shareholder qualified to vote at the meeting (not being the person to be proposed) has been received by New Forafric of the intention to propose that person for appointment stating the particulars of that nominee, together with confirmation in writing executed by that person of his willingness to be appointed.

Save as provided above, New Forafric may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting. The New Forafric Board may also appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Irrespective of the terms of his appointment, a director appointed by the New Forafric Board shall hold office only until the next annual general meeting and shall be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion. A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

Directors of New Forafric are not required to hold any shares in the capital of New Forafric by way of qualification.

Subject to the following paragraph, New Forafric may by ordinary resolution of which special notice has been given, or by special resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of the articles of association or of any agreement between New Forafric and such director, but without prejudice to any claim the director may make for damages for breach of such agreement. New Forafric may, by ordinary resolution, appoint another person to be a director in the place of a director so removed from office. In default of such appointment the vacancy so arising may be filled by the New Forafric Board as a casual vacancy.

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During the first three calendar years commencing from the date of adoption of the articles of association of New Forafric, the company may only by special resolution or extraordinary resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of the articles of association or of any agreement between New Forafric and such director, but without prejudice to any claim such director may make for damages for breach of such agreement.

Quorum

The Memorandum and Articles of Association provide that the holders of 33 1/3% of the issued and outstanding share capital of New Forafric present in person or by proxy and entitled to vote on the business to be transacted, shall be a quorum.

Vote Requirements

An ordinary resolution of the shareholders (or of a class of shareholders) of New Forafric means a resolution that is passed by members representing a simple majority (more than 50%) of the total voting rights of the shareholders or, as the case may be, of the class of shareholders. An extraordinary resolution of the shareholders means a resolution that is passed by shareholders representing a majority of not less than 75% of those shareholders at a general meeting of which notice specifying the terms of the resolution and the intention to propose the resolution as an extraordinary resolution has been given.

Anti-Takeover Measures; Regulation of Takeovers of Gibraltar Companies

Companies (Cross-Border Mergers) Regulations 2010

New Forafric will be incorporated in Gibraltar and it is governed by Gibraltar legislation which regulates the takeover of Gibraltar registered companies. The Companies (Cross-Border Mergers) Regulations 2010, or the Regulations, transpose Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross border mergers of limited liability companies into the law of Gibraltar. This EC Directive has been incorporated into the laws of other EC member states, including in the United Kingdom by the Companies (Cross-Border Mergers) Regulations 2007. The Regulations in force in Gibraltar, or the Regulations, in effect, are broadly similar but not identical to those in place in the United Kingdom. These Regulations are designed to facilitate cross-border mergers of limited liability companies registered in European Member States and to thereby allow for cross-border merger of a national limited liability company of one Member State with a limited liability company of another Member State. Under the Regulations, a Gibraltar merging company has to make an application to the court to obtain a pre-merger certificate prior to any merger taking place (“Pre-Merger Certificate”). In order to obtain such a certificate, the Gibraltar company must provide the court, inter alia, with the following:

●	draft terms of the proposed merger (indicating, inter alia, details for the companies involved, share exchange ratios, effects of the merger on employees, rights or restrictions on shares, articles of association, employee participation rights, assets and liabilities transferred and account dates) (the “Draft Terms”). The Draft Terms must be approved by 75% of the members of the company;

●	a directors’ report (indicating, inter alia, the effects of a cross-border merger for members, creditors and employees, legal and economic grounds for the Draft Terms and any material interests of the directors). The report must be delivered to the employees of the company; and

●	an independent expert’s report (indicating, inter alia, details of share exchange ratios and valuation difficulties). Employees of the Gibraltar company must be able to inspect and make copies of these documents.

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The courts of Gibraltar may make an order approving the completion of a cross-border merger on the joint application of all the merging companies if:

●	an order for a Pre-Merger Certificate (either granted by the courts in Gibraltar or another competent authority in another member state) has been made within 6 months;

●	the Draft Terms presented for acquiring the Pre-Merger Certificate have not been amended; and

●	there are appropriate arrangements for employee participation in the transferee company in accordance with part 4 of the Regulations. Such an order will specify the date on which the consequences of the cross-border merger are to have effect. A copy of this order must be provided to the Registrar of Companies of Gibraltar within 7 days of the order if this has been made in Gibraltar or within 14 days if this has been made in another Member State.

The Companies (Cross-Border Mergers) Regulations 2010 only apply to mergers between companies in different European Member States. More commonly, takeovers of a Gibraltar registered company can also take place via a scheme of arrangement pursuant to the Companies Act.

The Gibraltar Companies Act 2014

The takeover of a Gibraltar registered company can take place via a scheme of arrangement under the Companies Act. The relevant sections of the Companies Act provide, inter alia, that an application must be made to court in order to convene a meeting of members of such company where such an arrangement can be proposed between a company and its members. Draft terms of the merger as well as other reports and accounting statements would need to be prepared, filed with the Companies Registrar and published prior to such a meeting being convened. At such meeting, at least 75% of the members present in person or by proxy must approve the arrangement in order for a court to thereafter be able to sanction the same. If sanctioned, the court may also order the transfer of undertaking, property and/or liabilities of the transferor company in accordance with the terms of the scheme.

In addition to the above, another mechanism exists under s.208 of the Gibraltar Companies Act 1930 and s.352(A) of the Companies Act (commonly referred to as the “Squeeze Out provisions”) which provides for the situation where a bidder proposes a scheme or contract to take over the shares of a Gibraltar registered company and certain shareholders do not consent to the proposal. If within four months from making such a proposal more than 90% of shareholders of a target company agree to the terms of such a scheme or contract, then the bidding company may within two months after the expiration of said four months give notice to the dissenting members of the target company that it will acquire the shares and certain shareholders do not consent to the proposal on the same terms of the scheme or contract. A Gibraltar scheme of arrangement, therefore, eliminates the risk that a minority of less than 10% of the target company’s shareholders may resist the transfer of their shares to the bidder. It should be noted, however, that such a scheme can be subject to the sanction of the court as any dissenting members may apply to court for an order seeking relief from such a scheme or contract.

Financial Services Act 2019 – Part 20 Acquisitions

Part 20 of the Financial Services Act 2019 applies to takeover bids for the securities of companies governed by the law of Gibraltar, where all or some of those securities are admitted to trading on a regulated market in Gibraltar. However, Gibraltar does not, as yet, have a regulated market. The Gibraltar Financial Services Commission is designated as the competent authority for the purposes of Part 20. Part 20 contains provisions on the conduct of bids, squeeze outs and sell outs, and applicable offences.

Registration Rights

Certain New Forafric shareholders will have registration rights with respect to their Ordinary Shares following the consummation of the Business Combination. See “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination” for further information.

Transfer Agent and Registrar

The transfer agent for New Forafric capital stock will be VStock Transfer, LLC.

Listing of Ordinary Shares

Globis has applied for the continued listing of New Forafric’s Ordinary Shares and warrants on Nasdaq under the ticker symbols “AFRI” and “AFRIW,” respectively.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of (i) Globis as of January 12, 2022 (pre-Business Combination) and (ii) New Forafric immediately following the completion of the Business Combination (post-Business Combination), assuming no Redemptions, and alternatively that 11,500,000 shares of Common Stock of Globis are redeemed, by:

●	each person known by Globis to be the beneficial owner of more than 5% of the shares of Globis Shares or the beneficial owner of more than 5% of the shares of Globis’ common stock upon completion of the Business Combination;

●	each of Globis’ officers and directors;

●	each person who will become an officer or is nominated to become a director of New Forafric upon completion of the Business Combination; and

●	all officers and directors of New Forafric as a group prior to the completion of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The expected beneficial ownership of shares of New Forafric’s ordinary shares immediately following completion of the Business Combination has been determined based on the following assumptions: (i) there will be an aggregate of 15,050,833 common stock of Globis issued and outstanding immediately prior to the completion of the Business Combination, which shares will have been converted into ordinary shares of New Forafric upon completion of the Business Combination, (ii) the PIPE Investors will have been issued (A) assuming No Redemptions, an aggregate of 1,712,245 ordinary shares and (B) assuming Maximum Redemptions, an aggregate of 1,208,296 ordinary shares, (ii) an aggregate of 1,005,291 ordinary shares will have been issued to the FAHL Bond Holders, (iv) an aggregate of 1,445,164 ordinary shares will have been issued to the FAHL Related Party Loan Holders, (v) the Seller receiving, immediately following the completion of the Business Combination, (A) assuming No Redemptions, an aggregate of 15,100,000 ordinary shares and (B) assuming Maximum Redemptions, an aggregate of 17,004,762 ordinary shares; and (iv) each of the other assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.”

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433.

The information in the table below for Pre-Business Combination Globis Shares does not include shares underlying the Private Placement Warrants held or to be held by Globis’ officers or the Sponsor because these securities are not exercisable within 60 days of this proxy statement/prospectus and are contingent upon the occurrence of the Closing.

	Pre-Business Combination		Post-Business Combination
	Shares		Assuming No Redemption			Assuming Maximum Redemption
Name of Beneficial Owner	Number of Globis Shares Beneficially Owned(1)%		New Forafric Ordinary Shares		%	New Forafric Ordinary Shares		%
Paul Packer(2)	2,830,000	18.8	3,570,741	(3)	10.2	3,570,741	(3)	14.7
Claude Benitah	15,000	*	35,000		*	35,000		*
Michael A. Ferguson	15,000	*	35,000		*	35,000		*
John M. Horne	15,000	*	35,000		*	35,000		*

All pre-Business Combination Globis officers and directors as a group (four individuals)	2,875,000	19.1	3,675,741	(3)	10.5	3,675,741	(3)	15.1

Named Executive Officers and Director Nominees of New Forafric Post-Business Combination
Saad Bendidi	-	-	-		-	-		-
Mustapha Jamaleddine	-	-	-		-	-		-
Julien Benitah	-	-	-		-	-		-
Paul Packer(2)	2,830,000	18.8	3,570,741	(3)	10.2	3,570,741	(3)	14.7
Franco Cassar	-	-	-		-	-		-
James Lasry	-	-	-		-	-		-
Ira Greenstein	-	-	-		-	-		-

All post-Business Combination New Forafric officers and directors as a group (nine individuals)	2,830,000	18.8	3,570,741	(3)	10.2	3,570,741	(3)	14.7

Five Percent Holders:
Lighthouse Capital Limited(4)	-	-	15,731,614		45.9	17,636,376		72.8

*	Less than one percent.
(1)	Pre-Business Combination amounts consist entirely of founder shares, which will be exchanged for New Forafric Ordinary Shares in connection with the Merger and Redomiciliation, and excludes 3,628,889 shares of Globis Common Stock underlying private placement warrants held by Globis SPAC LLC and 60,000 shares of Globis Common Stock (20,000 shares each) underlying private placement warrants held by Globis' independent directors that will only become exercisable after completion of an initial business combination.
(2)	Consists of 2,830,000 shares of Globis Common Stock owned by Globis SPAC LLC, one of our sponsors and 740,741 Ordinary Shares of New Forafric that will have been issued to an affiliate of Globis. Mr. Packer may be deemed to control and have voting and investment power over these securities. upon conversion of the FAHL Bonds. Mr. Packer disclaims beneficial ownership over these securities except to the extent of his pecuniary interest therein.
(3)	Excludes 3,628,889 shares of Globis Common Stock underlying private placement warrants held by Globis SPAC LLC that are subject to a 9.9% beneficial ownership limitation pursuant to the terms of such warrants. Such warrants may not be exercised to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the number of shares of Common Stock issuable upon exercise of such warrants (as calculated in accordance with Section 13(d) of the Exchange Act).
(4)	Includes 631,614 Ordinary Shares of New Forafric that will have been issued to Lighthouse Settlement upon conversion of the FAHL Related Party Loans. Lighthouse Settlement is the sole shareholder of Lighthouse Capital Limited. Lighthouse Corporation PTC, as trustee of Lighthouse Settlement, may be deemed to be the beneficial owner of the securities held by Lighthouse Settlement as trustee. Lighthouse Corporation PTC Limited disclaims beneficial ownership over these securities except to the extent of its pecuniary interest therein.

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INFORMATION ABOUT FAHL

Unless otherwise indicated or the context otherwise requires, references in this section to “FAHL,” “we,” “us,” “our,” the “group” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and to New Forafric and its consolidated subsidiaries after giving effect to the Business Combination as the context may require.

Overview

Forafric Agro Holdings Limited is a private company limited by shares incorporated in Gibraltar under the laws of Gibraltar. We are registered with the Registrar of Companies in Gibraltar under registration number 114436. We are a holding company, and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters is located at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA. Our registered office is located at 57/63 Line Wall Road, Gibraltar GX11 1AA.

FAHL is an integrated, global business involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products while managing risk across various product lines. The principal agricultural commodities that we handle are flour and semolina, and secondary processing products such as pasta and couscous.

Our subsidiary Forafric Maroc is the combination of two former family owned businesses, Forafric (Maymouna) and Tria Group. Forafric (Maymouna) was acquired by FAHL in April 2015 and the Tria Group was acquired by FAHL in January 2016.

Tria Group was established in 1923 in Morocco under the name Minoterie Biscuiterie d’Anfa. The brand Tria was created in 1949. Tria Group was purchased by Mr. Mohammed Jamaleddine (father of Mustapha Jamaleddine, CEO of the group) in 1974. At this time the group had only one mill with a total capacity of 70T per day. In 1981, a first investment was made to increase the capacity to 150T/day. The production of pasta and couscous was launched in 1989. In 1995, a second investment to increase the capacity was made. In 2004, Tria formed the Ceraelis trading company, and in 2008, Finalog, a logistics company, with storage facilities in Casablanca. Tria Group was managed by the Jamaleddine family until 2016 and its acquisition by Forafric.

Forafric (Maymouna) was created in 1943. It initially specialized in the import-export of cereals and various products of the land (legumes, sugar, tea, aromatic plants, etc.) which in 1997 evolved into industrial flour milling by buying and then building its own mills. In 2003, Forafric decided to market its own brand, MayMouna.

Today, we sell processed commodity products to customers in approximately forty-five countries in Europe, Asia, Africa and the Middle East. The principal purchasers of our products are wholesale foods manufacturers and distributors.

We have developed an extensive global logistics network including storage facilities with direct access to ports by rail. We contract with third parties for transport services. To better serve our customer base and develop our global distribution and logistics capabilities, we have agreements with third parties in storage and in transportation.

Industry Overview

We operate primarily in the large and growing African food market, providing base products such as flour, semolina pasta and couscous, which are staple products for most consumers in this and other developing markets. We foresee continued market growth with the projected demographical increase and urbanization in the region. The African population was approximately 1.3 billion in 2020 and according to the Organisation for Economic Co-operation and Development will reach approximately 2.5 billion by 2050. Urbanization in Africa is projected to reach 1.5 billion by 2050, adding 950 million people since 2015. 36% of the world’s undernourished population is in Africa. Such increase in urbanization is expected to lead to increased demand for more processed products.

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Wheat is unique as a source of the gluten proteins that alone have the dough-forming properties needed to make the variety of foods that rely on the rheology of dough, namely, leavened breads, pasta, noodles, flat/pocket breads, steamed breads, biscuits, cakes, pastries and various food ingredients. Therefore wheat, an essential part of the diet of most of the world’s population, is prominent in world trade. Its quality traits are the most critical of all the grains.

Research has shown that fiber may play a large role in maintaining bowel health, lowering cholesterol, stabilizing blood glucose levels and controlling weight gain. In recent years, the awareness of the health benefits of high fiber diets has increased. Wheat flour is known for its high fiber, as well as a source of thiamin, riboflavin, niacin, and vitamin E. It is also considered to be a good source of several minerals such as iron, calcium, selenium, manganese, copper, phosphorous, and folate. It offers a number of health benefits, which has led to increased demand for wheat flour among end users. Skin protection, nourishment, and energy are some of the basic health benefits offered by the consumption of wheat flour.

The high fiber content in wheat is known to promote gut health and reduce the risk of colon cancer. Consumption of wheat flour has also showed positive effects on blood sugar levels and cholesterol levels, which are some of the reasons that are contributing to change in dietary preferences of individuals. We do not believe that concerns regarding gluten intolerance and celiac disease, which impact only small percentages of the population, will have any appreciable impact on projected sales growth.

Most of our assets are based in Morocco. The total consumption in Morocco is 5 metric tons (MT) of wheat and 0.8MT of durum per year for a total production of 4MT of flour and 600 kilotons (KT) of semolina. The total consumption of wheat-based product per person in Morocco is the second highest in the world with 200kg per person per year. This is 3 times the average consumption per person per year of the rest of the world as bread remains a staple of both the Moroccan diet and of Moroccan culture. The population of Morocco is projected to grow from approximately 36 million to 46 million by 2050.

Our Strengths

Leader in the Moroccan market

We are a leader in the Moroccan market in respect of the wheat milling business, with a milling capacity of 2,200T per day. This position enables FAHL to have better access to raw materials, to improve its productivity and to benefit from the power of its two main brands, Maymouna and Tria (See Our Brands and Products).

Raw materials are the key to profitability in our industry. Raw material accounts for up to 80% of total cost. With a total volume of 500,000T per year, the group has great bargaining power, ahead of many international providers of wheat, and has, accordingly, had access to excellent conditions of purchasing.

As with every industrial business, productivity is key to performance. With 7 milling units in Morocco, we improved our productivity over the past 3 years and reduced our industrial cost. We are now among the most best performing industrial units in our industry.

Maymouna and Tria are our two main brands in the Moroccan market. Maymouna is the most popular brand for Moroccan households and Tria is our most popular brand for industrial clients in Morocco.

Stable Product Demand

Our products are basic food staples in Morocco and Africa. Accordingly, demand for our products has been stable in Morocco and fast-growing in Sub-Saharan Africa and Angola, even in periods of economic uncertainty. Our business did not suffer any crisis of decrease of demand during the economic disruptions that impacted Africa and Asia in 2020-2021. During the recent pandemic crisis of COVID-19, demand for our products continued to remain high.

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Near-term and long-term Opportunities

Near-term opportunities

The Moroccan flour sector is changing. Though in the 1960s Morocco was largely self-sufficient, producing more than 80% of the wheat for domestic consumption, only 60% of the total domestic demand for wheat was met by the end the 20th century. Despite the introduction of improved wheat varieties and significant increases in yields, yield levels remain below both the global average of over 3 metric tons per Hectare (t/ha) and the African average of 2.3 t/ha. Consequently, Morocco continued to import large volumes, making wheat the most important (in both volume and value terms) of all agricultural imports. Governmental efforts to support yield growth are expected to continue, including the use of new technologies for better seed-delivery and to increase crop yield. The transformation of the sector will create immediate opportunities to grow and gain market share. As the leader on this market, we expect to benefit from this transformation. Due to abundant rains, wheat production in Morocco is expected to triple to 7.54 million tons, according to a recent Global Agricultural Information Network report from the US Department of Agriculture and New Forafric is expected to benefit from this increase.

According to the International Grains Council, the global forecast for world stocks at the end of 2021-22 has been lowered to 274 million tons (down 4 million tons from the previous year), representing the first global drawdown in three seasons, due to sharp reduction in output in Iran as a result of drought, as well as downgrades in Kazakhstan, Algeria and the European Union. At the same time, world wheat consumption is currently at record levels, creating both potential sales opportunities for New Forafric as well as increases in raw material costs.

Supply chain shortages did not have a material adverse effect on the our operations in 2021, and though there have been predictions that such disruptions will ease in 2022, the risk remains that transportation costs could still increase if supply chain disruptions continue.

Long-term opportunities

We believe that the market in which we operate is sustainable and growing. We expect future growth in our market will be led by:

●	Continued demographical growth in the African continent from approximately 1.3 billion in 2020 to approximately 2.5 billion by 2050;
●	Increasing urbanization in Africa, projected to reach 1.5 billion by 2050, adding 950 million people since 2015; and
●	The continued growth in the consumption of our products in the region, which are and are excepted to not only remain staple products, but to gain further traction with increasing urbanization.

Our Business Strategy

FAHL considers sustainable growth to be the pillar of its business management strategy, through which it consolidates its position as a benchmark business group in its areas of activity and as a sound, innovative, sustainable, responsible enterprise, committed to: (i) social well-being, diversity, environmental balance and social and economic progress; and (ii) tax responsibility, respect of human rights and prevention of corruption and other illegal conduct.

This entails developing a business model focusing on the generation of value, taking into consideration the interests of its human team, shareholders and investors, customers, suppliers, the media, the communities in which FAHL operates and the environment.

In this regard, FAHL looks beyond the exclusive goal of achieving financial yield and includes environmental, social and ethical criteria alongside economic variables in its decision-making processes.

FAHL thus undertakes, as an essential principle in its actions, the creation of a business model that is respectful of and sustainable for the environment and society overall and, while ensuring value, profitability and competitiveness, it promotes diversity, respect for human rights, tax responsibility and the prevention of corruption, thus contributing towards the progress of society and generating trust among our stakeholders.

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Our Fundamental Values

Nutrition: We ensure the supply of products essential for human nutrition by contributing to the health and well-being of consumers. Our brands are symbols of quality and good nutrition.

Proximity: We maintain lasting relationships with consumers, our customers and suppliers, by constantly listening to them. We build relationships of trust based on mutual respect. We support the social and economic well-being of our growers, suppliers and local communities.

Integrity: We are responsible for our actions and performance. We expect similar behavior from our partners.

Excellence: We aim for the best quality for our products, and process for the contribution of our teams. We are aware of our responsibility to provide high quality product and product our customers from damaging additives and chemical residues.

Sustainability: We always act with respect for our environment, and incorporate sustainability in all areas of our business, from operation of our facilities, to engagement with customers, suppliers and communities. Long term sustainability and environmental responsibility are fundamental to the future of our business. We are dedicated to reducing our carbon footprint by reduction of power consumption.

Our Business Model

FAHL has established itself as a leading wheat milling player in Morocco. It owns six milling plants across Morocco (four dedicated to common wheat and two to durum wheat) with total processing capacity of 2,200 tons per day and a total milling capacity of 700,000 tons per year. FAHL also has 1 secondary processing unit, 2 logistics platforms, and 250,000 tons of grain storage facilities in Morocco. It is also the owner of PRODELA, an animal feed processing company in Morocco, which was established in 1991 to commercialize the bran created by the mills.

Our products are exported to 45 countries. Our primary activities include the production and sale of a variety of wheat flours, Semolina and Pasta and Couscous in Morocco and in more than 45 countries. Our two main brands in Morocco are MAYMOUNA and TRIA (see Our Brands and Products).

Our Brands and Products

Forafric owns two leading brands: Tria and MayMouna.

Tria

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Tria brand was born more than 60 years ago from a family that had a passion for the transmission of Moroccan culinary traditions, associated with a high level of quality.

As a result, Tria brand quickly established itself as a key player in the flour milling sector and in the transformation of wheat grains into pasta and couscous. Its growing success with Moroccans was the result of strong commitments from the brand, which since 1958 has perpetuated the tradition by offering products of constant quality with good ancestral taste.

For several generations, Tria has strived to keep intact the fundamentals that have made its reputation, from the selection of an high quality raw materials, to constantly reinventing its products in order to support changing consumer needs, or even anticipating them.

Tria continues to be a highly respected brand for packaged flour, precooked couscous and packaged pasta on the Moroccan market. Today, Tria perfectly combines modernity and tradition, which makes it one of the favorite brands of Moroccans, representing a precious heritage that is passed from mother to daughter and from generation to generation. Tria has approximately 15% of the overall market in Morocco of couscous and approximately 28% in the market of packaged couscous. Tria also has approximately 9% of the overall market of pasta in Morocco.

Tria branded products include:

●	TRIA DAKIK MINE NAWH MOUMTAZ for Flour, Pasta and Couscous
●	TRIA COUSCOUS DE QUALITE SUPERIEURE for Couscous
●	TRIA PATES DE QUALITE SUPERIEURE for Pasta
●	TRIA FARINE DE QUALITE SUPERIEURE for Flour

MayMouna

Maymouna, whose Arabic name derives from “Youmn” which intimates values of kindness and blessing, has been a success story since its initial launch.

Recognized for being a brand that innovates to make life easier for every housewife. The Maymouna brand has redefined the rules on the Moroccan market, by adopting a daring strategy which is reflected in its unique packaging, and establishing a color code allowing the clear identification of each of its products. The brand also integrates this time into its packaging culinary presentations allowing each housewife to easily recognize the right product capable of meeting each of their needs.

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Maymouna is appreciated for its quality but also for the richness of its range. The brand has, on a regular basis, introduced new products to attract the average housewife, its primary consumer (e.g., under the registered trademark Finette) and meet the needs of professionals (e.g., Farine Boulangère). This has enabled Maymouna to maintain its popularity and reputation.

In 2014, Maymouna was nominated at the Morocco’s National Agricultural Fair (SIAM) for an award in the Innovation Brand category, and was awarded the prize of best price and quality at the SIAM 2014 and 2016 editions.

MayMouna offers a diversified range of products segmented into two categories: soft wheat products and durum wheat products. In order to meet market demands, the products are sold in polypropylene packaging for the traditional circuit (wholesalers, groceries), in kraft paper for mass distribution. The industry, on the other hand, is delivered in bulk by tanker.

Soft wheat products: Soft wheat is the most widely used and cultivated variety of wheat in the world. It is used to produce flour, particularly for making bread and pastries. All our soft wheat flours are enriched with iron and vitamins.

●	Pastry flour - Flower flour comes from the heart of the grain (the almond), the extraction of which produces the noblest and whitest flour. Thanks to its milling know-how, MayMouna has developed a flour that is 100% flower and guaranteed without lumps, with a mineralization rate not exceeding 0.38%. Ideal for the daily needs of the housewife, this flour is perfect for fine culinary preparations: pastries, béchamel, sauces, harira. MayMouna Pastry flour is available in 1kg, 2kg, 5kg and 10kg kraft packaging.

●	Extra white - Used mainly by pastry and bakery professionals, MayMouna Extra white flour is very fluid. Guaranteed lump-free, it offers excellent hold for all kinds of preparation. It is distinguished by its purity and by its whiteness with a mineralization rate not exceeding 0.42%. MayMouna Extra white is available in 5kg, 10kg and 25kg polypropylene packaging.

●	The Baker - This flour suitable for breadmaking is intended exclusively for the baking industry. MayMouna La Boulangère is available in 25kg and 50kg polypropylene packaging.

●	We also sell products in Morocco under the AMBRE and BRIO brands, which include LA AMBRA, AL DENTE Flour, AMBRA Flour, AMBRE Flour, ASSALA, BRIO and BRIO, MLAOUI, BAGHRIR for pasta and couscous. BRIO is also used for export to Europe.

Durum wheat products: As in most Mediterranean countries and the Maghreb, durum wheat is part of the traditional meal in Morocco. Naturally rich in fiber, it benefits from recognized digestive virtues. Durum wheat can be transformed into semolina for the production of pasta and couscous, but also into flour for making bread. In Morocco, the main use of durum wheat is in breadmaking and couscous.

●	Whole meal Flour - Naturally rich in fiber, MayMouna Whole meal flour has the particularity of giving a whole hard wheat bread with recognized digestive and dietary virtues. MayMouna Whole meal Flour is available in 2kg, 5kg and 10kg kraft, 5kg, 10kg and 25kg polypropylene packaging.

●	Finot - A flagship product of the entire range, this very fine semolina is ideal for delicate preparations, for golden and well-leavened homemade bread. MayMouna Finot also makes it possible to achieve flaky and crispy msemens, a traditional Moroccan type of pancake. MayMouna Finot is available in kraft 5kg and 10kg, polypropylene 5kg, 10kg and 20kg packaging.

●	Fine semolina - This semolina is used mainly by industrial manufacturers of couscous and pasta. It is also used by housewives and bakers for light and golden baghrirs, which is a traditional Moroccan type of pancake or crepe, various semolina cakes, and harcha, a Moroccan pan-fried bread.

●	MayMouna Fine Semolina is available in 1kg and 5kg kraft packaging, 5kg, 10kg and 25kg polypropylene.

●	Course semolina - MayMouna Semoule Grosse is mainly intended for the preparation of artisan couscous. With a regular grain size, this semolina is ideal to be worked by hand, in the pure respect of tradition. MayMouna Semoule Grosse is available in 5kg kraft, 5kg, 10kg and 25kg polypropylene packaging.

●	Finette - It is an exclusive product of MayMouna, specially created to offer the consumer a flour suitable for the preparation of homemade bread. Recognized for its baking qualities, Finette is very fluid. Finette by MayMouna is available in 5kg, 10kg and 25kg polypropylene packaging.

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Though Tria and Maymouna are our most popular and well-known brands, our products are sold under a number of other brand names, including:

LES GRANDES SEMOULERIES DU MAROC : Semolina

LAMSAMDA: Flour

TARGA: Flour

EXTRA BLANCHE: Flour

HOUYAM: Flour

AL FADANE: Flour

EL GHALA: Flour

FARINOR: Flour

SANABIL: Semolina

LMLIH, EL FEN: Semolina

DIAMANDA : Flour

SABA: Pasta and Couscous

JAWDA: Flour

BADIA: Flour

LA BELLA, ZERDA: Pasta and Couscous

SANABIL: Semolina

CH’RIFA: Flour

AL BACHA: Flour

AYLA: Flour

F’DILA: Flour

CH’MICHA: Flour

SOUIRA: Flour

Sourcing and Processing

We are dedicated to providing our customers with high quality, nutritious and healthy products and our production process is designed to achieve these goals:

Supply: In addition to the choice of excellent raw materials, at harvest time, samples are tested for the quality and quantity of protein and for the presence of heavy metals, pesticide residues, and other harmful chemicals.

Reception: On delivery of the wheat, a representative sample undergoes a battery of analyzes ensuring compliance with FAHL’s quality stnadards. From the pit, the wheat then undergoes a pre-cleaning to eliminate any large waste.

Cleaning: At this stage, the wheat undergoes a second cleaning which consists of eliminating the impurities (foreign seeds, straw, dust, etc.). The stone remover makes it possible to remove the stones by density difference.

The wheat is then wet in order to facilitate its grinding and damaged grains or those whose color does not conform are removed using a machine equipped with a camera.

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Grinding: The wheat then goes to milling. This operation dissociates the bran and the floury part thanks to a succession of grinding and sieving. The various finished products are evaluated according to their grain size, protein level, humidity, color, etc. These analyzes are supplemented by use tests in the bakery, in particular to test the breadmaking. A series of sanitary analyzes is added to ensure the wholesomeness of each product in compliance with the required standards.

Conditioning: The various flours and semolina obtained are packaged in food packaging suitable for their good conservation. Each batch is strictly controlled to ensure compliance with specifications and standards in force.

Trading and Storage

FORAFRIC has a unique storage infrastructure in Morocco. The group has 2 units dedicated to storage and more than 250,000 tons of grain storage capacity in Morocco. This organization allows it to optimize and best meet the needs of all of its mills and to effectively manage the costs of its supply chain.

Two of our trading companies, Forafric and Cerelis aim to import and sell wheat. Cerelis is based in Morocco and dedicated to meet the needs of the group in raw materials.

Our Finalog subsidiary, with a capacity of 79,000 metric tons, which is based in Casablanca, manages transport, handling and storage activities. The Finalog’s multimodal platform (Road / Rail) is devoted 100% to cereals and is linked to the port of Casablanca by rail. Finalog has a daily reception capacity of 7,000 tons and 3,000 tons per day for delivery. Though most of its revenues are generated by FAHL, Finalog also rents part of its facilities to other companies.

Significant Events and Transactions

FAHL has emerged as the leading wheat milling player in Morocco through the acquisition and consolidation of well-known businesses Forafric (Maymouna) and the Tria Group. Forafric (Maymouna) was created in 1943 with focus on imports, repositioning its core activity on milling in the 2000s and recently developing its branding strategy to becoming a leading wheat flour brand in Morocco. Forafric (Maymouna) was acquired by FAHL in April 2015. The Tria group was created in 1949 under the name Minoterie Biscuiterie d’Anfa, with focus on milling activity, and was acquired by FAHL in January 2016.

Effective on November 5, 2020, pursuant to an investment and shareholders agreement (“Trigola Agreement”) dated November 5, 2020, FAHL entered into an agreement with Trigola, SU, LDA (“Trigola”), an entity incorporated in the Republic of Angola and owned by the Parent for a majority share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, FAHL would provide financial investments in Trigola for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. FAHL agreed to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that FAHL would be entitled to 75% of Trigola’s net profits, if any.

Effective on April 30, 2021, FAHL completed a share purchase acquisition of Moulins du Sahel Mali S.A. (“MDS Mali”). By way of the acquisition, FAHL acquired a 70.35% stake in a wheat milling business in Mali. The investment in MDS Mali enables FAHL to obtain a strategic footprint in west Africa. Details of the acquisition are included in the footnotes to the financial statements.

Effective on July 30, 2021, FAHL completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”). By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina. Details of the acquisition are included in the footnotes to the financial statements.

On July 30, 2021, FAHL acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. FAHL has accounted for this investment as an equity method investment.

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In October 2021, FAHL acquired a majority stake in Moulin Sanabil based in Meknes Morocco. The strategy of the group in Morocco is to expand its capacity to reach 20% of market share and to expand geographically to reach all important customers in Morocco. Meknes is based in the center region of Morocco where Forafric did not have mills. This opportunity enables the group to enter into this region with a huge capacity to expand. This region is also the main producer of wheat in Morocco so thanks to this new acquisition, the whole group will benefit from good conditions on the acquisition of local wheat produced in this region.

In 2021, the price of raw materials went up dramatically as reflected in the increase in the group’s cost of goods. See Management’s Discussion And Analysis Of Financial Condition And Results Of Operations Of FAHL - Results of Operations.

Impact of COVID-19 on the Business

The World Health Organization declared the global outbreak of COVID-19, a disease caused by the novel coronavirus, a pandemic in March 2020. This pandemic has resulted in worldwide government authorities and businesses issuing public health guidelines and enacting emergency measures intended to limit the spread of the virus. These measures include shelter-in-place orders, social distancing, mask requirements, travel restrictions, border closures, and unnecessary business shutdown. In response to the pandemic, we have implemented measures to ensure the health and safety of our employees and customers, including allowing our entire workforce to work remotely, restricting physical contact between our employees, and establishing safety protocols for the offices. As we produce a staple food product, we have to date not experienced any material negative impact on our sales due to Covid 19. The only change was on the seasonality of our sales and on the access to foreign currency in 2020. There can be no assurance that if the pandemic worsens, or new variants emerge, that our business will not be negatively affected.

Key Factors Affecting Operating Results

Government Regulation

We are subject to a variety of laws in each of the countries in which we operate which govern various aspects of our business, including the processing, handling, storage, transport and sale of our products; risk management activities; land-use and ownership of land, including laws regulating the acquisition or leasing of rural properties by certain entities and individuals; and environmental, health and safety matters. To operate our facilities, we must obtain and maintain numerous permits, licenses and approvals from governmental agencies and our facilities are subject to periodic inspection by governmental agencies. In addition, we are subject to other laws and government policies affecting the food and agriculture industries, including food and feed safety, nutritional and labeling requirements and food security policies. In particular, the National Office for Food Safety in Morocco (Office National de Securité Sanitaire des Produits Alimentaires, “ONSSA”) requires various certifications for the export of products to Morocco. ONSSA certifications have been obtained for the following subsidiaries of FAHL: Forafric SA; Finalog; Maymouna GrainLes Grands Moulins de Tensift; Les Grandes Semouleries de Casablanca; Les Grandes Semouleries de Safi; Tria Group; and Arzak.

From time to time, agricultural production shortfalls in certain regions and growing demand for agricultural commodities for feed, food and fuel use have caused prices for relevant agricultural commodities to rise. High commodity prices and regional crop shortfalls have led, and in the future may lead, governments to impose price controls, tariffs, export restrictions and other measures designed to assure adequate domestic supplies and/or mitigate price increases in their domestic markets, as well as increase the scrutiny of competitive conditions in their markets.

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Environmental Matters

We are subject to various environmental protection and occupational health and safety laws and regulations in the countries in which we operate. Our operations may emit or release certain substances, which may be regulated or limited by applicable laws and regulations. In addition, we handle and dispose of materials and wastes classified as hazardous or toxic by one or more regulatory agencies. Our operations are also subject to laws relating to environmental licensing of facilities, restrictions on land use in certain protected areas and water use. We incur costs to comply with health, safety and environmental regulations applicable to our activities and have made and expect to make substantial capital expenditures on an ongoing basis to continue to ensure our compliance with environmental laws and regulations. However, due to our extensive operations across multiple industries and jurisdictions globally, we are exposed to the risk of claims and liabilities under environmental regulations. Violation of these laws and regulations can result in substantial fines, administrative sanctions, criminal penalties, revocations of operating permits and/or shutdowns of our facilities.

Additionally, our business could be affected in the future by regulation or taxation of greenhouse gas emissions, or policies related to national emission reduction plans. It is difficult to assess the potential impact of any resulting regulation of greenhouse gas emissions. Potential consequences could include increased energy, transportation and raw material costs, and we may be required to make additional investments to modify our facilities, equipment and processes. Climate change could also lead to stronger production variability than today which could result in price volatility. Climate change could cause temperature increases and rainfall changes that could lead to lower yields in Morocco and other semi-arid Mediterranean countries in the future. In response to such concerns, the effects of additional climate change regulatory initiatives could have adverse impacts on our business and results of operations. Compliance with environmental laws and regulations did not materially affect our earnings or competitive position in 2021.

Competition

The markets for our products are highly price competitive. Competition is based on a number of factors, including delivered price, product offering and quality, location, raw material procurement, production efficiency, brand recognition, nutritional profile, dietary trends, logistics and distribution capabilities, and customer service, including, in some cases, customer financing terms. FAHL faces competition in each of its businesses and has numerous competitors. Competition is based on a variety of factors, including price, raw material procurement, brand recognition, nutritional profile, dietary trends and distribution capabilities. Our major competitors in Morocco include: Moulins du Maghreb, Zine Cereales, Rica Maroc, Casagrains and Dari Couspate. These competitors would be at an advantage if they are able to obtain superior financing capabilities. In addition, other regional or international Agribusinesses may expand into our marketplaces increasing competition.

To compete effectively, we must continuously focus on improving efficiency in our production and distribution operations, as well as developing and maintaining appropriate market share and customer relationships, and brand reputations for quality.

Legal Proceedings

From time to time, FAHL and its subsidiaries may become subject to various legal proceedings. There are currently three separate actions pending against FAHL for unfair dismissal by former employees; however, none of such proceedings, individually, or in the aggregate, would have a material adverse effect on the FAHL or its operations if decided adversely against FAHL.

Insurance

In each country where FAHL conducts business, our operations and assets are subject to varying degrees of risk and uncertainty. We insure our businesses and assets in each country in a manner that it deems appropriate for a company of our size and activities, based on an analysis of the relative risks and costs. If we were to incur a significant loss or liability for which we were not fully insured, it could have a materially adverse effect on our business, financial condition and results of operations. FAHL believes that it maintains adequate policies of insurance to insure its operations against such risks as can be reasonably anticipated in the markets in which it operates.

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Seasonality

There is a degree of seasonality in the growing season and procurement of our principal raw materials. Further, in the Moroccan market where the bulk of our business originates and where we operate four flour mills, soft wheat cannot be freely imported during the calendar year. All our soft wheat must be imported before end of April and from beginning of September or October depending on the harvests of local wheat in Morocco. This is designed to protect local Moroccan producers of wheat by enabling them to sell their production on the local market. Accordingly, the third fiscal quarters of the year has generally been our weakest in terms of financial results.

Employees and Human Capital Resources

As of December 31, 2021, we had approximately 750 employees, located in 4 countries. None of our employees are represented by labor unions. In general, we consider our employee relations to be good.

Our international workforce naturally results in a diversity of cultural, national and religious representation. We care about our people, and seek to promote their welfare, development and personal growth. New Forafric is dedicated to creating incentive programs to encourage and reward innovation and dedication.

Properties

As of December 31, 2020, FAHL owns and leases 10 refining, packing and milling facilities throughout the world with an aggregate production capacity of 2.800 metric tons per day, including 7 facilities in Morocco with an aggregate capacity of 2.200 metric tons per day. We also have 2 storage facilities in Morocco with an aggregate storage capacity of 250,000 metric tons.

Our corporate headquarters in Gibraltar, occupies approximately 1200 square feet of space under a lease that expires in June 2025. We also own or lease other office space for our operations worldwide.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF FAHL

Unless otherwise indicated or the context otherwise requires, references in this section to “FAHL,” “we,” “us,” “our” and other similar terms refer to FAHL and its subsidiaries prior to the Business Combination and to New Forafric and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus and our unaudited consolidated financial statements and related notes and other information included elsewhere in this proxy statement/prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this proxy statement/prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Additionally, FAHL’s historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

Key Factors Affecting Our Performance

The key factors affecting the performance of our business are described below:

Cost of Raw material. The cost of wheat is almost 90% of total cost in our business. Fluctuation on the price of the wheat has a direct impact on our performance. The cost of wheat depends on weather, supply and demand and strategies of main international producers. The cost of raw material depends also on freight cost and currency exchange rate fluctuations.

Industrial cost. The crushing cost is the second main factor affecting our performance. This cost includes equipment, labor and interest over financing. To perform on our business, we have to maintain this cost below 30 USD per ton produced. To achieve this performance, we have to monitor energy, equipment usage, logistics, human resources and financial cost.

Average selling price. The average selling price is based on the two components:

●	Price of flour/Semolina

●	Price of Bran

Bran is between 20% to 25% of the production of finished products. We have no impact on the price of the bran.

On the price of finished product, we can have a limited impact due to high concurrency on the market.

Key Performance Metrics

The Key Performance Metrics are the crushing cost and the average selling price of finished products.

The crushing cost includes all industrial costs of units (equipment, labor, financial cost).

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Impact of COVID-19

As we produce a staple food product, we did not have any negative impact on our sales due to COVID-19. The only change was on the seasonality of our sales and on the access to foreign currency in 2020.

Key Components of Results of Operations

Net sales, cost of goods sold and gross profit figures are calculated with the following method:

Net sales: Total consolidated sales + subsidies;

Cost of goods sold: includes cost of raw materials, cost of freight, cost of foreign exchange and cost of improvements used in the production; and

Gross profit: the difference between net sales and cost of goods sold.

The key components of our results of operation are:

Price of raw materials, which is affected by many factors, including global and regional supply, which in turn is impacted by factors such as weather conditions, local planting decisions, crop failure, reduced harvests, governmental policies (including both tariffs and subsidies), and other agricultural conditions, as well as local, regional, and international demand. Raw material increased in 2021 over 2020.

Cost of freight, which is impacted by shipping availability, international demand, labor shortages, strikes, regional conflicts, inadequate or obsolete port infrastructure and other factors.

Foreign exchange rates, which are continually fluctuating due to the relative economic strengths or governmental policies of different countries.

Human resources productivity, which may be impacted by the training and skills of the available workforce, the nature of tools and facilities in place, financial incentives and other factors over which we do not have any control.

Power consumption and costs, which may be affected by governmental policies, including green energy initiatives and the age and efficiency of existing and newly acquired facilities.

Our Results of Operations depends primarily on the cost of raw materials and on our industrial cost.

In our business, most raw materials are imported from Europe, South America, Black Sea and Canada (for durum). In Morocco, there is production of wheat but the quality is generally not high enough for industrial usage. The variation of the cost of raw materials has a huge impact on our business and can explain the changes in the result of operation form period to period.

Industrial cost is the second main component of our result of operation. The industrial cost includes human resources, cost of equipment, maintenance, power consumption and financial cost as main components. We launched a huge restructuring plan in 2018 to reduce our industrial cost with success. We successfully reduced the industrial cost by 40% over the last three years.

Results of Operations

Net sales of grain products increased 7.3% to $196.6 million in 2020 compared to $183.2 million in 2019, due to increased sales primarily in our market share in Morocco. For the nine month period ended September 30, 2021, net sales totaled $185.5 million, increasing 27.1% from $145.9 million during the comparable period in 2020.

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Cost of goods sold increased 5.9% to $156.1 million in 2020 compared to $147.5 million in 2019 as a result of higher volume of commodity acquired. The average global price of wheat declined 3%, in 2020 compared to 2019. For the nine month period ended September 30, 2021, cost of sales totaled $157.2 million, increasing 31.9% from $119.1 million during the same nine month period in 2020, reflecting increases in raw material and shipping costs.

Gross profit increased 13.1% to $40.4 million in 2020 from $35.7 million in 2019, primarily driven by an increase of the average selling price and efficiencies in wheat acquisition by taking advantage of price and freight changes, and changes in the foreign currency markets. Gross profits for the nine month period ended September 30, 2021, totaled $28.3 million, increasing 5.6% from $26.8 million during the nine month period ended September 30, 2020.

SG&A expenses were $30.5 million in 2020 compared to $31.7 million in 2019, a decrease of 3.8%. SG&A benefitted in 2020 from decreases of fixed cost, due to a significant restructuring. SG&A expenses for the nine-month period ended September 30, 2021, totaled $24.4 million, as compared to $19.7 million for the nine month period ended September 30, 2020.

Other income (expenses) – Other expenses increased to $9.9 million for the year ended December 31, 2020, compared to other expenses of $9.6 million for the year ended December 31, 2019, with the increase expenses attributable to an increase in foreign exchange losses to $3.0 million for the year ended December 31, 2020, from $10.1 million for the year ended December 31, 2019, offsetting reductions in net interest expenses to $6.8 million for the year ended December 31, 2020 from $9.4 million for the year ended December 31, 2019.

For the nine month period ended September 30, 2021, other expenses totaled $8.1 million, increasing 13.7% from $7.1 million during the same nine month period in 2020, reflecting increases in interest expense to $7.4 million for the nine month period ended September 30, 2021, from $5.4 million for the nine month period ended September 30, 2020, a 37% increase offsetting a 41% reduction in foreign currency exchange losses to $1.0 million for the period ended September 30, 2021, from $1.7 million for the period ended September 20, 2020.

Liquidity and Capital Resources

Working Capital and Working Capital Facilities. Working capital deficits were $66.5 million at December 31, 2020, an increase of $5.6 million, or 9%, from a working capital deficit of $60.9 million at December 31, 2019.

FAHL has available to it revolving working capital credit lines in the amount of $74.0 million. As of December 31, 2020, FAHL had borrowed $65.2 million and had unused availability of $8.8 million under such credit lines. As of September 30, 2021, FAHL had borrowed $58.8 million and had unused availability of $14.2 million under such credit lines. FAHL has also entered into credit agreements for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $90.0 million as of December 31, 2020 and $130.0 million as of September 30, 2021. The Wheat Credit Facilities are secured by the Company’s inventory. The Wheat Credit Facilities must be renewed on a semi-annual basis. As of December 31, 2020, FAHL had borrowed $48.0 million under the Wheat Credit Facilities, with unused availability of approximately $42.0 million. As of September 30, 2021, FAHL had borrowed $90.5 million under the Wheat Credit Facilities, with unused availability of approximately $39.5 million.

Pursuant to the Business Combination Agreement, all FAHL Related Party Loans will be converted into Ordinary Shares upon consummation of the Business Combination. Pursuant to the Business Combination Agreement, all FAHL Related Party Loans will be converted into Ordinary Shares upon consummation of the Business Combination. As of September 30, 2021, FAHL has, in addition to its obligations under the working capital credit lines and the Wheat Credit Facilities, $7.54 million in lease obligations and obligations to invest an additional $3.7 million and $3.6 million in MDS Mali and MDS Burkina, respectively.  FAHL believes it has sufficient capital available to it to fulfill such obligations.

Cash and Cash Equivalents - Cash and cash equivalents were $12.7 million at December 31, 2020, an increase of $3.7 million from $9.0 million at December 31, 2019. Cash balances are managed in accordance with our investment policy, the objectives of which are to preserve the principal value of our cash assets, maintain a high degree of liquidity and deliver competitive returns subject to prevailing market conditions.

Trade accounts receivable, net - Trade accounts receivable, net were $27.5 million at December 31, 2020, a decrease of $0.48 million from $27.9 million at December 31, 2019.

lnventories - Inventories were $26.5 million at December 31, 2020, an increase of $11.6 million from $14.9 million at December 31, 2019. The increase is primarily related to higher volume and cost of raw materials at end of December 2020.

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COMMITMENTS AND CONTINGENCIES

FAHL has commitments with banks to finance its operating activities. FAHL has provided collateral and mortgages to banks of $25,464 and $119,474, respectively, as of December 31, 2020 and 2019. From time to time FAHL is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, FAHL records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against FAHL cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the consolidated financial statements in 2020 and 2019. As of the nine month period ended September 30, 2021, there were no lawsuits or other proceedings commenced against FAHL, that in the opinion of management, individually or in the aggregate, had or are expected to have a material effect on the consolidated financial statements of FAHL as of such date, and, no such lawsuits and other proceedings had or are expected to have a material effect on the consolidated financial statements for calendar year 2021.

Critical Accounting Policies and Estimates

Our accounting policies are more fully described in Note 2- Summary of Significant Accounting Policies to our consolidated financial statements included as part of this S-4 Registration Statement. As disclosed in Note 2, the preparation of financial statements in conformity with U.S. GAAP requires management to make substantial judgment or estimation in their application that may significantly affect reported amounts in the financial statements and accompanying notes. Actual results could differ significantly from those estimates. We believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Revenue Recognition – FAHL follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer. The majority of FAHL’s contracts with customers have one performance obligation and a contract duration of one year or less. FAHL applies the practical expedient in Accounting Standards Codification (“ASC”) paragraph 10-50-14 of ASC Topic 606, Revenue from Contracts with Customers and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Trade discounts or volume rebates are recognized as a deduction in revenue. No payment terms beyond one year are granted at contract inception.

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Revenue related to the sale of goods and equipment is recognized when there is a formal agreement with the customer, delivery is arranged, revenue amount can be measured in a reliable way, and when it is likely that the economic benefits associated with the transaction return to FAHL.

Amounts received from customers prior to revenue recognition on a contract are recorded as contract liabilities on the consolidated balance sheets.

Shipping and Handling Costs – Shipping and handling costs related to contracts with customers for the sale of goods are accounted for as a fulfillment activity and are included in cost of sales. Accordingly, amounts billed to customers for such costs are included as a component of revenues.

Taxes Collected from Customers and Remitted to Governmental Authorities – FAHL does not include taxes assessed by governmental authorities that are (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers, in the measurement of transactions prices or as a component of revenues and cost of sales.

Accounts Receivable and Allowances for Credit Losses – We provide credit terms to customers in-line with industry standards, perform ongoing credit evaluations of our customers, and maintain allowances for potential credit losses based on historical experience recorded. We analyze the aging of customer accounts, customer concentrations, customer creditworthiness, current economic trends and changes in our customer payment patterns when evaluating the adequacy of the allowance for credit losses. Customer balances are written off after all collection efforts are exhausted. Estimated product returns, which have not been material, are deducted from sales at the time of shipment.

Other Receivables – Other receivables include government subsidies for the production and sale of flour. The Moroccan government provides a fixed subsidy based on production and customer. Subsidies are paid by the Moroccan government twice a year based on sales of flour for the previous six months.

Income Taxes – The provision for income taxes includes income taxes currently payable in Morocco and local jurisdictions, and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. We account for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such issues lapses.

Foreign Currency Translation and Transactions FAHL’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in Accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the consolidated statements of operations and comprehensive income (loss).

Inventories - Inventories are stated at the lower of cost or net realizable value. FAHL ‘s inventory is valued using the weighted average cost method. The costs of finished goods inventories include raw materials, labor, and overhead costs.

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Property, Plant, and Equipment - Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets as follows:

Assets	Useful Lives
Buildings	39 years
Machinery and equipment (technical installations)	30-50 years
Other assets	5-30 years

Building improvements are depreciated over the shorter of the estimated useful life of the assets or the remaining useful life. Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

We perform impairment tests when circumstances indicate that the carrying value of an asset may not be recoverable. Indicators of impairment include deteriorations in operating cash flows, the anticipated sale or disposal of an asset group, and other significant changes in business conditions. Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAHL’s assessment of recoverability of property, plant and equipment is performed on a reporting unit level. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of such asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value, less estimated costs to sell.

Goodwill and Other Intangible Assets - Identifiable intangible assets with finite lives are amortized over their estimated useful lives as follows:

Assets	Useful Lives
Patents, trademarks, and licenses	10 years
Computer software	10 years
Other intangible assets	3-10 years

Recognized intangible assets, exclusive of goodwill, are amortized over the useful lives of the assets unless that life is determined to be indefinite. All of our intangible assets, exclusive of goodwill, are finite lived. All amortization expense related to intangible assets is recorded in selling, general, and administrative expense in the consolidated statements of operations. Intangible assets with finite lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of the undiscounted cash flows indicates impairment, the asset is written down to its estimated fair value, which is generally based on discounted future cash flows.

Goodwill is evaluated annually in the fourth quarter or more frequently, if events or changes in circumstances require an interim assessment. We assess goodwill for impairment (as of December 31) at the reporting unit level using income and market approaches, employing significant assumptions regarding growth, discount rates, and profitability at each reporting unit. Our estimates under the income approach are determined based on a discounted cash flow model. The market approach uses a market multiple methodologies employing earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and applies a range of multiples to those amounts in determining the indicated fair value. In determining the multiples used in this approach, we obtain the multiples for selected peer companies using the most recent publicly available information. In determining the indicated fair value of each reporting unit, FAHL concludes based on the income approach, and uses the market approach to corroborate, as FAHL believes the income approach is the most reliable indicator of the fair value of the reporting units. The resulting value is then compared to the carrying value of each reporting unit to determine if impairment is necessary.

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Recent Accounting Pronouncements

Adopted

In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2020, with early adoption permitted. Amendments are to be applied prospectively, except for certain amendments that are to be applied either retrospectively or with a modified retrospective approach through a cumulative effect adjustment recorded to retained earnings. FAHL adopted this guidance effective January 1, 2019. Adoption of the guidance had no impact on our results of operations, balance sheet, or cash flows.

In June 2016, the FASB issued guidance ASU No. 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which changes the accounting for credit losses for certain instruments, including accounts receivable, from an incurred loss method to a current expected loss method. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. FAHL adopted this guidance effective January 1, 2019. Adoption of the guidance had no impact on our results of operations, balance sheet, or cash flows.

Not Yet Adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the ASU from March 12, 2020 through December 31, 2022. FAHL is currently evaluating the impact of this new ASU on its consolidated financial statements and related disclosures.

Quantitative and Qualitative Disclosures About Market Risk

Risk Management

As a result of our global activities, we are exposed to changes in, among other things, agricultural commodity prices, transportation costs, foreign currency exchange rates, which may affect our results of operations and financial position. We actively monitor and manage these various market risks associated with our business activities. Our risk management decisions take place in various locations, but exposure limits are centrally set and monitored, operating under a global governance framework.

We use derivative instruments for the purpose of managing the exposures associated with commodity prices, foreign currency exchange rates, and for positioning our overall portfolio relative to expected market movements in accordance with established policies and procedures. We enter into derivative instruments primarily with commodity exchanges in the case of commodity futures and options, major financial institutions, or approved exchange clearing shipping companies in the case of ocean freight. While these derivative instruments are subject to fluctuations in value, for hedged exposures those fluctuations are generally offset by the changes in the fair value of the underlying exposures. The derivative instruments that we use for hedging purposes are intended to reduce the volatility of our results of operations. However, they can occasionally result in earnings volatility, which may be material.

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Commodities Risk

We operate in many areas of the food industry, from agricultural raw materials to the production and sale of branded food products. As a result, we purchase and produce various materials, many of which are agricultural commodities, including: Flour, Semolina, Pasta and Couscous

Agricultural commodities are subject to price fluctuations due to a number of unpredictable factors that may create price risk.

We enter into various derivative contracts with the primary objective of managing our exposure to adverse price movements in the agricultural commodities used and produced in our business operations. We have established policies that limit the amount of unhedged fixed price agricultural commodity positions permissible for our operating companies, which are generally a combination of volumetric, drawdown, and value-at-risk (“VaR”) limits. We measure and review our commodity positions on a daily basis. We also employ stress-testing techniques in order to quantify our exposures to price and liquidity risks under non-normal or event driven market conditions.

Currency Risk

Our global operations require participation in foreign exchange markets. Our primary foreign currency exposures are the US dollar and the Euro. To reduce the risk arising from foreign exchange rate fluctuations, we enter into derivative instruments, such as foreign currency forward contracts, swaps and options. The changes in market value of such contracts have a high correlation to the price changes in the related currency exposures.

The potential loss in fair value for such net currency positions resulting from a hypothetical 10% adverse change in foreign currency exchange rates as of December 31, 2020 was not material.

Derivative Instruments

Foreign Exchange Derivatives-We use a combination of foreign exchange forward, swap, futures and option contracts in certain of our operations to mitigate the risk of exchange rate fluctuations in connection with certain commercial and balance sheet exposures. The foreign exchange forward swap and option contracts may be designated as cash flow or fair value hedges.

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EXECUTIVE COMPENSATION OF FAHL

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. References in this section to “we”, “our”, “us”, the “Company” and “FAHL”, generally refer FAHL prior to the Business Combination and to New Forafric following the Business Combination.

This section discusses the material components of the executive compensation program offered to the executive officers of FAHL who would have been “named executive officers” for 2021 and who will serve as executive officers of New Forafric following the consummation of the Business Combination. Such executive officers consist of the following persons, referred to herein as our named executive officers (the “NEOs”):

●	Saad Bendidi, our Chairman;

●	Mustapha Jamaleddine, our Chief Executive Officer of Forafric Maroc; and

●	Julien Benitah, our Chief Financial Officer.

Each of our NEOs will serve New Forafric in the same capacities after the closing of the Business Combination.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New Forafric adopts following the closing of the Business Combination could vary significantly from our historical practices and currently planned programs summarized in this discussion.

2021 Summary Compensation Table

The following table presents information regarding the compensation earned or received by our NEOs for services rendered during the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
Saad Bendidi,	2021	212,709		27,702	240,411
Chairman			—

Mustapha Jamaleddine,	2021	433,673		93,536	527,209
Chief Executive Officer			—

Julien Benitah,	2021	149,245	—	20,774	217,219
Chief Financial Officer

(1)	No determination in respect of these bonuses for the fiscal year 2021 has yet been made but the New Forafric Board will do so in 2022.
(2)	Other compensation includes employer contributions and social security paid by FAHL, a car allowance, and the value of other perquisites.

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Narrative Disclosure to Summary Compensation Table

Base Salaries

Each of the NEOs is paid a base salary commensurate with the executive’s skill set, experience, role and responsibilities. For Fiscal Year 2021, the annual base salaries Messers Bendidi, Jaamleddine and Benitah were $212,709, $433,673 and $149,245, respectively. The base salaries for Messers. Bendidi, Jaamleddine and Benitah will remain $212,709, $433,673 and $149,245 respectively for Fiscal Year 2022.

Annual Cash Bonuses

In Fiscal year 2020, Mr. Benitah was awarded a cash bonus of $47,200. Mr. Benitah was eligible to earn his bonus based on the attainment of pre-determined company and individual performance metrics, which were comprised of company key performance indicators and individual goals. In fiscal year 2021, Mr. Benitah, Mr. Bendidi and Mr. Jamaleddine were each eligible to earn a cash bonus equal upon the attainment of pre-determined Company and individual performance metrics, which were comprised of Company key performance indicators and individual goals established by the FAHL board of directors. No determination in respect of these bonuses has yet been made, but the New Forafric Board will do so in 2022.

Employment Agreements with Our Named Executive Officers

FAHL does not have written employment agreements with any of its officers. The employment arrangements with our NEOs are all oral and on an at-will basis. FAHL has no written, or unwritten understandings with any NEO regarding severance or other post-employment obligations in the event of termination by FAHL

Outstanding Equity Awards at 2021 Fiscal Year-End

FAHL did not have any outstanding equity awards as of December 31, 2021.

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Employee Benefit and Equity Compensation Plans and Arrangements

The Forafric 2021 Long Term Employee Share Incentive Plan (the “FAHL 2021 Plan”) was adopted on June 22, 2021. The FAHL 2021 Plan allows for the grant of awards, consisting of nominal cost options or phantom options to employees, directors and consultants of FAHL or any of its subsidiaries.

The board of directors of FAHL (the “FAHL Board”) is responsible for the administration of the FAHL 2021 Plan and may, from time to time, make or amend regulations for the administration of the FAHL 2021 Plan. The decision of the FAHL Board on all matters relating to the administration of the FAHL 2021 Plan, including the resolution of any ambiguity of the rules in the FAHL 2021 Plan, is final and binding. The FAHL Board may also terminate or, from time to time, suspend the grant of awards. The FAHL Board may also make, subject to certain restrictions, amendments to the rules of the FAHL 2021 Plan or any subplans.

Generally, an award is granted by the execution by FAHL of an award certificate, which provides information regarding the award’s date of grant, the number of shares in respect of which an option is granted pursuant to the award, vesting schedule, and exercisability. The exercise price for nominal cost options is 50% of the nominal value of the shares, and in the case of phantom options is the market value of the shares less 50% of their nominal value.

With the exception of an individual’s death or in the event of a corporate transaction, awards are not capable of being transferred, charged or otherwise alienated. Any time an award holder purports to make one of these transfers, the award shall lapse immediately.

The maximum number of shares which may be the subject of awards under the FAHL 2021 Plan may not exceed 10% of the issued share capital of FAHL from time to time.

Subject to certain provisions of the FAHL 2021 Plan, no award can be exercised after the tenth anniversary of the date of grant. With the exception of certain special circumstances, an award can only be exercised while the award holder is employed or engaged by FAHL or any of its subsidiaries. Subject to certain provisions, a vested award may be exercised in whole or in part at any time after its date of grant.

When there are certain corporate transactions related to FAHL, such as a compulsory acquisition, a general offer, a reconstruction, a merger or division of FAHL, the winding up of FAHL, or the sale of FAHL’s business or subsidiary, the FAHL Board has discretion (subject to certain requirements) to allow all awards (vested or unvested) to be exercised in whole or in part. In certain circumstances, if the FAHL Board exercises such discretion and the awards are not exercised, they will instead lapse. If FAHL is acquired, all award holders are required to release their awards in consideration of the grant of a new award.

An award can lapse when it has not been exercised after the tenth anniversary of the date of grant. It can also lapse when the award holder ceases to be a director, an employee, or a consultant with FAHL or any of its subsidiaries. An award will lapse when an order is made by a court (or when a resolution is passed) for the compulsory winding up of FAHL. Finally, an award lapses when the award holder becomes bankrupt, enters into a compromise with their creditors generally except as permitted under certain circumstances. Prior to the exercise of an award, an award holder has no rights in respect of any shares.

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In the event of a reorganization, vesting conditions may be adjusted by the FAHL Board, subject to an auditors’ confirmation that the adjustment is fair and reasonable and notice to the award holder.

An award may not vest or be exercised until the FAHL Board is satisfied that the award holder will be able to pay for any tax or social security liability that is owed by the holder.

As of December 31, 2021, no awards had been made under the FAHL 2021 Plan. Following the consummation of the Business Combination the FAHL 2021 Plan shall be replaced by the Equity Incentive Plan.

Following the consummation of the Business Combination the FAHL 2021 Plan shall be terminated, and outstanding awards, if any, shall be surrendered, cancelled, and exchanged in substitution for awards on substantially the same terms in the Equity Incentive Plan.

Related Person Transactions

See Certain Relationships and Related Person Transactions – FAHL Related Person Transactions.

Director Compensation of FAHL

The following table presents the total compensation for each person who served as a non-employee director of the Board during fiscal year 2021. Both Saad Bendidi, an NEO who served on the Board, and Michael Elbaz, a consultant engaged by FAHL, who also serves on the Board, did not receive any additional compensation from FAHL for services on its board of directors.

Name	Fees earned or paid in cash ($)	Total ($)
Ariel Belilo	23,059	23,059
Franco Cassar	0	0

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the FAHL Board or any committee thereof.

Employee directors or those engaged as consultants will receive no additional compensation for their service as a director.

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MANAGEMENT OF NEW FORAFRIC FOLLOWING THE BUSINESS COMBINATION

The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as executive officers of New Forafric following the completion of the Business Combination.

Name	Age	Position(s)
Saad Bendidi	63	Chairman
Mustapha Jamaleddine	60	CEO
Julien Benitah	39	CFO
Mustapha Ghazali	50	CTO
Oury Marciano	37	VP Business Development

New Forafric Board following the Business Combination is expected to be comprised of six directors. Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors following the completion of the Business Combination.

Name	Age	Position(s)
Saad Bendidi	63	Director
Julien Benitah	39	Director
Franco Cassar	61	Director
James Lasry	54	Director
Paul Packer	50	Director
Ira Greenstein	61	Director

Executive Officers and Directors

Saad Bendidi, 63 – Mr. Bendidi has served as the Chairman of FAHL since March 2018. He is the chairman and a partner of Mediterrania Capital Partners, private equity fund since October 2013. Mr. Bendidi was the CEO of Saham Group, from December 2013 to October 2017. Prior to Saham, Mr. Bendidi served as the chairman and CEO of ONA (now Al Mada) from January 2005 to April 2008. Mr. Bendidi holds a master’s degree in engineering from Ecole centrale de Paris, a master’s degree in political science from Innovation & Economic Prosperity Universities (IEP), and a master’s degree of Business Administration from Hautes Études Commerciales (HEC).

Mustapha Jamaleddine, 60 – Mr. Jamaleddine has served as the CEO of Forafric Maroc since March 2018. Mr. Jamaleddine was the Vice president of Forafric Maroc from March 2016 to March 2018 and the CEO of Tria Group, from March 2011 to February 2020. Mr. Jamaleddine holds a master’s degree in Engineering from the Ecole Nationale Des Travaux Publics De L’Etat (ENTPE).

Julien Benitah, 39 – Mr. Benitah has served as Chief Financial Officer of FAHL since March 2018. Mr. Benitah was the COO of Ycap Asset Management (now Homa Capital), from January 2016 to October 2017. Prior to Homa Capital, Mr. Benitah served as Partner and COO of Smart Equity from January 2011 to September 2015. Mr. Benitah holds a master’s degree in Management from the EM Lyon.

Mustapha Ghazali, 50 – Mr. Ghazali has served as the CTO of Forafric Maroc since June 2018. Mr Ghazali was a plant manager at TRIA Group from January 2013 to May 2018, later, Mr Ghazali served as the Technical Director from March 1996 to December 2012. Mr Ghazali was educated at University of Economics of Casablanca, and he holds a degree from the National School of Milling and Cereal Industries in Casablanca and Paris.

Oury Marciano, 37 – Mr. Marciano has served as VP Business Development of FAHL since July 2016. Mr. Marciano was an analyst from June 2009 to December 2011 at Societe Generale Corporate and Investment Banking both in New York and Paris. He managed his own real estate acquisitions business in New York from January 2012 to June 2016. Mr. Marciano holds a master’s degree in Banking Finance and Insurance from Dauphine University in Paris, and he received an M.A. in International Economics and Finance from Brandeis University in Massachusetts.

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Franco Cassar, 61 – Mr. Cassar has served as a member of the board of directors of FAHL since 2016. Mr. Cassar has held senior management positions at Abacus Financial Services Ltd, SG Hambros Private Bank, Barclays Gibraltar and NatWest Gibraltar. Mr. Cassar was educated at Uxbridge, Harrow and West London Colleges, UK.

James Lasry, 54 – Mr. Lasry will be appointed to the board of directors of New Forafric following the Business Combination. Mr. Lasry is a Partner and Head of the Funds Team at Hassans International Law Firm, Gibraltar, and is President of Gibraltar-US Chamber of Commerce (AmCham Gibraltar). Mr. Lasry was educated at Bar-Ilan University and Johns Hopkins University.

Paul Packer, 50 – Mr. Packer has been Globis’ Chief Executive Officer, Chief Financial Officer and a Director since inception. Mr. Packer has served as the Managing Member of Globis Capital Advisors LLC, an investment advisory firm, since founding the firm in 2001. Since October 2017, Mr. Packer has served as Chairman of The United States Commission for the Preservation of America’s Heritage Abroad, when he was first appointed by President Donald J. Trump. He has served on the board of directors of Zedge, Inc. (NYSE AMERICAN: ZDGE), a provider of content distribution platforms, since April 2020. Mr. Packer also serves as a director on the board of Elementor Ltd., a privately held company that offers an intuitive, front-end site builder for WordPress. Previously, he served on the boards of directors of Wakingapp Ltd., an augmented reality technology company, from October 2014 until its sale to Scope AR in October 2019 and Penguin Digital, Inc., a mobile application developer, before it was acquired by Shutterfly Inc. in 2012. Mr. Packer received a B.A. from Yeshiva University. We believe Mr. Packer’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant board experience at companies in the technology sector, makes him well-qualified to serve on our board of directors.

Ira Greenstein, 61 – Mr. Greenstein will be appointed to the board of directors of New Forafric following the Business Combination. Mr. Greenstein served as Senior Advisor to Qrypt, Inc., a quantum cryptography company from 2019-2021. He served as Deputy Assistant and Strategist to President Trump from 2017-2018. Prior to serving in the Trump Administration, Mr. Greenstein was President of Genie Energy, Ltd., a retail energy and oil and gas exploration company that was spun off from IDT Corp., an international telecommunications carrier, from 2011-2017. Mr. Greenstein served as President and Counsel to the Chairman of IDT, from 2000-2011, and counsel and advisor to various companies, including Net2Phone, Inc., a pioneer in voice over the internet protocol. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. At the OSC, Mr. Greenstein advised on the implementation of the US-Canada Multijurisdictional Disclosure System and on the securities law aspects of NAFTA. Mr. Greenstein served on the Boards of Directors of NanoVibronixInc. and Regal Bank of New Jersey. Mr. Greenstein served on the Boards of Trustees of Young Israel of Scarsdale, Ramaz, SAR Academy and Friends of Jerusalem College of Technology. Mr. Greenstein received a B.S. from Cornell University School of Industrial and Labor Relations (1981) and a J.D. from Columbia University Law School (1985) where he currently serves as a member of the Dean’s Council.

Corporate Governance Guidelines and Code of Business Conduct

Board Composition

As discussed more fully under the section entitled “Shareholder Proposal 5: Director Election Proposal”, as a condition to the closing of the Business Combination, the board of directors of New Forafric will initially consist of six directors, four of whom will be designated by Seller and two of whom will be designated by Global SPAC LLC. Our Board has nominated Saad Bendidi, Julien Benitah, Franco Cassar, James Lasry, Paul Packer, Ira Greenstein to serve on New Forafric’s board of directors effective as of the closing of the Business Combination.

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Director Independence

In connection with the Business Combination, New Forafric’s Ordinary Share will be listed on the Nasdaq. Under the rules of the Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of the Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The New Forafric Board has undertaken a review of the independence of each director and considered whether each director of New Forafric has a material relationship with New Forafric that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, New Forafric anticipates that          will be considered “independent directors” as defined under the listing requirements and rules of the Nasdaq and the applicable rules of the Exchange Act.

Controlled Company Exception

Upon completion of the Business Combination, we may meet the definition of a “controlled company” under the Nasdaq listing standards, and thus we may qualify for the “controlled company” exemption to the board of directors and committee composition requirements under the Nasdaq listing standards. If we were to rely on this exemption, we would be exempt from the requirements that (1) our board of directors be comprised of a majority of independent directors, (2) we have a nominating and corporate governance committee composed entirely of independent directors, and (3) our compensation committee be comprised solely of independent directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act and the Nasdaq listing standards, which require that our audit committee be composed of at least three members and entirely of independent directors within one year from the date of this prospectus.

We have taken all actions necessary to comply with the Nasdaq listing standards without reliance on the “controlled company” exemption, including appointing a majority of independent directors to the board and establishing certain committees composed entirely of independent directors within the time frames set forth under the Nasdaq listing standards. However, to the extent that New Forafric qualifies, and as long as it remains, a “controlled company,” these requirements will not apply to New Forafric and New Forafric may, in the future, seek to utilize some or all of these exemptions.

Board Leadership Structure

New Forafric believes that the structure of New Forafric Board and its committees will provide strong overall management of New Forafric.

Committees of New Forafric Board

New Forafric Board will have an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of New Forafric Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by New Forafric Board.

Audit Committee

        ,         and        will serve as members of our Audit Committee. Under the Nasdaq rules and applicable SEC rules, all the directors on the Audit Committee must be independent; our board of directors has determined that each of         ,        and         are independent under the Nasdaq rules and applicable SEC rules.            will serve as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that          qualifies as an “audit committee financial expert” as defined in applicable SEC rules. New Forafric’s Audit Committee will be responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit New Forafric’s financial statements;

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●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, New Forafric’s interim and year-end financial statements;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing and overseeing New Forafric’s policies on risk assessment and risk management, including enterprise risk management;

●	reviewing the adequacy and effectiveness of internal control policies and procedures and New Forafric’s disclosure controls and procedures; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

New Forafric Board will adopt a written charter for the Audit Committee which will be available on New Forafric’s website upon the completion of the Business Combination.

Compensation Committee

         ,          and          will serve as members of our Compensation Committee. Under the Nasdaq rules, we are required to have a Compensation Committee composed entirely of independent directors; our Board of Directors has determined that each of          ,         and         are independent.         will serve as Chairman of the Compensation Committee. New Forafric’s Compensation Committee will be responsible for, among other things:

●	reviewing, approving and determining the compensation of New Forafric’s officers and key employees;

●	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on New Forafric Board or any committee thereof;

●	administering New Forafric’s equity compensation plans;

●	reviewing, approving and making recommendations to New Forafric Board regarding incentive compensation and equity compensation plans; and

●	establishing and reviewing general policies relating to compensation and benefits of New Forafric’s employees.

New Forafric Board will adopt a written charter for the Compensation Committee, which will be available on its website upon the completion of the Business Combination.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be responsible for making recommendations to New Forafric’s board of directors regarding candidates for directorships and the size and composition of New Forafric’s board of directors. In addition, the nominating and corporate governance committee will be responsible for overseeing New Forafric’s corporate governance policies and reporting and making recommendations to New Forafric’s board of directors concerning governance matters.

The initial members of New Forafric’s nominating and corporate governance committee will be       ,        and        , with           serving as the chair of the committee. Each of the members of New Forafric nominating and corporate governance committee will be an independent director as defined in the listings standards. Our board of directors plans to adopt a written charter for the nominating and corporate governance committee, which will be available on our corporate website upon the completion of the Business Combination. The information on our website is not part of this proxy statement/prospectus.

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Code of Ethics

Following the Business Combination, New Forafric intends to post its Code of Conduct and Ethics and to post any amendments to or any waivers from a provision of its Code of Conduct and Ethics on its website, and also intends to disclose any amendments to or waivers of certain provisions of its Code of Conduct and Ethics in a manner required by applicable rules or regulations of the SEC or securities exchange.

Compensation Committee Interlocks and Insider Participation

None of New Forafric’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on New Forafric’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on New Forafric Board.

Related Person Policy of New Forafric

New Forafric will adopt a formal written policy that will be effective upon the Business Combination that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which New Forafric or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of New Forafric’s officers or one of New Forafric’s directors;

●	any person who is known by New Forafric to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

It is also anticipated that New Forafric will enact policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Globis Related Person Transactions

Private Placement

Simultaneously with the closing of the IPO, Globis consummated the Private Placement of (i) 4,188,889 Private Placement Warrants at a price of $0.75 per Private Placement Warrant to the Sponsors and (ii) 100,833 Private Placement Units at a price of $10.00 per Unit to a Sponsor, generating gross proceeds of $4,150,000. Each Private Placement Warrant is exercisable for one share of Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account. If Globis does not complete a business combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

FAHL Bonds

In connection with the proposed Business Combination, between December 31, 2021 and January 3, 2022, affiliates (each a “Bond Investor”) of Up and Up Capital, LLC and Globis SPAC LLC, the sponsors of Globis, subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $9.5 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors. The FAHL Bonds are unsecured obligations of FAHL and are not transferable without the consent of FAHL (such consent not to be unreasonably withheld). Unless earlier converted or redeemed in accordance with the terms of the FAHL Bonds, the FAHL Bonds will mature and be redeemed on June 15, 2026. Interest shall accrue on the FAHL Bonds at a rate of 6% per annum and the Bond Investors are entitled to certain customary information rights. Pursuant to the current terms of the FAHL Bonds, upon consummation of the Business Combination, the FAHL Bonds will automatically convert into ordinary shares of New Forafric at a price per share that is a 10% discount to the PIPE Investment, subject to certain adjustments. The number of ordinary shares will be equal to the quotient that results from dividing the aggregate principal amount of the respective FAHL Bond by $9.45, subject to certain adjustments.

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020 (the “Registration Rights Agreement”), the holders of the Common Stock, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Common Stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that New Forafric register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. However, the Registration Rights Agreement provides that New Forafric will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. New Forafric will bear the expenses incurred in connection with the filing of any such registration statements.

Globis Related Parties Loans

Pursuant to an unsecured promissory note issued to Globis SPAC LLC on January 11, 2021 (the “Note”), Globis may borrow from time to time up to $1,000,000 from Globis SPAC LLC or its assignees or successors. The Note is non-interest bearing and payable upon the consummation of a Business Combination. On various dates during the nine months ended September 30, 2021, Globis drew a total of $700,000 under the Note in accordance with the Working Capital Loans. On April 28, 2021, the Note was amended to terminate the option for a holder to convert the amount outstanding under the Note into Private Warrants. On July 19, 2021, the Note was amended to increase the principal amount of the Note from $1,000,000 to $2,000,000. On October 13, 2021, the Note was amended to increase the principal amount of the Note from $2,000,000 to $3,000,000. On December 29, 2021, 2021, the Note was amended to increase the principal amount of the Note from $3,000,000 to $5,000,000. Globis has drawn down $5,000,000 under the Note.

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Post-Business Combination Arrangements

In connection with the Business Combination, certain agreements were entered into or will be entered into pursuant to the Business Combination Agreement. The agreements described in this section, or forms of such agreements as they will be in effect substantially concurrently with the completion of the Business Combination, are filed as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto. These agreements include:

●	Sponsor Letter Agreement (see the section entitled “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination — Sponsor Letter Agreement”);

●	Registration Rights Agreement (see the section entitled “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination — Registration Rights Agreement”); and

●	Equity Incentive Plan (see the section entitled “Proposal 3: The Business Combination Proposal — Certain Agreements Related to the Business Combination — Equity Incentive Plan”).

FAHL Related Person Transactions

Lease agreement

In 2015, FAHL entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Seller owns 100% of the company that owns the building. Total rent is approximately $420,000 per year.

Exclusive Supply Agreement

Pursuant to Framework Contract for Delegation of Purchases and Terms of Application, between Forafric Maroc and Millcorp Geneve SA (“Millcorp”), a wholly owned subsidiary of the Seller, FAHL is obligated to obtain at least 80% of its annual requirements of common wheat, durham wheat, or any other cereal, for the five year period which began on April 1, 2018 and ends on March 31, 2023, will commissions payable to Millcorp. As agreed upon by the parties. Millcorp is currently providing 100% of the imported grain to FAHL. The purchases incurred were $94,015,000 and $101,208,000, as of September 30, 2021 and 2020, respectively.

In the beginning of 2021, FAHL received management fees of $500,000 from Millcorp Geneve SA.

Related Party Loans

Certain parties affiliated with FAHL hold outstanding loans issued to FAHL (the “FAHL Related Party Loans”), which, in the aggregate, equaled $10,852,000 and $387,000 as of September 30, 2021 and December 31, 2020, respectively. The FAHL Related Party Loans are interest-free loans with no maturity date: As of December 31, 2021, the outstanding amounts held under the FAHL Related Party Loans were as follows:

●	the Seller in the amount of $673,124;

●	the sole shareholder of the Seller in the amount of $6,631,951;

●	Michael Elbaz, a director FAHL and the Seller, in the amount of $4,926,915; and

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●	a beneficiary of the discretionary trust which is the sole shareholder of the Seller, in the amount of $2,942,233.

Pursuant to the Business Combination Agreement, FAHL may incur additional FAHL Related Party Loans up to an aggregate of $20 million. Upon consummation of the Business Combination, all FAHL Related Party Loans will be converted into Ordinary Shares of New Forafric at a price of $10.50 per share.

Statement of Policy Regarding Transactions with Related Persons Following the Business Combination

New Forafric will adopt a formal written policy that will be effective upon the completion of the Business Combination providing that New Forafric’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of New Forafric’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with New Forafric without the approval of New Forafric’s audit committee, subject to certain exceptions. For more information, see the section entitled “Management of New Forafric Following the Business Combination — Related Person Policy of New Forafric.”

Indemnification of Directors and Officers

Subject to article 297 of New Forafric’s Memorandum and Articles of Association, a relevant director of New Forafric or an associated company may be indemnified out of New Forafric’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to New Forafric. Article 297 provides that the above does not authorize any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

Under section 231 of the Companies Act, any provision (whether in the articles or in a contract with a company) exempting or indemnifying any officer of New Forafric for negligence, default or breach of duty is void. However, New Forafric may, if permitted by its articles or a contract:

(a)	indemnify a director as to the costs of successful court proceedings; and/or

(b)	purchase and maintain for any director insurance for any liability referred to in section 231.

Any person not being New Forafric may indemnify a director against any liability referred to in section 231.

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SECURITIES ACT RESTRICTIONS ON RESALE OF NEW FORAFRIC’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants of New Forafric for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Forafric at the time of, or at any time during the three months preceding, a sale and (ii) New Forafric is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as New Forafric was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants of New Forafric for at least six months but who are affiliates of New Forafric at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares of New Forafric then outstanding (as of the date of this proxy statement/prospectus, Globis has 15,050,833 shares of common stock outstanding); or

●	the average weekly reported trading volume of New Forafric ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Forafric under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Forafric.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsors will be able to sell their ordinary shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after Globis has completed its initial business combination.

Globis anticipates that following the completion of the Business Combination, New Forafric will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

See the section entitled “Description of New Forafric Securities — Registration Rights” above.

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SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals

New Forafric’s proposed Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present a proposal (as described in, and in compliance with, Rule 14a-8 of the Exchange Act; such shareholder proposal hereinafter being referred to as a “proposal”) before an annual general meeting which is to be included by the New Forafric Board in a notice and any proxies relating to an annual general meeting (or any adjournment thereof). New Forafric’s proposed Memorandum and Articles of Association provide that the only business that may be conducted at an annual general meeting is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto, as well as any notice of an adjourned meeting) given by or at the direction of the New Forafric Board, (ii) otherwise brought at such meeting by or at the direction of the New Forafric Board, or (iii) to the extent that New Forafric is subject to section 14 of the Exchange Act, otherwise brought at such meeting following a proposal made by a shareholder who is a shareholder of record on the date of giving of the notice and on the record date for determination of shareholders entitled to vote at such meeting who has complied with the procedures specified in New Forafric’s proposed Memorandum and Articles of Association for the submission of a proposal. In order to comply with the procedures specified in New Forafric’s proposed Memorandum and Articles of Association for the submission of a shareholder proposal so that these may be included in a notice and any proxies relating to an annual general meeting, New Forafric’s secretary must receive the written notice containing the shareholder proposal at New Forafric’s registered office address:

●	not earlier than the 120th day; and
●	not later than the 90th day

before the one-year anniversary of the preceding year’s annual general meeting.

In the event that no general meeting was held in the previous year or New Forafric holds its annual general meeting more than 30 days before or more than 70 days following after the one-year anniversary of a preceding year’s annual general meeting, notice of a shareholder proposal must be received no later than the 10th day following the day on which the public announcement (including an announcement on the website of New Forafric) of such date was first made.

Accordingly, for New Forafric’s 2022 General Meeting, assuming the meeting is held on                 ,                 , notice of a nomination or proposal must be delivered to New Forafric no later than                 ,                 , and no earlier than                 ,                 . Nominations and proposals also must satisfy other                  requirements set forth in the Memorandum and Articles of Association. The Chairperson of the New Forafric Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2022 annual general meeting pursuant to Rule 14a-8 must be received at our principal office on or before                 ,                  and must comply with Rule 14a-8.

Shareholder Director Nominees

New Forafric’s proposed Memorandum and Articles of Association permit shareholders to nominate directors for election at an annual general meeting of shareholders. No person other than a director retiring by rotation shall be appointed a director at any general meeting unless: (i) that person is recommended by the New Forafric Board; or (ii) not less than three nor more than forty-two days before the date of the annual general meeting, a notice executed by any shareholder qualified to vote at the meeting (not being the person to be proposed) has been received by New Forafric of the intention to propose that person for appointment stating the particulars (i.e., full name, residential address, date of birth, nationality and profession) which would, if he were so appointed, be required to be included in the register of directors of New Forafric, together with confirmation in writing executed by that person of their willingness to be so appointed as a director of New Forafric.

Foreign Private Issuer Status

If the Business Combination is completed prior to June 30, 2022, we anticipate that as of June 30, 2022 New Forafric will qualify as a “foreign private issuer” as defined in the Exchange Act and, beginning January 1, 2023, will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act.

As noted above, to the extent that New Forafric is not subject to such rules under the Exchange Act, shareholders of New Forafric may be limited in their ability to present a proposal before an annual general meeting.

APPRAISAL RIGHTS

Dissenters’ rights or appraisal rights are statutory rights that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Globis Stockholders or warrant holders in connection with the Merger, the Redomiciliation or the Business Combination.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Globis Board, any committee chairperson or the non-management directors as a group by writing to the Globis Board or committee chairperson at Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433 (if sent before the Business Combination) or with New Forafric Board or any committee chairperson or the non-management directors as a group, to           (if sent after the Business Combination). Each communication will be forwarded, depending on the subject matter, to the applicable board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the Ordinary Shares offered by this proxy statement/prospectus and certain other Gibraltar legal matters will be passed upon for New Forafric by Hassans International Law Firm Limited. Certain other legal matters relating to U.S. law will be passed upon by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements of Globis Acquisition Corp. as of December 31, 2020 and for the period from August 21, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Forafric Agro Holdings Limited and Subsidiaries at December 31, 2019 and 2020, and for each of the two years in the period ended December 31, 2020, included in the Proxy Statement of Globis Acquisition Corp., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Globis and the services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Globis’ annual report to shareholders and Globis’ proxy statement/prospectus. Upon written or oral request, Globis will deliver a separate copy of the annual report to shareholder and/or proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Globis deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that Globis deliver single copies of such documents in the future. Shareholders may notify Globis of their requests by calling or writing Globis at 7100 W. Camino Real, Suite 302-48, Boca Raton, Florida 33433 (if before the Business Combination) or           (if after the Business Combination).

TRANSFER AGENT

The transfer agent for Globis’ securities is VStock Transfer, LLC.

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SUBMISSION OF PROPOSALS

The Globis Board is aware of no other matter that may be brought before the Stockholders Meeting. If any matter other than the Proposals or related matters should properly come before such meetings, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Under the laws of Delaware, only business stated in the notice of a special meeting of stockholders may be transacted at such meeting.

ENFORCEABILITY OF CIVIL LIABILITY

Globis is a Delaware corporation. If Globis changes its jurisdiction of incorporation from Delaware to Gibraltar effecting the Redomiciliation, you may have difficulty serving legal process within the United States upon Globis. You may also have difficulty enforcing, both in and outside the United States, judgment you may obtain in U.S. courts against Globis in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Gibraltar would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, Globis may be served with process in the United States with respect to actions against Globis arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of Globis’ securities by serving Globis’ U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

Globis Nevada has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement. This proxy statement/prospectus does not contain all of the information included in the registration statement. For further information pertaining to Globis Nevada and its securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this proxy statement/prospectus to any of Globis Nevada or Globis’ contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the proxy statement/prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, Globis Nevada will be subject to the information and periodic reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC.

Globis files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Globis at the SEC web site containing reports, the registration statement and other information at: http://www.sec.gov.

This proxy statement/prospectus is available without charge to stockholders of Globis upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Stockholders Meeting, you should contact Globis in writing at Globis Acquisition Corp., 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433 or by telephone at (212) 847-3248.

If you have questions about the Proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact             , our proxy solicitor, by calling              , or banks and brokers can call collect            , or by emailing           . You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meetings, or no later than               , 2022.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Globis has been supplied by Globis and all such information relating to FAHL has been supplied by the Seller. Information provided by Globis or FAHL does not constitute any representation, estimate or projection of the other.

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INDEX TO FINANCIAL STATEMENTS

Globis Acquisition Corp.
Financial Statements as of December 31, 2020
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2020 (as restated)	F-3
Statement of Operations for the period from August 21, 2020 (inception) through December 31, 2020 (as Restated)	F-4
Statement of Changes in Shareholders’ Equity for the period from August 21, 2020 (inception) through December 31, 2020 (as Restated)	F-5
Statement of Cash Flows for the period from August 21, 2020 (inception) through December 31, 2020 (as Restated)	F-6
Notes to Financial Statements	F-7

Unaudited Condensed Financial Statements as of September 30, 2021
Condensed Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020 (as Restated)	F-17
Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2021 and for the period from August 21, 2020 (inception) through September 30, 2020 (Unaudited)	F-18
Condensed Statement of Changes in Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2021 and for the period from August 21, 2020 (inception) through September 30, 2020 (Unaudited)	F-19
Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2021 and for the period from August 21, 2020 (inception) through September 30, 2020 (Unaudited)	F-20
Notes to Unaudited Condensed Financial Statements	F-21

Forafric Agro Holdings Limited
Consolidated Financial Statements for the years ended December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-33
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019	F-34
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2020 and December 31, 2019	F-35
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) for the years ended December 31, 2020 and December 31, 2019	F-36
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and December 31, 2019	F-37
Notes to Consolidated Financial Statements	F-38

Condensed Consolidated Financial Statements as of September 30, 2021 and December 31, 2020 and for the Nine Months Ended September 30, 2021 and 2020
Condensed Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	F-54
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2021 and September 30, 2020 (Unaudited)	F-55
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Nine Months Ended September 30, 2021 and September 30, 2020 (Unaudited)	F-56
Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2021 and September 30, 2020 (Unaudited)	F-57
Notes to Condensed Consolidated Financial Statements	F-58

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Globis Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Globis Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 21, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 21, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from August 21, 2020 (inception) through December 31, 2020 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

Melville, NY

March 31, 2021, except for the effects of the restatement discussed in Notes 2, 3 and 8 as to which the date is December 7, 2021.

F-2

GLOBIS ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2020

(As Restated)

ASSETS
Current Assets
Cash	$202,068
Prepaid expenses	283,333
Total Current Assets	485,401

Marketable securities held in Trust Account	116,150,000
TOTAL ASSETS	$116,635,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities - accrued expenses	$65,628

Commitments	-

Common stock subject to possible redemption 11,500,000 shares at redemption value	116,150,000

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,550,833 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption)	355
Additional paid-in capital	509,304
Accumulated deficit	(89,886)
Total Stockholders’ Equity	419,773
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,635,401

The accompanying notes are an integral part of these financial statements.

F-3

GLOBIS ACQUISITION CORP.

STATEMENT OF OPERATIONS

(As Restated)

FOR THE PERIOD FROM AUGUST 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operational costs	$89,886
Net loss	$(89,886)

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	1,520,661

Basic and diluted net loss per share, Common stock subject to possible redemption	$(0.02)

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	2,658,912

Basic and diluted net loss per share, Non-redeemable common stock	$(0.02)

The accompanying notes are an integral part of these financial statements.

F-4

GLOBIS ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(As Restated)

FOR THE PERIOD FROM AUGUST 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – August 21, 2020	—	$—	$—	$—	$—

Issuance of common stock to Sponsors	3,047,500	305	26,195	—	26,500

Sale of 100,833 Placement Units	100,833	10	1,008,320	—	1,008,330

Sale of 4,188,889 Private Warrants	—	—	3,141,670	—	3,141,670

Equity participation shares	402,500	40	(40)	—	—

Redemption adjustment for Common Stock to redemption amount			(3,666,841)	—	(3,666,841)

Net loss	—	—	—	(89,886)	(89,886)

Balance – December 31, 2020	3,550,833	$355	$509,304	$(89,886)	$419,773

The accompanying notes are an integral part of these financial statements.

F-5

GLOBIS ACQUISITION CORP.

STATEMENT OF CASH FLOWS

(As Restated)

FOR THE PERIOD FROM AUGUST 21, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(89,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(283,333)
Accrued expenses	65,628
Net cash used in operating activities	(307,591)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(116,150,000)
Net cash used in investing activities	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsors	26,500
Proceeds from sale of Units, net of underwriting discounts paid	112,700,000
Proceeds from sale of Placement Units	1,008,330
Proceeds from sale of Private Warrants	3,141,670
Advances from related party	50,000
Repayment of advances from related party	(50,000)
Payment of offering costs	(216,841)
Net cash provided by financing activities	116,659,659

Net Change in Cash	202,068
Cash – Beginning of period	—
Cash – End of period	$202,068

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$116,150,000

The accompanying notes are an integral part of these financial statements.

F-6

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Globis Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2020. The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 21, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares,” which included the full exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit), generating gross proceeds of $115,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,188,889 warrants (the “Private Warrants”) at a price of $0.75 per Private Warrant and 100,833 units (the “Placement Units” and, together with the Private Warrants, the “Private Securities”) at a price of $10.00 per Placement Unit in a private placement to Globis SPAC LLC and Up and Up Capital, LLC, an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters (“Up and Up” and, collectively with Globis SPAC LLC, the “Sponsors”), which is described in Note 5.

Transaction costs amounted to $6,541,841 consisting of $2,300,000 of underwriting fees, $4,025,000 representing 402,500 shares of common stock issued, which the underwriters are entitled to receive upon the consummation of a Business Combination (the “equity participation shares”), and $216,841 of other offering costs.

Following the closing of the Initial Public Offering on December 15, 2020, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”), located in the United States and held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company intends to only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax or dissolution obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

F-7

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors have agreed to vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. The underwriters have also agreed to vote their equity participation shares and any public shares they own in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsors and the Company’s officers and directors will agree (a) to waive redemption rights with respect to the Founder Shares, Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until December 15, 2021 to complete a Business Combination; provided, however, if the Company anticipates that it may not be able to consummate a Business Combination by December 15, 2021, the Company may, by resolution of the board of directors if requested by Globis SPAC LLC, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (up until June 15, 2022 to complete a Business Combination), subject to the deposit of additional funds into the Trust Account by one or both of the Sponsors or their affiliates or designees (the “Combination Period”). The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, in order for the time available for the Company to consummate a Business Combination to be extended, one or both of the Sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $1,150,000 ($0.10 per Unit, up to an aggregate of $2,300,000), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to the Company upon completion of a Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period and stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares and Placement Shares have agreed to waive liquidation rights with respect to such shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their liquidation rights with respect to the equity participation shares (see Note 7) in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

F-8

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

In order to protect the amounts held in the Trust Account, the Sponsors will agree to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its stockholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of December 31, 2020, the Company had cash of $202,068 held outside of the Trust Account, $116,150,000 held in the Trust Account to be used for a Business Combination, and adjusted working capital of $432,087, which excludes $12,314 of franchise taxes payable.

The Company may raise additional capital through loans or additional investments from the Sponsors, officers, directors, or their affiliates. Other than as described above and in Note 6, the Company’s officers, directors and the Sponsors and their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

The Company does not believe it will need to raise additional funds in order to meet expenditures required for operating its business following its issuance of an unsecured convertible promissory note on January 11, 2021 (the “Note”) to Globis SPAC LLC, or its assigns or successors in interest (the “Lender”), providing for borrowings from time to time of up to an aggregate of $1,000,000. None of the Sponsors, nor any of the stockholders, officers or directors, or third parties are under any obligation to advance funds to, or invest in, the Company, except as discussed above. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Even if the Company can obtain sufficient financing or raise additional capital, it only has until December 15, 2021 to consummate a Business Combination (or June 15, 2022 if the Company extends the period of time to consummate a Business Combination up to two times, each by an additional three months). There is no assurance that the Company will be able to do so prior to December 15, 2021 (or June 15, 2022 if the Company extends the period of time to consummate a Business Combination up to two times, each by an additional three months).

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements, management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering, the Company improperly valued its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares underlying the Units issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that temporary equity should include all shares of common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a classification error related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

In connection with the change in presentation for the common stock subject to possible redemption, the Company also restated its income (loss) per common share calculation to allocate net income (loss) evenly to all common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, all shares of common stock share pro rata in the income (loss) of the Company.

F-9

There has been no change in the Company’s total assets, liabilities or operating results.

	As Previously Reported	Adjustment	As Restated
Balance Sheet as of December 15, 2020 (Audited)
Common stock subject to possible redemption	$111,652,086	$4,497,914	$116,150,000
Common stock	$401	$(45)	$356
Additional paid-in capital	$5,007,172	$(4,497,869)	$509,303
Accumulated deficit	$(7,571)	$—	$(7,571)
Total Stockholders’ Equity	$5,000,002	$(4,497,914)	$502,088
Number of shares of common stock subject to possible redemption	11,054,662	445,338	11,500,000

Balance Sheet as of December 31, 2020 (Audited)
Common stock subject to possible redemption	$111,569,772	$4,580,228	$116,150,000
Common stock	$400	$(45)	$355
Additional paid-in capital	$5,089,487	$(4,580,183)	$509,304
Accumulated deficit	$(89,886)	$—	$(89,886)
Total Stockholders’ Equity	$5,000,001	$(4,580,228)	$419,773
Number of shares of common stock subject to possible redemption	11,046,512	453,488	11,500,000

Statement of Cash Flows for the Period from August 21, 2020 (Inception) through December 31, 2020 (Audited)
Initial classification of common stock subject to possible redemption	$111,652,086	$4,497,914	$116,150,000
Change in value of Common Stock subject to possible redemption	$(82,314)	$82,314	$—

Condensed Statement of Changes in Stockholders’ Equity for the Period Ended December 31, 2020 (Audited)
Sale of 11,500,000 Units, net of underwriter discounts and offering expenses	$112,483,159	$(112,483,159)	$—
Initial value of Common Stock subject to redemption	$111,569,772	$(111,569,772)	$—
Redemption adjustment for Common Stock to redemption amount	$—	$(3,666,841)	$(3,666,841)
Total Shareholders’ Equity	$5,000,001	$(4,580,228)	$419,773

Statement of Operations for the Period from August 21, 2020 (Inception) Through December 31, 2020 (Audited)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	11,054,662	(9,534,001)	1,520,661
Basic and diluted net income per share, common stock subject to possible redemption	$—	$(0.02)	$(0.02)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	2,717,799	(58,887)	2,658,912
Basic and diluted net loss (income) per share, Non-redeemable common stock	$(0.03)	$0.01	$(0.02)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-10

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest U.S. Treasury securities.

Common Stock Subject to Possible Redemption (Restated, see Note 2)

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

At December 31, 2020, the common stock subject to possible redemption reflected in the balance sheet is reconciled in the following table:

Gross Proceeds	115,000,000
Less:
Common stock issuance costs	(2,516,841)
Add:
Accretion of carrying value to redemption value	3,666,841
Common stock subject to possible redemption	116,150,000

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-11

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

Net Loss per Common Stock (Restated, see Note 2)

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Common Stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement, as described in Note 5, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 15,789,722 Common Stock in the aggregate. As of December 31 2020, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	For the Period from August 21,
	2020 (Inception) Through
	December 31, 2020
	Redeemable common stock	Non-redeemable common stock
Basic and diluted net loss per common stock
Numerator:
Allocation of net loss, as adjusted	$(32,703)	$(57,183)
Denominator:
Basic and diluted weighted average shares outstanding	1,520,661	2,658,912
Basic and diluted net loss per common stock	$(0.02)	$(0.02)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, Globis SPAC LLC purchased 3,688,889 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $2,766,667 and Up and Up purchased 500,000 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $375,000. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8). In addition, Up and Up purchased an aggregate of 100,833 Placement Units at a purchase price of $10.00 per Placement Unit, or $1,008,333 in the aggregate. Each Placement Unit consists of one share of common stock (“Placement Share”) and one redeemable warrant (“Placement Warrant”). Each Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

F-12

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The proceeds from the sale of the Private Securities were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Securities and all underlying securities will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On September 1, 2020, Globis SPAC LLC purchased 2,875,000 shares of the Company’s common stock for an aggregate price of $25,000. On December 7, 2020, the Company sold an additional 172,500 shares of the Company’s common stocks to Up and Up for an aggregate price of $1,500, resulting in a total of 3,047,500 shares of common stock being sold to the Sponsors (the “Founder Shares”) and being issued and outstanding, of which an aggregate of up to 397,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsors would own approximately 21% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 15, 2020, no Founder Shares are currently subject to forfeiture.

The Sponsors agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the date of the consummation of a Business Combination or the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on December 15, 2020 the effective date of the Initial Public Offering, to pay an affiliate of Globis SPAC LLC a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from August 21, 2020 (inception) through December 31, 2020, the Company incurred $5,000 in fees for these services, of which amount is included in accrued expenses in the accompanying balance sheet.

Advances from Related Party

As of December 2, 2020, the Sponsor advanced the Company $50,000 to fund certain offering cost in connection with the Initial Public Offering. The outstanding balance under these advances was repaid upon the closing of the Initial Public Offering on December 15, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, the notes may be converted upon completion of a Business Combination into warrants at a price of $0.75 per warrant. Such warrants would be identical to the Private Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, Private Securities, equity participation shares and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Securities or warrants issued upon conversion of Working Capital Loans) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-13

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Underwriting Agreement

The underwriters are entitled to receive the 402,500 equity participation shares upon the consummation of a Business Combination. The equity participation shares have been placed in escrow until the consummation of a Business Combination. If a Business Combination is not consummated, the equity participation shares will be forfeited by the underwriters. The Company accounted for the equity participation shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The fair value of the equity participation shares is estimated to be $4,025,000, based upon the offering price of the Units of $10.00 per Unit.

NOTE 8. STOCKHOLDERS’ EQUITY (Restated, see Note 2)

Preferred Stock — On December 10, 2020, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020, there were 3,550,833 shares of common stock issued and outstanding, excluding 11,500,000 shares of common stock subject to possible redemption which are presented as temporary equity.

Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 10 trading day period starting on the trading day prior the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.50 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

F-14

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Private Warrants and Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Placement Warrants are exercisable on a cashless basis, non-redeemable and holders of the Private Warrants and the Placement Warrants have the option to calculate the fair market value based upon the last reported sale price of the shares of common stock for the trading day prior to the date of exercise in lieu of the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.

NOTE 9. INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31,
2020
Deferred tax assets
Net operating loss carryforward	$2,586
Startup and organizational costs	16,290
Total deferred tax assets	18,876
Valuation Allowance	(18,876)
Deferred tax assets, net valuation allowance	$—

The income tax provision consists of the following:

December 31,
2020
Federal
Current	$—
Deferred	(18,876)

State and Local
Current	—
Deferred	—

Change in valuation allowance	18,876

Income tax provision	$—

As of December 31, 2020, the Company had $89,886 of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from August 21, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $18,876.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2020

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Valuation allowance	(21.0)%
Income tax provision	0.0%

F-15

GLOBIS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$116,150,000

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 11, 2021, the Company issued the Note to the Lender, which provides for borrowings from time to time of up to an aggregate of $1,000,000. The Note bears no interest and is due and payable upon the date on which the Company consummates its initial Business Combination. At the election of the Lender, all or a portion of the unpaid principal amount of the Note may be converted upon the consummation of the Company’s initial Business Combination into a number of warrants of the Company, with each warrant being exercisable for one share of common stock of the Company (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Note being converted, divided by (y) $0.75, rounded up to the nearest whole number of warrants. The Conversion Warrants are identical to the Private Warrants issued. On February 2, 2021, the Company borrowed $100,000 in accordance with the Note.

F-16

GLOBIS ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)		(Restated)
ASSETS
Current assets
Cash	$8,413		$202,068
Prepaid expenses	150,653		283,333
Total Current Assets	159,066		485,401

Marketable securities held in Trust Account	116,155,627		116,150,000
TOTAL ASSETS	$116,314,693		$116,635,401

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities - Accounts payable and accrued expenses	$646,729		$65,628
Promissory note – related party	700,000		—
TOTAL LIABILITIES	1,346,729		65,628

Commitments and Contingencies		-

Common stock subject to possible redemption 11,500,000 shares at redemption value at September 30, 2021 and December 31, 2020	116,150,000		116,150,000

Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 15,050,833 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) at September 30, 2021 and December 31, 2020	355		355
Additional paid-in capital	509,304		509,304
Accumulated deficit	(1,691,695)		(89,886)
Total Stockholders’ (Deficit) Equity	(1,182,036)		419,773
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$116,314,693		$116,635,401

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-17

GLOBIS ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended September 30,	Nine months Ended September 30,	For the Period from August 21, 2020 (Inception) through September 30,
	2021	2021	2020

General and administrative expenses	$892,144	$1,607,436	$1,000
Loss from operations	(892,144)	(1,607,436)	(1,000)

Other income:
Interest earned on marketable securities held in Trust Account	1,785	5,627	—
Total other income	1,785	5,627	—

Loss before income taxes	(890,359)	(1,601,809)	(1,000)
Benefit from (provision for) income taxes	—	—	—
Net loss	$(890,359)	$(1,601,809)	$(1,000)

Basic and diluted weighted average shares outstanding, Redeemable common stock	11,500,000	11,500,000	—
Basic and diluted earnings (loss) per share, Redeemable common stock	$(0.06)	$(0.11)	$—

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,550,833	3,550,833	2,500,000
Basic and diluted earnings (loss) per share, Non-redeemable common stock	$(0.06)	$(0.11)	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-18

GLOBIS ACQUISITION CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance — January 1, 2021 (see Note 2 – as restated)	3,550,833	$355	$509,304	$(89,886)	$419,773

Net loss	—	—	—	(363,959)	(363,959)
Balance – March 31, 2021 (see Note 2 – as restated)	3,550,833	$355	$509,304	$(453,845)	$55,814

Net loss	—	—	—	(347,491)	(347,491)
Balance – June 30, 2021 (see Note 2 – as restated)	3,550,833	$355	$509,304	$(801,336)	$(291,677)

Net loss	-	-	-	(890,359)	(890,359)
Balance – September 30, 2021	3,550,833	$355	$509,304	$(1,691,695)	$(1,182,036)

FOR THE PERIOD FROM AUGUST 21, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance — August 21, 2020	—	$—	$—	$—	$—

Issuance of Founder Shares to Sponsor	2,875,000	288	24,712	—	25,000

Net loss	—	—	—	(1,000)	(1,000)
Balance – September 30, 2020	2,875,000	$288	$24,712	$(1,000)	$(24,000)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-19

GLOBIS ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine months Ended September 30,	For the Period from August 21, 2020 (Inception) Through September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(1,601,809)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(5,627)	—
Changes in operating assets and liabilities:	—
Prepaid expenses	132,680	—
Accounts payable and accrued expenses	581,101	1,000
Net cash used in operating activities	(893,655)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	25,000
Proceeds from promissory note – related party	700,000	—
Payment of offering costs	—	(10,035)

Net cash provided by financing activities	700,000	14,965

Net Change in Cash	(193,655)	14,965
Cash – Beginning of period	202,068	—
Cash – End of period	$8,413	$14,965

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$5,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-20

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Globis Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2020. The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from August 21, 2020 (inception) through September 30, 2021 relates to the Company’s formation, initial public offering (“Initial Public Offering”), which is described below, and search for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares,” which included the full exercise by the underwriter of its over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit), generating gross proceeds of $115,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,188,889 warrants (the “Private Warrants”) at a price of $0.75 per Private Warrant and 100,833 units (the “Placement Units” and, together with the Private Warrants, the “Private Securities”) at a price of $10.00 per Placement Unit in a private placement to Globis SPAC LLC and Up and Up Capital, LLC, an affiliate of Chardan Capital Markets, LLC, the representative of the underwriters (“Up and Up” and, collectively with Globis SPAC LLC, the “Sponsors”), which is described in Note 5.

Transaction costs amounted to $6,541,841 consisting of $2,300,000 of underwriting fees, $4,025,000 representing 402,500 shares of common stock issued, which the underwriters are entitled to receive upon the consummation of a Business Combination (the “equity participation shares”), and $216,841 of other offering costs.

Following the closing of the Initial Public Offering on December 15, 2020, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Securities was placed in a trust account (the “Trust Account”), located in the United States and held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company intends to only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax or dissolution obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

F-21

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors have agreed to vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. The underwriters have also agreed to vote their equity participation shares and any public shares they own in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsors and the Company’s officers and directors will agree (a) to waive redemption rights with respect to the Founder Shares, Placement Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until December 15, 2021 to complete a Business Combination; provided, however, if the Company anticipates that it may not be able to consummate a Business Combination by December 15, 2021, the Company may, by resolution of the board of directors if requested by Globis SPAC LLC, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (up until June 15, 2022 to complete a Business Combination), subject to the deposit of additional funds into the Trust Account by one or both of the Sponsors or their affiliates or designees (the “Combination Period”). The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, in order for the time available for the Company to consummate a Business Combination to be extended, one or both of the Sponsors or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $1,150,000 ($0.10 per Unit, up to an aggregate of $2,300,000), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to the Company upon completion of a Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period and stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares and Placement Shares have agreed to waive liquidation rights with respect to such shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their liquidation rights with respect to the equity participation shares (see Note 7) in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

F-22

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

In order to protect the amounts held in the Trust Account, the Sponsors will agree to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its stockholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of September 30, 2021, the Company had cash of $8,413 held outside of the Trust Account, $116,155,627 held in the Trust Account to be used for a Business Combination, and adjusted working capital deficit of $1,037,663, which excludes $150,000 of franchise taxes payable.

The Company may raise additional capital through loans or additional investments from the Sponsors, officers, directors, or their affiliates. Other than as described above and in Note 6, the Company’s officers, directors and the Sponsors and their affiliates may, but are not obligated to, loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

The Company does not believe it will need to raise additional funds in order to meet expenditures required for operating its business following its issuance of an unsecured convertible promissory note on January 11, 2021 (the “Note”) to Globis SPAC LLC, or its assigns or successors in interest (the “Lender”), providing for borrowings from time to time of up to an aggregate of $1,000,000. On July 19, 2021 the Note was amended to increase the principal amount of the Note to $2,000,000 and on October 13, 2021, the Note was further amended to increase the principal amount of the Note to $3,000,000. None of the Sponsors, nor any of the stockholders, officers or directors, or third parties are under any obligation to advance funds to, or invest in, the Company, except as discussed above. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Even if the Company can obtain sufficient financing or raise additional capital, it only has until December 15, 2021 to consummate a Business Combination (or June 15, 2022 if the Company extends the period of time to consummate a Business Combination up to two times, each by an additional three months). There is no assurance that the Company will be able to do so prior to December 15, 2021 (or June 15, 2022 if the Company extends the period of time to consummate a Business Combination up to two times, each by an additional three months).

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management determined it should restate the Company’s previously reported financial statements. During the quarter ended September 30, 2021, the Company determined that at the closing of the Company’s Initial Public Offering (including the sale of the shares issued pursuant to the exercise of the underwriters’ overallotment) it had improperly valued its common stock subject to possible redemption at the closing of the Company’s Initial Public Offering and at the closing of the sale of shares pursuant to the exercise of the underwriters’ overallotment, it had improperly classified certain of its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.10 per share of common stock while also taking into consideration that in accordance with the Company’s Charter, a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the common stock issued in the Initial Public Offering and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that temporary equity should include all common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a classification adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital and common stock

In connection with the change in presentation for the common stock subject to redemption, the Company also restated its income (loss) per share of common stock calculation to allocate net income (loss) evenly to the total shares of common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, all shares of common stock share pro rata in the income (loss) of the Company.

The impact of the restatement on the Company’s historical financial statements is reflected in the following tables:

	As Previously Reported	Adjustment	As Restated
Condensed Balance Sheet as of March 31, 2021 (unaudited)
Common stock subject to possible redemption	$111,205,807	$4,944,193	$116,150,000
Common stock	$404	$(49)	$355
Additional paid-in capital	$5,453,448	$(4,944,144)	$509,304
Accumulated deficit	$(453,845)	$—	$(453,845)
Total Stockholders’ Equity (Deficit)	$5,000,007	$(4,944,193)	$55,814
Number of shares of common stock subject to possible redemption	11,010,476	(489,524)	11,500,000

F-23

Condensed Balance Sheet as of June 30, 2021 (unaudited)
Common stock subject to possible redemption	$110,858,319	$5,291,681	$116,150,000
Common stock	$407	$(52)	$355
Additional paid-in capital	$5,800,933	$(5,291,629)	$509,304
Accumulated deficit	$(801,336)	$—	$(801,336)
Total Stockholders’ Equity (Deficit)	$5,000,004	$(5,291,681)	$(291,677)
Number of shares of common stock subject to possible redemption	10,976,071	523,929	11,500,000

Condensed Statement of Operations for the Three Months Ended March 31, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	11,046,512	453,488	11,500,000
Basic and diluted net income (loss) per share, common stock subject to possible redemption	$—	$(0.02)	$(0.02)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	4,004,321	(453,488)	3,550,833
Basic and diluted net income (loss) per share, Non-redeemable common stock	$(0.09)	$0.07	$(0.02)

Statement of Operations for the Three Months Ended June 30, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	11,010,476	489,524	11,500,000
Basic and diluted net income (loss) per share, common stock subject to possible redemption	$—	$(0.02)	$(0.02)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	4,040,357	(489,524)	3,550,833
Basic and diluted net income (loss) per share, Non-redeemable common stock	$(0.09)	$0.07	$(0.02)

Statement of Operations for the Six Months Ended June 30, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	11,028,394	471,606	11,500,000
Basic and diluted net income (loss) per share, common stock subject to possible redemption	$—	$(0.05)	$(0.05)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	4,022,439	(471,606)	3,550,833
Basic and diluted net income (loss) per share, Non-redeemable common stock	$(0.18)	$0.13	$(0.05)

Condensed Statement of Changes in Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Change in value of common stock subject to possible redemption	$363,065	$(363,065)	$—
Total Stockholders’ Equity	$5,000,007	(4,944,193)	$55,814

Condensed Statement of Changes in Stockholders’ Equity (Deficit) for the Three Months Ended June 30, 2021 (unaudited)
Change in value of common stock subject to possible redemption	$347,488	$(347,488)	$—
Total Stockholders’ Equity (Deficit)	$5,000,004	$(5,291,681)	$(291,677)

Condensed Statement of Cash Flows for the three months ended March 31, 2021 (unaudited)
Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(363,965)	$363,965	$—

Condensed Statement of Cash Flows for the six months ended June 30, 2021 (unaudited)
Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(711,453)	$711,453	$—

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2021, as amended by the Amendment No. 1 to the Annual Report on Form 10-K/A as filed with the SEC on December 7, 2021. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

F-24

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 or December 31, 2020.

Marketable Securities Held in Trust Account

At September 30, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in the Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2021 and December 31, 2020, the common stock reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Common Stock issuance costs	$(2,516,841)
Plus:
Accretion of carrying value to redemption value	$3,666,841
Common Stock subject to possible redemption	$116,150,000

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-25

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Common Stock is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement, as described in Note 5, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 15,789,722 Common Stock in the aggregate. As of September 30, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

					For the Period from
	Three Months Ended		Nine Months Ended		August 21, 2020 (Inception) Through
	September 30, 2021		September 30, 2021		September 30, 2020
	Redeemable	Non-redeemable	Redeemable	Non-redeemable	Non-redeemable
	common stock	common stock	common stock	common stock	common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss, as adjusted	$(680,303)	$(210,056)	$(1,223,906)	$(377,903)	$(1,000)
Denominator:
Basic and diluted weighted average shares outstanding	11,500,000	3,550,833	11,500,000	3,550,833	2,500,000
Basic and diluted net loss per common share	$(0.06)	$(0.06)	$(0.11)	$(0.11)	$(0.00)

F-26

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

F-27

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, Globis SPAC LLC purchased 3,688,889 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $2,766,667 and Up and Up purchased 500,000 Private Warrants at a purchase price of $0.75 per Private Warrant, for an aggregate purchase price of $375,000. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8). In addition, Up and Up purchased an aggregate of 100,833 Placement Units at a purchase price of $10.00 per Placement Unit, or $1,008,333 in the aggregate. Each Placement Unit consists of one share of common stock (“Placement Share”) and one redeemable warrant (“Placement Warrant”). Each Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

The proceeds from the sale of the Private Securities were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Securities and all underlying securities will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On September 1, 2020, Globis SPAC LLC purchased 2,875,000 shares of the Company’s common stock for an aggregate price of $25,000. On December 7, 2020, the Company sold an additional 172,500 shares of the Company’s common stocks to Up and Up for an aggregate price of $1,500, resulting in a total of 3,047,500 shares of common stock being sold to the Sponsors (the “Founder Shares”) and being issued and outstanding, of which an aggregate of up to 397,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsors would own approximately 21% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 15, 2020, no Founder Shares are currently subject to forfeiture.

The Sponsors agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the date of the consummation of a Business Combination or the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on December 15, 2020 the effective date of the Initial Public Offering, to pay an affiliate of Globis SPAC LLC a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2021, the Company incurred $30,000 and $90,000, respectively, in fees for these services. At September 30, 2021, $5,000 is reflected in accrued expenses related to this agreement.

Advances from Related Party

As of December 2, 2020, the Sponsor advanced the Company $50,000 to fund certain offering costs in connection with the Initial Public Offering. The outstanding balance under these advances was repaid upon the closing of the Initial Public Offering on December 15, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion.

On January 11, 2021, the Company issued the Note to the Lender, which provides for borrowings from time to time of up to an aggregate of $1,000,000. The Note bears no interest and is due and payable upon the date on which the Company consummates its initial Business Combination. On various dates during the nine months ended September 30, 2021, the Company drew a total of $700,000 under the Note in accordance with the Working Capital Loans.

On April 28, 2021, the Note was amended to terminate the option for the Lender to convert the amount outstanding under the Note into Private Warrants.

On July 19, 2021, the Note was amended to increase the principal amount of the Note to $2,000,000.

On October 13, 2021, the Note was amended to increase the principal amount of the Note to $3,000,000.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, Private Securities, equity participation shares and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Securities or warrants issued upon conversion of Working Capital Loans) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-28

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

Underwriting Agreement

The underwriters are entitled to receive the 402,500 equity participation shares upon the consummation of a Business Combination. The equity participation shares have been placed in escrow until the consummation of a Business Combination. If a Business Combination is not consummated, the equity participation shares will be forfeited by the underwriters. The Company accounted for the equity participation shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholder’s equity. The fair value of the equity participation shares is estimated to be $4,025,000, based upon the offering price of the Units of $10.00 per Unit.

NOTE 8. STOCKHOLDER’S EQUITY

Preferred Stock — On December 10, 2020, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2021 and December 31, 2020, there were 3,550,833 shares of common stock issued and outstanding, excluding 11,500,000 shares of common stock subject to possible redemption which are presented as temporary equity.

Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 10 trading day period starting on the trading day prior the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.50 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 165% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants and Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Placement Warrants are exercisable on a cashless basis, non-redeemable and holders of the Private Warrants and the Placement Warrants have the option to calculate the fair market value based upon the last reported sale price of the shares of common stock for the trading day prior to the date of exercise in lieu of the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.

F-29

GLOBIS ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(UNAUDITED)

NOTE 9.  FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$116,155,627	$116,150,000

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than described below and the restatement discussed in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

In October 2021, the Company increased the principal amount available under the Note (as defined in Note 1 under Liquidity) to $3,000,000.

F-30

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

F-31

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of Forafric Agro Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Forafric Agro Holdings Limited (the “Company”), as of December 31, 2020 and 2019, the related Consolidated Statement of Operations and Comprehensive Income (Loss), Stockholder’s Equity (Deficit) and Cash Flows for the years ended December 31, 2020 and 2019 and the related notes (collectively referred to as the “Consolidated Financial Statements”). In our opinion, the Consolidated Financial Statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the Consolidated results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These Consolidated Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Consolidated Financial Statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the Consolidated Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Consolidated Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidated Financial Statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021

Melville, New York

December 17, 2021

F-33

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$12,683	$8,994
Accounts receivable, net of allowance for credit losses of $13,532 and $9,439, respectively	27,482	27,949
Amount due from related parties	387	3,209
Other receivables	12,283	9,249
Inventories, net	26,545	14,864
Other assets, current	24	24
Total current assets	79,404	64,289
Property, plant, and equipment, net	89,621	86,445
Right-of-use assets, net	16,634	16,299
Goodwill	48,072	44,669
Intangible assets, net	363	448
Other assets, noncurrent	484	427
Total assets	$234,578	$212,577

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Lines of credit – working capital	$65,176	$67,726
Lines of credit – wheat inventories	47,975	20,375
Accounts payable	9,683	13,728
Accrued expenses	11,410	10,801
Contract liabilities	3,620	4,351
Current portion of long-term debt	7,371	7,336
Other liabilities, current	659	828
Total current liabilities	145,894	125,145
Long-term debt	6,143	11,201
Stockholder loan	8,683	128,255
Deferred tax liabilities	21,864	22,059
Total liabilities	182,584	286,660
Commitments and contingencies (Note 16)
Stockholder’s equity (deficit):
Common stock, $1 par value; 120,000,000 shares authorized, issued, and outstanding at December 31, 2020 and 3,690 shares authorized, issued, and outstanding at December 31, 2019	120,000	4
Accumulated deficit	(74,397)	(74,622)
Accumulated other comprehensive income	6,309	535
Non-controlling interest	82	-
Total stockholder’s equity (deficit)	51,994	(74,083)
Total liabilities and stockholder’s equity	$234,578	$212,577

The accompanying notes are an integral part of these consolidated financial statements.

F-34

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

	Years ended
	December 31,
	2020	2019

Revenues	$196,596	$183,209
Cost of sales	156,188	147,498
Gross profit	40,408	35,711
Operating expenses:
Selling, general and administrative expenses	30,517	31,733
Total operating expenses	30,517	31,733
Operating income	9,891	3,978
Other expense (income):
Interest income	(3)	(5)
Interest expense	6,847	9,432
Foreign Exchange loss	3,043	141
Total other expense	9,887	9,568
Income (loss) before income taxes	4	(5,590)
Income tax expense	143	2,509
Net loss	(139)	(8,099)
Net loss attributable to non-controlling interest	(29)	-
Net loss attributable to the Company	$(110)	$(8,099)

Loss per common share - basic and diluted	$(0.03)	$(2,194.85)

Weighted average number of shares outstanding - basic and diluted	3,620,017	3,690

Net loss	(139)	(8,099)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	5,774	535
Total other comprehensive income	5,774	535
Comprehensive income (loss)	5,635	(7,564)
less: Comprehensive loss attributable to non-controlling interest	(29)	-
Comprehensive income (loss) attributable to the Company	$5,664	$(7,564)

The accompanying notes are an integral part of these consolidated financial statements.

F-35

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(In thousands, except share and per share data)

				Accumulated
				Other	Non-
	Common Stock		Accumulated	Comprehensive	Controlling	Total
	Shares	Amount	Deficit	Income	Interest	Equity
Balance, January 1, 2019	3,690	$4	$(66,523)	$-	$-	$(66,519)
Net loss	-	-	(8,099)	-	-	(8,099)
Foreign exchange gain	-	-	-	535	-	535
Balance, December 31, 2019	3,690	$4	$(74,622)	$535	$-	$(74,083)
Consolidation of variable interest entity	-	-	335	-	111	446
Net loss	-	-	(110)	-	(29)	(139)
Foreign exchange gain	-	-	-	5,774	-	5,774
Conversion of stockholder loan to common stock	119,996,310	119,996	-	-	-	119,996
Balance, December 31, 2020	120,000,000	$120,000	$(74,397)	$6,309	$82	$51,994

The accompanying notes are an integral part of these consolidated financial statements.

F-36

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share data)

	December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(139)	$(8,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	3,639	3,740
Amortization of intangible assets	149	137
Amortization of right-of-use assets	1,183	1,168
Bad debt expense	1,508	3,010
Deferred income taxes	(1,876)	388
Changes in operating assets and liabilities:
Accounts receivable	3,289	30,982
Other receivables	(3,034)	6,855
Inventories	(11,681)	19,904
Accounts payable	(4,045)	(58,956)
Other payables and liabilities	(122)	(466)
Net cash used in operating activities	(11,129)	(1,337)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(657)	(1,387)
Sales of property, plant, and equipment	236	1,659
Additions to intangible assets	(278)	(100)
Additions to right-of-use assets	(353)	(242)
Net cash used in investing activities	(1,052)	(70)
Cash flows from financing activities:
Borrowings on long-term debt	108,301	92,180
Repayments on long-term debt	(89,535)	(130,112)
Net cash provided by (used in) financing activities	18,766	(37,932)
Effect of exchange rate changes on cash and cash equivalents	(2,896)	(434)
Net increase (decrease) in cash and cash equivalents	3,689	(39,773)
Cash and cash equivalents, beginning of year	8,994	48,767
Cash and cash equivalents, end of year	$12,683	$8,994

Non-cash investing and financing activities:
Conversion of stockholder loan to common stock	$119,996	$-
Consolidation of variable interest entity	$446	$-

Supplemental cash flow disclosures:
Interest paid	$6,847	$9,432
Net income taxes paid	$1,904	$2,122

The accompanying notes are an integral part of these consolidated financial statements.

F-37

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Forafric Agro Holdings Limited and Subsidiaries (the “Company”, “we”, “us” or “our”) through its subsidiaries is a market leader in the milling industry in Morocco, with a complete offering of flours and semolina, secondary processing products including pasta and couscous, rice, and starches (“Milling Business”). The Company is wholly owned by Lighthouse Capital Limited (the “Parent” or “Parent Company”).

Effective on November 5, 2020, pursuant to an investment and shareholders agreement (“Trigola Agreement”) dated November 5, 2020, the Company entered into an agreement with Trigola, SU, LDA (“Trigola” or “VIE”), an entity incorporated in the Republic of Angola and owned by the Parent for a majority share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agreed to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Company has rights to 75% of Trigola’s net profits, if any. Trigola is determined to be a variable interest entity (“VIE”). Refer to Note 2 – Summary of Significant Accounting Policies and Note 14 – Variable Interest Entities for further information.

As of December 31, 2020, the Company owned common stock representing 100% ownership in Millcorp Geneva SA (“Millcorp”). Millcorp is a trading company that trades grains and oils for use as animal feed (“Grain Trading Business”). On June 1, 2021 (“Separation Date”), the Company distributed its 100% ownership in Millcorp to the Parent Company which resulted in the spin-off of its Grain Trading business (“Restructuring”). The Company did not receive any consideration from the Parent Company for distributing the 100% ownership in Millcorp. The assets, liabilities, and results of operations of Millcorp have been excluded from these consolidated financial statements. Refer below to Basis of Presentation for further information.

Basis of Presentation - These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). Based on an evaluation of the guidance under Staff Accounting Bulletin (“SAB”) Topic 5.Z.7, Accounting for the spin-off of a subsidiary, it was determined that the Restructuring should be reflected as a change in reporting entity. As such, the accompanying consolidated financial statements of the Company retroactively reflect the Restructuring, including all distributions and transactions in conjunction therewith, and exclude Millcorp for all periods presented. These consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated. Refer to Note 18 — Related Parties for further information regarding the Company’s related party transactions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of our consolidated financial statements in conformity with GAAP requires management to use judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net sales and expenses during the reporting period. Significant accounting policy elections, estimates and assumptions include, among others, allowance for credit losses, valuation assumptions of goodwill and intangible assets, useful lives of long-lived assets, and measurement of income tax assets. Given the uncertainty of the global economic environment and the impact of COVID-19, our estimates could be significantly different than future performance. Actual results could differ from these estimates. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material effect on our consolidated financial statements.

F-38

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Principles of Consolidation – The accompanying consolidated financial statements include all entities controlled by the Company after reflecting the Restructuring previously described.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive the benefits from its activities that could potentially be significant to the entity. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The accounts of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Cash Equivalents - We consider temporary cash investments with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of cost or net realizable value. The Company’s inventory is valued using the weighted average cost method. The costs of finished goods inventories include raw materials, labor, and overhead costs.

Property, Plant, and Equipment - Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets as follows:

Assets	Useful Lives
Buildings	39 years
Machinery and equipment (technical installations)	30-50 years
Other assets	5-30 years

Building improvements are depreciated over the shorter of the estimated useful life of the assets or the remaining useful life. Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

We perform impairment tests when circumstances indicate that the carrying value of an asset may not be recoverable. Indicators of impairment include deteriorations in operating cash flows, the anticipated sale or disposal of an asset group, and other significant changes in business conditions. Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company’s assessment of recoverability of property, plant and equipment is performed on a reporting unit level. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of such asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value, less estimated costs to sell.

Goodwill and Other Intangible Assets - Identifiable intangible assets with finite lives are amortized over their estimated useful lives as follows:

Assets	Useful Lives
Patents, trademarks, and licenses	10 years
Computer software	10 years
Other intangible assets	3-10 years

Recognized intangible assets, exclusive of goodwill, are amortized over the useful lives of the assets unless that life is determined to be indefinite. All of our intangible assets, exclusive of goodwill, are finite lived. All amortization expense related to intangible assets is recorded in Selling, general, and administrative expense in the consolidated statements of operations. Intangible assets with finite lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of the undiscounted cash flows indicates impairment, the asset is written down to its estimated fair value, which is generally based on discounted future cash flows.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Goodwill is evaluated annually in the fourth quarter or more frequently, if events or changes in circumstances require an interim assessment. We assess goodwill for impairment (as of December 31) at the reporting unit level using income and market approaches, employing significant assumptions regarding growth, discount rates, and profitability at each reporting unit. Our estimates under the income approach are determined based on a discounted cash flow model. The market approach uses a market multiple methodologies employing earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and applies a range of multiples to those amounts in determining the indicated fair value. In determining the multiples used in this approach, we obtain the multiples for selected peer companies using the most recent publicly available information. In determining the indicated fair value of each reporting unit, the Company concludes based on the income approach, and uses the market approach to corroborate, as the Company believes the income approach is the most reliable indicator of the fair value of the reporting units. The resulting value is then compared to the carrying value of each reporting unit to determine if impairment is necessary.

Revenue Recognition – The Company follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer. The majority of the Company’s contracts with customers have one performance obligation and a contract duration of one year or less. The Company applies the practical expedient in Accounting Standards Codification (“ASC”) paragraph 10-50-14 of ASC Topic 606, Revenue from Contracts with Customers and does not disclose information about remaining performance obligations that have original expected durations of one year or less. Trade discounts or volume rebates are recognized as a deduction in revenue. No payment terms beyond one year are granted at contract inception.

Revenue related to the sale of goods and equipment is recognized when there is a formal agreement with the customer, delivery is arranged, revenue amount can be measured in a reliable way, and when it is likely that the economic benefits associated with the transaction return to the Company.

Amounts received from customers prior to revenue recognition on a contract are recorded as contract liabilities on the consolidated balance sheets.

Shipping and Handling Costs – Shipping and handling costs related to contracts with customers for the sale of goods are accounted for as a fulfillment activity and are included in cost of sales. Accordingly, amounts billed to customers for such costs are included as a component of revenues.

Taxes Collected from Customers and Remitted to Governmental Authorities – The Company does not include taxes assessed by governmental authorities that are (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers, in the measurement of transactions prices or as a component of revenues and cost of sales.

Accounts Receivable and Allowances for Credit Losses – We provide credit terms to customers in-line with industry standards, perform ongoing credit evaluations of our customers, and maintain allowances for potential credit losses based on historical experience recorded. We analyze the aging of customer accounts, customer concentrations, customer creditworthiness, current economic trends and changes in our customer payment patterns when evaluating the adequacy of the allowance for credit losses. Customer balances are written off after all collection efforts are exhausted. Estimated product returns, which have not been material, are deducted from sales at the time of shipment.

Other Receivables – Other receivables include government subsidies for the production and sale of flour. The Moroccan government provides a fixed subsidy based on production and customer. Subsidies are paid by the Moroccan government twice a year based on sales of flour for the previous six months.

Income Taxes – The provision for income taxes includes income taxes currently payable in Morocco and local jurisdictions, and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. We account for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such issues lapses.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Foreign Currency Translation and Transactions - The Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in Accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the consolidated statements of operations and comprehensive income (loss).

Fair Value – Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Certain assets and liabilities may be presented in the financial statements at fair value. Assets and liabilities measured at fair value on a non-recurring basis may include property and equipment.

We assess the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

●	Level 1 – inputs include quoted prices for identical instruments and are the most observable.
●	Level 2 – inputs include quoted prices for similar assets and observable inputs such as interest rates, currency exchange rates and yield curves.
●	Level 3 – inputs are not observable in the market and include management’s judgments about the assumptions market participants would use in pricing the asset or liability.

Credit Risk – Financial instruments potentially subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. At times during the periods presented, the Company had funds in excess of Deposit Insurance programs in Morocco, on deposit at various financial institutions. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company’s trade accounts receivable are unsecured and geographically dispersed. No single client’s trade accounts receivable balance as of December 31, 2020 and 2019 exceeded 10% of the Company’s consolidated accounts receivable, net.

Variable Interest Entities – The Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola. The Company has a direct majority ownership in Trigola and has been actively involved in their operations and has the power to direct the activities and significantly impact Trigola’s economic performance. The Company also bears the risk of losses and has the right to receive 75% of the benefits from Trigola. As such, in accordance with ASC 810-10-25-38A through 25-38J, Trigola is considered a VIE of the Company and the financial statements of Trigola were consolidated from the date that the control existed, November 5, 2020.

Non-Controlling Interests – Non-controlling interests on the consolidated statements of operations and comprehensive income (loss) represent the portion of a majority-owned subsidiary’s net income or loss that is attributed by non-controlling stockholders. Non-controlling interests on the consolidated balance sheets represent the portion of equity in a consolidated subsidiary owned by non-controlling stockholders.

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Adopted

In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2020, with early adoption permitted. Amendments are to be applied prospectively, except for certain amendments that are to be applied either retrospectively or with a modified retrospective approach through a cumulative effect adjustment recorded to retained earnings. The Company adopted this guidance effective January 1, 2019. Adoption of the guidance had no impact on our results of operations, balance sheet, or cash flows.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

In June 2016, the FASB issued guidance ASU No. 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which changes the accounting for credit losses for certain instruments, including accounts receivable, from an incurred loss method to a current expected loss method. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted this guidance effective January 1, 2019. Adoption of the guidance had no impact on our results of operations, balance sheet, or cash flows.

Not yet adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the ASU from March 12, 2020 through December 31, 2022. The Company is currently evaluating the impact of this new ASU on its consolidated financial statements and related disclosures.

4.	LEASES

The Company has operating leases for real estate and vehicles. The Company has finance leases for equipment and construction land space. Leases are classified as finance leases because ownership of the underlying assets transfers at the end the lease term. Remaining lease terms for these leases range from less than one year to four years.

The Company does not record leases with a term of 12 months or less on the balance sheet.

Supplemental balance sheet information related to leases was as follows:

	Balance Sheet	December 31,
	Classification	2020	2019
		(in thousands)
Assets
Operating leases	Right-of-use assets	$1,818	$1,982
Finance leases	Right-of-use assets	14,816	14,317
Total assets		$16,634	$16,299

Liabilities
Current liabilities
Operating leases	Current portion of long-term debt	$729	$667
Finance leases	Current portion of long-term debt	2,749	2,719
Total current liabilities		3,478	3,386
Noncurrent liabilities
Operating leases	Long-term debt	1,216	1,383
Finance leases	Long-term debt	4,566	6,245
Total noncurrent liabilities		5,782	7,628
Total liabilities		$9,260	$11,014

Right-of-use assets and their corresponding lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Discount Rates

For the majority of its leases, the Company uses the rate implicit in the lease. For leases without an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments for those leases.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The weighted-average discount rates for the Company’s leases were as follows:

	December 31,
	2020	2019
Operating leases	5.0%	5.0%
Finance leases	6.1%	6.1%

Lease Payments

The Company includes lease payments under options to extend or terminate the lease in the measurement of the right-of-use asset and lease liability when it is reasonably certain that it will exercise such options. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the right-of-use asset and corresponding lease liability.

The weighted-average remaining lease term of the Company’s leases were as follows:

	December 31,
	2020	2019
Operating leases	2.2 years	3.2 years
Finance leases	2.9 years	3.8 years

The components of lease expense were as follows:

	Year ended
	December 31,
	2020	2019
	(in thousands)
Operating lease cost	$674	$590
Finance lease cost:
Amortization of right-of-use assets	509	578
Interest on lease liabilities	655	604
Total lease cost	$1,838	$1,772

As of December 31, 2020, future maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(in thousands)
2021	$729	$2,749
2022	693	2,710
2023	616	2,400
2024	59	491
Total lease payments	2,097	8,350
Less: Interest	(152)	(1,035)
Present value of lease liabilities	$1,945	$7,315

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Other information related to leases were as follows:

	Year ended
	December 31,
	2020	2019
	(in thousands)
Cash paid for amounts included in the measurement
of lease liabilities:
Operating cash flows used for operating leases	$674	$590
Operating cash flows used for finance leases	$509	$578
Financing cash flows used for finance leases	$655	$604

5.	ACCOUNTS RECEIVABLE

The gross and realizable value of accounts receivable are detailed in the chart below:

	December 31,
	2020	2019
	(in thousands)
Accounts receivable	$41,014	$37,388
Allowance for credit losses	(13,532)	(9,439)
Total	$27,482	$27,949

Changes in allowances for credit losses consisted of:

Allowance for
Accounts Receivable
(in thousands)
Balance at January 1, 2019	$(7,248)
Current period provision for expected credit losses	(2,516)
Foreign currency exchange adjustments	325
Balance at December 31, 2019	(9,439)
Current period provision for expected credit losses	(549)
Foreign currency exchange adjustments	(3,544)
Balance at December 31, 2020	$(13,532)

6.	OTHER CURRENT RECEIVABLES

Other current receivables consist of:

	December 31,
	2020	2019
	(in thousands)
Government subsidies	$3,222	$3,537
Value-added tax receivable	4,575	3,479
Prepaid income taxes	2,737	1,531
Other receivables	1,749	702
Total	$12,283	$9,249

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

7. INVENTORIES, NET

Inventories, net, are detailed as follows:

	December 31,
	2020	2019
	(in thousands)
Merchandise	$7,424	$1,814
Raw materials and consumable supplies	15,338	9,197
Finished products	4,928	4,916
Inventory reserves	(1,145)	(1,063)
Total	$26,545	$14,864

8.	PROPERTY PLANT AND EQUIPMENT

	December 31,
	2020	2019
	(in thousands)
Land	$23,133	$23,133
Buildings	50,338	50,364
Machinery and equipment	34,898	34,678
Construction in progress	1,284	1,363
Others	8,558	8,427
Total	118,211	117,965
Less accumulated depreciation	(34,934)	(31,295)
Foreign exchange difference	6,344	(225)
Total	$89,621	$86,445

Depreciation expense was $3,639 and $3,740 for the years ended December 31, 2020 and 2019, respectively, included in cost of sales in the consolidated statements of operations and comprehensive income (loss).

9.	GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the establishment of reporting segments for each reporting period, the Company allocated goodwill between reporting units using a relative fair value allocation approach.

Goodwill on the balance sheet resulted from the acquisition of wholly owned subsidiaries, the Tria Group and Maymouna Food Group, in 2015. The Company performed the annual impairment assessment as of December 31, 2020 and December 31, 2019, which did not result in impairment losses.

Changes in the carrying amount of goodwill allocated to its reporting units for the years ended December 31, 2020 and 2019 are as follows:

	Soft	Durum	Couscous
	Wheat	Wheat	and Pasta	Other	Total
	(in thousands)
Balance at January 1, 2019	$17,506	$3,787	$6,091	$17,598	$44,982
Foreign currency exchange adjustments	(122)	(27)	(43)	(121)	(313)
Balance at December 31, 2019	17,384	3,760	6,048	17,477	44,669
Foreign currency exchange adjustments	1,324	287	461	1,331	3,403
Balance at December 31, 2020	$18,708	$4,047	$6,509	$18,808	$48,072

F-45

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Changes in the carrying amount of intangible assets for the years ended December 31, 2020 and 2019 are as follows:

Intangible
Assets
(in thousands)
Balance at January 1, 2019	$558
Acquisitions	100
Disposals	(68)
Amortization	(137)
Foreign currency exchange adjustments	(5)
Balance at December 31, 2019	448
Acquisitions	278
Disposals	(262)
Amortization	(149)
Foreign currency exchange adjustments	48
Balance at December 31, 2020	$363

As of December 31, 2020, the weighted-average remaining amortization period for intangibles other than goodwill is 9.1 years and future intangible amortization is expected to total the following:

(in thousands)
2021	$41
2022	41
2023	40
2024	39
2025	37
Thereafter	165
Total amortization	$363

10.	ACCRUED EXPENSES

Accrued expenses consist of:

	December 31,
	2020	2019
	(in thousands)
Accrued government subsidies and taxes	$8,143	$6,367
Accrued interest	1,451	1,693
Accrued salaries and benefits	700	866
Accruals to social agencies	577	717
Other accrued expenses	539	1,158
Total	$11,410	$10,801

11. LINES OF CREDIT

Lines of Credit – working capital

The Company has entered into unsecured revolving credit agreements with several financial institutions to fund working capital requirements (“WC Lines of Credit”). The WC Lines of Credit provide the Company with the ability to borrow funds under consolidated lines of credit of up to approximately $74,000. Interest rates range from 5.6% to 6.4%. The WC Lines of Credit renew automatically on an annual basis. The Company and certain of its subsidiaries are borrowers under the WC Lines of Credit, and their obligations are cross guaranteed by certain other subsidiaries.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Lines of Credit – wheat inventories

The Company has entered into credit agreements with several financial institutions for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $90,000, subject to certain borrowing base criteria. The Wheat Credit Facilities are secured by the Company’s inventory. Interest rates range from 1.4% to 6.4% per annum. The Wheat Credit Facilities must be renewed on a semi-annual basis. The Company and certain of its subsidiaries are borrowers under the Wheat Credit Facilities, and their obligations are cross guaranteed by certain other subsidiaries.

12.	LONG-TERM DEBT

The long-term debt is presented as follows:

	December 31,
	2020	2019
	(in thousands)
Loans	$4,254	$7,523
Leases	9,260	11,014
Total outstanding debt	13,514	18,537
Less current portion	(7,371)	(7,336)
Total long-term debt	$6,143	$11,201

The term loans and other financial liabilities are evaluated according to the amortized cost method using the effective interest rate of the loan. The loan issuance costs and premiums are determined at inception and are amortized over the useful life of the loan via the effective interest rate.

Term Loans

The Company maintains term loans with several financial institutions (the “Term Loans”). The Term Loans are unsecured and have fixed monthly payments ranging from approximately $18 to $95. Interest on the Term Loans range from 5.8%-6.1% per annum. The Term Loans mature and will be fully repaid throughout 2021.

Lease Obligations

The Company owes $9,260 and $11,014 related to its leases as of December 31, 2020 and 2019, respectively. Lease obligations are payable in monthly installments of principal and interest and are collateralized by the related assets financed. Refer to Note 4 for additional information regarding the Company’s leases.

The scheduled maturities of outstanding debt as of December 31, 2020 are as follows:

(in thousands)
2021	$7,371
2022	3,764
2023	1,829
2024	550
Total outstanding debt	$13,514

F-47

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

13.	INCOME TAXES

The following table presents the components of the December 31, 2020 and December 31, 2019 provision for income taxes:

	Year ended
	December 31,
	2020	2019
	(in thousands)
Current	$1,904	$2,122
Deferred	(1,761)	387
Total income tax expense	$143	$2,509

The current tax expense corresponds to the amounts paid or pending of payment in short-term to the tax authorities for the period, according to the applicable regulations and of the special agreements.

The following is a reconciliation of income tax expense computed at the Moroccan statutory tax rate to the income tax expense reported in the consolidated statements of operations:

	Year ended
	December 31,
	2020	2019
	(in thousands)
Net loss	$(139)	$(8,099)
Income tax expense for the period	143	2,509
Income (loss) before tax	4	(5,590)
Effective tax rate	3575%	-45%
Permanent differences not deductible for tax purposes	(3,192)	2,083
Change in valuation allowance	3,536	2,124
Other differences	(202)	35
Recalculated tax expense	$1	$(1,733)
Statutory tax rate in Morocco	31%	31%

The tax effects of temporary differences giving rise to deferred income tax assets (liabilities) were:

	December 31,
	2020	2019
	(in thousands)
Goodwill adjustment	$120	$159
Fixed assets and intangible assets	(22,445)	(21,036)
Loss carryforward	5,660	2,124
Receivables depreciation	445	381
Lease assets	(2,184)	(1,564)
Lease liabilities	2	1
Others	2,198	-
Less: valuation allowance	(5,660)	(2,124)
Deferred tax liabilities, net	$(21,864)	$(22,059)

During the years ended December 31, 2020 and 2019, the Company has $5,660 and $2,124, respectively, as net operating losses that begin to expire within four years.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

In assessing the realizability of these deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. The Company considers the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

The Company maintained a valuation allowance of $5,660 in 2020 and $2,124 in 2019 against its net operating losses.

14.	VARIABLE INTEREST ENTITIES

Effective on November 5, 2020, pursuant to an investment and shareholders agreement dated November 5, 2020, the Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola and owned by the Parent for a majority for a share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agrees to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Company has rights to 75% of Trigola’s net profits, if any.

Summary of Key Terms of the Trigola Agreement (“VIE”):

●	Forafric is the exclusive manager of the VIE.

●	The VIE shall not directly or indirectly accept the same or similar services from other parties.

●	Forafric agrees to fund the VIE’s operational needs and bear the risk of VIE’s losses from operations and the VIE agrees that the Company has rights to 75% of the VIE’s net profits, if any.

The Company did not provide financial or other support to the VIE for the period presented that the Company was not previously contractually required to provide.

As of December 31, 2020, there were no pledges or collateralization of the VIE’s assets that can only be used to settle obligations of the VIE.

The carrying amount of the VIE’s assets and liabilities included in the consolidated financial statements are as follows at December 31, 2020:

Cash	$2,475
Accounts receivable	161
Inventory	939
Other current assets	2
Property, plant, and equipment	44
Total assets	$3,621
Accounts payable	$3,232
Other current liabilities	58
Total liabilities	$3,290

Approximately $2,700 in accounts payable included above are payables due to the Company and were eliminated in consolidation at December 31, 2020.

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FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

The operating results of the VIE included in the consolidated financial statements are as follows for the period from November 5, 2020 through December 31, 2020:

(in thousands)
Revenues	$384
Net loss	$(115)

15.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the reporting period. The Company’s weighted average number of shares outstanding used in calculating earnings per share are 3,620,017 and 3,690 for the years ended December 31, 2020 and 2019, respectively. Because there was no activity to cause dilution in the weighted average common shares, basic and diluted earnings per share are disclosed together in each of the reporting periods.

16.	COMMITMENTS AND CONTINGENCIES

The Company has commitments with banks to finance its operating activities. The Company has provided collateral and mortgages to banks of $25,464 and $119,474, respectively, as of December 31, 2020 and 2019.

From time to time the Company is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the consolidated financial statements in 2020 and 2019.

17.	SEGMENT INFORMATION

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The Company does not segregate assets between segments for internal reporting. Therefore, asset-related information has not been presented. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the Chief Operating Decision Maker.

The principal products that comprise each segment are as follows:

Soft Wheat – The Soft Wheat segment includes the production and sale of soft wheat yielding flour that is used to make desserts and sauces.

Durum Wheat - The Durum Wheat segment includes the production and sale of hard wheat yielding flour that is used to make pasta.

Couscous and Pasta – The Couscous and Pasta segment includes the secondary processing of products including couscous and pasta sold to end customers.

Other – The Other segment includes distribution, trading and logistics, animal nutrition, and other operating activities.

The Company evaluates the performance of its segments based on sales and operating income. Operating income is defined as gross profit less sales & marketing costs, direct selling, general, and administrative expenses, and other operating expenses. The amounts in the following tables are obtained from reports used by senior management and do not include income taxes. Other expenses not allocated include unallocated corporate expenses (other operating expenses). The accounting policies of the Company’s segments are the same as those described in the summary of significant accounting policies set forth in Note 2.

F-50

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Financial information relating to the Company’s reportable segments is as follows:

	Year ended
	December 31,
	2020	2019
	(in thousands)
Sales to external customers:
Soft Wheat	$115,273	$112,963
Durum Wheat	33,548	28,086
Couscous & Pasta	26,725	16,977
Other	21,050	25,183
Total	$196,596	$183,209
Direct operating income (loss):
Soft Wheat	5,940	670
Durum Wheat	1,413	(482)
Couscous & Pasta	2,954	922
Other	(416)	2,868
Operating income	$9,891	$3,978

18.	RELATED PARTIES

The following discussion summarizes activity between the Company and related parties.

In 2015, the Company entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Company’s Parent owns 100% of the company that owns the building. Total rent is approximately $420 per year.

Millcorp provides 100% of the imported grain to the Company. The purchases incurred were $112,538 and $74,035 as of December 31, 2020 and 2019, respectively.

The Company’s amounts due from related parties were $387 and $3,209 as of December 31, 2020 and 2019, respectively.

The Company maintains an interest-free loan with no maturity date to the Parent Company in the amount of $8,683 and $128,255 as of December 31, 2020 and 2019, respectively. During 2020, a portion of the loan was converted into common shares of the Company in the amount of $119,996.

The Company has not entered into any significant transactions with other related parties.

19.	SUBSEQUENT EVENTS

In preparing the consolidated financial statements through the December 31, 2020, the Company has evaluated subsequent events for recognition and disclosure through December 17, 2021, the date that these consolidated financial statements and accompanying notes were available for issuance.

On April 30, 2021, the Company completed a share purchase acquisition of Moulins du Sahel Mali S.A. (“MDS Mali”). By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali. Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Mali in the form of a capital increase for a total amount of $9,579, $5,912 of which have already been completed.

F-51

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

In June 2021, the Company signed a letter of intent to be acquired by Globis Acquisition Corp (“Globis”). Globis is a special purpose acquisition company (“SPAC”) listed on the NASDAQ exchange in the United States. This transaction is expected to close in 2022, subject to approval by the SEC and the shareholders of the SPAC.

On July 30, 2021, pursuant to a Share Sale and Asset Acquisition Agreement, the Company acquired a controlling interest of 78.21% in certain assets of Moulin du Sahel Burkina (“MDS Burkina”). The net assets acquired included a non-operational wheat mill, milling equipment and other current liabilities. The total consideration paid for the aforementioned assets upon closing was $2,622 in cash, $3,531 in assumed liabilities and $1,714 in non-controlling interests.

On July 30, 2021, the Company acquired 37.10% of the capital stock of Grands Moulins du Tenere Niger (“GMT Niger”) headquartered in Niger, which is a non-operational wheat milling facility.

In October 2021, the Company acquired a controlling interest in Moulins Sanabil SA’s (“Sanabil SA”) capital stock, for cash consideration of approximately $3,000. The company is privately-held and headquartered in Meknes, Morocco and is a soft wheat flour manufacturer. The company offers a complete line of soft wheat and baking flour products. The Company has not yet completed a valuation of the fair values of assets acquired and liabilities assumed.

F-52

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

F-53

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
	UNAUDITED	AUDITED
	(AS RESTATED)
Assets
Current assets:
Cash and cash equivalents	$20,040	$12,683
Accounts receivable, net of allowance for credit losses of $13,827 and $13,532, respectively	31,030	27,482
Amount due from related parties	5,565	387
Other receivables	17,603	12,283
Inventories	44,298	26,545
Other assets, current	166	24
Total current assets	118,702	79,404
Property, plant, and equipment, net	101,885	89,621
Right-of-use assets	16,190	16,634
Goodwill	61,946	48,072
Intangible assets, net	349	363
Other assets, noncurrent	1,691	484
Total assets	$300,763	$234,578

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Lines of credit – working capital	$58,750	$65,176
Lines of credit – wheat inventories	90,497	47,975
Accounts payable	15,945	9,683
Accrued expenses	14,646	11,410
Contract liabilities	1,600	3,620
Current portion of long-term debt	13,658	7,371
Other liabilities, current	4,323	659
Total current liabilities	199,419	145,894
Long-term debt	13,603	6,143
Stockholder loan	15,399	8,683
Deferred tax liabilities	19,348	21,864
Total liabilities	247,769	182,584
Commitments and contingencies (Note 17)

Stockholder’s equity (deficit):
Common stock, $1 par value; 120,000,000 shares authorized; issued, and outstanding at September 30, 2021 and December 31, 2020	120,000	120,000
Accumulated deficit	(77,933)	(74,397)
Accumulated other comprehensive income	5,039	6,309
Non-controlling interest	5,888	82
Total stockholder’s equity (deficit)	52,994	51,994
Total liabilities and stockholder’s equity	$300,763	$234,578

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-54

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share data)

	Nine months ended
	September 30,	September 30,
	2021	2020
	(AS RESTATED)

Revenues	$185,517	$145,938
Cost of sales	157,202	119,130
Gross profit	28,315	26,808
Operating expenses:	15.3%	18.4%
Selling, general and administrative expenses	24,415	19,735
Total operating expenses	24,415	19,735
Operating income	3,900	7,073
Other expense (income):
Interest income	(282)	(2)
Interest expense	7,387	5,399
Foreign Exchange loss	1,004	1,734
Total other expense	8,109	7,131
Loss before income taxes	(4,209)	(58)
Income tax (benefit) expense	(831)	1,407
Net loss	(3,378)	(1,465)
Net income attributable to noncontrolling interest	158	-
Net loss attributable to the Company	$(3,536)	$(1,465)

Loss per common share - basic and diluted	$(0.03)	$(396.98)

Weighted average number of shares outstanding - basic and diluted	120,000,000	3,690

Net loss	(3,378)	(1,465)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(1,373)	(2,660)
Total other comprehensive loss	(1,373)	(2,660)
Comprehensive loss	(4,751)	(4,125)
less: Comprehensive income attributable to non-controlling interest	55	-
Comprehensive loss attributable to the Company	$(4,806)	$(4,125)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-55

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(UNAUDITED)

(In thousands, except share and per share data)

				Accumulated
				Other	Non-	Total
	Common Stock		Accumulated	Comprehensive	Controlling	Equity
	Shares	Amount	Deficit	Income (Loss)	Interest	(Deficit)
Balance, December 31, 2019	3,690	$4	$(74,622)	$535	$-	$(74,083)
Net loss	-	-	(1,465)	-	-	(1,465)
Foreign exchange loss	-	-		(2,660)	-	(2,660)
Balance, September 30, 2020	3,690	$4	$(76,087)	$(2,125)	$-	$(78,208)

Balance, December 31, 2020	120,000,000	$120,000	$(74,397)	$6,309	$82	$51,994
Net loss	-	-	(3,536)	-	158	(3,378)
Foreign exchange loss	-	-	-	(1,270)	(103)	(1,373)
Consolidation of variable interest entities	-	-	-	-	5,751	5,751
Balance, September 30, 2021, as restated	120,000,000	$120,000	$(77,933)	$5,039	$5,888	$52,994

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-56

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands, except share and per share data)

	September 30,
	2021	2020
	(AS RESTATED)
Cash flows from operating activities:
Net loss	$(3,378)	$(1,465)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation of property, plant and equipment	2,713	2,670
Amortization of intangible assets	39	101
Amortization of right-of-use assets	881	861
Bad debt expense	523	249
Deferred income taxes	(2,193)	182
Changes in operating assets and liabilities:
Accounts receivable	(3,602)	2,377
Other receivables	(7,940)	(7,179)
Inventories	(16,214)	(31,059)
Accounts payable	1,852	19,883
Other payables and liabilities	3,941	(142)
Net cash used in operating activities	(23,378)	(13,522)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(15,503)	-
Purchase of equity method investment	(1,098)	-
Advances to related parties	(5,287)	-
Purchases of property, plant, and equipment	(352)	(519)
Sales of property, plant, and equipment	16	34
Additions to intangible assets	(16)	20
Net cash used in investing activities	(22,240)	(465)
Cash flows from financing activities:
Borrowings on long-term debt	63,775	34,901
Repayments on long-term debt	(10,188)	(8,736)
Net cash provided by financing activities	53,587	26,165
Effect of exchange rate changes on cash and cash equivalents	(612)	837
Net increase in cash and cash equivalents	7,357	13,015
Cash and cash equivalents, beginning of period	12,683	8,994
Cash and cash equivalents, end of period	$20,040	$22,009

Non-cash investing and financing activities:
Consolidation of variable interest entities related to business acquisitions	$5,751	$-
Fair value of assets acquired in business acquisitions	$34,043	$-
Fair value of liabilities assumed in business acquisitions	$27,216	$-

Supplemental cash flow disclosures:
Interest paid	$6,651	$5,471
Net income taxes paid	$1,362	$1,877

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-57

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the period ended September 30, 2021

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Forafric Agro Holdings Limited and Subsidiaries (the “Company”, “we”, “us” or “our”) through its subsidiaries is a market leader in the milling industry in Morocco, with a complete offering of flours and semolina, secondary processing products including pasta and couscous, rice, and starches (“Milling Business”). The Company is wholly owned by Lighthouse Capital Limited (the “Parent” or “Parent Company”).

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”). By way of the acquisition, we acquired a 78.21% stake in a wheat milling business in Burkina Faso. The investment in MDS Burkina enables the Company to continue to expand its strategic footprint in west Africa. The total consideration paid upon closing was $6,153 million in cash, $3,531 million in assumed liabilities and $1,714 million in non-controlling interests. MDS Burkina is determined to be a variable interest entity (“VIE”). Refer to Note 2 – Summary of Significant Accounting Policies and Note 15 – Variable Interest Entities and Acquisitions for further information.

Effective on April 30, 2021, the Company completed a share purchase acquisition of Moulins du Sahel Mali S.A. (“MDS Mali”). By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali. The investment in MDS Mali enables Forafric to obtain a strategic footprint in west Africa. MDS Mali added incremental net revenues of $8,919 and incremental net income of $334 for the period from April 30, 2021 to September 30, 2021. As of the balance sheet date, the total investment for this transaction is approximately $9,579, including an additional $3,667 due to be paid. MDS Mali is determined to be a VIE. Refer to Note 2 – Summary of Significant Accounting Policies and Note 15 – Variable Interest Entities and Acquisitions for further information.

Effective on November 5, 2020, pursuant to an investment and shareholders agreement (“Trigola Agreement”) dated November 5, 2020, the Company entered into an agreement with Trigola, SU, LDA (“Trigola”), an entity incorporated in the Republic of Angola and owned by the Parent for a majority share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agreed to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Business has rights to 75% of Trigola’s net profits, if any. Trigola is determined to be a VIE. Refer to Note 2 – Summary of Significant Accounting Policies and Note 15 – Variable Interest Entities for further information.

As of December 31, 2020, the Company owned common stock representing 100% ownership in Millcorp Geneva SA (“Millcorp”). Millcorp is a trading company that trades grains and oils for use as animal feed (“Grain Trading Business”). On June 1, 2021 (“Separation Date”), the Company distributed its 100% ownership in Millcorp to the Parent Company which resulted in the spin-off of its Grain Trading business (“Restructuring”). The Company did not receive any consideration from the Parent Company for distributing the 100% ownership in Millcorp. The assets, liabilities, and results of operations of Millcorp have been excluded from these condensed consolidated financial statements. Refer below to Basis of Presentation for further information.

Based on an evaluation of the guidance under Staff Accounting Bulletin (“SAB”) Topic 5.Z.7, Accounting for the spin-off of a subsidiary, it was determined that the Restructuring should be reflected as a change in reporting entity. As such, the accompanying condensed consolidated financial statements of the Company retroactively reflect the Restructuring, including all distributions and transactions in conjunction therewith, and exclude Millcorp for all periods presented. These condensed consolidated financial statements are the consolidated financial statements of the Company and its subsidiaries, each of which is controlled, and is based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated. Refer to Note 18 — Related Parties for further information regarding the Company’s related party transactions.

Basis of Presentation - These condensed consolidated financial statements reflect the financial condition, results of operations and cash flows of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The condensed consolidated financial statements and notes thereto are unaudited, and as permitted by the interim reporting rules and regulations set forth by the U.S. Securities and Exchange Commission (“SEC”), exclude certain financial information and note disclosures normally included in annual audited financial statements prepared in accordance with U.S. GAAP. The condensed consolidated financial statements reflect all material adjustments of a normal recurring nature that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2020.

F-58

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies – The Company’s accounting policies used in the preparation of these condensed consolidated financial statements do not differ from those used in the audited consolidated financial statements as of and for the year ended December 31, 2020, unless otherwise noted.

Use of Estimates - The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to use judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net sales and expenses during the reporting period. Significant accounting policy elections, estimates and assumptions include, among others, allowance for credit losses, valuation assumptions of goodwill and intangible assets, useful lives of long-lived assets, and measurement of income tax assets. Given the uncertainty of the global economic environment and the impact of COVID-19, our estimates could be significantly different than future performance. Actual results could differ from these estimates. Historically, the aggregate differences, if any, between our estimates and actual amounts in any year have not had a material effect on our condensed consolidated financial statements.

Principles of Consolidation – The accompanying condensed consolidated financial statements include all entities controlled by the Company after reflecting the Restructuring previously described.

Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive the benefits from its activities that could potentially be significant to the entity. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The accounts of subsidiaries are included in the condensed consolidated financial statements from the date that control commences until the date that control ceases.

Foreign Currency Translation and Transactions - The Company’s functional currency is the Moroccan dirham, and its presentation currency is the United States Dollar (“USD”). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in accumulated other comprehensive income. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in (Gain) loss on foreign currency exchange in the condensed consolidated statements of operations and comprehensive income (loss).

Credit Risk – Financial instruments potentially subject to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. At times during the periods presented, the Company had funds in excess of Deposit Insurance programs in Morocco, on deposit at various financial institutions. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company’s trade accounts receivable are unsecured and geographically dispersed. No single client’s trade accounts receivable balance as of September 30, 2021 and December 31, 2020 exceeded 10% of the Company’s consolidated accounts receivable, net.

Variable Interest Entities - Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali and has been since actively involved in their operations and has the power to direct the activities and significantly impact MDS Mali’s economic performance. The Company also bears the risk of losses and has the right to receive 70.35% of the benefits from MDS Mali. As such, in accordance with Accounting Standards Codification (“ASC”) 810-10-25-38A through 25-38J, MDS Mali is considered a VIE of the Company and the financial statements of MDS Mali were consolidated from the date that the control existed, April 30, 2021.

F-59

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola. The Company has a direct majority ownership in Trigola and has been actively involved in their operations and has the power to direct the activities and significantly impact Trigola’s economic performance. The Company also bears the risk of losses and has the right to receive 75% of the benefits from Trigola. As such, in accordance with ASC 810-10-25-38A through 25-38J, Trigola is considered a VIE of the Company and the financial statements of Trigola were consolidated from the date that the control existed, November 5, 2020.

Effective on July 30, 2021, the Company completed a share purchase acquisition of Moulin du Sahel Burkina (“MDS Burkina”) and has since significant economic exposure to MDS Burkina. The Company also bears the risk of losses and has the right to receive 78.21% of the benefits from MDS Burkina. As such, in accordance with ASC 810-10-25-38A through 25-38J, MDS Burkina is considered a VIE of the Company and the financial statements of MDS Burkina were consolidated from the date that the control existed, July 30, 2021.

Equity Method Accounting – As of September 30, 2021, the Company owned 37.10% of the outstanding capital stock of Grands Moulins du Tenere Niger (“GMT Niger”) which was accounted for as an equity method investment. The Company applies the equity method of accounting for the investment, as the Company owns less than a 50% ownership interest and cannot exert significant influence. As such, this entity is not considered a variable interest entity. Equity method investment is included in other assets, noncurrent, on the accompanying condensed consolidated balance sheets.

Non-Controlling Interests – Non-controlling interests on the condensed consolidated statements of operations and comprehensive loss represent the portion of a majority-owned subsidiary’s net income or loss that is attributed by non-controlling stockholders. Non-controlling interests on the condensed consolidated balance sheets represent the portion of equity in a consolidated subsidiary owned by non-controlling stockholders.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Adopted

None.

Not yet adopted

In March 2020, the FASB issued the Accounting Standards Update (ASU) 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the ASU from March 12, 2020 through December 31, 2022. The Company is currently evaluating the impact of this new ASU on its condensed consolidated financial statements and related disclosures.

4. RESTATEMENT OF PREVIOUSLY ISSUED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company determined that the previously issued financial statements for the period ending September 30, 2021 should no longer be relied upon due to errors in such condensed consolidated financial statements related to the Company’s acquisition of MDS Burkina previously disclosed as an asset acquisition. The Company determined the transaction represents a business combination as MDS Burkina meets the definition of a business per ASC 805, Business Combinations.

F-60

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The following reflects the restatement adjustments recorded in connection with the Company’s restatement of its condensed consolidated financial statements:

	As of September 30, 2021
Assets	AS PREVIOUSLY REPORTED	ADJUSTMENT	AS RESTATED
Current assets:
Cash and cash equivalents	$20,040	$-	$20,040
Accounts receivable, net of allowance for credit losses of $13,827	30,933	97	31,030
Amount due from related parties	10,852	(5,287)	5,565
Other receivables	16,975	628	17,603
Inventories	44,242	56	44,298
Other assets, current	166	-	166
Total current assets	123,208	(4,506)	118,702
Property, plant, and equipment, net	101,618	267	101,885
Right-of-use assets	16,190	-	16,190
Goodwill	52,915	9,031	61,946
Intangible assets, net	349	-	349
Other assets, noncurrent	1,630	61	1,691
Total assets	$295,910	$4,853	$300,763

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Lines of credit – working capital	$58,407	$343	$58,750
Lines of credit – wheat inventories	90,497	-	90,497
Accounts payable	15,287	658	15,945
Accrued expenses	11,835	2,811	14,646
Contract liabilities	1,444	156	1,600
Current portion of long-term debt	9,095	4,563	13,658
Other liabilities, current	4,323	-	4,323
Total current liabilities	190,888	8,531	199,419
Long-term debt	11,994	1,609	13,603
Stockholder loan	20,686	(5,287)	15,399
Deferred tax liabilities	19,348	-	19,348
Total liabilities	242,916	4,853	247,769
Commitments and contingencies

Stockholder’s equity:
Common stock, $1 par value; 120,000,000 shares authorized; issued, and outstanding at September 30, 2021 and December 31, 2020	120,000	-	120,000
Accumulated deficit	(77,933)	-	(77,933)
Accumulated other comprehensive income	5,039	-	5,039
Non-controlling interest	5,888	-	5,888
Total stockholder’s equity	52,994	-	52,994
Total liabilities and stockholder’s equity	$295,910	$4,853	$300,763

F-61

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

	Nine months ended September 30, 2021
	AS PREVIOUSLY REPORTED	ADJUSTMENT	AS RESTATED
Cash flows from operating activities:
Net loss	$(3,378)	$-	$(3,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	2,713	-	2,713
Amortization of intangible assets	39	-	39
Amortization of right-of-use assets	881	-	881
Bad debt expense	523	-	523
Deferred income taxes	(2,193)	-	(2,193)
Changes in operating assets and liabilities:
Accounts receivable	(3,602)	-	(3,602)
Other receivables	(2,762)	(5,178)	(7,940)
Inventories	(16,214)	-	(16,214)
Accounts payable	1,852	-	1,852
Other payables and liabilities	3,941	-	3,941
Net cash used in operating activities	(18,200)	(5,178)	(23,378)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(9,350)	(6,153)	(15,503)
Purchase of equity method investment	(1,098)	-	(1,098)
Advances to related parties	(10,465)	5,178	(5,287)
Purchases of property, plant, and equipment	(6,505)	6,153	(352)
Sales of property, plant, and equipment	16	-	16
Additions to intangible assets	(16)	-	(16)
Net cash used in investing activities	(27,418)	5,178	(22,240)
Cash flows from financing activities:
Borrowings on long-term debt	63,775	-	63,775
Repayments on long-term debt	(10,188)	-	(10,188)
Net cash provided by financing activities	53,587	-	53,587
Effect of exchange rate changes on cash and cash equivalents	(612)	-	(612)
Net increase in cash and cash equivalents	7,357		7,357
Cash and cash equivalents, beginning of period	12,683	-	12,683
Cash and cash equivalents, end of period	$20,040	$-	$20,040

Non-cash investing and financing activities:
Consolidation of variable interest entitiy related to asset acquisition	$1,714	$(1,714)	$-
Consolidation of variable interest entity related to business acquisition	$4,037	$1,714	$5,751
Fair value of assets acquired in business acquisition	$25,067	$8,976	$34,043
Fair value of liabilities assumed in business acquisition	$17,077	$10,139	$27,216

Supplemental cash flow disclosures:
Interest paid	$6,651	$-	$6,651
Net income taxes paid	$1,362	$-	$1,362

5. LEASES

The Company has operating leases for real estate and vehicles. The Company has finance leases for equipment and construction land space. Leases are classified as finance leases because ownership of the underlying assets transfers at the end the lease term. Remaining lease terms for these leases range from less than one year to four years.

The Company does not record leases with a term of 12 months or less on the balance sheet.

F-62

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

Supplemental balance sheet information related to leases was as follows:

	Balance Sheet	September 30,	December 31,
	Classification	2021	2020
		(in thousands)
Assets
Operating leases	Right-of-use assets	$1,479	$1,818
Finance leases	Right-of-use assets	14,711	14,816
Total assets		$16,190	$16,634

Liabilities
Current liabilities
Operating leases	Current portion of long-term debt	$661	$729
Finance leases	Current portion of long-term debt	2,340	2,749
Total current liabilities		3,001	3,478
Noncurrent liabilities
Operating leases	Long-term debt	948	1,216
Finance leases	Long-term debt	3,590	4,566
Total noncurrent liabilities		4,538	5,782
Total liabilities		$7,539	$9,260

Right-of-use assets and their corresponding lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date.

Discount Rates

For the majority of its leases, the Company uses the rate implicit in the lease. For leases without an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments for those leases.

The weighted-average discount rates for the Company’s leases were as follows:

	September 30,	December 31,
	2021	2020
Weighted-average discount rate
Operating leases	5.0%	5.0%
Finance leases	6.2%	6.1%

Lease Payments

The Company includes lease payments under options to extend or terminate the lease in the measurement of the right-of-use asset and lease liability when it is reasonably certain that it will exercise such options. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the right-of-use asset and corresponding lease liability.

The weighted-average remaining lease term of the Company’s leases were as follows:

	September 30,	December 31,
	2021	2020
Weighted-average remaining lease term
Operating leases	1.6 years	2.2 years
Finance leases	2.3 years	2.9 years

F-63

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The components of lease expense were as follows:

	Nine months ended
	September 30,
	2021	2020
	(in thousands)
Operating lease cost	$591	$473
Finance lease cost:
Amortization of right-of-use assets	353	413
Interest on lease liabilities	350	423
Total lease cost	$1,294	$1,309

As of September 30, 2021, future maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(in thousands)
Remainder of 2021	$191	$681
2022	775	2,711
2023	674	2,407
2024	118	507
2025	4	5
Total lease payments	1,762	6,311
Less: Interest	(154)	(380)
Present value of lease liabilities	$1,608	$5,931

Other information related to leases were as follows:

	Nine months ended
	September 30,
	2021	2020
	(in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$591	$314
Operating cash flows from finance leases	$353	$413
Financing cash flows from finance leases	$350	$334

6. ACCOUNTS RECEIVABLE

The gross and realizable value of accounts receivable are detailed in the chart below:

	September 30,	December 31,
	2021	2020
	(in thousands)
Accounts receivable	$44,857	$41,014
Allowance for credit losses	(13,827)	(13,532)
Total	$31,030	$27,482

F-64

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

Changes in allowances for credit losses consisted of:

Allowance for
Accounts Receivable
(in thousands)
Balance at January 1, 2019	$(7,248)
Current period provision for expected credit losses	(2,516)
Foreign currency exchange adjustments	325
Balance at January 1, 2020	(9,439)
Current period provision for expected credit losses	(549)
Foreign currency exchange adjustments	(3,544)
Balance at December 31, 2020	(13,532)
Current period provision for expected credit losses	(522)
Foreign currency exchange adjustments	227
Balance at September 30, 2021	$(13,827)

7. OTHER CURRENT RECEIVABLES

Other current receivables consist of:

	September 30,	December 31,
	2021	2020
	(in thousands)
Government subsidies	$8,649	$3,222
Value-added tax receivable	4,578	4,575
Prepaid income taxes	2,234	2,737
Other receivables	2,142	1,749
Total	$17,603	$12,283

8. INVENTORIES, NET

Inventories, net, are detailed as follows:

	September 30,	December 31,
	2021	2020
	(in thousands)
Merchandise	$18,601	$7,424
Raw materials and consumable supplies	20,225	15,338
Finished products	6,598	4,928
Inventory reserves	(1,126)	(1,145)
Total	$44,298	$26,545

F-65

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

9. PROPERTY PLANT AND EQUIPMENT

	September 30,	December 31,
	2021	2020
	(in thousands)
Land	$25,697	$23,133
Buildings	55,663	50,338
Machinery and equipment	43,920	34,898
Construction in progress	9,870	1,284
Others	10,211	8,558
Total	145,361	118,211
Less accumulated depreciation	(42,918)	(34,934)
Foreign exchange difference	(558)	6,344
Total	$101,885	$89,621

Depreciation expense was $2,713 and $2,670 for the nine months ended September 2021 and 2020, respectively, included in cost of sales in the in the condensed consolidated statements of operations and comprehensive loss.

10. GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the establishment of reporting segments for each reporting period, the Company allocated goodwill between reporting units using a relative fair value allocation approach.

Goodwill on the condensed consolidated balance sheet resulted from the acquisition of MDS Mali and MDS Burkina in 2021 and the acquisitions of wholly owned subsidiaries, the Tria Group in 2016 and Maymouna Food Group in 2015.

Changes in the carrying amount of goodwill allocated to its reporting units for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

	Soft	Durum	Couscous
	Wheat	Wheat	and Pasta	Other	Total
	(in thousands)
Balance at December 31, 2019	17,384	3,760	6,048	17,477	44,669
Foreign currency exchange adjustments	1,324	287	461	1,331	3,403
Balance at December 31, 2020	$18,708	$4,047	$6,509	$18,808	$48,072
Acquisitions	14,656	-	-	-	14,656
Foreign currency exchange adjustments	(304)	(66)	(106)	(306)	(782)
Balance at September 30, 2021	$33,060	$3,981	$6,403	$18,502	$61,946

F-66

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

Changes in the carrying amount of intangible assets for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

Intangible
Assets
(in thousands)
Balance at December 31, 2019	$448
Acquisitions	278
Disposals	(262)
Amortization	(149)
Foreign currency exchange adjustments	48
Balance at December 31, 2020	$363
Acquisitions	30
Amortization	(34)
Foreign currency exchange adjustments	(10)
Balance at September 30, 2021	$349

As of September 30, 2021, the weighted-average remaining amortization period for intangibles other than goodwill is 8.6 years and future intangible amortization is expected to total the following:

(in thousands)
Remainder of 2021	$12
2022	41
2023	40
2024	39
2025	37
Thereafter	180
Total amortization	$349

11. ACCRUED EXPENSES

Accrued expenses consist of:

	September 30,	December 31,
	2021	2020
	(in thousands)
Accrued government subsidies and taxes	$7,231	$8,143
Accrued interest	4,498	1,451
Accrued salaries and benefits	535	700
Accruals to social agencies	526	577
Other accrued expenses	1,856	539
Total	$14,646	$11,410

12. LINES OF CREDIT

Lines of Credit – working capital

The Company has entered into unsecured revolving credit agreements with several financial institutions to fund working capital requirements (“WC Lines of Credit”). The WC Lines of Credit provide the Company with the ability to borrow funds under consolidated lines of credit of up to approximately $58,800. Interest rates range from 5.6% to 6.4%. The WC Lines of Credit renew automatically on an annual basis. The Company and certain of its subsidiaries are borrowers under the WC Lines of Credit, and their obligations are cross guaranteed by certain other subsidiaries.

F-67

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

Lines of Credit – wheat inventories

The Company has entered into credit agreements with several financial institutions for asset-based credit facilities in order to fund wheat raw material purchases (“Wheat Credit Facilities”). The Wheat Credit Facilities provide the ability to borrow funds under consolidated lines of credit of up to approximately $130,000, subject to certain borrowing base criteria. The Wheat Credit Facilities are secured by the Company’s inventory. Interest rates range from 1.4% to 6.4% per annum. The Wheat Credit Facilities must be renewed on a semi-annual basis. The Company and certain of its subsidiaries are borrowers under the Wheat Credit Facilities, and their obligations are cross guaranteed by certain other subsidiaries.

13. LONG-TERM DEBT

The long-term debt of is presented as follows:

	September 30,	December 31,
	2021	2020
	(in thousands)
Loans	$19,722	$4,254
Leases	7,539	9,260
Total outstanding debt	27,261	13,514
Less current portion	(13,658)	(7,371)
Total long-term debt	$13,603	$6,143

The term loans and other financial liabilities are evaluated according to the amortized cost method using the effective interest rate of the loan. The loan issuance costs and premiums are determined at inception and are amortized over the useful life of the loan via the effective interest rate.

Term Loans

The Company maintains term loans with several financial institutions (the “Term Loans”). The Term Loans are unsecured and have fixed monthly payments ranging from approximately $770. Interest on the Term Loans range from 5.8%-8.0% per annum. The Term Loans mature and will be fully repaid throughout 2022 and 2029.

Lease Obligations

The Company owes $7,539 and $9,260 related to its leases as of September 30, 2021 and December 31, 2020, respectively. Lease obligations are payable in monthly installments of principal and interest and are collateralized by the related assets financed. Refer to Note 5 for additional information regarding the Company’s leases.

The scheduled maturities of outstanding debt as of September 30, 2021 are as follows:

(in thousands)
Remainder of 2021	$5,990
2022	10,155
2023	3,597
2024	1,746
2025	1,209
Thereafter	4,564
Total outstanding debt	$27,261

F-68

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

14. INCOME TAXES

The Company’s effective tax rate was 20.0% and -2,414% for the nine months ended September 30, 2021 and 2020, respectively. The effective tax rate was lower than the Moroccan statutory rate primarily due to unrecognized tax losses and Permanent differences not deductible (taxable) for tax purposes.

During the periods ended September 30, 2021 and December 31, 2020, the Company has $23,810 and $5,660, respectively, as net operating losses that begin to expire within four years.

In assessing the realizability of these deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized. The Company considers the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

The Company maintained a valuation allowance of $3,224 as of September 30, 2021 and $5,660 in 2020 against its net operating losses.

15. VARIABLE INTEREST ENTITIES AND ACQUISITIONS

Effective on April 30, 2021, the Company completed a share purchase acquisition of MDS Mali. By way of the acquisition, the Company acquired a 70.35% stake in a wheat milling business in Mali.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Mali in the form of a capital increase for a total amount of $9,579, $5,912 of which have already been completed as of September 30, 2021. The amount invested will be used first to recapitalize the company, balance the financial situation and then finance the working capital.

The Company thus agrees to fund MDS Mali for operational cash flow needs and bear the risk of its losses from operations and MDA Mali agrees that the Business has rights to 70.35% of MDS Mali’s net profits, if any.

The following table represents the preliminary allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$9,579
Assumed debt	9,768
Noncontrolling interest	4,037
Total consideration paid	$23,384

Net assets acquired:
Current assets	16,772
Property, plant and equipment	8,273
Software	20
Other assets	2
Current liabilities	(7,309)
Total net assets acquired	17,758
Goodwill	5,626
Total consideration paid	$23,384

F-69

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The carrying amount of MDS Mali’s assets and liabilities included in the condensed consolidated financial statements are as follows at September 30, 2021:

September 30,
2021
(in thousands)
Cash	$2,492
Accounts receivable	1,177
Inventory	1,452
Other current assets	7,466
Property, plant, and equipment	7,550
Intangible assets	14
Goodwill	5,624
Total assets	$25,775
Accounts payable	$3,756
Other current liabilities	1,001
Long-term debt	7,415
Total liabilities	$12,172

The operating results from the date of acquisition to September 30, 2021 of MDS Mali included in the condensed consolidated financial statements are as follows:

Revenues	$8,919
Net income	$334

Effective on July 30, 2021, the Company completed a share purchase acquisition of MDS Burkina. By way of the acquisition, the Company acquired a 78.21% stake in a wheat milling business in Burkina.

Pursuant to the terms of the agreement, the Company will provide financial investments to MDS Burkina in the form of a capital increase for a total amount of $6,153, $2,622 of which have already been completed as of September 30, 2021. The amount invested will be used first to repay the debt, recapitalize the company and provide working capital.

The Company thus agreed to fund MDS Burkina for operational cash flow needs and bear the risk of its losses from operations and MDS Burkina agrees that the Company has rights to 78.21% of MDS Burkina’s net profits, if any.

F-70

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The following table represents the preliminary allocation of the purchase consideration among assets acquired and liabilities assumed at their estimated acquisition date fair values:

Consideration paid:
Cash	$6,153
Assumed debt	6,515
Noncontrolling interest	1,714
Total consideration paid	$14,382

Net assets acquired:
Current assets	781
Property, plant and equipment	8,134
Other assets	61
Current liabilities	(3,625)
Total net assets acquired	5,351
Goodwill	9,031
Total consideration paid	$14,382

The carrying amount of MDS Burkina’s assets and liabilities included in the condensed consolidated financial statements are as follows at September 30, 2021:

September 30,
2021
(in thousands)
Accounts receivable	$97
Inventory	56
Other current assets	628
Property, plant, and equipment	5,574
Goodwill	9,031
Total assets	$15,386
Accounts payable	$657
Other current liabilities	2,969
Long-term debt	6,514
Total liabilities	$10,140

Effective on November 5, 2020, pursuant to an investment and shareholders agreement dated November 5, 2020, the Company entered into an agreement with Trigola, an entity incorporated in the Republic of Angola and owned by the Parent for a majority for a share in Trigola’s equity of 75%. Pursuant to the terms of the agreement, the Company will provide financial investments for the construction, commissioning and operation of a new industrial facility for the processing of wheat and the production of wheat flour, management services and other services on an exclusive basis in relation to Trigola’s business. The Company agrees to fund Trigola for operational cash flow needs and bear the risk of Trigola’s losses from operations and Trigola agreed that the Company has rights to 75% of Trigola’s net profits, if any.

Summary of Key Terms of the Trigola Agreement:

●	Forafric is the exclusive manager of Trigola.

●	Trigola shall not directly or indirectly accept the same or similar services from other parties.

●	Forafric agrees to fund Trigola’s operational needs and bear the risk of Trigola’s losses from operations and Trigola agrees that the Company has rights to 75% of the Trigola’s net profits, if any.

The Company did not provide financial or other support to Trigola for the period presented that the Company was not previously contractually required to provide.

As of September 30, 2021, there were no pledges or collateralization of the Trigola’s assets that can only be used to settle obligations of Trigola.

F-71

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

The carrying amount of the Trigola’s assets and liabilities included in the condensed consolidated financial statements are as follows at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020
	(in thousands)
Cash	$29	$2,475
Accounts receivable	135	161
Inventory	3,860	939
Other current assets	5	2
Property, plant, and equipment	66	44
Total assets	$4,095	$3,621
Accounts payable	$3,533	$3,232
Other current liabilities	—	58
Total liabilities	$3,533	$3,290

Approximately $3,025 in accounts payable included above are payables due to the Company and were eliminated in consolidation at September 30, 2021 ($2,700 at December 31, 2020).

The operating results of Trigola included in the condensed consolidated financial statements are as follows for the nine months ended September 30, 2021:

Revenues	$1,072
Net income	$201

On July 30, 2021, the Company acquired 37.10% of the capital stock of GMT Niger headquartered in Niger, which is a non-operational wheat milling facility. The Company has accounted for this investment as an equity method investment. GMT Niger was non-operational for the period ending September 30, 2021, as such, no gain or loss representing the Company’s portion of ownership was recorded.

F-72

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

16. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the reporting period. The Company’s weighted average number of shares outstanding used in calculating earnings per share are 120,000,000 and 3,690 for the periods ended September 31, 2021 and 2020, respectively. Because there was no activity to cause dilution in the weighted average common shares, basic and diluted earnings per share are disclosed together in each of the reporting periods.

17. COMMITMENTS AND CONTINGENCIES

The Company has commitments with banks to finance its operating activities. The Company has provided collateral and mortgages to banks of $25,464, as of September 30, 2021 and December 31, 2020.

From time to time the Company is involved in litigation incidental to the conduct of its business. These matters may relate to employment and labor claims, patent and intellectual property claims, claims of alleged non-compliance with contract provisions and claims related to alleged violations of laws and regulations. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. Defense costs are expensed as incurred and are included in professional fees. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, in the opinion of management, individually or in the aggregate, no such lawsuits and other proceedings had or are expected to have a material effect on the condensed consolidated financial statements at September 30, 2021.

18. SEGMENT INFORMATION

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The Company does not segregate assets between segments for internal reporting. Therefore, asset-related information has not been presented. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the Chief Operating Decision Maker.

The principal products that comprise each segment are as follows:

Soft Wheat – The Soft Wheat segment includes the production and sale of soft wheat yielding flour that is used to make desserts and sauces.

Durum Wheat - The Durum Wheat segment includes the production and sale of hard wheat yielding flour that is used to make pasta.

Couscous and Pasta – The Couscous and Pasta segment includes the secondary processing of products including couscous and pasta sold to end customers.

Other – The Other segment includes distribution, trading and logistics, animal nutrition, and other operating activities.

The Company evaluates the performance of its segments based on sales and operating income. Operating income is defined as gross profit less sales & marketing costs, direct selling, general, and administrative expenses, and other operating expenses. The amounts in the following tables are obtained from reports used by senior management and do not include income taxes. Other expenses not allocated include unallocated corporate expenses (other operating expenses).

F-73

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

Financial information relating to the Company’s reportable segments is as follows:

	Nine months ended
	September 30,
	2021	2020
	(in thousands)
Sales to external customers:
Soft Wheat	$119,178	$79,861
Durum Wheat	37,730	24,500
Couscous & Pasta	18,551	19,112
Other	10,058	22,465
Total	$185,517	$145,938
Direct operating income (loss):
Soft Wheat	(1,134)	3,497
Durum Wheat	6,532	284
Couscous & Pasta	556	1,444
Other	(2,054)	1,848
Operating income	$3,900	$7,073

19. LONG TERM EMPLOYEE SHARE INCENTIVE PLAN

The Forafric 2021 Long Term Employee Share Incentive Plan (the “FAHL 2021 Plan”) was adopted on June 22, 2021. The FAHL 2021 Plan allows for the grant of awards, consisting of nominal cost options or phantom options to employees, directors and consultants of FAHL or any of its subsidiaries.

As of September 30, 2021, no nominal cost options or phantom options were outstanding under the FAHL 2021 Plan. Following the consummation of the impending Proposed Merger and Business Combination with Globis Acquisition Corp. (see Note 21 – Subsequent events) the FAHL 2021 Plan shall be surrendered, cancelled, and exchanged in substitution for awards on substantially the same terms in the Forafric 2022 Long Term Employee Share Incentive Plan.

20. RELATED PARTIES

The following discussion summarizes activity between the Company and related parties.

In 2015, the Company entered into a building lease agreement for the headquarters of Forafric Maroc, a wholly owned subsidiary, with a lease term through 2024. The Company’s Parent owns 100% of the company that owns the building. Total rent is approximately $420 per year.

Millcorp provides 100% of the imported grain to the Company. The purchases incurred were $94,015 and $101,208 as of September 30, 2021 and 2020, respectively. In the beginning of 2021, the Company received management fees of $500 from Millcorp.

The Company’s amounts due from related parties were $5,565 and $387 as of September 30, 2021 and December 31, 2020, respectively.

The Company maintains an interest-free loan with no maturity date to the sole stockholder of the Parent in the amount of $15,399 and $8,683 as of September 30, 2021 and December 31, 2020, respectively.

The Company has not entered into any significant transactions with other related parties.

21. SUBSEQUENT EVENTS

In preparing the consolidated financial statements through the September 30, 2021, the Company has evaluated subsequent events for recognition and disclosure through January 12, 2021, the date that these consolidated financial statements and accompanying notes were available for issuance.

F-74

FORAFRIC AGRO HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Continued)

In June 2021, the Company signed a letter of intent to be acquired by Globis Acquisition Corp. (“Globis”). Globis is a special purpose acquisition company (“SPAC”) listed on the NASDAQ exchange in the United States. As of January 12, 2021, the transaction is in the process of being finalized and is expected to close in 2022, subject to approval by the SEC and the shareholders of the SPAC.

In October 2021, the Company acquired a controlling interest in Moulins Sanabil SA’s (“Sanabil SA”) capital stock, for cash consideration of approximately $3,000. The company is privately-held and headquartered in Meknes, Morocco and is a soft wheat flour manufacturer. The company offers a complete line of soft wheat and baking flour products. The Company has not yet completed a valuation of the fair values of assets acquired and liabilities assumed.

On December 19, 2021, Globis and the Company entered into a Business Combination Agreement (the “Business Combination”). The Business Combination Agreement provides for the consummation of the following transactions (collectively, the “Business Combination”): (i) Globis will merge with and into Globis NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Globis (“Globis Nevada”), with Globis Nevada surviving (the “Merger”); (ii) Globis Nevada will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar public company limited by shares (the “Redomiciliation”) and change its name to “Forafric Global PLC” (referred to herein as “New Forafric”); and (iii) immediately following the effectiveness of the Redomiciliation, New Forafric will acquire 100% of the equity interests in the Company from the Lighthouse Capital Limited (“Seller”) and the Company will become a direct subsidiary of New Forafric.

The total consideration to be paid to the Seller in the Business Combination will be (i) 15,100,000 Ordinary Shares, subject to reduction to the extent that the Closing Payment (as defined below) is less than $0, provided that the Seller may be issued up to 1,904,762 additional Ordinary Shares determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing; plus (ii) an amount (the “Closing Payment”) equal to $20,000,000 minus the outstanding amount of all Funded Debt (as defined in the Business Combination Agreement) as of the Closing (other than Permitted Debt); provided that Seller may receive up to an additional $20,000,000 determined based on the amount of Remaining Cash (as defined in the Business Combination Agreement) at the Closing. The Closing Payment shall be funded by remaining funds in the Trust Account after giving effect to any Buyer Share Redemptions (as defined in the Business Combination Agreement) and the proceeds of any potential private placement financing.

In addition to the foregoing consideration, the Seller shall be entitled to receive, as additional consideration, and without any action on behalf of the Company or the Company’s stockholders, additional Ordinary Shares (the “Earnout Shares”), to be issued as follows during the period from and after the Closing until the end of calendar year 2024 (A) 500,000 Earnout Shares, if, during calendar year 2022, Adjusted EBITDA (as defined in the Business Combination Agreement) of the Company is equal to or greater than $27 million, (B) 500,000 Earnout Shares, if, during calendar year 2023, Adjusted EBITDA of New Forafric is equal to or greater than $33 million, and (C) 1,000,000 Earnout Shares, if, during calendar year 2024, the Buyer Trading Price (as defined in the Business Combination Agreement) during the standard market trading hours of a trading day is greater than or equal to $16.50 for any 20 trading days within any period of 30 consecutive trading days.

On December 31, 2021 the Company authorized the issuance of convertible bonds of up to $40,000,000 with an annual interest rate of 6.00% through December 31, 2026. As of January 12, 2021, $9,500,000 of convertible bonds have been subscribed.

F-75

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of directors and officers and Financial Statements Schedules

Companies Act 2014 of the Laws of Gibraltar

The general common law position that a company can indemnify its directors has been circumscribed in Gibraltar by statutory enactment. Section 231 of the Companies Act imposes certain limits on the extent and scope of indemnification relieving directors of indemnification under Gibraltar law. Section 231(1) prohibits indemnification for liability arising from their own negligence, default, breach of duty or breach of trust. A provision in the articles of a company or a specific contract seeking to provide such indemnification is void. However, it follows that apart from such restrictions, directors can in certain circumstances be indemnified (i.e. for matters not expressly prohibited).

The Memorandum and Articles of Association provide that, subject to any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law, a relevant director of New Forafric or an associated company may be indemnified out of New Forafric’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to New Forafric. A “relevant director” means any director or former director of the company or an associated company. Companies are “associated” if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

D&O Insurance and Indemnification Agreements

Under the Memorandum and Articles of Association, the directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss. In this paragraph: A “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company.

Item 21.	Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description

2.1†

Business Combination Agreement, entered into as of December 19, 2021, by and among Globis Acquisition Corp., Seller and FAHL (included as Annex A to the proxy statement/prospectus) (incorporated by reference to Exhibit 2.1 of Globis' Form 8-K (File No. 001-39786 ), filed with the SEC on December 20, 2021).

3.1*	Articles of Incorporation of Globis NV Merger Corp.

3.2*	Bylaws of Globis NV Merger Corp.

3.3*	Form of Proposed Memorandum and Articles of Association, to become effective upon the Redomiciliation (included as Annex C to the proxy statement/prospectus).

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4.1	Warrant Agreement, dated December 10, 2020, between Globis Acquisition Corp. and VStock Transfer, LLC. (incorporated by reference to Exhibit 4.1 of Globis' Form 8-K (File No. 001-39786 ), filed with the SEC on December 15, 2020).

5.1*	Opinion of Hassans International Law Firm Limited.

5.2*	Opinion of McDermott Will & Emery LLP.

8.1*	Tax Opinion of McDermott Will & Emery LLP.

10.1

Letter Agreement, dated December 10, 2020, among Globis Acquisition Corp., the Sponsors and each of the officers and directors of Globis Acquisition Corp. (incorporated by reference to Exhibit 10.1 of Globis' Form 8-K (File No. 001-39786), filed with the SEC on December 15, 2020).

10.2	Registration Rights Agreement, dated December 10, 2020, between Globis Acquisition Corp. and the Sponsors (included as Annex G to this proxy statement/prospectus). (incorporated by reference to Exhibit 10.4 of Globis' Form 8-K (File No. 001-39786 ), filed with the SEC on December 15, 2020).

10.3†

Subscription Agreement, dated December 31, 2021, by and between Globis Acquisition Corp. and the undersigned subscriber party thereto. (incorporated by reference to Exhibit 10.1 of Globis' Form 8-K (File No. 001-39786 ), filed with the SEC on January 4, 2022).

10.4†	Bond Subscription Deed, dated as of December 31, 2021, by and among Forafric Agro Holdings Limited, Lighthouse Capital Limited and the Bond Investors (incorporated by reference to Exhibit 10.2 of Globis' Form 8-K (File No. 001-39786 ), filed with the SEC on January 4, 2022).

10.5*	Form of Forafric 2022 Long Term Employee Share Incentive Plan (included as Annex H to the proxy statement/prospectus).

10.6*	Agreement, dated March 29, 2018, by and between Forafric Maroc and Millcorp Geneve

10.7*	Summary of terms of loans owed by Forafric Agro Holdings Limited to Yariv Elbaz, Michael Elbaz, Lighthouse Settlement and Lighthouse Capital Limited

10.8*	Lease Agreement, dated January 2, 2018, by and between Forafric Maroc and Darafric SARL AU for the rent of the headquarters of Forafric Maroc in Casablanca

23.1	Consent of Marcum LLP, independent registered accounting firm for Globis Acquisition Corp..

23.2	Consent of UHY LLP, independent registered accounting firm for FAHL.

23.3*	Consent of Hassans International Law Firm Limited (included as part of Exhibit 5.1).

23.4*	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5.2).

24.1*	Power of Attorney (included on signature page).

99.1*	Form of Proxy Card for Stockholders Meeting.

99.2*	Consent of Saad Bendidi to be named as a Director.

99.3*	Consent of Julien Benitah to be named as a Director.

99.4*	Consent of Franco Cassar to be named as a Director.

99.5*	Consent of James Lasry to be named as a Director.

99.6*	Consent of Ira Greenstein to be named as a Director.

*	To be filed by amendment
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 22	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

3.	The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4.	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

5.	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and New Forafric being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 12, 2022.

Globis NV Merger Corp

By:	/s/ Paul Packer
Name:	Paul Packer
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Paul Packer his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on January 12, 2022:

Name	Position

/s/ Paul Packer	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)
Paul Packer

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